Exhibit 10.2
EXECUTION VERSION

SECOND LIEN CREDIT AGREEMENT
Dated as of September 30, 2011
among
TRAVELPORT LLC,
as Borrower,
TRAVELPORT LIMITED,
as Holdings,
WALTONVILLE LIMITED,
as Intermediate Parent,
TDS INVESTOR (LUXEMBOURG) S.A.R.L.,
as TDS Intermediate Parent,
WELLS FARGO BANK, NATIONAL ASSOCIATION,
as Administrative Agent,
WELLS FARGO BANK, NATIONAL ASSOCIATION,
as Collateral Agent,
and
THE LENDERS PARTY HERETO

i

SCHEDULES

1.01	A	Certain Security Interests and Guarantees
1.01	B	Unrestricted Subsidiaries
1.01	C	Excluded Subsidiaries
2.01	(a)	Initial Tranche A Term Lenders
2.01	(b)	Initial Tranche B Term Lenders
7.01	(b)	Existing Liens
7.02	(f)	Existing Investments
7.03	(b)	Existing Indebtedness
7.04	(f)	Permitted Subsidiary Fundamental Changes
7.05	(k)	Dispositions
7.05	(m)	Permitted Subsidiary Dispositions
7.08		Transactions with Affiliates
7.09		Existing Restrictions
10.02		Administrative Agent’s Office, Certain Addresses for Notices

EXHIBITS
Form of

A	Committed Loan Notice
B	Note
C	Compliance Certificate
D	Assignment and Assumption
E	Guaranty
F	Security Agreement
G	Intellectual Property Security Agreement
H	Intercreditor Agreement
I	Tranche A Intercompany Note
J	Tranche B Intercompany Note

v

EXECUTION VERSION
     SECOND LIEN CREDIT AGREEMENT, dated as of September 30, 2011, among TRAVELPORT LLC, a Delaware limited liability company (the “Borrower”), TRAVELPORT LIMITED, a company incorporated under the laws of Bermuda (“Holdings”), WALTONVILLE LIMITED, a company incorporated under the laws of Gibraltar (“Intermediate Parent”), TDS INVESTOR (LUXEMBOURG) S.A.R.L., a société à responsabilité limitée incorporated under the laws of Luxembourg (“TDS Intermediate Parent”), WELLS FARGO BANK, NATIONAL ASSOCIATION, as Administrative Agent, WELLS FARGO BANK, NATIONAL ASSOCIATION, as Collateral Agent, and each Lender from time to time party hereto.
PRELIMINARY STATEMENTS
          WHEREAS, capitalized terms used in these Recitals shall have the respective meanings set forth for such terms in Section 1.01 hereof;
          WHEREAS, the direct parent of Holdings, Travelport Holdings Limited (“THL”), has issued indebtedness under Credit Agreement dated as of March 27, 2007 (the “Original Holdco Credit Agreement”) among THL, Credit Suisse, Cayman Islands Branch, as the Administrative Agent, the lenders and other financial institutions party thereto (“THL Lenders”);
          WHEREAS, the maturity of the indebtedness outstanding under the Original Holdco Credit Agreement requires the restructuring of the indebtedness of THL, Holdings and the Borrower;
          WHEREAS, the extension of the Tranche A Term Loans and the Tranche B Term loans to the Borrower is necessary to induce the THL Lenders to agree to reduce the principal amount of and to extend the maturity of the indebtedness outstanding under the Original Holdco Credit Agreement;
          WHEREAS, the Borrower acknowledges that the reduction of the principal amount and the extension of the maturity of the indebtedness outstanding under the Original Holdco Credit Agreement represent substantial value to the Borrower and such reduction and extension of maturity of the indebtedness outstanding under the Original Holdco Credit Agreement, as well as the extension of the Tranche A Term Loans and the Tranche B Term Loans, are in the best interests of the Borrower;
          WHEREAS, the Lenders have agreed to extend certain loans to the Borrower, on the terms and subject to the conditions set forth herein, consisting of (a) $135,000,000 aggregate principal amount of Tranche A Term Loans and (b) $207,500,000 aggregate principal amount of Tranche B Term Loans;
          WHEREAS, the Borrower and the Guarantors have agreed to satisfy, and to cause their respective Subsidiaries to satisfy, the Collateral and Guarantee Requirement, as applicable.
          NOW, THEREFORE, in consideration of the premises and the agreements, provisions and covenants herein contained, the parties hereto agree as follows:
ARTICLE I
DEFINITIONS AND ACCOUNTING TERMS
          SECTION 1.01. Defined Terms. As used in this Agreement, the following terms shall have the meanings set forth below:
          “2016 Senior Notes” means $250,000,000 in aggregate principal amount of the Borrower’s 9% senior dollar fixed rate notes due 2016.
          “2016 Senior Notes Indenture” means the Indenture for the 2016 Senior Notes, dated as of August 18, 2010.
          “5% Shareholder” means any Person that, to the knowledge of the Borrower (after due inquiry), together with its Affiliates, directly or indirectly holds 5% or more of the outstanding Equity Interests of Holdings and shall include the Affiliates of any such Person.
          “Acquired EBITDA” means, with respect to any Acquired Entity or Business for any period, the amount for such period of Consolidated EBITDA of such Acquired Entity or Business (determined as if references to Holdings, Borrower and the Restricted Subsidiaries in the definition of Consolidated EBITDA were references to such Acquired Entity or Business and its Subsidiaries), all as determined on a consolidated basis for such Acquired Entity or Business.
          “Acquired Entity or Business” has the meaning specified in the definition of the term “Consolidated EBITDA”.
          “Act” has the meaning specified in Section 10.21.

          “Adjusted LIBO Rate” shall mean, with respect to any Eurocurrency Rate Borrowing for any Interest Period, an interest rate per annum equal to the LIBO Rate in effect for such Interest Period multiplied by a fraction (expressed as a decimal), the numerator of which is one (1.00) and the denominator of which is one (1.00) minus the applicable Statutory Reserves for such Interest Period.
          “Administrative Agent” means Wells Fargo Bank, National Association, in its capacity as administrative agent under the Loan Documents, or any successor administrative agent.
          “Administrative Agent’s Office” means, with respect to any currency, the Administrative Agent’s address and, as appropriate, account as set forth on Schedule 10.02 with respect to such currency, or such other address or account with respect to such currency as the Administrative Agent may from time to time notify the Borrower and the Lenders.
          “Affiliate” means, with respect to any Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified. “Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise. “Controlling” and “Controlled” have meanings correlative thereto.
          “Agent-Related Persons” means the Agents, together with their respective Affiliates, and the officers, directors, employees, agents and attorneys-in-fact of such Persons and Affiliates.
          “Agents” means, collectively, the Administrative Agent, the Collateral Agent and the Supplemental Agents (if any).
          “Agreement” means this Second Lien Credit Agreement.
          “Agreement Currency” has the meaning specified in Section 10.19.
          “Applicable Rate” means a percentage per annum equal to the following percentages per annum:

Eurocurrency Rate for	Base Rate for
Loans	Loans
6.00%	5.00%

          “Appropriate Lender” means, at any time, with respect to Loans of any Class, the Lenders of such Class.
          “Approved Bank” has the meaning specified in clause (c) of the definition of “Cash Equivalents”.
          “Approved Fund” means, with respect to any Lender, any Fund that is administered, advised or managed by (a) such Lender, (b) an Affiliate of such Lender or (c) an entity or an Affiliate of an entity that administers, advises or manages such Lender.
          “Assignees” has the meaning specified in Section 10.07(b).
          “Assignment and Assumption” means an Assignment and Assumption substantially in the form of Exhibit D.
          “Attorney Costs” means and includes all reasonable fees, expenses and disbursements of any law firm or other external legal counsel.
          “Attributable Indebtedness” means, on any date, in respect of any Capitalized Lease of any Person, the capitalized amount thereof that would appear on a balance sheet of such Person prepared as of such date in accordance with GAAP.
          “Audited Financial Statements” means the audited combined balance sheets of Holdings and its Subsidiaries as of each of December 31, 2010, 2009 and 2008, and the related audited consolidated statements of income, stockholders’ equity and cash flows for Holdings and its Subsidiaries for the fiscal years ended December 31, 2010, 2009 and 2008, respectively.
          “Base Rate” means, for any day, a fluctuating rate per annum equal to the higher of (a) the Federal Funds Rate plus 1/2 of 1% and (b) the rate of interest in effect for such day as announced to the Borrower from time to time by Wells Fargo as its “prime rate.” The “prime rate” is a rate set by Wells Fargo based upon various factors, including Wells Fargo’s costs and desired return, general economic conditions and other factors, and is used as a reference point for pricing some loans, which may be priced at, above, or below such announced rate. Any change in such rate announced by Wells Fargo shall take effect at the opening of business on the day specified in the announcement of such change.
          “Base Rate Loan” means a Loan that bears interest based on the Base Rate.

          “Bond Conversion Offer” means an offer by the Borrower to convert any and all Loans into a like aggregate principal amount of debt securities of the Borrower (the “Conversion Bonds”) that are identical in all material respects to the Loans and guaranteed, to the extent applicable, on a secured basis by each Guarantor of the Loans, except that (i) interest thereon shall accrue from the last date on which accrued and outstanding interest was paid in full on the Loans (including pursuant to Section 2.08(e)) or, if no such interest has been paid, from the Closing Date and (ii) the Conversion Bonds shall be entitled to the benefits of a trust indenture that is identical in all material respects to this Agreement as in effect prior to the Consummation Date (other than such changes to the trust indenture as are necessary to comply with the TIA with respect to securities of this nature) (such indenture, the “Indenture”).
          “Borrower” has the meaning specified in the introductory paragraph to this Agreement.
          “Borrower Materials” has the meaning specified in Section 10.02(a).
          “Borrowing” means a borrowing consisting of Loans of the same Class and Type and, in the case of Eurocurrency Rate Loans, having the same Interest Period.
          “Business Day” means any day other than a Saturday, Sunday or other day on which commercial banks are authorized to close under the Laws of, or are in fact closed in, the state where the Administrative Agent’s Office with respect to Obligations denominated in Dollars is located and, if such day relates to any interest rate settings as to a Eurocurrency Rate Loan, any fundings, disbursements, settlements and payments in respect of any such Eurocurrency Rate Loan, or any other dealings in Dollars to be carried out pursuant to this Agreement in respect of any such Eurocurrency Rate Loan, means any such day on which dealings in deposits in Dollars are conducted by and between banks in the London interbank eurodollar market.
          “Capital Expenditures” means, for any period, the aggregate of (a) all expenditures (whether paid in cash or accrued as liabilities) by Holdings, the Borrower and the Restricted Subsidiaries during such period that, in conformity with GAAP, are or are required to be included as additions during such period to property, plant or equipment reflected in the consolidated balance sheet of Holdings, the Borrower and the Restricted Subsidiaries, (b) all Capitalized Software Expenditures for such period and (c) the value of all assets under Capitalized Leases incurred by Holdings, the Borrower and the Restricted Subsidiaries during such period; provided that the term “Capital Expenditures” shall not include (i) expenditures made in connection with the replacement, substitution, restoration or repair of assets to the extent financed with (x) insurance proceeds paid on account of the loss of or damage to the assets being replaced, restored or repaired or (y) awards of compensation arising from the taking by eminent domain or condemnation of the assets being replaced, (ii) the purchase price of equipment that is purchased simultaneously with the trade-in of existing equipment to the extent that the gross amount of such purchase price is reduced by the credit granted by the seller of such equipment for the equipment being traded in at such time, (iii) the purchase of plant, property or equipment or software to the extent financed with the proceeds of Dispositions that are not required to be applied to prepay any First Lien Loans pursuant to Section 2.05(b) of the First Lien Credit Agreement or Indebtedness pursuant to Section 2.05(b) hereof, (iv) expenditures that constitute any part of Consolidated Lease Expense, (v) expenditures that are accounted for as capital expenditures by Holdings, the Borrower or any Restricted Subsidiary and that actually are paid for by a Person other than Holdings, the Borrower or any Restricted Subsidiary and for which none of Holdings, the Borrower or any Restricted Subsidiary has provided or is required to provide or incur, directly or indirectly, any consideration or obligation to such Person or any other Person (whether before, during or after such period), (vi) the book value of any asset owned by Holdings, the Borrower or any Restricted Subsidiary prior to or during such period to the extent that such book value is included as a capital expenditure during such period as a result of such Person reusing or beginning to reuse such asset during such period without a corresponding expenditure actually having been made in such period; provided that (x) any expenditure necessary in order to permit such asset to be reused shall be included as a Capital Expenditure during the period in which such expenditure actually is made and (y) such book value shall have been included in Capital Expenditures when such asset was originally acquired, or (vii) expenditures that constitute Permitted Acquisitions.
          “Capitalized Leases” means all leases that have been or should be, in accordance with GAAP, recorded as capitalized leases; provided that for all purposes hereunder the amount of obligations under any Capitalized Lease shall be the amount thereof accounted for as a liability in accordance with GAAP.
          “Capitalized Software Expenditures” means, for any period, the aggregate of all expenditures (whether paid in cash or accrued as liabilities) by the Borrower and the Restricted Subsidiaries during such period in respect of purchased software or internally developed software and software enhancements that, in conformity with GAAP, are or are required to be reflected as capitalized costs on the consolidated balance sheet of the Borrower and the Restricted Subsidiaries.
          “Cash Equivalents” means any of the following types of Investments, to the extent owned by Holdings, the Borrower or any Restricted Subsidiary:
     (a) Dollars, Euros or, in the case of any Foreign Subsidiary, such local currencies held by it from time to time in the ordinary course of business;
     (b) readily marketable obligations issued or directly and fully guaranteed or insured by the government or any agency or instrumentality of (i) the United States or (ii) any member nation of the European Union, in each case having average maturities of not more than 12 months from the date of acquisition thereof; provided that the full faith and credit of the United States or a member nation of the European Union is pledged in support thereof;

     (c) time deposits with, or insured certificates of deposit or bankers’ acceptances of, any commercial bank that (i) is a Lender or (ii) (A) is organized under the Laws of the United States, any state thereof, the District of Columbia or any member nation of the Organization for Economic Cooperation and Development or is the principal banking Subsidiary of a bank holding company organized under the Laws of the United States, any state thereof, the District of Columbia or any member nation of the Organization for Economic Cooperation and Development, and is a member of the Federal Reserve System, and (B) has combined capital and surplus of at least $250,000,000 (any such bank in the foregoing clauses (i) or (ii) being an “Approved Bank”), in each case with average maturities of not more than 12 months from the date of acquisition thereof;
     (d) commercial paper and variable or fixed rate notes issued by an Approved Bank (or by the parent company thereof) or any variable or fixed rate note issued by, or guaranteed by, a corporation rated A-2 (or the equivalent thereof) or better by S&P or P-2 (or the equivalent thereof) or better by Moody’s, in each case with average maturities of not more than 12 months from the date of acquisition thereof;
     (e) repurchase agreements entered into by any Person with a bank or trust company (including any of the Lenders) or recognized securities dealer, in each case, having capital and surplus in excess of $250,000,000 for direct obligations issued by or fully guaranteed or insured by the government or any agency or instrumentality of (i) the United States or (ii) any member nation of the European Union, in which such Person shall have a perfected first priority security interest (subject to no other Liens) and having, on the date of purchase thereof, a fair market value of at least 100% of the amount of the repurchase obligations;
     (f) securities with average maturities of 12 months or less from the date of acquisition issued or fully guaranteed by any state, commonwealth or territory of the United States, by any political subdivision or taxing authority of any such state, commonwealth or territory or by any foreign government having an investment grade rating from either S&P or Moody’s (or the equivalent thereof);
     (g) Investments with average maturities of 12 months or less from the date of acquisition in money market funds rated AAA- (or the equivalent thereof) or better by S&P or Aaa3 (or the equivalent thereof) or better by Moody’s;
     (h) instruments equivalent to those referred to in clauses (a) through (g) above denominated in Euros or any other foreign currency comparable in credit quality and tenor to those referred to above and customarily used by corporations for cash management purposes in any jurisdiction outside the United States to the extent reasonably required in connection with any business conducted by any Restricted Subsidiary organized in such jurisdiction; and

     (i) Investments, classified in accordance with GAAP as current assets of Holdings, the Borrower or any Restricted Subsidiary, in money market investment programs which are registered under the Investment Company Act of 1940 or which are administered by financial institutions having capital of at least $250,000,000, and, in either case, the portfolios of which are limited such that substantially all of such investments are of the character, quality and maturity described in clauses (a) through (h) of this definition.
          “Casualty Event” means any event that gives rise to the receipt by Holdings, the Borrower or any Restricted Subsidiary of any insurance proceeds or condemnation awards in respect of any equipment, fixed assets or real property (including any improvements thereon) to replace or repair such equipment, fixed assets or real property.
          “Change of Control” means the earliest to occur of:
     (a) the Permitted Holders ceasing to have the power, directly or indirectly, to vote or direct the voting of securities having a majority of the ordinary voting power for the election of directors of Holdings; provided that the occurrence of the foregoing event shall not be deemed a Change of Control if:
     (i) any time prior to the consummation of a Qualifying IPO, and for any reason whatsoever, (A) the Permitted Holders otherwise have the right, directly or indirectly, to designate (and do so designate) a majority of the board of directors of Holdings at such time or (B) the Permitted Holders own a majority of the outstanding voting Equity Interests of Holdings at such time, or
     (ii) at any time upon or after the consummation of a Qualifying IPO, and for any reason whatsoever, (A) no “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act, but excluding any employee benefit plan of such person and its Subsidiaries, and any person or entity acting in its capacity as trustee, agent or other fiduciary or administrator of any such plan), excluding the Permitted Holders, shall become the “beneficial owner” (as defined in Rules 13(d)-3 and 13(d)-5 under such Act), directly or indirectly, of more than the greater of (x) thirty-five percent (35%) of the then outstanding voting stock of Holdings and (y) the percentage of the then outstanding voting stock of Holdings owned, directly or indirectly, beneficially by the Permitted Holders, and (B) during each period of twelve (12) consecutive months, the board of directors of Holdings shall consist of a majority of the Continuing Directors; or
     (b) any “Change of Control” (or any comparable term) in any document pertaining to the First Lien Credit Agreement, the 2016 Senior Notes, the High Yield

Notes, any Junior Financing or any Permitted Refinancing Indebtedness with an aggregate outstanding principal amount in excess of the Threshold Amount; or
     (c) at any time prior to a Qualifying IPO of the Borrower, the Borrower ceasing to be a directly or indirectly wholly owned Subsidiary of Holdings.
          “Class” (a) when used with respect to Lenders, refers to whether such Lenders are Tranche A Term Lenders or Tranche B Term Lenders and (b) when used with respect to Loans or a Borrowing, refers to whether such Loans, or the Loans comprising such Borrowing, are Tranche A Term Loans or Tranche B Term Loans.
          “Closing Date” means September 30, 2011.
          “Code” means the U.S. Internal Revenue Code of 1986, as amended from time to time, and rules and regulations related thereto.
          “Collateral” means all of the “Collateral”, or terms of similar import, as defined in any Collateral Document, including the Mortgaged Properties.
          “Collateral Agent” means Wells Fargo Bank, National Association, in its capacity as collateral agent under any of the Loan Documents, or any successor collateral agent.
          “Collateral and Guarantee Requirement” means, at any time, the requirement that:
     (a) the Administrative Agent shall have received each Collateral Document required to be delivered pursuant to Section 6.11 at such time, duly executed by each Loan Party thereto;
     (b) all Obligations shall have been unconditionally guaranteed on or prior to the Closing Date by Holdings, TDS Intermediate Parent, any Intermediate Holding Company that is not an Excluded Subsidiary and each Restricted Subsidiary of Holdings that is a Domestic Subsidiary and not an Excluded Subsidiary;
     (c) all guarantees issued or to be issued in respect of the Senior Subordinated Notes (i) shall be subordinated to the Guaranties to the same extent that the Senior Subordinated Notes are subordinated to the Obligations and (ii) shall provide for their automatic release upon a release of the corresponding Guaranty;

     (d) the Obligations and the Guaranties delivered on or prior to the Closing Date shall have been secured by a second-priority security interest in: (i) all of the Equity Interests of the Borrower, (ii) all Equity Interests (other than Equity Interests of Unrestricted Subsidiaries and any Equity Interest of any Restricted Subsidiary pledged to secure Indebtedness permitted under Section 7.03(g)) of each wholly owned direct Subsidiary of Holdings, TDS Intermediate Parent, an Intermediate Holding Company, the Borrower or a Domestic Subsidiary of Holdings that is a Guarantor on the Closing Date and (iii) 65% of the issued and outstanding Equity Interests of each wholly owned Foreign Subsidiary that is directly owned by Holdings, an Intermediate Holding Company, the Borrower or any Domestic Subsidiary of Holdings that is a Guarantor on the Closing Date;
     (e) except to the extent otherwise permitted hereunder or under any Collateral Document, the Obligations and the Guaranties shall have been secured by a perfected security interest in, and mortgages on, substantially all tangible and intangible assets of Holdings, the Borrower and each other Domestic Guarantor (including accounts (other than deposit accounts or other bank or securities accounts, which are the subject of clause (f) below), inventory, equipment, investment property, contract rights, intellectual property, other general intangibles, owned (but not leased) real property and proceeds of the foregoing), in each case, with the priority required by the Collateral Documents; provided that security interests in real property shall be limited to the Mortgaged Properties;
     (f) subject to the Intercreditor Agreement and Section 6.11(c), with respect to each domestic deposit account and other domestic bank and securities accounts (other than Excluded Accounts (as defined in the Security Agreement)), maintained by the Borrower or any Domestic Guarantor with any depositary bank or securities intermediary, the Collateral Agent shall have received a counterpart, duly executed and delivered by the Borrower or the applicable Domestic Guarantor and such depositary bank or securities intermediary, as the case may be, of a control agreement, as soon as practicable but in no event later than one hundred twenty (120) days after the Discharge Date (or such longer period as the Administrative Agent may agree in writing in its reasonable discretion);
     (g) none of the Collateral shall be subject to any Liens other than Liens permitted by Section 7.01;
     (h) subject to Section 6.17, the Collateral Agent shall have received (i) counterparts of a second lien Mortgage with respect to (x) the owned real property of the Loan Parties located at 5350 South Valentia Way, Greenwood Village, Colorado delivered in accordance with Section 6.17 and (y) each owned property required to be delivered pursuant to Section 6.11 (the “Mortgaged Properties”) duly executed and delivered by the record owner of such property, (ii) a policy or policies of title insurance issued by a nationally recognized title insurance company insuring the Lien of each such

Mortgage as a valid second-priority Lien on the property described therein, free of any other Liens except as expressly permitted by Section 7.01, together with such endorsements, coinsurance and reinsurance as the Administrative Agent may reasonably request, and (iii) such existing surveys, existing abstracts, existing appraisals, legal opinions and other existing available documents as the Administrative Agent may reasonably request with respect to any such Mortgaged Property;
     (i) subject to Section 6.17 and clause (k) below, Holdings and the Borrower shall use commercially reasonable best efforts to ensure that, to the extent permitted by Law and subject to no material adverse tax, regulatory or legal consequences (as determined by Holdings in good faith after consultation with the Administrative Agent), the Obligations shall be unconditionally guaranteed in full by each Restricted Subsidiary of Holdings (other than an Excluded Subsidiary) that is not required to provide a guarantee pursuant to clause (b) above, and upon the actual execution and delivery of each such guarantee pursuant to this Agreement, such guarantee will also be considered a Guaranty and such guarantor will also be considered a Guarantor for all purposes of this Agreement and the other Loan Documents;
     (j) subject to Section 6.17 and clause (k) below, Holdings and the Borrower shall use commercially reasonable best efforts to ensure that, to the extent permitted by Law and subject to no material adverse tax, regulatory or legal consequences (as determined by Holdings in good faith after consultation with the Administrative Agent), the Obligations and the Guaranties shall have been secured by a second-priority security interest in: (i) 100% of the Equity Interests of each direct wholly owned Foreign Subsidiary of Holdings (to the extent not already subject to a 100% pledge pursuant to clause (d) above), (ii) 100% of the issued and outstanding non-voting Equity Interests of each direct wholly owned Foreign Subsidiary of a Guarantor (other than Holdings) or of the Borrower (to the extent not already subject to a 100% pledge pursuant to clause (d) above) and (iii) 65% of the issued and outstanding voting Equity Interests of each direct wholly owned Foreign Subsidiary of a Guarantor (other than Holdings) or of the Borrower (to the extent not already subject to a 65% pledge pursuant to clause (d) above); provided that with respect to each direct wholly owned Foreign Subsidiary of a Guarantor (other than Holdings) or of the Borrower the non-voting Equity Interests of such Foreign Subsidiary pledged pursuant to the foregoing clause (ii) and voting Equity Interests of such Foreign Subsidiary pledged pursuant to the foregoing clause (iii) shall collectively not exclude more than an immaterial portion of the economic value of such Foreign Subsidiary; and
     (k) no Restricted Subsidiary shall be required to provide a guarantee pursuant to clause (i) above (and any such Restricted Subsidiary shall be automatically released from its obligations under a Guaranty) or have its Equity Interests pledged pursuant to clause (j) above (and any such Equity Interest pledged shall be automatically released) if it is determined by Holdings acting in good faith that (i) the total assets of such Restricted Subsidiary on a consolidated basis have a value of less than $2,500,000 as of the date of the most recent financial information prepared for such Restricted Subsidiary (or, if such financial information has not been prepared within the prior 12 months, as of a reasonably recent date determined by such Restricted Subsidiary) or (ii) there are holders of minority interests in such Restricted Subsidiary or pledges or Liens on the assets of such Restricted Subsidiary or any other arrangement that would prevent the economic value of such Restricted Subsidiary from being available to the Secured Parties in an Insolvency Proceeding (as defined in the Intercreditor Agreement) of Holdings.
          For purposes of clauses (i) and (j) above, commercially reasonable best efforts shall include appropriate amendments to charters and/or the interposition of intermediate holding companies in furtherance of the requirements of this definition.
          The foregoing definition shall not require the creation or perfection of pledges of or security interests in, or the obtaining of title insurance or surveys with respect to, particular assets if and for so long as, in the reasonable judgment of the Administrative Agent (confirmed in writing by notice to the Borrower), the cost of creating or perfecting such pledges or security interests in such assets or obtaining title insurance or surveys in respect of such assets shall be excessive in view of the benefits to be obtained by the Lenders therefrom. The Administrative Agent may grant extensions of time for the perfection of security interests in or the obtaining of title insurance with respect to particular assets (including extensions beyond the Closing Date for the perfection of security interests in the assets of the Loan Parties on such date) where it reasonably determines, in consultation with the Borrower, that perfection cannot be accomplished without undue effort or expense by the time or times at which it would otherwise be required by this Agreement or the Collateral Documents.
          Notwithstanding the foregoing provisions of this definition or anything in this Agreement or any other Loan Document to the contrary, (a) with respect to leases of real property entered into by the Borrower or any other Domestic Guarantor, the Borrower shall not be required to take any action with respect to creation or perfection of security interests with respect to such leases, (b) Liens required to be granted from time to time pursuant to the Collateral and Guarantee Requirement shall be subject to exceptions and limitations set forth in the Collateral Documents as in effect on the Closing Date and, to the extent appropriate in the applicable jurisdiction, as agreed between the Administrative Agent and the Borrower and (c) Orbitz TopCo and its Subsidiaries shall not be subject to the Collateral and Guarantee Requirements other than pursuant to Section 6.16.
          Notwithstanding anything to the contrary herein or in any other Loan Document, the Obligations and Guaranties shall not be secured by any Person’s rights, title or interest in or to the Loans held by such Person.
          Notwithstanding the foregoing, no Liens shall be permitted to exist directly or indirectly on the Tranche A Intercompany Note or the Tranche A Term Loans until the Permitted Transfer Date.

          “Collateral Documents” means, collectively, the Intercreditor Agreement, the Security Agreement, the Intellectual Property Security Agreement, the Mortgages, each of the mortgages, collateral assignments, Security Agreement Supplements, security agreements, pledge agreements, control agreements or other similar agreements delivered to the Collateral Agent for the benefit of the Lenders pursuant to Section 6.11, Section 6.13 or Section 6.17, the Guaranty and each of the other agreements, instruments or documents that creates or purports to create a Lien or Guarantee in favor of the Administrative Agent or the Collateral Agent, as the case may be, for the benefit of the Secured Parties.
          “Committed Loan Notice” means a notice of (a) a conversion of Loans from one Type to the other, or (b) a continuation of Eurocurrency Rate Loans, pursuant to Section 2.02(a), which, if in writing, shall be substantially in the form of Exhibit A.
          “Communications” has the meaning specified in Section 10.02(a).
          “Compensation Period” has the meaning specified in Section 2.12(c)(ii).
          “Compliance Certificate” means a certificate substantially in the form of Exhibit C.
          “Consolidated EBITDA” means, for any period, the Consolidated Net Income for such period, plus:
     (a) without duplication and to the extent already deducted (and not added back) in arriving at such Consolidated Net Income, the sum of the following amounts for such period:
     (i) total interest expense and, to the extent not reflected in such total interest expense, any losses on hedging obligations or other derivative instruments entered into for the purpose of hedging interest rate risk, net of interest income and gains on such hedging obligations, and costs of surety bonds in connection with financing activities;
     (ii) provision for taxes based on income, profits or capital of Holdings, the Borrower and the Restricted Subsidiaries, including state, franchise and similar taxes (such as the Pennsylvania capital tax) and foreign withholding taxes paid or accrued during such period;
     (iii) depreciation and amortization including amortization of Capitalized Software Expenditures;

     (iv) Non-Cash Charges;
     (v) extraordinary losses and unusual or non-recurring charges, severance, relocation costs and curtailments or modifications to pension and post-retirement employee benefit plans (other than any amounts that could be added back to Consolidated EBITDA pursuant to clause (vi) or (ix) below, but for the cap contained therein);
     (vi) restructuring charges or reserves (including restructuring costs related to acquisitions after the Closing Date and to closure/consolidation of facilities), which amount, when combined with the amounts added pursuant to clause (ix) below, shall not exceed $35,000,000 for any period consisting of four consecutive quarters;
     (vii) any deductions attributable to minority interests;
     (viii) the amount of management, monitoring, consulting and advisory fees and related expenses paid to the Sponsor to the extent permitted hereunder;
     (ix) the amount of any restructuring charges, integration costs or other business optimization expenses or reserves deducted (and not added back) in such period in computing Consolidated Net Income, including any one-time costs incurred in connection with acquisitions after the Closing Date and costs related to the closure and/or consolidation of facilities, the separation from Cendant Corporation and the business-to-consumer platform, which amount, when combined with the amounts added pursuant to clause (vi) above, shall not exceed $35,000,000 for any period consisting of four consecutive fiscal quarters;
     (x) any costs or expenses incurred by Holdings, the Borrower or a Restricted Subsidiary pursuant to any management equity plan or stock option plan or any other management or employee benefit plan or agreement or any stock subscription or shareholder agreement, to the extent that such costs or expenses are funded with cash proceeds contributed to the capital of Holdings, the Borrower or net cash proceeds of an issuance of Equity Interests of Holdings (other than Disqualified Equity Interests); and
     (xi) on and after the Worldspan Closing Date, any payments with respect to the FASA Credits; less
          (b) without duplication and to the extent included in arriving at such Consolidated Net Income, the sum of the following amounts for such period:

     (i) extraordinary gains and unusual or non-recurring gains;
     (ii) non-cash gains (excluding any non-cash gain to the extent it represents the reversal of an accrual or reserve for a potential cash item that reduced Consolidated EBITDA in any prior period);
     (iii) gains on asset sales (other than asset sales in the ordinary course of business);
     (iv) any net after-tax income from the early extinguishment of Indebtedness or hedging obligations or other derivative instruments;
     (v) all gains from investments recorded using the equity method; provided that Consolidated EBITDA shall be increased by the amount of dividends or distributions or other payments from such investment to a Loan Party or the Restricted Subsidiary which made the investment that are actually paid in cash during such period (or to the extent converted into cash during such period); and
     (vi) United EBITDA;
in each case, as determined on a consolidated basis for Holdings, the Borrower and the Restricted Subsidiaries in accordance with GAAP; provided that, to the extent included in Consolidated Net Income,
     (i) there shall be excluded in determining Consolidated EBITDA currency translation gains and losses (after any offset) related to currency remeasurements of Indebtedness (including the net loss or gain resulting from Swap Contracts for currency exchange risk);
     (ii) there shall be excluded in determining Consolidated EBITDA for any period any adjustments (after any offset) resulting from the application of Statement of Financial Accounting Standards No. 133; and
     (iii) there shall be included in determining Consolidated EBITDA for any period, without duplication, (A) the Acquired EBITDA of any Person, property, business or asset acquired by Holdings, Intermediate Parent, TDS Intermediate Parent, the Borrower or any Restricted Subsidiary during such period (but not the Acquired EBITDA of any related Person, property, business or assets to the extent not so acquired), to the extent not subsequently sold, transferred or otherwise disposed by the Borrower or such Restricted Subsidiary during such period (each such Person, property, business or asset acquired and not subsequently so disposed of, an “Acquired Entity or Business”), based on the actual Acquired EBITDA of such Acquired Entity or Business for such period (including the portion thereof occurring prior to such acquisition) and (B) for the purposes of the definition of the term “Permitted Acquisition”, an adjustment in respect of each Acquired Entity or Business equal to the amount of the Pro Forma Adjustment with respect to such Acquired Entity or Business for such period (including the portion thereof occurring prior to such acquisition) as specified in a certificate executed by a Responsible Officer and delivered to the Lenders and the Administrative Agent and (C) for purposes of determining the Total Leverage Ratio only, there shall be excluded in determining Consolidated EBITDA for any period the Disposed EBITDA of any Person, property, business or asset sold, transferred or otherwise disposed of by Holdings, the Borrower or any Restricted Subsidiary during such period (each such Person, property, business or asset so sold or disposed of, a “Sold Entity or Business”), based on the actual Disposed EBITDA of such Sold Entity or Business for such period (including the portion thereof occurring prior to such sale, transfer or disposition).
For the purpose of the definition of Consolidated EBITDA, “Non-Cash Charges” means (a) non-cash losses on discontinued operations and asset sales, disposals or abandonments (including, without limitation, the Travel 2 Travel 4 operations being disposed), (b) any impairment charge or asset write-off including, without limitation, those related to intangible assets, long-lived assets, and investments in debt and equity securities, in each case, pursuant to GAAP, (c) all losses from investments recorded using the equity method, (d) stock-based awards compensation expense, and (e) other non-cash charges including, without limitation, the amortization of up-front bonuses in connection with the supplier services business (provided that if any non-cash charges referred to in this clause (e) represent an accrual or reserve for potential cash items in any future period, the cash payment in respect thereof in such future period shall be subtracted from Consolidated EBITDA to such extent, and excluding amortization of a prepaid cash item that was paid in a prior period).
     “Consolidated Lease Expense” means, for any period, all rental expenses of Holdings, the Borrower and the Restricted Subsidiaries during such period under operating leases for real or personal property (including in connection with sale-leaseback transactions permitted by Section 7.05(f)), excluding real estate taxes, insurance costs and common area maintenance charges and net of sublease income, other than (a) obligations under vehicle leases entered into in the ordinary course of business, (b) all such rental expenses associated with assets acquired pursuant to a Permitted Acquisition to the extent such rental expenses relate to operating leases in effect at the time of (and immediately prior to) such acquisition and related to periods prior to such acquisition and (c) all obligations under Capitalized Leases, all as determined on a consolidated basis in accordance with GAAP.
          “Consolidated Net Income” means, for any period, the net income (loss) of Holdings, the Borrower and the Restricted Subsidiaries for such period determined on a consolidated basis in accordance with GAAP, excluding, without duplication, (a) the net income of any Restricted Subsidiary of Holdings (other than any Guarantors) during such period to the extent that the declaration or payment of dividends or similar distributions by such Restricted Subsidiary of that income is not permitted by operation of the terms of its organizational documents or any agreement, instrument or requirement of law or regulation applicable to that Restricted Subsidiary during such period unless such restriction has been legally waived, (b) extraordinary items for such period, (c) the cumulative effect of a change in accounting principles during such period to the extent included in Consolidated Net Income, (d) any fees and expenses incurred during such period, or any amortization thereof for such period, in connection with any acquisition, investment, asset disposition, issuance or repayment of debt, issuance of equity securities, refinancing transaction or amendment or other modification of any debt instrument (in each case, including any such transaction consummated prior to the Closing Date and any such transaction undertaken but not completed) and any charges or integration or non-recurring merger costs incurred during such period as a result of any such transaction (including, without limitation, (i) bonuses paid in connection with the Gullivers Travel Associates Acquisition and (ii) any adjustments to liabilities owing to former owners of Orbitz under a tax sharing agreement), (e) any income (loss) for such period attributable to the early extinguishment of Indebtedness and (f) (i) accruals and reserves that are established within twelve months after August 23, 2006 that are so required to be established as a result of the First Lien Original Closing Date Transactions in accordance with GAAP and (ii) accruals and reserves that are established within twelve months after the Worldspan Closing Date that are so required to be established as a result of the Worldspan Transactions in accordance with GAAP; provided that, for the avoidance of doubt, any net income attributable to a Restricted Subsidiary shall only constitute Consolidated Net Income after deducting for any minority interests in such Restricted Subsidiary. There shall be excluded from Consolidated Net Income for any period the purchase accounting effects of adjustments to property and equipment, software and other intangible assets, deferred revenue and debt line items in component amounts required or permitted by GAAP and related authoritative pronouncements (including the effects of such adjustments pushed down to Holdings, the Borrower and the Restricted Subsidiaries), as a result of the First Lien Original Closing Date Transaction, any acquisition consummated prior to the Closing Date, any Permitted Acquisitions, or the amortization or write-off of any amounts thereof, net of taxes (other than the impact of unfavorable contract liabilities and commission agreements under purchase accounting). In addition, FASA Credits provided by Worldspan, L.P. to Northwest or Delta shall reduce consolidated net income in the period in which such credit was provided regardless of accounting treatment in accordance with GAAP, except to the extent FASA Credits have been prepaid with the proceeds of debt issuances by Worldspan Technologies Inc.
          “Consolidated Total Debt” means, as of any date of determination, (a)(i) the aggregate principal amount of Indebtedness of Holdings, the Borrower and the Restricted Subsidiaries outstanding on such date, determined on a consolidated basis in accordance with GAAP (but excluding the effects of any discounting of Indebtedness resulting from the application of purchase accounting in connection with the First Lien Original Closing Date Transaction or any Permitted Acquisition), consisting of Indebtedness for borrowed money, obligations in respect of Capitalized Leases and debt obligations evidenced by promissory notes or similar instruments, plus (ii) the present value of all remaining payments due under the FASA Credits at an assumed 11% discount rate (unless remaining payments under the FASA Credits are classified as a liability on the consolidated balance sheet of Holdings, the Borrower and the Restricted Subsidiaries at such date, determined on a consolidated basis in accordance with GAAP, in which case, the amount under this clause (ii) shall be the amount of such liability), minus (b) without duplication, the aggregate amount of cash and Cash Equivalents credited to the First Lien Tranche S Collateral Account as of such date and the aggregate amount of cash and Cash Equivalents (in each case, free and clear of all Liens, other than nonconsensual Liens permitted by Section 7.01 and Liens permitted by Section 7.01(a), Section 7.01(l), Section 7.01(r), Section 7.01(s), clauses (i) and (ii) of Section 7.01(u) and Section 7.01(aa)) included in the consolidated balance sheet of Holdings, the Borrower and the Restricted Subsidiaries as of such date; provided that Consolidated Total Debt shall not include the First Lien Synthetic L/C Facilities or the First Lien Credit-Linked Deposits, except to the extent of First Lien Unreimbursed Amounts thereunder and outstanding First Lien Tranche S Term Loans and First Lien Non-Extended Synthetic L/C Loans.
          “Consolidated Working Capital” means, at any date, the excess of (a) the sum of all amounts (other than cash and Cash Equivalents) that would, in conformity with GAAP, be set forth opposite the caption “total current assets” (or any like caption) on a consolidated balance sheet of Holdings, the Borrower and the Restricted Subsidiaries at such date over (b) the sum of all amounts that would, in conformity with GAAP, be set forth opposite the caption “total current liabilities” (or any like caption) on a consolidated balance sheet of Holdings, the Borrower and the Restricted Subsidiaries on such date, including deferred revenue but excluding, without duplication, (i) the current portion of any Funded Debt, (ii) all Indebtedness consisting of Loans, First Lien Loans and L/C Obligations to the extent otherwise included therein, (iii) the current portion of interest and (iv) the current portion of current and deferred income taxes.
          “Consummation Date” has the meaning specified in Section 6.18.
          “Continuing Directors” means the directors of Holdings on the First Lien Original Closing Date, as elected or appointed after giving effect to the First Lien Original Closing Date Transaction and the other transactions contemplated hereby, and each other director, if, in each case, such other directors’ nomination for election to the board of directors of Holdings (or the Borrower after a Qualifying IPO of the Borrower) is recommended by a majority of the then Continuing Directors or such other director receives the vote of the Permitted Holders in his or her election by the stockholders of Holdings (or the Borrower after a Qualifying IPO of the Borrower).
          “Contract Consideration” has the meaning specified in the definition of “Excess Cash Flow.”
          “Contractual Obligation” means, as to any Person, any provision of any security issued by such Person or of any agreement, instrument or other undertaking to which such Person is a party or by which it or any of its property is bound.

          “Control” has the meaning specified in the definition of “Affiliate.”
          “Conversion Bonds” has the meaning specified in the definition of “Bond Conversion Offer.”
          “Debtor Relief Laws” means the Bankruptcy Code of the United States, and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief Laws of the United States or other applicable jurisdictions from time to time in effect and affecting the rights of creditors generally.
          “Default” means any event or condition that constitutes an Event of Default or that, with the giving of any notice, the passage of time, or both, would be an Event of Default.
          “Default Rate” means an interest rate equal to (a) the Base Rate plus (b) the Applicable Rate, if any, applicable to Base Rate Loans plus (c) 2.0% per annum; provided that with respect to a Eurocurrency Rate Loan, the Default Rate shall be an interest rate equal to the interest rate (including any Applicable Rate) otherwise applicable to such Loan plus 2.0% per annum, in each case, to the fullest extent permitted by applicable Laws.
          “Delta” means Delta Air Lines, Inc., a Delaware corporation.
          “Delta FASA” means the Delta Founder Airline Services Agreement, dated as June 30, 2003, between Delta and the Borrower.
          “Designated Non-Cash Consideration” means the fair market value of non-cash consideration received by Holdings, the Borrower or a Restricted Subsidiary in connection with a Disposition pursuant to Section 7.05(j) that is designated as Designated Non-Cash Consideration pursuant to a certificate of a Responsible Officer, setting forth the basis of such valuation (which amount will be reduced by the fair market value of the portion of the non-cash consideration converted to cash within 180 days following the consummation of the applicable Disposition).
          “Discharge Date” has the meaning specified in Section 6.11(c).
          “Disposed EBITDA” means, with respect to any Sold Entity or Business for any period, the amount for such period of Consolidated EBITDA of such Sold Entity or Business (determined as if references to Holdings, the Borrower and the Restricted Subsidiaries in the definition of Consolidated EBITDA were references to such Sold Entity or Business and its Subsidiaries), all as determined on a consolidated basis for such Sold Entity or Business.

          “Disposition” or “Dispose” means the sale, transfer, license, lease or other disposition (including any sale and leaseback transaction and any sale of Equity Interests) of any property by any Person, including any sale, assignment, transfer or other disposal, with or without recourse, of any notes or accounts receivable or any rights and claims associated therewith; provided that “Disposition” and “Dispose” shall not be deemed to include any issuance by Holdings of any of its Equity Interests to another Person.
          “Disqualified Equity Interests” means any Equity Interest which, by its terms (or by the terms of any security or other Equity Interests into which it is convertible or for which it is exchangeable), or upon the happening of any event or condition (a) matures or is mandatorily redeemable (other than solely for Qualified Equity Interests), pursuant to a sinking fund obligation or otherwise (except as a result of a change of control, event of loss or asset disposition so long as any rights of the holders thereof upon the occurrence of a change of control, event of loss or asset disposition event shall be subject to the prior repayment in full of the Loans and all other Obligations that are accrued and payable), (b) is redeemable at the option of the holder thereof (other than solely for Qualified Equity Interests), in whole or in part, (c) provides for the scheduled payments of dividends in cash, or (d) is or becomes convertible into or exchangeable for Indebtedness or any other Equity Interests that would constitute Disqualified Equity Interests, in each case, prior to the date that is ninety-one (91) days after the Maturity Date.
          “Dollar” and “$” mean lawful money of the United States.
          “Domestic Guarantor” means any Guarantor that is organized under the Laws of the United States, any state thereof or the District of Columbia.
          “Domestic Subsidiary” means any Subsidiary that is organized under the Laws of the United States, any state thereof or the District of Columbia.
          “ECF Percentage” has the meaning specified in Section 2.05(b).
          “Eligible Assignee” means any Assignee permitted by and consented to in accordance with Section 10.07(b).
          “EMU Legislation” means the legislative measures of the European Council for the introduction of, changeover to or operation of a single or unified European currency.
          “Environmental Laws” means any and all Federal, state, local, and foreign statutes, Laws, regulations, ordinances, rules, judgments, orders, decrees, permits, concessions, grants, franchises, licenses, agreements or governmental restrictions relating to pollution, the protection of the environment, natural resources, or, to the extent relating to exposure to

Hazardous Materials, human health or to the release of any materials into the environment, including those related to hazardous substances or wastes, air emissions and discharges to waste or public systems.
          “Environmental Liability” means any liability, contingent or otherwise (including any liability for damages, costs of environmental remediation, fines, penalties or indemnities), of the Borrower, any other Loan Party or any of their respective Subsidiaries directly or indirectly resulting from or based upon (a) violation of any Environmental Law, (b) the generation, use, handling, transportation, storage, treatment or disposal of any Hazardous Materials, (c) exposure to any Hazardous Materials, (d) the release or threatened release of any Hazardous Materials into the environment or (e) any contract, agreement or other consensual arrangement pursuant to which liability is assumed or imposed with respect to any of the foregoing.
          “Environmental Permit” means any permit, approval, identification number, license or other authorization required under any Environmental Law.
          “Equity Interests” means, with respect to any Person, all of the shares, interests, rights, participations or other equivalents (however designated) of capital stock of (or other ownership or profit interests or units in) such Person and all of the warrants, options or other rights for the purchase, acquisition or exchange from such Person of any of the foregoing (including through convertible securities).
          “ERISA” means the Employee Retirement Income Security Act of 1974, as amended from time to time.
          “ERISA Affiliate” means any trade or business (whether or not incorporated) that is under common control with any Loan Party within the meaning of Section 414 of the Code or Section 4001 of ERISA.
          “ERISA Event” means (a) a Reportable Event with respect to a Pension Plan; (b) a withdrawal by any Loan Party or any ERISA Affiliate from a Pension Plan subject to Section 4063 of ERISA during a plan year in which it was a substantial employer (as defined in Section 4001(a)(2) of ERISA) or a cessation of operations that is treated as such a withdrawal under Section 4062(e) of ERISA; (c) a complete or partial withdrawal by any Loan Party or any ERISA Affiliate from a Multiemployer Plan or notification that a Multiemployer Plan is in reorganization; (d) the filing of a notice of intent to terminate, the treatment of a Plan amendment as a termination under Sections 4041 or 4041A of ERISA, or the commencement of proceedings by the PBGC to terminate a Pension Plan or Multiemployer Plan; (e) an event or condition which constitutes grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Pension Plan or Multiemployer Plan; or (f) the imposition of any liability under Title IV of ERISA, other than for PBGC premiums due but not delinquent under Section 4007 of ERISA, upon any Loan Party or any ERISA Affiliate.
          “Escrow Agreement” has the meaning specified in the PIK Credit Agreement.
          “Euro” and “EUR” means the lawful currency of the Participating Member States introduced in accordance with EMU Legislation.
          “Eurocurrency Rate” means, when used in reference to any Loan or Borrowing, a reference to whether such Loan, or the Loans comprising such Borrowing, are bearing interest at a rate determined by reference to the Adjusted LIBO Rate.
          “Eurocurrency Rate Loan” means a Loan that bears interest at a rate based on the Eurocurrency Rate.
          “Event of Default” has the meaning specified in Section 8.01.
          “Excess Cash Flow” means, for any period, an amount equal to the excess of:
          (a) the sum, without duplication, of:
     (i) Consolidated Net Income for such period,
     (ii) an amount equal to the amount of all non-cash charges to the extent deducted in arriving at such Consolidated Net Income,
     (iii) decreases in Consolidated Working Capital and long-term account receivables for such period (other than any such decreases arising from acquisitions (other than acquisitions of inventory in the ordinary course of business) by Holdings, the Borrower and the Restricted Subsidiaries completed during such period)), and
     (iv) an amount equal to the aggregate net non-cash loss on Dispositions by Holdings, the Borrower and the Restricted Subsidiaries during such period (other than Dispositions in the ordinary course of business) to the extent deducted in arriving at such Consolidated Net Income; over
          (b) the sum, without duplication, of:

     (i) an amount equal to the amount of all non-cash credits included in arriving at such Consolidated Net Income and cash charges included in clauses (a) through (f) of the definition of Consolidated Net Income,
     (ii) without duplication of amounts deducted pursuant to clause (xi) below in prior fiscal years, the amount of Capital Expenditures made in cash, except to the extent that such Capital Expenditures were financed with the proceeds of Indebtedness of Holdings, the Borrower or the Restricted Subsidiaries,
     (iii) the aggregate amount of all principal payments of Indebtedness of Holdings, the Borrower and the Restricted Subsidiaries (including (A) the principal component of payments in respect of Capitalized Leases, (B) any Mandatory Bond Prepayments and (C) the amount of any mandatory prepayment of Indebtedness pursuant to Section 2.05(b)(ii) to the extent required due to a Disposition that resulted in an increase to Consolidated Net Income and not in excess of the amount of such increase, but excluding all other prepayments of Loans) made during such period (other than in respect of any revolving credit facility to the extent there is not an equivalent permanent reduction in commitments thereunder), except to the extent financed with the proceeds of other Indebtedness of Holdings, the Borrower or the Restricted Subsidiaries,
     (iv) an amount equal to the aggregate net non-cash gain on Dispositions by Holdings, the Borrower and the Restricted Subsidiaries during such period (other than Dispositions in the ordinary course of business) to the extent included in arriving at such Consolidated Net Income,
     (v) increases in Consolidated Working Capital and long-term account receivables for such period (other than any such increases arising from acquisitions by Holdings, the Borrower and the Restricted Subsidiaries during such period),
     (vi) cash payments by Holdings, the Borrower and the Restricted Subsidiaries during such period in respect of long-term liabilities of Holdings, the Borrower and the Restricted Subsidiaries other than Indebtedness,
     (vii) without duplication of amounts deducted pursuant to clause (xi) below in prior fiscal years, the amount of Investments and acquisitions made during such period pursuant to Section 7.02(b), (i) or (n) to the extent that such Investments and acquisitions were financed with internally generated cash flow of Holdings, the Borrower and the Restricted Subsidiaries,

     (viii) [Reserved],
     (ix) the aggregate amount of expenditures actually made by Holdings, the Borrower and the Restricted Subsidiaries in cash during such period (including expenditures for the payment of financing fees) to the extent that such expenditures are not expensed during such period,
     (x) the aggregate amount of any premium, make-whole or penalty payments actually paid in cash by Holdings, the Borrower and the Restricted Subsidiaries during such period that are required to be made in connection with any prepayment of Indebtedness,
     (xi) without duplication of amounts deducted from Excess Cash Flow in prior periods, the aggregate consideration required to be paid in cash by Holdings, the Borrower or any of the Restricted Subsidiaries pursuant to binding contracts (the “Contract Consideration”) entered into prior to or during such period relating to Permitted Acquisitions or Capital Expenditures to be consummated or made during the period of four consecutive fiscal quarters of the Borrower following the end of such period; provided that to the extent the aggregate amount of internally generated cash actually utilized to finance such Permitted Acquisitions during such period of four consecutive fiscal quarters is less than the Contract Consideration, the amount of such shortfall shall be added to the calculation of Excess Cash Flow at the end of such period of four consecutive fiscal quarters, and
     (xii) the amount of cash taxes paid in such period to the extent they exceed the amount of tax expense deducted in determining Consolidated Net Income for such period.
          “Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations of the SEC promulgated thereunder.
          “Exchange Rate” means on any day with respect to any currency other than Dollars, the rate at which such currency may be exchanged into Dollars, as set forth at approximately 11:00 a.m. (London time) on such day on the Reuters World Currency Page for such currency; in the event that such rate does not appear on any Reuters World Currency Page, the Exchange Rate shall be determined by reference to such other publicly available service for displaying exchange rates as may be agreed upon by the Administrative Agent and the Borrower, or, in the absence of such agreement, such Exchange Rate shall instead be the arithmetic average of the spot rates of exchange of the Administrative Agent in the market where its foreign currency exchange operations in respect of such currency are then being conducted, at or about

10:00 a.m. (New York City time) on such date for the purchase of Dollars for delivery two Business Days later.
          “Excluded Subsidiary” means (a) any Subsidiary that is not a wholly owned Subsidiary of Holdings, (b) each Subsidiary listed on Schedule 1.01C hereto, (c) any Subsidiary that is prohibited by applicable Law from guaranteeing the Obligations, (d) any Domestic Subsidiary that is a Subsidiary of (i) a Foreign Subsidiary of Borrower or (ii) a Foreign Subsidiary (other than an Intermediate Holding Company or a Subsidiary of Borrower) of Holdings, (e) any Restricted Subsidiary acquired pursuant to a Permitted Acquisition financed with secured Indebtedness incurred pursuant to Section 7.03(g) and each Restricted Subsidiary thereof that guarantees such Indebtedness, provided that each such Restricted Subsidiary shall cease to be an Excluded Subsidiary under this clause (e) if such secured Indebtedness is repaid or becomes unsecured or if such Restricted Subsidiary ceases to guarantee such secured Indebtedness, as applicable, and (f) any other Subsidiary with respect to which, in the reasonable judgment of the Administrative Agent (confirmed in writing by notice to the Borrower), the cost or other consequences (including any adverse tax consequences) of providing a Guarantee shall be excessive in view of the benefits to be obtained by the Lenders therefrom.
          “FASA Credits” means the Delta FASA Credits and the Northwest FASA Credits, as defined in the Delta FASA and the Northwest FASA, respectively.
          “Federal Funds Rate” means, for any day, the rate per annum equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published by the Federal Reserve Bank on the Business Day next succeeding such day; provided that (a) if such day is not a Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Business Day as so published on the next succeeding Business Day, and (b) if no such rate is so published on such next succeeding Business Day, the Federal Funds Rate for such day shall be the average rate (rounded upward, if necessary, to a whole multiple of 1/100 of 1%) charged to Wells Fargo on such day on such transactions as determined by the Administrative Agent.
          “First Lien Credit-Linked Deposit” means “Credit-Linked Deposit” as defined in the First Lien Credit Agreement.
          “First Lien Collateral Documents” has the meaning assigned to the term “Collateral Documents” in the First Lien Credit Agreement.
          “First Lien Credit Agreement” means the Fourth Amended and Restated Credit Agreement, dated as of August 23, 2006, as amended and restated on September 30, 2011, among the Borrower, Holdings, the First Priority Administrative Agent, the First Priority Collateral Agent, UBS AG, Stamford Branch, as L/C issuer and as swing line lender, each lender from time to time party thereto and the other agents and arrangers named therein, and as further amended, amended and restated, supplemented or otherwise modified from time to time; provided that the term First Lien Credit Agreement shall also include any renewal, extension, refunding, restructuring, replacement or refinancing thereof (whether with the original lenders or with an administrative agent or agents or other lenders, whether provided under the original First Lien Credit Agreement or any other credit or other agreement or indenture and whether entered into concurrently with or subsequent to the termination of the prior First Lien Credit Agreement). Any reference to the First Lien Credit Agreement herein shall be deemed a reference to any First Lien Credit Agreement then in existence.
          “First Lien Credit Agreement Permitted Refinancing Indebtedness” means “Permitted Refinancing Indebtedness” as defined in the First Lien Credit Agreement as in effect on the date hereof.
          “First Lien Credit Agreement Permitted Refinancing Indebtedness Documentation” means “Permitted Refinancing Indebtedness Documentation” as defined in the First Lien Credit Agreement as in effect on the date hereof.
          “First Lien Debt Documents” means each First Lien Credit Agreement, the First Lien Collateral Documents and the other “Loan Documents” as defined in any First Lien Credit Agreement, including each mortgage and other security documents, guaranties and the notes, if any, issued thereunder.
          “First Lien Loans” means the senior secured first lien loans under the First Lien Credit Agreement (or any other Indebtedness under the First Lien Credit Agreement that refinances such senior secured first lien loans).
          “First Lien Non-Extended Synthetic L/C Loans” means “Non-Extended Synthetic L/C Loans” as defined in the First Lien Credit Agreement.
          “First Lien Original Closing Date” means August 23, 2006.
          “First Lien Original Closing Date Transactions” means “Transactions” as defined in the First Lien Credit Agreement as in effect on the date hereof.
          “First Lien Secured Hedge Agreements” means “Secured Hedge Agreements” as defined in the First Lien Credit Agreement.

          “First Lien Secured Parties” means the First Priority Administrative Agent, the First Priority Collateral Agent and each person that is a lender or other secured party under the First Lien Credit Agreement.
          “First Lien Synthetic L/C Facilities” means “Synthetic L/C Facilities” as defined in the First Lien Credit Agreement.
          “First Lien Tranche S Collateral Account” means “Tranche S Collateral Account” as defined in the First Lien Credit Agreement.
          “First Lien Tranche S Term Loans” means “Tranche S Term Loans” as defined in the First Lien Credit Agreement.
          “First Lien Unreimbursed Amount” means “Unreimbursed Amount” as defined in the First Lien Credit Agreement.
          “First Priority Administrative Agent” has the meaning assigned to such term in the Intercreditor Agreement.
          “First Priority Collateral Agent” has the meaning assigned to such term in the Intercreditor Agreement.
          “Foreign Guarantor” means any Guarantor that is not a Domestic Guarantor.
          “Foreign Holdco” means a direct wholly owned Subsidiary of Holdings which shall hold all of Holdings’ interests in all of its other Foreign Subsidiaries.
          “Foreign Lender” has the meaning specified in Section 10.15(a)(i).
          “Foreign Plan” means any employee benefit plan, program, policy, arrangement or agreement maintained or contributed to by, or entered into with, any Loan Party or any Subsidiary with respect to employees employed outside the United States.
          “Foreign Subsidiary” means any direct or indirect Restricted Subsidiary of Holdings which is not a Domestic Subsidiary.

          “Fund” means any Person (other than a natural person) that is engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in the ordinary course.
          “Funded Debt” means all Indebtedness of Holdings, the Borrower and the Restricted Subsidiaries for borrowed money that matures more than one year from the date of its creation or matures within one year from such date that is renewable or extendable, at the option of such Person, to a date more than one year from such date or arises under a revolving credit or similar agreement that obligates the lender or lenders to extend credit during a period of more than one year from such date, including Indebtedness in respect of the Loans and the First Lien Loans.
          “GAAP” means generally accepted accounting principles in the United States of America, as in effect from time to time; provided, however, that if the Borrower notifies the Administrative Agent that the Borrower requests an amendment to any provision hereof to eliminate the effect of any change occurring after the Closing Date in GAAP or in the application thereof on the operation of such provision (or if the Administrative Agent notifies the Borrower that the Required Lenders request an amendment to any provision hereof for such purpose), regardless of whether any such notice is given before or after such change in GAAP or in the application thereof, then such provision shall be interpreted on the basis of GAAP as in effect and applied immediately before such change shall have become effective until such notice shall have been withdrawn or such provision amended in accordance herewith.
          “Governmental Authority” means any nation or government, any state or other political subdivision thereof, any agency, authority, instrumentality, regulatory body, court, administrative tribunal, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government.
          “Granting Lender” has the meaning specified in Section 10.07(h).
          “Guarantee” means, as to any Person, without duplication, (a) any obligation, contingent or otherwise, of such Person guaranteeing or having the economic effect of guaranteeing any Indebtedness or other monetary obligation payable or performable by another Person (the “primary obligor”) in any manner, whether directly or indirectly, and including any obligation of such Person, direct or indirect, (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other monetary obligation, (ii) to purchase or lease property, securities or services for the purpose of assuring the obligee in respect of such Indebtedness or monetary other obligation of the payment or performance of such Indebtedness or other monetary obligation, (iii) to maintain working capital, equity capital or any other financial statement condition or liquidity or level of income or cash flow of the primary obligor so as to enable the primary obligor to pay such Indebtedness or other monetary obligation, or (iv) entered into for the purpose of assuring in any other manner the obligee in respect of such Indebtedness or other monetary obligation of the payment or performance thereof or to protect such obligee against loss in respect thereof (in whole or in part), or (b) any Lien on any assets of such Person securing any Indebtedness or other monetary obligation of any other Person, whether or not such Indebtedness or monetary other obligation is assumed by such Person (or any right, contingent or otherwise, of any holder of such Indebtedness to obtain any such Lien); provided that the term “Guarantee” shall not include endorsements for collection or deposit, in either case in the ordinary course of business, or customary and reasonable indemnity obligations in effect on the Closing Date or entered into in connection with any acquisition or disposition of assets permitted under this Agreement (other than such obligations with respect to Indebtedness). The amount of any Guarantee shall be deemed to be an amount equal to the stated or determinable amount of the related primary obligation, or portion thereof, in respect of which such Guarantee is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof as determined by the guaranteeing Person in good faith. The term “Guarantee” as a verb has a corresponding meaning.
          “Guarantors” means each Person that is required to and has unconditionally guaranteed all Obligations to the extent set forth in the definition of “Collateral and Guarantee Requirement”.
          “Guaranty” means (a) the second lien guaranty made by Holdings and the Subsidiary Guarantors in favor of the Administrative Agent on behalf of the Secured Parties, substantially in the form of Exhibit E and (b) each other second lien guaranty and second lien guaranty supplement delivered pursuant to Section 6.11.
          “Hazardous Materials” means all explosive or radioactive substances or wastes and all hazardous or toxic substances, wastes or pollutants, including petroleum or petroleum distillates, asbestos or asbestos-containing materials, polychlorinated biphenyls, radon gas, infectious or medical wastes and all other substances or wastes of any nature regulated pursuant to any Environmental Law.
          “High Yield Notes” means the Senior Notes and Senior Subordinated Notes.
          “High Yield Notes Documentation” means the High Yield Notes, and all documents executed and delivered with respect to the High Yield Notes, including the Senior Notes Indentures and the Senior Subordinated Notes Indenture.
          “Holdings” has the meaning specified in the introductory paragraph to this Agreement.
          “Indebtedness” means, as to any Person at a particular time, without duplication, all of the following, whether or not included as indebtedness or liabilities in accordance with GAAP:

     (a) all obligations of such Person for borrowed money and all obligations of such Person evidenced by bonds, debentures, notes, loan agreements or other similar instruments;
     (b) the maximum amount (after giving effect to any prior drawings or reductions which may have been reimbursed) of all letters of credit (including standby and commercial), bankers’ acceptances, bank guaranties, surety bonds, performance bonds and similar instruments issued or created by or for the account of such Person;
     (c) net obligations of such Person under any Swap Contract;
     (d) all obligations of such Person to pay the deferred purchase price of property or services (other than (i) trade accounts payable in the ordinary course of business and (ii) any earn-out obligation until such obligation becomes a liability on the balance sheet of such Person in accordance with GAAP);
     (e) indebtedness (excluding prepaid interest thereon) secured by a Lien on property owned or being purchased by such Person (including indebtedness arising under conditional sales or other title retention agreements and mortgage, industrial revenue bond, industrial development bond and similar financings), whether or not such indebtedness shall have been assumed by such Person or is limited in recourse;
     (f) all Attributable Indebtedness;
     (g) all obligations of such Person in respect of Disqualified Equity Interests; and
     (h) all Guarantees of such Person in respect of any of the foregoing.
          For all purposes hereof, the Indebtedness of any Person shall (A) include the Indebtedness of any partnership or joint venture (other than a joint venture that is itself a corporation or limited liability company) in which such Person is a general partner or a joint venturer, except to the extent such Person’s liability for such Indebtedness is otherwise limited and only to the extent such Indebtedness would be included in the calculation of Consolidated Total Debt and (B) in the case of Holdings and its Subsidiaries, exclude all intercompany Indebtedness having a term not exceeding 364 days (inclusive of any roll-over or extensions of terms) and made in the ordinary of business consistent with past practice. The amount of any net obligation under any Swap Contract on any date shall be deemed to be the Swap Termination Value thereof as of such date. The amount of Indebtedness of any Person for purposes of clause (e) shall be deemed to be equal to the lesser of (i) the aggregate unpaid amount of such Indebtedness and (ii) the fair market value of the property encumbered thereby as determined by such Person in good faith.

          “Indemnified Liabilities” has the meaning specified in Section 10.05.
          “Indemnitees” has the meaning specified in Section 10.05.
          “Indenture” has the meaning specified in the definition of “Bond Conversion Offer.”
          “Information” has the meaning specified in Section 10.08.
          “Intellectual Property Security Agreement” means the Second Lien Intellectual Property Security Agreement, substantially in the form attached as Exhibit G.
          “Intercreditor Agreement” means (i) the Intercreditor Agreement, substantially in the form of Exhibit H, among the Administrative Agent, the Collateral Agent, the First Priority Administrative Agent, the First Priority Collateral Agent, the Borrower and the other Loan Parties or (ii) any other intercreditor agreement among the Administrative Agent, the Collateral Agent, the First Priority Administrative Agent (if then in effect), the First Priority Collateral Agent (if then in effect), the Borrower and the other Loan Parties and the other parties party thereto on terms that are no less favorable in any material respect to the Secured Parties as those contained in the form attached as Exhibit H, in each case, as amended, restated, supplemented or otherwise modified from time to time (or replaced in connection with a Permitted Refinancing).
          “Interest Payment Date” means (a) as to any Loan other than a Base Rate Loan, the last day of each Interest Period applicable to such Loan and the Maturity Date; provided that if any Interest Period for a Eurocurrency Rate Loan exceeds three months, the respective dates that fall every three months after the beginning of such Interest Period shall also be Interest Payment Dates; and (b) as to any Base Rate Loan, the last Business Day of each March, June, September and December and the Maturity Date.
          “Interest Period” means, as to each Eurocurrency Rate Loan, the period commencing on the date such Eurocurrency Rate Loan is disbursed or converted to or continued as a Eurocurrency Rate Loan and ending on the date three months thereafter; provided that:
     (a) any Interest Period that would otherwise end on a day that is not a Business Day shall be extended to the next succeeding Business Day unless such Business Day falls in another calendar month, in which case such Interest Period shall end on the next preceding Business Day;

     (b) any Interest Period that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of the calendar month at the end of such Interest Period; and
     (c) no Interest Period shall extend beyond the Maturity Date.
          “Intermediate Holding Company” means any Subsidiary of Holdings that, directly or indirectly, owns 100% of the issued and outstanding Equity Interests of the Borrower.
          “Intermediate Parent” has the meaning specified in the introductory paragraph to this Agreement.
          “Investment” means, as to any Person, any direct or indirect acquisition or investment by such Person, whether by means of (a) the purchase or other acquisition of Equity Interests or debt or other securities of another Person, (b) a loan, advance or capital contribution to, Guarantee or assumption of Indebtedness of, or purchase or other acquisition of any other debt or equity participation or interest in, another Person, including any partnership or joint venture interest in such other Person (excluding, in the case of Holdings and its Subsidiaries, intercompany loans, advances, or Indebtedness having a term not exceeding 364 days (inclusive of any roll-over or extensions of terms) and made in the ordinary course of business consistent with past practice) or (c) the purchase or other acquisition (in one transaction or a series of transactions) of all or substantially all of the property and assets or business of another Person or assets constituting a business unit, line of business or division of such Person. For purposes of covenant compliance, the amount of any Investment shall be the amount actually invested, without adjustment for subsequent increases or decreases in the value of such Investment.
          “Investment Fund” means an Affiliate of Holdings that is primarily engaged in, or advises funds or other investment vehicles that are engaged in, making, purchasing, holding or otherwise investing in commercial loans, bonds and similar extensions of credit in the ordinary course and with respect to which Holdings does not, directly or indirectly, actually direct or cause the direction of the investment policies of such entity.
          “Investment Transaction” means, (a) the contribution of the Tranche A Term Loans to Travelport Guarantor as a capital contribution, (b) the guaranty by Travelport Guarantor of certain obligations under the PIK Credit Agreement and the pledge of the Tranche A Term Loans to secure Travelport Guarantor’s obligations under such guaranty, and the escrow arrangements related thereto, (c) the consummation of any other transactions incidental to any of the foregoing and (d) the payment of fees and expenses in connection with any of the foregoing.

          “IP Collateral” means all “Intellectual Property Collateral” referred to in the Collateral Documents and all of the other IP Rights that are or are required by the terms hereof or of the Collateral Documents to be subject to Liens in favor of the Administrative Agent for the benefit of the Secured Parties.
          “IP Rights” has the meaning specified in Section 5.15.
          “IRS” means the United States Internal Revenue Service.
          “Judgment Currency” has the meaning specified in Section 10.19.
          “Junior Financing” has the meaning specified in Section 7.11(a).
          “Junior Financing Documentation” means any documentation governing any Junior Financing.
          “L/C Obligations” has the meaning specified in the First Lien Credit Agreement.
          “Laws” means, collectively, all international, foreign, Federal, state and local statutes, treaties, rules, guidelines, regulations, ordinances, codes and administrative or judicial precedents or authorities, including the interpretation or administration thereof by any Governmental Authority charged with the enforcement, interpretation or administration thereof, and all applicable administrative orders, directed duties, requests, licenses, authorizations and permits of, and agreements with, any Governmental Authority, in each case whether or not having the force of law.
          “Lender” means a Tranche A Term Lender or a Tranche B Term Lender, as the context may require, and their respective successors and assigns as permitted hereunder.
          “Lending Office” means, as to any Lender, the office or offices of such Lender, as a Lender may from time to time notify the Borrower and the Administrative Agent.
          “LIBO Rate” means, with respect to any Eurocurrency Rate Borrowing for any Interest Period, the rate per annum determined by the Administrative Agent at approximately 11:00 a.m. (London time) on the date that is two Business Days prior to the commencement of such Interest Period by reference to the British Bankers’ Association Interest Settlement Rates for deposits in Dollars (as set forth by Bloomberg Information Service or any successor thereto or any other service selected by the Administrative Agent which has been nominated by the British Bankers’ Association as an authorized information vendor for the purpose of displaying such rates) for a period equal to such Interest Period; provided that, to the extent that an interest rate is not ascertainable pursuant to the foregoing provisions of this definition, the “LIBO Rate” shall be the interest rate per annum determined by the Administrative Agent to be the average of the rates per annum at which deposits in Dollars are offered for such relevant Interest Period to major banks in the London interbank market in London, England by the Administrative Agent at approximately 11:00 a.m. (London time) on the date that is two Business Days prior to the beginning of such Interest Period.
          “Lien” means any mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or other), charge, or preference, priority or other security interest or preferential arrangement of any kind or nature whatsoever (including any conditional sale or other title retention agreement, any easement, right of way or other encumbrance on title to real property, and any Capitalized Lease having substantially the same economic effect as any of the foregoing).
          “Loan” means an extension of credit made by a Lender to the Borrower under Article II in the form of a Tranche A Term Loan or a Tranche B Term Loan, as the context may require.
          “Loan Documents” means, collectively, (i) this Agreement, (ii) the Notes, (iii) the Guaranty and (iv) the Collateral Documents.
          “Loan Parties” means, collectively, the Borrower and each Guarantor.
          “Management Stockholders” means the members of management of Holdings or any of its Subsidiaries who are investors in Holdings or any direct or indirect parent thereof.
          “Mandatory Bond Prepayments” has the meaning specified in the First Lien Credit Agreement as in effect on the date hereof.
          “Master Agreement” has the meaning specified in the definition of “Swap Contract.”
          “Material Adverse Effect” means (a) a material adverse effect on the business, operations, assets, liabilities (actual or contingent) or financial condition of Holdings and its Subsidiaries, taken as a whole, (b) a material adverse effect on the ability of the Loan Parties (taken as a whole) to perform their respective payment obligations under any Loan Document to which any of the Loan Parties is a party or (c) a material adverse effect on the rights and remedies of the Lenders or the Agents under any Loan Document.

          “Maturity Date” means December 1, 2016.
          “Maximum Rate” has the meaning specified in Section 10.10.
          “Moody’s” means Moody’s Investors Service, Inc. and any successor thereto.
          “Mortgage” means a mortgage document in form and substance substantially similar to the Mortgage (as defined in and delivered pursuant to the First Lien Credit Agreement) secured on a second-priority basis.
          “Mortgage Policies” has the meaning specified in Section 6.13(b)(ii).
          “Mortgaged Properties” has the meaning specified in paragraph (h) of the definition of “Collateral and Guarantee Requirement”.
          “Multiemployer Plan” means any employee benefit plan of the type described in Section 4001(a)(3) of ERISA, to which any Loan Party or any ERISA Affiliate makes or is obligated to make contributions or, during the preceding five plan years, has made or been obligated to make contributions.
          “Net Cash Proceeds” means:
     (a) with respect to the Disposition of any asset by Holdings, the Borrower or any Restricted Subsidiary or any Casualty Event, the excess, if any, of (i) the sum of cash and Cash Equivalents received in connection with such Disposition or Casualty Event (including any cash or Cash Equivalents received by way of deferred payment pursuant to, or by monetization of, a note receivable or otherwise, but only as and when so received and, with respect to any Casualty Event, any insurance proceeds or condemnation awards in respect of such Casualty Event actually received by or paid to or for the account of Holdings, the Borrower or any Restricted Subsidiary) over (ii) the sum of (A) the principal amount, premium or penalty, if any, interest and other amounts on any Indebtedness that is secured by the asset subject to such Disposition or Casualty Event and that is required to be repaid (and is timely repaid) in connection with such Disposition or Casualty Event (other than Indebtedness under the Loan Documents, the First Lien Debt Documents and Permitted Refinancing Indebtedness), (B) the out-of-pocket expenses (including attorneys’ fees, investment banking fees, survey costs, title insurance premiums, and related search and recording charges, transfer taxes, deed or mortgage recording taxes, other customary expenses and brokerage, consultant and other customary fees) actually incurred by Holdings, the Borrower or such Restricted Subsidiary in connection with such Disposition or Casualty Event, (C) taxes paid or reasonably estimated to be actually payable in connection therewith, and (D) any reserves for adjustment in respect of (x) the sale price of such assets or assets established in accordance with GAAP, including working capital adjustments, (y) any liabilities associated with such asset or assets and retained by Holdings, the Borrower or any Restricted Subsidiary after such sale or other disposition thereof, including pension and other post-employment benefit liabilities and liabilities related to environmental matters, and (z) any indemnification obligations associated with such asset or assets or such transaction (provided that, solely with respect to the Permitted Disposition, amounts deducted from Net Cash Proceeds pursuant to this subclause (D) shall not exceed, individually or in the aggregate, $30,000,000), it being understood that “Net Cash Proceeds” shall include any cash or Cash Equivalents (i) received upon the Disposition of any non-cash consideration received by Holdings, the Borrower or any Restricted Subsidiary in any such Disposition and (ii) upon the reversal (without the satisfaction of any applicable liabilities in cash in a corresponding amount) of any reserve described in clause (D) of the preceding sentence or, if such liabilities have not been satisfied in cash and such reserve is not reversed within three hundred and sixty-five (365) days after such Disposition or Casualty Event, the amount of such reserve; provided that (x) no net cash proceeds calculated in accordance with the foregoing realized in a single transaction or series of related transactions shall constitute Net Cash Proceeds unless such net cash proceeds shall exceed $7,250,000 and (y) no such net cash proceeds shall constitute Net Cash Proceeds under this clause (a) in any fiscal year until the aggregate amount of all such net cash proceeds in such fiscal year shall exceed $21,750,000 (and thereafter only net cash proceeds in excess of such amount shall constitute Net Cash Proceeds under this clause (a)); and
     (b) with respect to the incurrence or issuance of any Indebtedness by Holdings, the Borrower or any Restricted Subsidiary, the excess, if any, of (i) the sum of the cash received in connection with such incurrence or issuance over (ii) the investment banking fees, underwriting discounts, commissions, costs and other out-of-pocket expenses and other customary expenses incurred by Holdings, the Borrower or such Restricted Subsidiary in connection with such incurrence or issuance.
          “Non-Cash Charges” has the meaning specified in the definition of the term “Consolidated EBITDA”.
          “Non-Consenting Lender” has the meaning specified in Section 3.07(d).
          “Northwest” means Northwest Airlines, Inc., a Minnesota corporation.
          “Northwest FASA” means the Northwest Founder Airline Services Agreement, dated as of June 30, 2003, between Northwest and the Borrower.

          “Not Otherwise Applied” means, with reference to any amount of Net Cash Proceeds of any transaction or event that is proposed to be applied to a particular use or transaction, that such amount (a) was not required to be applied to prepay the First Lien Loans or the Loans pursuant to Section 2.05(b), and (b) was not previously applied, or is not simultaneously being applied, to any Investment, Restricted Payment or prepayment, redemption, purchase, defeasance or other payment in respect of a Junior Financing pursuant to Section 7.02(n), 7.06(g)(i), 7.06(i) or 7.11(a).
          “Note” means any promissory note of the Borrower payable to a Lender (or its registered assigns) evidencing the aggregate Indebtedness of the Borrower to such Lender resulting from extensions of credit made by such Lender hereunder, which shall be in substantially the form set forth in Exhibit B or in such other form reasonably satisfactory to the Borrower, the Administrative Agent and the applicable Lender.
          “Notice Date” has the meaning specified in Section 6.18.
          “Obligations” means all advances to, and debts, liabilities, obligations, covenants and duties of, any Loan Party and its Subsidiaries arising under any Loan Document or otherwise with respect to any Loan, whether direct or indirect (including those acquired by assumption), absolute or contingent, due or to become due, now existing or hereafter arising and including interest and fees that accrue after the commencement by or against any Loan Party or Subsidiary of any proceeding under any Debtor Relief Laws naming such Person as the debtor in such proceeding, regardless of whether such interest and fees are allowed claims in such proceeding. Without limiting the generality of the foregoing, the Obligations of the Loan Parties under the Loan Documents (and of their Subsidiaries to the extent they have obligations under the Loan Documents) include (i) the obligation (including guarantee obligations) to pay principal, interest, reimbursement obligations, charges, expenses, fees, Attorney Costs, indemnities and other amounts payable by any Loan Party or its Subsidiaries under any Loan Document and (ii) the obligation of any Loan Party or any of its Subsidiaries to reimburse any amount in respect of any of the foregoing that any Lender, in its sole discretion, may elect to pay or advance on behalf of such Loan Party or such Subsidiary.
          “Opt-out Notice” has the meaning specified in Section 6.18.
          “Orbitz Business” means the Subsidiaries of Holdings whose assets and operations comprise the Orbitz Worldwide Business division of Holdings (as such division is currently comprised) and do not contain any portion (other than de minimis portions) of any business, operations or assets of Holdings or any of its Subsidiaries other than the Orbitz Worldwide Business (as such division is currently comprised).
          “Orbitz IPO” means the initial public offering of common Equity Interests of Orbitz Worldwide, Inc., completed on July 25, 2007.

          “Orbitz TopCo” means a Subsidiary that is part of the Orbitz Business that owns any and all of the other Subsidiaries of Holdings comprising the Orbitz Business.
          “Organization Documents” means (a) with respect to any corporation, the certificate or articles of incorporation and the bylaws (or equivalent or comparable constitutive documents with respect to any non-U.S. jurisdiction), (b) with respect to any limited liability company, the certificate or articles of formation or organization and operating agreement, and (c) with respect to any partnership, joint venture, trust or other form of business entity, the partnership, joint venture or other applicable agreement of formation or organization and any agreement, instrument, filing or notice with respect thereto filed in connection with its formation or organization with the applicable Governmental Authority in the jurisdiction of its formation or organization and, if applicable, any certificate or articles of formation or organization of such entity.
          “Original Holdco Credit Agreement” has the meaning specified in the recitals to this Agreement.
          “Other Sponsor” shall mean another financial sponsor identified to the Administrative Agent that is a purchaser of Equity Interests in Holdings on or prior to December 4, 2008.
          “Other Taxes” has the meaning specified in Section 3.01(b).
          “Participant” has the meaning specified in Section 10.07(e).
          “Participating Member State” means each state so described in any EMU Legislation.
          “Patriot Act” has the meaning specified in Section 4.01(h).
          “PBGC” means the Pension Benefit Guaranty Corporation.
          “Pension Plan” means any “employee pension benefit plan” (as such term is defined in Section 3(2) of ERISA), other than a Multiemployer Plan, that is subject to Title IV of ERISA and is sponsored or maintained by any Loan Party or any ERISA Affiliate or to which any Loan Party or any ERISA Affiliate contributes or has an obligation to contribute, or in the case of a multiple employer or other plan described in Section 4064(a) of ERISA, has made contributions at any time during the immediately preceding five (5) plan years.

          “Permitted Acquisition” has the meaning specified in Section 7.02(i).
          “Permitted Disposition” means the disposition of GTA Holdco Limited, GTA Americas LLC, Columbus Technology Developments Limited and Octopus Travel.com (USA) Ltd, in each case pursuant to the Permitted Disposition Agreement.
          “Permitted Disposition Agreement” means the Share Purchase Agreement, dated as of March 5, 2011 by and among Gullivers Services Limited, Travelport (Bermuda) Ltd. and Travelport Inc., as the sellers, Travelport Limited, as the Travelport guarantor, Kuoni Holdings Plc, Kuoni Holding Delaware, Inc. and KIT Solution AG, as the purchasers, and Kuoni Reisen Holding AG, as the Kuoni guarantor.
          “Permitted Equity Issuance” means any sale or issuance of any Qualified Equity Interests of Holdings (and, after a Qualifying IPO, of the Borrower or an Intermediate Holding Company) to the extent permitted hereunder.
          “Permitted Holders” means each of (i) the Sponsor, (ii) the Management Stockholders and (iii) the Other Sponsor; provided that if the Management Stockholders own beneficially or of record more than fifteen percent (15%) of the outstanding voting stock of Holdings in the aggregate, they shall be treated as Permitted Holders of only fifteen percent (15%) of the outstanding voting stock of Holdings at such time; provided further that if the Other Sponsor owns beneficially or of record more than fifteen percent (15%) of the outstanding voting stock of Holdings in the aggregate, it shall be treated as a Permitted Holder of only fifteen percent (15%) of the outstanding voting stock of Holdings at such time.
          “Permitted Refinancing” means, with respect to any Person, any modification, refinancing, refunding, renewal or extension of any Indebtedness of such Person; provided that (a) the principal amount (or accreted value, if applicable) thereof does not exceed the principal amount (or accreted value, if applicable) of the Indebtedness so modified, refinanced, refunded, renewed or extended except by an amount equal to unpaid accrued interest and premium thereon plus other reasonable amount paid, and fees and expenses reasonably incurred, in connection with such modification, refinancing, refunding, renewal or extension and by an amount equal to any existing commitments unutilized thereunder, (b) other than with respect to a Permitted Refinancing in respect of Indebtedness permitted pursuant to Section 7.03(e) or 7.03(v), such modification, refinancing, refunding, renewal or extension has a final maturity date equal to or later than the final maturity date of, and has a Weighted Average Life to Maturity equal to or greater than the Weighted Average Life to Maturity of, the Indebtedness being modified, refinanced, refunded, renewed or extended, (c) other than with respect to a Permitted Refinancing in respect of Indebtedness permitted pursuant to Section 7.03(e) or 7.03(v), at the time thereof, no Event of Default shall have occurred and be continuing, and (d) if such Indebtedness being modified, refinanced, refunded, renewed or extended is Indebtedness permitted pursuant to Section 7.03(b) or 7.03(t), (i) to the extent such Indebtedness being modified, refinanced, refunded, renewed or extended is subordinated in right of payment to the

Obligations, such modification, refinancing, refunding, renewal or extension is subordinated in right of payment to the Obligations on terms at least as favorable to the Lenders as those contained in the documentation governing the Indebtedness being modified, refinanced, refunded, renewed or extended, (ii) the terms and conditions (including, if applicable, as to collateral but excluding as to subordination, interest rate and redemption premium) of any such modified, refinanced, refunded, renewed or extended Indebtedness, taken as a whole, are not materially less favorable to the Loan Parties or the Lenders than the terms and conditions of the Indebtedness being modified, refinanced, refunded, renewed or extended; provided that a certificate of a Responsible Officer delivered to the Administrative Agent at least five Business Days prior to the incurrence of such Indebtedness, together with a reasonably detailed description of the material terms and conditions of such Indebtedness or drafts of the documentation relating thereto, stating that the Borrower has determined in good faith that such terms and conditions satisfy the foregoing requirement shall be conclusive evidence that such terms and conditions satisfy the foregoing requirement unless the Administrative Agent notifies the Borrower within such five Business Day period that it disagrees with such determination (including a reasonable description of the basis upon which it disagrees) and (iii) such modification, refinancing, refunding, renewal or extension is incurred by the Person who is the obligor of the Indebtedness being modified, refinanced, refunded, renewed or extended.
          “Permitted Refinancing Indebtedness” means (a) Indebtedness of the Borrower and any Guarantees thereof by the Guarantors incurred to refinance the Loans; provided that (i) the stated final maturity of such Indebtedness is not earlier than 91 days after the Maturity Date in effect on the date of incurrence thereof, and such stated final maturity is not subject to any conditions that could result in such stated final maturity occurring on a date that precedes such 91st day (it being understood that acceleration or mandatory repayment, prepayment, redemption or repurchase of such Indebtedness upon the occurrence of an event of default, a change in control, an event of loss or an asset disposition shall not be deemed to constitute a change in the stated final maturity thereof), (ii) such Indebtedness is not required to be repaid, prepaid, redeemed, repurchased or defeased, whether on one or more fixed dates, upon the occurrence of one or more events or at the option of any holder thereof (except, in each case, upon the occurrence of an event of default, a change in control, an event of loss or an asset disposition) prior to the date that is 91 days after the Maturity Date in effect on the date of incurrence thereof, provided that, notwithstanding the foregoing, scheduled amortization payments (however denominated) of such Indebtedness shall be permitted so long as the Weighted Average Life to Maturity of such Indebtedness shall be longer than the remaining Weighted Average Life to Maturity of each Class of the Loans outstanding as of the date of incurrence thereof, (iii) such Indebtedness shall not be an obligation (including pursuant to a Guarantee) of any Person other than the Borrower and the Guarantors, (iv) 100% of the Net Cash Proceeds of such Indebtedness shall be applied, on the date of the incurrence thereof to repay or prepay all or any portion of the outstanding Loans, (v) such Indebtedness shall not be secured by any Lien on any property or assets of Holdings or any Subsidiary, provided that any such Indebtedness 100% of the Net Cash Proceeds of which are applied in accordance with clause (iv) above may be secured on a second priority basis by such property and assets of Holdings and the Subsidiaries as secure the Obligations, and (vi) both immediately prior and after giving effect thereto, no Default exists or would result therefrom and (b) any Permitted Refinancing in respect of the Indebtedness referred to in clause (a) above.

          “Permitted Refinancing Indebtedness Documentation” means any documentation governing any Permitted Refinancing Indebtedness.
          “Permitted Transfer Date” has the meaning specified in the PIK Credit Agreement attached as Exhibit A to Exhibit F (Amendment Agreement) to the Disclosure Statement, dated September 28, 2011, filed by Holdings with the Securities and Exchange Commission.
          “Person” means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, Governmental Authority or other entity.
          “PIK Credit Agreement” means the Amended and Restated Credit Agreement, among Travelport Holdings, Wells Fargo Bank, National Association, as administrative agent, each lender from time to time party thereto and the other agents and arrangers named therein, in substantially the form attached as Exhibit A to Exhibit F (Amendment Agreement) to the Disclosure Statement, dated September 28, 2011, filed by Holdings with the Securities and Exchange Commission, as such Amended and Restated Credit Agreement may be amended, amended and restated, supplemented or otherwise modified from time to time.
          “PIK Guarantee” means any Guarantee by Holdings, the Borrower or any Restricted Subsidiary in respect of any obligations of Travelport Holdings under the PIK Credit Agreement.
          “Plan” means any “employee benefit plan” (as such term is defined in Section 3(3) of ERISA), other than a Foreign Plan, established by any Loan Party or, with respect to any such plan that is subject to Section 412 of the Code or Title IV of ERISA, any ERISA Affiliate.
          “Platform” has the meaning specified in Section 10.02(a).
          “Post-Acquisition Period” means, with respect to the acquisition of an Acquired Entity or Business, the period beginning on the date such acquisition is consummated and ending on the last day of the sixth full consecutive fiscal quarter immediately following the date on which such acquisition is consummated.
          “Pro Forma Adjustment” means, for any Test Period that includes all or any part of a fiscal quarter included in any Post-Acquisition Period, with respect to the Acquired EBITDA of the applicable Acquired Entity or Business or the Consolidated EBITDA of the Borrower, the pro forma increase or decrease in such Acquired EBITDA or such Consolidated EBITDA, as the case may be, projected by the Borrower in good faith as a result of (a) actions taken during such Post-Acquisition Period for the purposes of realizing reasonably identifiable and factually supportable cost savings or (b) any additional costs incurred during such Post-

Acquisition Period, in each case in connection with the combination of the operations of such Acquired Entity or Business with the operations of Holdings, the Borrower and the Restricted Subsidiaries; provided that, so long as such actions are taken during such Post-Acquisition Period or such costs are incurred during such Post-Acquisition Period, as applicable, the cost savings related to such actions or such additional costs, as applicable, it may be assumed, for purposes of projecting such pro forma increase or decrease to such Acquired EBITDA or such Consolidated EBITDA, as the case may be, that such cost savings will be realizable during the entirety of such Test Period, or such additional costs, as applicable, will be incurred during the entirety of such Test Period; provided further that any such pro forma increase or decrease to such Acquired EBITDA or such Consolidated EBITDA, as the case may be, shall be without duplication for cost savings or additional costs already included in such Acquired EBITDA or such Consolidated EBITDA, as the case may be, for such Test Period.
          “Pro Forma Basis”, “Pro Forma Compliance” and “Pro Forma Effect” mean, with respect to compliance with any test or covenant hereunder, that (A) to the extent applicable, the Pro Forma Adjustment shall have been made and (B) all Specified Transactions and the following transactions in connection therewith shall be deemed to have occurred as of the first day of the applicable period of measurement in such test or covenant: (a) income statement items (whether positive or negative) attributable to the property or Person subject to such Specified Transaction, (i) in the case of a Disposition of all or substantially all Equity Interests in any Subsidiary of Holdings or any division, product line, or facility used for operations of Holdings or any of its Subsidiaries, shall be excluded, and (ii) in the case of a Permitted Acquisition or Investment described in the definition of “Specified Transaction”, shall be included, (b) any retirement of Indebtedness, and (c) any Indebtedness incurred or assumed by Holdings, the Borrower or any of the Restricted Subsidiaries in connection therewith and if such Indebtedness has a floating or formula rate, shall have an implied rate of interest for the applicable period for purposes of this definition determined by utilizing the rate which is or would be in effect with respect to such Indebtedness as at the relevant date of determination; provided that, without limiting the application of the Pro Forma Adjustment pursuant to (A) above, the foregoing pro forma adjustments may be applied to any such test or covenant solely to the extent that such adjustments are consistent with the definition of Consolidated EBITDA and give effect to events (including operating expense reductions) that are (i) (x) directly attributable to such transaction, (y) expected to have a continuing impact on Holdings, the Borrower and the Restricted Subsidiaries and (z) factually supportable or (ii) otherwise consistent with the definition of Pro Forma Adjustment.
          “Pro Rata Share” means, with respect to each Lender at any time a fraction (expressed as a percentage, carried out to the ninth decimal place), the numerator of which is the amount of Loans outstanding of such Lender of the applicable Class or Classes at such time and the denominator of which is the amount of the aggregate principal amount of Loans outstanding of the applicable Class or Classes at such time; provided that if all Loans have been repaid, then the Pro Rata Share of each Lender shall be determined based on the Pro Rata Share of such Lender immediately prior to such repayment; provided further that the Pro Rata Share of each Lender shall be determined based on the Pro Rata Share of such Lender after giving effect to any subsequent assignments made pursuant to the terms hereof.

          “Public Lender” has the meaning specified in Section 10.02(a).
          “Purchase Agreement” means the Purchase Agreement by and among Cendant Corporation, Travelport LLC and TDS Investor LLC dated as of June 30, 2006.
          “Qualified Equity Interests” means any Equity Interests that are not Disqualified Equity Interests.
          “Qualifying IPO” means the issuance by Holdings, any direct or indirect parent of Holdings, any Intermediate Holding Company or the Borrower of its common Equity Interests in an underwritten primary public offering (other than an offering solely in respect of an employee stock purchase program) in the United States, Canada, Switzerland or any member nation of the European Union.
          “Refinanced Loans” has the meaning specified in Section 10.01.
          “Register” has the meaning specified in Section 10.07(d).
          “Rejection Notice” has the meaning specified in Section 2.05(b)(vi).
          “Replacement Loans” has the meaning specified in Section 10.01.
          “Reportable Event” means any of the events set forth in Section 4043(c) of ERISA or the regulations issued thereunder, other than events for which the thirty (30) day notice period has been waived.
          “Request” has the meaning specified in Section 6.18.
          “Required Lenders” means, as of any date of determination, Lenders having more than 50% of the Total Outstandings; provided that the portion of Total Outstandings held or deemed held by Holdings or any Affiliate thereof (other than an Investment Fund) shall be excluded for purposes of making a determination of Required Lenders.
          “Responsible Officer” means the chief executive officer, president, vice president, chief financial officer, treasurer or assistant treasurer or other similar officer of a Loan Party. Any document delivered hereunder that is signed by a Responsible Officer of a Loan Party shall be conclusively presumed to have been authorized by all necessary corporate, partnership and/or other action on the part of such Loan Party and such Responsible Officer shall be conclusively presumed to have acted on behalf of such Loan Party.
          “Restricted Payment” means any dividend or other distribution (whether in cash, securities or other property) with respect to any Equity Interest of Holdings, the Borrower or any Restricted Subsidiary, or any payment (whether in cash, securities or other property), including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, defeasance, acquisition, cancellation or termination of any such Equity Interest, or on account of any return of capital to Holdings or the Borrower’s stockholders, partners or members (or the equivalent Persons thereof).
          “Restricted Subsidiary” means any Subsidiary of Holdings (including any Intermediate Holding Company) other than an Unrestricted Subsidiary and other than the Borrower.
          “Restructuring Transaction” means, collectively, (a) the amendment of the First Lien Credit Agreement, (b) the formation of Travelport Guarantor, (c) the execution, delivery and performance by the Loan Parties of the Loan Documents to which they are a party on the Closing Date, (d) the incurrence by the Borrower of the Loans made on the Closing Date, (e) the sale of the Loans to Holdings on the Closing Date in exchange for the Tranche A Intercompany Note and the Tranche B Intercompany Note, (f) a cash dividend in the amount of $89,500,000 from the Borrower to its direct or indirect parent companies, the proceeds of which shall be used by Holdings to make a $85,000,000 cash dividend to Travelport Holdings on the Closing Date, (g) the dividend of the Tranche B Term Loans by Holdings to Travelport Holdings on or after the Closing Date, (h) the consummation of any other transactions incidental to any of the foregoing and as disclosed to the Administrative Agent and the Lenders prior to the Closing Date and (i) the payment of fees and expenses in connection with any such other transaction or any of the foregoing.
          “S&P” means Standard & Poor’s Ratings Services, a division of The McGraw-Hill Companies, Inc., and any successor thereto.
          “Same Day Funds” means immediately available funds.
          “SEC” means the Securities and Exchange Commission, or any Governmental Authority succeeding to any of its principal functions.
          “Secured Parties” means, collectively, the Administrative Agent, the Collateral Agent, the Lenders, the Supplemental Agent and each co-agent or sub-agent appointed by the Administrative Agent from time to time pursuant to Section 9.01(c).

          “Security Agreement” means, collectively, the Second Lien Security Agreement executed by the Loan Parties, substantially in the form of Exhibit F, together with each other security agreement supplement executed and delivered pursuant to Section 6.11.
          “Security Agreement Supplement” has the meaning specified in the Security Agreement.
          “Senior Notes” means, collectively, (a) $450,000,000 in aggregate principal amount of the Borrower’s 9 7/8% senior dollar fixed rate notes due 2014, (b) $150,000,000 in aggregate principal amount of the Borrower’s dollar floating rate senior unsecured notes due 2014 and (c) €235,000,000 in aggregate principal amount of the Borrower’s euro floating rate senior unsecured notes due 2014.
          “Senior Notes Indenture” means the Indenture for the Senior Notes, dated as of August 23, 2006.
          “Senior Subordinated Notes” means, collectively, (a) $300,000,000 in aggregate principal amount of the Borrower’s 11 7/8% senior subordinated notes due 2016 and (b) €160,000,000 in aggregate principal amount of the Borrower’s 10 7/8% senior euro fixed rate notes due 2016.
          “Senior Subordinated Notes Indenture” means the Indenture for the Senior Subordinated Notes, dated as of August 23, 2006.
          “Sold Entity or Business” has the meaning specified in the definition of the term “Consolidated EBITDA”.
          “Solvent” and “Solvency” mean, with respect to any Person on any date of determination, that on such date (a) the fair value of the property of such Person is greater than the total amount of liabilities, including contingent liabilities, of such Person, (b) the present fair salable value of the assets of such Person is not less than the amount that will be required to pay the probable liability of such Person on its debts as they become absolute and matured, (c) such Person does not intend to, and does not believe that it will, incur debts or liabilities beyond such Person’s ability to pay such debts and liabilities as they mature and (d) such Person is not engaged in business or a transaction, and is not about to engage in business or a transaction, for which such Person’s property would constitute an unreasonably small capital. The amount of contingent liabilities at any time shall be computed as the amount that, in the light of all the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability.
          “SPC” has the meaning specified in Section 10.07(h).

          “Specified Transaction” means any Investment, Disposition, incurrence or repayment of Indebtedness, Restricted Payment or Subsidiary designation that by the terms of this Agreement requires “Pro Forma Compliance” with a test or covenant hereunder or requires such test or covenant to be calculated on a “Pro Forma Basis”.
          “Sponsor” means The Blackstone Group and its Affiliates, but not including, however, any of its portfolio companies.
          “Sponsor Management Agreement” means the management agreement between certain of the management companies associated with the Sponsor and the Borrower.
          “Sponsor Termination Fees” means the one time payment under the Sponsor Management Agreement of a termination fee to the Sponsor and its Affiliates in the event of either a Change of Control or the completion of a Qualifying IPO.
          “Statutory Reserves” means, for any Interest Period for any Eurocurrency Rate Borrowing in Dollars, the average maximum rate at which reserves (including any marginal, supplemental or emergency reserves) are required to be maintained during such Interest Period under Regulation D by member banks of the United States Federal Reserve System in New York City with deposits exceeding one billion dollars against “Eurocurrency liabilities” (as such term is used in Regulation D). Eurocurrency Rate Borrowings shall be deemed to constitute Eurocurrency liabilities and to be subject to such reserve requirements without benefit of or credit for proration, exceptions or offsets which may be available from time to time to any Lender under Regulation D.
          “Subsidiary” of a Person means a corporation, partnership, joint venture, limited liability company or other business entity of which a majority of the shares of securities or other interests having ordinary voting power for the election of directors or other governing body (other than securities or interests having such power only by reason of the happening of a contingency) are at the time beneficially owned, or the management of which is otherwise controlled, directly, or indirectly through one or more intermediaries, or both, by such Person. Unless otherwise specified, all references herein to a “Subsidiary” or to “Subsidiaries” shall refer to a Subsidiary or Subsidiaries of Holdings.
          “Subsidiary Guarantor” means, collectively, the Subsidiaries of Holdings that are Guarantors.
          “Successor Borrower” has the meaning specified in Section 7.04(d).
          “Supplemental Agent” has the meaning specified in Section 9.13, and “Supplemental Agents” shall have the corresponding meaning.

          “Swap Contract” means (a) any and all rate swap transactions, basis swaps, credit derivative transactions, forward rate transactions, commodity swaps, commodity options, forward commodity contracts, equity or equity index swaps or options, bond or bond price or bond index swaps or options or forward bond or forward bond price or forward bond index transactions, interest rate options, forward foreign exchange transactions, cap transactions, floor transactions, collar transactions, currency swap transactions, cross-currency rate swap transactions, currency options, spot contracts, or any other similar transactions or any combination of any of the foregoing (including any options to enter into any of the foregoing), whether or not any such transaction is governed by or subject to any master agreement, and (b) any and all transactions of any kind, and the related confirmations, which are subject to the terms and conditions of, or governed by, any form of master agreement published by the International Swaps and Derivatives Association, Inc., any International Foreign Exchange Master Agreement, or any other master agreement (any such master agreement, together with any related schedules, a “Master Agreement”), including any such obligations or liabilities under any Master Agreement.
          “Swap Termination Value” means, in respect of any one or more Swap Contracts, after taking into account the effect of any legally enforceable netting agreement relating to such Swap Contracts, (a) for any date on or after the date such Swap Contracts have been closed out and termination value(s) determined in accordance therewith, such termination value(s), and (b) for any date prior to the date referenced in clause (a), the amount(s) determined as the mark-to-market value(s) for such Swap Contracts, as determined based upon one or more mid-market or other readily available quotations provided by any recognized dealer in such Swap Contracts (which may include a Lender or any Affiliate of a Lender).
          “Taxes” has the meaning specified in Section 3.01(a).
          “TDS Intermediate Parent” has the meaning specified in the introductory paragraph to this Agreement.
          “Test Period” in effect at any time shall mean the most recent period of four consecutive fiscal quarters of Holdings ended on or prior to such time (taken as one accounting period) in respect of which financial statements for each quarter or fiscal year in such period have been or are required to be delivered pursuant to Section 6.01(a) or (b). A Test Period may be designated by reference to the last day thereof (i.e., the “March 31, 2012 Test Period” refers to the period of four consecutive fiscal quarters of Holdings ended March 31, 2012), and a Test Period shall be deemed to end on the last day thereof.
          “THL” has the meaning specified in the recitals to this Agreement.
          “THL Lenders” has the meaning specified in the recitals to this Agreement.

          “Threshold Amount” means $47,125,000.
          “TIA” means the Trust Indenture Act of 1939, as amended (15 U.S.C §§ 77aaa-777bbbb).
          “Total Assets” means the total assets of the Borrower, Holdings and Holdings’ Restricted Subsidiaries on a consolidated basis, as shown on the most recent balance sheet of Holdings delivered pursuant to Section 6.01(a) or (b) or, for the period prior to the time any such statements are so delivered pursuant to Section 6.01(a) or (b), the Unaudited Financial Statements.
          “Total Leverage Ratio” means, with respect to any Test Period, the ratio of (a) Consolidated Total Debt as of the last day of such Test Period to (b) Consolidated EBITDA for such Test Period.
          “Total Outstandings” means, with respect to the Tranche A Term Loans and Tranche B Term Loans, on any date, the principal amount outstanding thereof after giving effect to any borrowings and prepayments or repayments of the Tranche A Term Loans and Tranche B Term Loans, as the case may be, occurring on such date.
          “Tranche A Intercompany Note” means that certain subordinated promissory note, dated as of the Closing Date made by Holdings to the Borrower in an amount equal to the initial aggregate principal amount of the Tranche A Term Loans made on the Closing Date, which shall be substantially in the form of Exhibit I.
          “Tranche B Intercompany Note” means that certain subordinated promissory note, dated as of the Closing Date made by Holdings to the Borrower in an amount equal to the initial aggregate principal amount of the Tranche B Term Loans made on the Closing Date, which shall be substantially in the form of Exhibit J.
          “Tranche A Term Lender” means, at any time, any Lender that has a Tranche A Term Loan at such time.
          “Tranche B Term Lender” means, at any time, any Lender that has a Tranche B Term Loan at such time.
          “Tranche A Term Loan” has the meaning specified in Section 2.01(a).
          “Tranche B Term Loan” has the meaning specified in Section 2.01(b).

          “Travelport Holdings” means Travelport Holdings Limited, a Bermuda company.
          “Travelport Guarantor” means Travelport Guarantor LLC, a Delaware limited liability company, which is a direct wholly owned Subsidiary of Holdings.
          “Type” means, with respect to a Loan denominated in Dollars, its character as a Base Rate Loan or a Eurocurrency Rate Loan.
          “Unaudited Financial Statements” means the unaudited consolidated balance sheets and related statements of income, stockholders’ equity and cash flows of Holdings and its Subsidiaries for each subsequent fiscal quarter ended at least forty-five (45) days before the Closing Date, which financial statements shall be prepared in accordance with GAAP.
          “Uniform Commercial Code” or “UCC” means the Uniform Commercial Code, as the same may from time to time be in effect in the State of New York, or the Uniform Commercial Code (or similar code or statute) of another jurisdiction, to the extent it may be required to apply to any item or items of Collateral.
          “United EBITDA” means (i) for each fiscal quarter ending on or prior to March 31, 2012, $60,000,000, (ii) for the fiscal quarter ending June 30, 2012, $45,000,000, (iii) for the fiscal quarter ending September 30, 2012, $30,000,000, (iv) for the fiscal quarter ending December 31, 2012, $15,000,000 and (v) for any subsequent fiscal quarter, $0.
          “United States” and “U.S.” mean the United States of America.
          “Unrestricted Subsidiary” means (a) each Subsidiary of Holdings listed on Schedule 1.01B and (b) any Subsidiary of Holdings designated by the board of directors of Holdings as an Unrestricted Subsidiary pursuant to Section 6.14 subsequent to the Closing Date, and any Subsidiary of such Subsidiary.
          “U.S. Lender” has the meaning specified in Section 10.15(b).
          “Weighted Average Life to Maturity” means, when applied to any Indebtedness at any date, the number of years obtained by dividing: (a) the sum of the products obtained by multiplying (i) the amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal, including payment at final maturity, in respect thereof, by (ii) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment by (b) the then outstanding principal amount of such Indebtedness.

          “Wells Fargo” means Wells Fargo Bank, National Association and its successors.
          “wholly owned” means, with respect to a Subsidiary of a Person, a Subsidiary of such Person all of the outstanding Equity Interests of which (other than (a) directors’ qualifying shares and (b) shares issued to foreign nationals to the extent required by applicable Law) are owned by such Person and/or by one or more wholly owned Subsidiaries of such Person.
          “Worldspan Closing Date” means “Worldspan Closing Date” as defined in the First Lien Credit Agreement as in effect on the date hereof.
          “Worldspan Transactions” means “Worldspan Transactions” as defined in the First Lien Credit Agreement as in effect on the date hereof.
          SECTION 1.02. Other Interpretive Provisions. With reference to this Agreement and each other Loan Document, unless otherwise specified herein or in such other Loan Document:
          (a) The meanings of defined terms are equally applicable to the singular and plural forms of the defined terms.
          (b) (i) The words “herein,” “hereto,” “hereof” and “hereunder” and words of similar import when used in any Loan Document shall refer to such Loan Document as a whole and not to any particular provision thereof.
     (ii) Article, Section, Exhibit and Schedule references are to the Loan Document in which such reference appears.
     (iii) The term “including” is by way of example and not limitation.
     (iv) The term “documents” includes any and all instruments, documents, agreements, certificates, notices, reports, financial statements and other writings, however evidenced, whether in physical or electronic form.
          In the computation of periods of time from a specified date to a later specified date, the word “from” means “from and including”; the words “to” and “until” each mean “to but excluding”; and the word “through” means “to and including”.

          Section headings herein and in the other Loan Documents are included for convenience of reference only and shall not affect the interpretation of this Agreement or any other Loan Document.
          SECTION 1.03. Accounting Terms.
     (a) All accounting terms not specifically or completely defined herein shall be construed in conformity with, and all financial data (including financial ratios and other financial calculations) required to be submitted pursuant to this Agreement shall be prepared in conformity with, GAAP, applied in a manner consistent with that used in preparing the Audited Financial Statements, except as otherwise specifically prescribed herein.
     (b) Notwithstanding anything to the contrary herein, for purposes of determining compliance with any test or covenant contained in this Agreement with respect to any period during which any Specified Transaction occurs, the Total Leverage Ratio shall be calculated with respect to such period and such Specified Transaction on a Pro Forma Basis.
          SECTION 1.04. Rounding. Any financial ratios required to be maintained by the Borrower pursuant to this Agreement (or required to be satisfied in order for a specific action to be permitted under this Agreement) shall be calculated by dividing the appropriate component by the other component, carrying the result to one place more than the number of places by which such ratio is expressed herein and rounding the result up or down to the nearest number (with a rounding-up if there is no nearest number).
          SECTION 1.05. References to Agreements, Laws, Etc. Unless otherwise expressly provided herein, (a) references to Organization Documents, agreements (including the Loan Documents) and other contractual instruments shall be deemed to include all subsequent amendments, restatements, extensions, supplements and other modifications thereto, but only to the extent that such amendments, restatements, extensions, supplements and other modifications are permitted by any Loan Document; and (b) references to any Law shall include all statutory and regulatory provisions consolidating, amending, replacing, supplementing or interpreting such Law.
          SECTION 1.06. Times of Day. Unless otherwise specified, all references herein to times of day shall be references to Eastern time (daylight or standard, as applicable).
          SECTION 1.07. Timing of Payment or Performance. When the payment of any obligation or the performance of any covenant, duty or obligation is stated to be due or performance required on a day which is not a Business Day, the date of such payment (other than as described in the definition of Interest Period) or performance shall extend to the immediately succeeding Business Day.
          SECTION 1.08. Currency Equivalents Generally.
     (a) Any amount specified in this Agreement (other than in Articles II, IX and X or as set forth in paragraph (b) of this Section) or any of the other Loan Documents to be in Dollars shall also include the equivalent of such amount in any currency other than Dollars, such equivalent amount to be determined at the rate of exchange quoted by the Reuters World Currency Page for the applicable currency at 11:00 a.m. (London time) on such day (or, in the event such rate does not appear on any Reuters World Currency Page, by reference to such other publicly available service for displaying exchange rates as may be agreed upon by the Administrative Agent and the Borrower, or, in the absence of such agreement, such rate shall instead be the arithmetic average of the spot rates of exchange of the Administrative Agent in the market where its foreign currency exchange operations in respect of such currency are then being conducted, at or about 10:00 a.m. (New York City time) on such date for the purchase of Dollars for delivery two Business Days later). Notwithstanding the foregoing, for purposes of determining compliance with Sections 7.01, 7.02 and 7.03 with respect to any amount of Indebtedness or Investment in a currency other than Dollars, no Default shall be deemed to have occurred solely as a result of changes in rates of exchange occurring after the time such Indebtedness or Investment is incurred; provided that, for the avoidance of doubt, the foregoing provisions of this Section 1.08 shall otherwise apply to such Sections, including with respect to determining whether any Indebtedness or Investment may be incurred at any time under such Sections.
     (b) For purposes of determining compliance under Sections 7.02, 7.05 and 7.06, any amount in a currency other than Dollars will be converted to Dollars based on the average Exchange Rate for such currency for the most recent twelve-month period immediately prior to the date of determination determined in a manner consistent with that used in calculating EBITDA for the applicable period.
ARTICLE II
THE LOANS
     SECTION 2.01.The Loans.
     (a) The Tranche A Term Borrowings. On the Closing Date, upon satisfaction of the applicable conditions set forth in Section 4.01, the Tranche A Lender shall extend credit to the Borrower by delivering the Tranche A Intercompany

Note to the Borrower, which extension of credit (i) shall be denominated in Dollars, and (ii) shall be made in that aggregate principal amount set forth on Schedule 2.01(a) hereto (each such extension of credit, a “Tranche A Term Loan”). Tranche A Term Loans may be Base Rate Loans or Eurocurrency Rate Loans, as further provided herein.
          (b) The Tranche B Term Borrowings. On the Closing Date, upon satisfaction of the applicable conditions set forth in Section 4.01, the Tranche B Lender shall extend credit to the Borrower by delivering the Tranche B Intercompany Note to the Borrower, which extension of credit (i) shall be denominated in Dollars and (ii) shall be made in that aggregate principal amount set forth on Schedule 2.01(b) hereto (each such extension of credit, a “Tranche B Term Loan”). Tranche B Term Loans may be Base Rate Loans or Eurocurrency Rate Loans, as further provided herein.
     SECTION 2.02. Borrowings, Conversions and Continuations of Loans.
          (a) Each conversion of Loans from one Type to the other, and each continuation of Eurocurrency Rate Loans shall be made upon the Borrower’s irrevocable notice to the Administrative Agent, which may be given by telephone. Each such notice must be received by the Administrative Agent not later than 12:00 p.m. (New York, New York time) (i) three (3) Business Days prior to the requested date of any continuation of Eurocurrency Rate Loans denominated in Dollars or any conversion of Base Rate Loans to Eurocurrency Rate Loans denominated in Dollars and (ii) one (1) Business Day before the requested date of any conversion to Base Rate Loans. Each telephonic notice by the Borrower pursuant to this Section 2.02(a) must be confirmed promptly by delivery to the Administrative Agent of a written Committed Loan Notice, appropriately completed and signed by a Responsible Officer of the Borrower. Each conversion to or continuation of Eurocurrency Rate Loans shall be in a principal amount of $2,500,000 or a whole multiple of $500,000 in excess thereof. Each conversion to Base Rate Loans shall be in a principal amount of $500,000 or a whole multiple of $100,000 in excess thereof. Each Committed Loan Notice (whether telephonic or written) shall specify (i) whether the Borrower is requesting a conversion of Tranche A Term Loans or Tranche B Term Loans from one Type to the other, or a continuation of Eurocurrency Rate Loans, (ii) the requested date of the conversion or continuation, as the case may be (which shall be a Business Day), (iii) the principal amount and Class of Loans to be converted or continued and (iv) the Type of Loans to which existing Loans are to be converted. If with respect to Loans denominated in Dollars the Borrower fails to specify a Type of Loan in a Committed Loan Notice or fails to give a timely notice requesting a conversion or continuation, then the applicable Loans shall be made as, or converted to, Base Rate Loans. Any such automatic conversion to Base Rate Loans shall be effective as of the last day of the Interest Period then in effect with respect to the applicable Eurocurrency Rate Loans.

          (b) Following receipt of a Committed Loan Notice, the Administrative Agent shall promptly notify each Lender of the amount of its Pro Rata Share of the applicable conversion or continuation of Loans, and if no timely notice of a conversion or continuation is provided by the Borrower, the Administrative Agent shall notify each Lender of the details of any automatic conversion to Base Rate Loans or continuation described in Section 2.02(a).
          (c) Except as otherwise provided herein, a Eurocurrency Rate Loan may be continued or converted only on the last day of an Interest Period for such Eurocurrency Rate Loan unless the Borrower pays the amount due, if any, under Section 3.05 in connection therewith. During the existence of an Event of Default, the Administrative Agent or the Required Lenders may require that no Loans may be converted to or continued as Eurocurrency Rate Loans.
          (d) The Administrative Agent shall promptly notify the Borrower and the Lenders of the interest rate applicable to any Interest Period for Eurocurrency Rate Loans upon determination of such interest rate. The determination of the Eurocurrency Rate by the Administrative Agent shall be conclusive in the absence of manifest error. At any time that Base Rate Loans are outstanding, the Administrative Agent shall notify the Borrower and the Lenders of any change in the Wells Fargo prime rate used in determining the Base Rate promptly following the announcement of such change.
          (e) After giving effect to all Borrowings, all conversions of Loans from one Type to the other, and all continuations of Loans as the same Type, there shall not be more than eight (8) Interest Periods in effect.
     SECTION 2.03. [Reserved].
     SECTION 2.04. [Reserved].
     SECTION 2.05. Prepayments.
               (a) Optional.
          (i) Subject to Section 8.04, and so long as all amounts outstanding under the First Lien Credit Agreement have been paid in full in Same Day Funds and there are no commitments or letters of credit outstanding under the First Lien Credit Agreement (unless fully cash collateralized), the Borrower may, upon notice to the Administrative Agent, at any time or from time to time voluntarily prepay Loans of any Class, in whole or in part, without premium or penalty; provided that (A) such notice must be received by the Administrative Agent not later than 12:00 p.m. (New York, New York time) (1) three (3) Business Days prior to any date of prepayment of Eurocurrency Rate Loans and (2) on the date of prepayment of Base Rate Loans; (B) any prepayment of Eurocurrency Rate Loans shall be in a principal amount of $2,500,000 or a whole multiple of $500,000 in excess thereof; and (C) any prepayment of Base Rate Loans shall be in a principal amount of $500,000 or a whole multiple of $100,000 in excess thereof or, in each case, if less, the entire principal amount thereof then outstanding. Each such notice shall specify the date and amount of such prepayment and the Class(es) and Type(s) of Loans to be prepaid and shall be irrevocable, except as permitted under Section 2.05(b). The Administrative Agent will promptly notify each Appropriate Lender of its receipt of each such notice, and of the amount of such Lender’s Pro Rata Share of such prepayment. If such notice is given by the Borrower, the Borrower shall make such prepayment and the payment amount specified in such notice shall be due and payable on the date specified therein. Any prepayment of a Eurocurrency Rate Loan shall be accompanied by all accrued interest thereon, together with any additional amounts required pursuant to Section 3.05. Each prepayment of the Loans pursuant to this Section 2.05(a) shall be paid to the Appropriate Lenders in accordance with their respective Pro Rata Shares.
          (ii) Notwithstanding anything to the contrary contained in this Agreement, the Borrower may rescind any notice of prepayment under Section 2.05(a)(i) if such prepayment would have resulted from a refinancing of all of the Loans, which refinancing shall not be consummated or shall otherwise be delayed.
          (iii) Each voluntary prepayment of Loans of any Class pursuant to this Section 2.05(a) shall be applied to repayments thereof required pursuant to Section 2.07 as directed by the Borrower.
          (b) Mandatory. The provisions of this paragraph (b) shall be subject to Section 2.05(d) below.
          (i) Subject to Section 8.04, and within five (5) Business Days after financial statements have been delivered pursuant to Section 6.01(a) and the related Compliance Certificate has been delivered pursuant to Section 6.02(b), the Borrower shall cause to be prepaid an aggregate principal amount of the Loans then outstanding equal to (A) 100% (such percentage as it may be reduced as described below, the “ECF Percentage”) of Excess Cash Flow, if any, for the fiscal year covered by such financial statements (commencing with the fiscal year ended December 31, 2007) minus (B) the sum of (i) all voluntary prepayments of Term Loans (as defined in the First Lien Credit Agreement) during such fiscal year and (ii) all voluntary prepayments of Revolving Credit Loans (as defined in the First Lien Credit Agreement) during such fiscal year to the extent the Revolving Credit Commitments (as defined in the First Lien Credit Agreement) are voluntarily permanently reduced by the amount of such payments, in the case of each of the immediately preceding clauses (i) and (ii), to the extent such prepayments are not funded with the proceeds of Indebtedness.
          (ii) (A) If (x) Holdings, the Borrower or any Restricted Subsidiary Disposes of any property or assets (other than any Disposition of any property or assets permitted by Section 7.05(a), (b), (c), (d) (to the extent constituting a Disposition by any Restricted Subsidiary to a Loan Party), (e), (g) or (h)) or (y) any Casualty Event occurs, which in the aggregate results in the realization or receipt by Holdings, the Borrower or such Restricted Subsidiary of Net Cash Proceeds, the Borrower shall cause to be prepaid on or prior to the date which is ten (10) Business Days (but in the case of a Disposition effected pursuant to Section 7.05(o), five (5) Business Days) after the date of the realization or receipt of such Net Cash Proceeds an aggregate principal amount of the Loans then outstanding equal to 100% (or, in the case of a Disposition made solely pursuant to Section 7.05(n), such lesser percentage of Net Cash Proceeds as may be specified in Section 7.05(n) with respect to such Disposition) of all Net Cash Proceeds realized or received; provided that, other than in the case of a Disposition made pursuant to Section 7.05(o), no such prepayment shall be required pursuant to this Section 2.05(b)(ii)(A) with respect to such portion of such Net Cash Proceeds that the Borrower shall have, on or prior to such date, given written notice to the Administrative Agent of its intent to reinvest in accordance with Section 2.05(b)(ii)(B) (which notice may only be provided if no Event of Default has occurred and is then continuing).
          (B) With respect to any Net Cash Proceeds realized or received with respect to any Disposition (other than (I) any Disposition specifically excluded from the application of Section 2.05(b)(ii)(A) or (II) any Disposition pursuant to Section 7.05(o)) or any Casualty Event, at the option of the Borrower, the Borrower may reinvest all or any portion of such Net Cash Proceeds in assets useful for the business of Holdings and/or its Subsidiaries within (x) fifteen (15) months following receipt of such Net Cash Proceeds or (y) if the Borrower enters into a legally binding commitment to reinvest such Net Cash Proceeds within fifteen (15) months following receipt thereof, within one hundred and eighty (180) days of the date of such legally binding commitment; provided that (i) so long as an Event of Default shall have occurred and be continuing, the Borrower shall not be permitted to make any such reinvestments (other than pursuant to a legally binding commitment that the Borrower entered into at a time when no Event of Default is continuing) and (ii) if any Net Cash Proceeds are no longer intended to be or cannot be so reinvested at any time after delivery of a notice of reinvestment election, an amount equal to any such Net Cash Proceeds shall be applied within five (5) Business Days after the Borrower reasonably determines that such Net Cash Proceeds are no longer intended to be or cannot be so reinvested to the prepayment of the Loans as set forth in this Section 2.05(b).
          (iii) If Holdings, the Borrower or any Restricted Subsidiary incurs or issues any Indebtedness not expressly permitted to be incurred or issued pursuant to Section 7.03, the Borrower shall cause to be prepaid an aggregate principal amount of the

Loans then outstanding equal to 100% of all Net Cash Proceeds received therefrom on or prior to the date which is five (5) Business Days after the receipt of such Net Cash Proceeds.
          (iv) [Reserved].
          (v) Each prepayment of Loans pursuant to this Section 2.05(b) shall be allocated among the Classes of Loans on a ratable basis and, within each Class of Loans, shall be applied in direct order of maturity to repayments thereof required pursuant to Section 2.07; and each such prepayment shall be paid to the Lenders in accordance with their respective Pro Rata Shares subject to clause (vi) of this Section 2.05(b).
          (vi) The Borrower shall notify the Administrative Agent in writing of any mandatory prepayment of Loans required to be made pursuant to clauses (i) through (iii) of this Section 2.05(b) at least three (3) Business Days prior to the date of such prepayment. Each such notice shall specify the date of such prepayment and provide a reasonably detailed calculation of the amount of such prepayment. The Administrative Agent will promptly notify each Appropriate Lender of the contents of the Borrower’s prepayment notice and of such Appropriate Lender’s Pro Rata Share of the prepayment. Each Appropriate Lender may reject all or a portion of its Pro Rata Share of any mandatory prepayment of Loans required to be made pursuant to clauses (i) through (iii) of this Section 2.05(b) by providing written notice (each, a “Rejection Notice”) to the Administrative Agent and the Borrower no later than 5:00 p.m. (New York time) one Business Day after the date of such Lender’s receipt of notice from the Administrative Agent regarding such prepayment; provided that any Rejection Notice may be rejected by the Borrower by 5:00 p.m. (New York time) on the day of its receipt and shall thereupon become ineffective. Each Rejection Notice from a given Lender shall specify the principal amount of the mandatory repayment of Loans to be rejected by such Lender. If a Lender fails to deliver a Rejection Notice to the Administrative Agent within the time frame specified above or such Rejection Notice fails to specify the principal amount of the Loans to be rejected, any such failure will be deemed an acceptance of the total amount of such mandatory repayment of Loans. In the event a Lender rejects all or any portion of its Pro Rata Share of any mandatory prepayment of Loans required pursuant to clauses (i) through (iii) of this Section 2.05(b), the rejected portion of such Lender’s Pro Rata Share of such prepayment shall be retained by the Borrower.
          (vii) Notwithstanding any of the other provisions of Section 2.05(b), so long as no Event of Default shall have occurred and be continuing, if any prepayment of Eurocurrency Rate Loans is required to be made under this Section 2.05(b) other than on the last day of the Interest Period therefor, the Borrower may, in its sole discretion, deposit the amount of any such prepayment otherwise required to be made thereunder into a cash collateral account (which shall be under the sole dominion and control of the Administrative Agent and otherwise reasonably satisfactory to the Administrative Agent)

until the last day of such Interest Period, at which time the Administrative Agent shall be authorized (without any further action by or notice to or from the Borrower or any other Loan Party) to apply such amount to the prepayment of such Loans in accordance with this Section 2.05(b). Upon the occurrence and during the continuance of any Event of Default, the Administrative Agent shall also be authorized (without any further action by or notice to or from the Borrower or any other Loan Party) to apply such amount to the prepayment of the outstanding Loans in accordance with this Section 2.05(b).
          (c) Interest, Funding Losses, Etc. All prepayments under this Section 2.05 shall be accompanied by all accrued interest thereon, together with, in the case of any such prepayment of a Eurocurrency Rate Loan on a date other than the last day of an Interest Period therefor, any amounts owing in respect of such Eurocurrency Rate Loan pursuant to Section 3.05.
          (d) Repayment of First Lien Credit Agreement. Notwithstanding the foregoing provisions of this Section 2.05, no prepayment of the Loans shall be made pursuant to this Section 2.05 until all amounts outstanding under the First Lien Credit Agreement and the other First Lien Debt Documents have been paid in full in Same Day Funds and there are no commitments or letters of credit outstanding under the First Lien Credit Agreement (unless fully cash collateralized).
          SECTION 2.06. [Reserved].
          SECTION 2.07. Repayment of Loans. The Borrower shall repay to the Administrative Agent for the ratable account of the Lenders on the Maturity Date for the Loans, the aggregate principal amount of all Loans outstanding on such date.
          SECTION 2.08. Interest.
          (a) Subject to the provisions of Section 2.08(b), (i) each Eurocurrency Rate Loan shall bear interest on the outstanding principal amount thereof for each Interest Period at a rate per annum equal to the Eurocurrency Rate for such Interest Period plus the Applicable Rate; and (ii) each Base Rate Loan shall bear interest on the outstanding principal amount thereof from the Closing Date at a rate per annum equal to the Base Rate plus the Applicable Rate.
          (b) The Borrower shall pay interest on past due amounts hereunder at a fluctuating interest rate per annum at all times equal to the Default Rate to the fullest extent permitted by applicable Laws. Accrued and unpaid interest on past due amounts (including interest on past due interest) shall be due and payable upon demand.

          (c) Interest on each Loan shall be due and payable in arrears on each Interest Payment Date applicable thereto and at such other times as may be specified herein. Interest hereunder shall be due and payable in accordance with the terms hereof before and after judgment, and before and after the commencement of any proceeding under any Debtor Relief Law.
          (d) Subject to Section 2.08(e), interest on each Loan shall be payable in Dollars.
          (e) Accrued interest on the Loans shall be capitalized as of and added to principal on each Interest Payment Date; provided that the Borrower shall, if the First Lien Leverage Ratio (as defined in the First Lien Credit Agreement as in effect on the date hereof) as of the end of the most recent Test Period is below 3.00:1, pay any such accrued interest in cash to the extent permitted under the First Lien Credit Agreement (as in effect on the Closing Date). The Borrower shall notify the Administrative Agent (and a Responsible Officer of the Borrower shall certify to the Administrative Agent that the First Lien Leverage Ratio as of the most recent Test Period is below 3:00:1) of such cash payment no later than two Business Days prior to making such payment.
          SECTION 2.09. Fees. The Borrower shall pay to the Agents such fees as shall have been separately agreed upon in writing in the amounts and at the times so specified. Such fees shall be fully earned when paid and shall not be refundable for any reason whatsoever (except as expressly agreed between the Borrower and the applicable Agent).
          SECTION 2.10. Computation of Interest and Fees. All computations of interest for Base Rate Loans when the Base Rate is determined by Wells Fargo’s “prime rate” shall be made on the basis of a year of three hundred and sixty-five/three hundred and sixty-six (365/366) days and actual days elapsed. All other computations of fees and interest shall be made on the basis of a three hundred and sixty (360) day year and actual days elapsed. Interest shall accrue on each Loan for the day on which the Loan is made, and shall not accrue on a Loan, or any portion thereof, for the day on which the Loan or such portion is paid; provided that any Loan that is repaid on the same day on which it is made shall, subject to Section 2.12(a), bear interest for one (1) day. Each determination by the Administrative Agent of an interest rate or fee hereunder shall be conclusive and binding for all purposes, absent manifest error.
          SECTION 2.11. Evidence of Indebtedness.
          (a) The Loans made by each Lender shall be evidenced by one or more accounts or records maintained by such Lender and evidenced by one or more entries in the Register maintained by the Administrative Agent, acting solely for purposes of Treasury Regulation Section 5f.103-1(c), as agent for the Borrower, in each case in the ordinary course of business. The accounts or records maintained by the Administrative Agent and each Lender shall be prima facie evidence absent manifest error of the amount of the Loans made by the Lenders to the Borrower and the interest and payments thereon. Any failure to so record or any error in doing so shall not, however, limit or otherwise affect the obligation of the Borrower hereunder to pay any amount owing with respect to the Obligations. In the event of any conflict between the accounts and records maintained by any Lender and the accounts and records of the Administrative Agent in respect of such matters, the accounts and records of the Administrative Agent shall control in the absence of manifest error. Upon the request of any Lender made through the Administrative Agent, the Borrower shall execute and deliver to such Lender (through the Administrative Agent) a Note payable to such Lender, which shall evidence such Lender’s Loans in addition to such accounts or records. Each Lender may attach schedules to its Note and endorse thereon the date, Type (if applicable), amount and maturity of its Loans and payments with respect thereto.
          (b) Entries made in good faith by the Administrative Agent in the Register pursuant to Sections 2.11(a), and by each Lender in its account or accounts pursuant to Section 2.11(a), shall be prima facie evidence of the amount of principal and interest due and payable or to become due and payable from the Borrower to, in the case of the Register, each Lender and, in the case of such account or accounts, such Lender, under this Agreement and the other Loan Documents, absent manifest error; provided that the failure of the Administrative Agent or such Lender to make an entry, or any finding that an entry is incorrect, in the Register or such account or accounts shall not limit or otherwise affect the obligations of the Borrower under this Agreement and the other Loan Documents.
          SECTION 2.12. Payments Generally.
          (a) All payments to be made by the Borrower shall be made without condition or deduction for any counterclaim, defense, recoupment or setoff. The Administrative Agent will promptly distribute to each Lender its Pro Rata Share (or other applicable share as provided herein) of such payment in like funds as received by wire transfer to such Lender’s Lending Office. All payments received by the Administrative Agent after 2:00 p.m. (New York City time) may, in the sole discretion of the Administrative Agent, be deemed received on the next succeeding Business Day and any applicable interest or fee shall continue to accrue.
          (b) If any payment to be made by the Borrower shall come due on a day other than a Business Day, payment shall be made on the next following Business Day, and such extension of time shall be reflected in computing interest or fees, as the case may be; provided that, if such extension would cause payment of interest on or principal of Eurocurrency Rate Loans to be made in the next succeeding calendar month, such payment shall be made on the immediately preceding Business Day.
          (c) Unless the Borrower or any Lender has notified the Administrative Agent, prior to the date any payment is required to be made by it to the Administrative Agent hereunder, that the Borrower or such Lender, as the case may be, will not make such payment, the Administrative Agent may assume that the Borrower or such Lender, as the case may be, has timely made such payment and may (but shall not be so required to), in reliance thereon, make available a corresponding amount to the Person entitled thereto. If and to the extent that such payment was not in fact made to the Administrative Agent in Same Day Funds, then:
          (i) if the Borrower failed to make such payment, each Lender shall forthwith on demand repay to the Administrative Agent the portion of such assumed payment that was made available to such Lender in Same Day Funds, together with interest thereon in respect of each day from and including the date such amount was made available by the Administrative Agent to such Lender to the date such amount is repaid to the Administrative Agent in Same Day Funds at the Federal Funds Rate from time to time in effect; and
          (ii) if any Lender failed to make such payment, such Lender shall forthwith on demand pay to the Administrative Agent the amount thereof in Same Day Funds, together with interest thereon for the period from the date such amount was made available by the Administrative Agent to the Borrower to the date such amount is recovered by the Administrative Agent (the “Compensation Period”) at a rate per annum equal to the Federal Funds Rate from time to time in effect. When such Lender makes payment to the Administrative Agent (together with all accrued interest thereon), then such payment amount (excluding the amount of any interest which may have accrued and been paid in respect of such late payment) shall constitute such Lender’s Loan included in the applicable Borrowing. If such Lender does not pay such amount forthwith upon the Administrative Agent’s demand therefor, the Administrative Agent may make a demand therefor upon the Borrower, and the Borrower shall pay such amount to the Administrative Agent, together with interest thereon for the Compensation Period at a rate per annum equal to the rate of interest applicable to the applicable Borrowing. Nothing herein shall be deemed to relieve any Lender from its obligation to make Loans pursuant to Section 2.01 or to prejudice any rights which the Administrative Agent or the Borrower may have against any Lender as a result of any default by such Lender hereunder.
A notice of the Administrative Agent to any Lender or the Borrower with respect to any amount owing under this Section 2.12(c) shall be conclusive, absent manifest error.

          (d) Whenever any payment received by the Administrative Agent under this Agreement or any of the other Loan Documents is insufficient to pay in full all amounts due and payable to the Administrative Agent and the Lenders under or in respect of this Agreement and the other Loan Documents on any date, such payment shall be distributed by the Administrative Agent and applied by the Administrative Agent and the Lenders in the order of priority set forth in Section 8.04. If the Administrative Agent receives funds for application to the Obligations of the Loan Parties under or in respect of the Loan Documents under circumstances for which the Loan Documents do not specify the manner in which such funds are to be applied, the Administrative Agent may, but shall not be obligated to, elect to distribute such funds to each of the Lenders in accordance with such Lender’s Pro Rata Share of the Total Outstandings.
          SECTION 2.13. Sharing of Payments. If, other than as expressly provided elsewhere herein, any Lender shall obtain on account of the Loans made by it any payment (whether voluntary, involuntary, through the exercise of any right of setoff, or otherwise) in excess of its ratable share (or other share contemplated hereunder) thereof, such Lender shall immediately (a) notify the Administrative Agent of such fact, and (b) purchase from the other Lenders such participations in the Loans made by them, as shall be necessary to cause such purchasing Lender to share the excess payment in respect of such Loans or such participations, as the case may be, pro rata with each of them; provided that if all or any portion of such excess payment is thereafter recovered from the purchasing Lender under any of the circumstances described in Section 10.06 (including pursuant to any settlement entered into by the purchasing Lender in its discretion), such purchase shall to that extent be rescinded and each other Lender shall repay to the purchasing Lender the purchase price paid therefor, together with an amount equal to such paying Lender’s ratable share (according to the proportion of (i) the amount of such paying Lender’s required repayment to (ii) the total amount so recovered from the purchasing Lender) of any interest or other amount paid or payable by the purchasing Lender in respect of the total amount so recovered, without further interest thereon. The Borrower agrees that any Lender so purchasing a participation from another Lender may, to the fullest extent permitted by applicable Law, exercise all its rights of payment (including the right of setoff, but subject to Section 10.09) with respect to such participation as fully as if such Lender were the direct creditor of the Borrower in the amount of such participation. The Administrative Agent will keep records (which shall be conclusive and binding in the absence of manifest error) of participations purchased under this Section 2.13 and will in each case notify the Lenders following any such purchases or repayments. Each Lender that purchases a participation pursuant to this Section 2.13 shall from and after such purchase have the right to give all notices, requests, demands, directions and other communications under this Agreement with respect to the portion of the Obligations purchased to the same extent as though the purchasing Lender were the original owner of the Obligations purchased.

ARTICLE III
TAXES, INCREASED COSTS PROTECTION AND ILLEGALITY
          SECTION 3.01. Taxes.
          (a) Except as provided in this Section 3.01, any and all payments by the Borrower or any Guarantor to or for the account of any Agent or any Lender under any Loan Document shall be made free and clear of and without deduction for any and all present or future taxes, duties, levies, imposts, deductions, assessments, fees, withholdings or similar charges, and all liabilities (including additions to tax, penalties and interest) with respect thereto, excluding, in the case of each Agent and each Lender, taxes imposed on or measured by its net income (including branch profits), and franchise (and similar) taxes imposed on it in lieu of net income taxes, by the jurisdiction (or any political subdivision thereof) under the Laws of which such Agent or such Lender, as the case may be, is organized or maintains a Lending Office, and all liabilities (including additions to tax, penalties and interest) with respect thereto (all such non-excluded taxes, duties, levies, imposts, deductions, assessments, fees, withholdings or similar charges, and liabilities being hereinafter referred to as “Taxes”). If the Borrower shall be required by any Laws to deduct any Taxes or Other Taxes from or in respect of any sum payable under any Loan Document to any Agent or any Lender, (i) the sum payable shall be increased as necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section 3.01), each of such Agent and such Lender receives an amount equal to the sum it would have received had no such deductions been made, (ii) the Borrower shall make such deductions, (iii) the Borrower shall pay the full amount deducted to the relevant taxation authority or other authority in accordance with applicable Laws, and (iv) within thirty (30) days after the date of such payment (or, if receipts or evidence are not available within thirty (30) days, as soon as possible thereafter), the Borrower shall furnish to such Agent or Lender (as the case may be) the original or a certified copy of a receipt evidencing payment thereof to the extent such a receipt is issued therefor, or other written proof of payment thereof that is reasonably satisfactory to the Administrative Agent. If the Borrower fails to pay any Taxes or Other Taxes when due to the appropriate taxing authority or fails to remit to any Agent or any Lender the required receipts or other required documentary evidence, the Borrower shall indemnify such Agent and such Lender for any incremental taxes, interest or penalties that may become payable by such Agent or such Lender arising out of such failure.
          (b) In addition, the Borrower agrees to pay any and all present or future stamp, court or documentary taxes and any other excise, property, intangible or mortgage recording taxes or charges or similar levies which arise from any payment made under any Loan Document or from the execution, delivery, performance, enforcement or registration of, or otherwise with respect to, any Loan Document (hereinafter referred to as “Other Taxes”).
          (c) The Borrower agrees to indemnify each Agent and each Lender for (i) the full amount of Taxes and Other Taxes (including any Taxes or Other Taxes imposed or asserted by any jurisdiction on amounts payable and paid under this Section 3.01) payable by such Agent and such Lender and (ii) any liability (including additions to tax, penalties, interest and expenses) arising therefrom or with respect thereto, in each case whether or not such Taxes or Other Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority; provided that such Agent or Lender, as the case may be, provides the Borrower with a written statement thereof setting forth in reasonable detail the basis and calculation of such amounts. Payment under this Section 3.01(c) shall be made within ten (10) days after the date such Lender or such Agent makes a demand therefor.
          (d) Each Lender shall severally indemnify each Agent for any taxes (including any taxes that are excluded from the definition of “Taxes” pursuant to this Section 3.01, but, in the case of any Taxes, only to the extent that the Borrower has not already indemnified such Agent for such Taxes and without limiting the obligation of the Borrower to do so) attributable to such Lender that are paid or payable by such Agent in connection with this Agreement and any liability (including additions to tax, penalties, interest and expenses) arising therefrom or with respect thereto, whether or not such Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority; provided that such Agent provides the Lender with a written statement thereof setting forth in reasonable detail the basis and calculation of such amounts. Payment under this Section 3.01(d) shall be made within ten (10) days after the date such Agent makes a demand therefor.
          (e) The Borrower shall not be required pursuant to this Section 3.01 to pay any additional amount to, or to indemnify, any Lender or Agent, as the case may be, to the extent that such Lender or such Agent becomes subject to Taxes subsequent to the Closing Date (or, if later, the date such Lender or Agent becomes a party to this Agreement) as a result of a change in the place of organization of such Lender or Agent or a change in the Lending Office of such Lender, except to the extent that any such change is requested or required in writing by the Borrower (provided that nothing in this clause (e) shall be construed as relieving the Borrower from any obligation to make such payments or indemnification in the event of a change in Lending Office or place of organization that precedes a change in Law to the extent such Taxes result from a change in Law).
          (f) Notwithstanding anything else herein to the contrary, if a Foreign Lender or an Agent is subject to U.S. federal withholding tax at a rate in excess of zero percent at the time such Lender or such Agent, as the case may be, first becomes a party to this Agreement, U.S. federal withholding tax imposed by such jurisdiction at such rate shall be considered excluded from Taxes unless and until such Lender or Agent, as the case may be, provides the appropriate forms certifying that a lesser rate applies, whereupon U.S. federal withholding tax at such lesser rate only shall be considered excluded from Taxes for periods governed by such forms; provided that, if at the date of the Assignment and Assumption pursuant to which a Foreign Lender becomes a party to this Agreement, the Lender assignor was entitled to payments under clause (a) of this Section 3.01 in respect of U.S. federal withholding tax with respect to interest paid at such date, then, to such extent, the term Taxes shall include (in addition to U.S. federal withholding taxes that may be imposed in the future or other amounts otherwise includable in Taxes) U.S. federal withholding tax, if any, applicable with respect to the Lender assignee on such date. A Lender that is entitled to an exemption from or reduction of Bermuda withholding tax shall deliver to the Borrower (with a copy to the Administrative Agent), at the time or times prescribed by applicable law and as reasonably requested by the Borrower, such properly completed and executed documentation prescribed by applicable law as will permit such payments to be made without withholding or at a reduced rate; provided that such Lender is legally entitled to complete, execute and deliver such documentation and in such Lender’s reasonable judgment such completion, execution or submission would not materially prejudice the legal position of such Lender or be otherwise materially disadvantageous to such Lender; provided further that the Borrower, shall reimburse such Lender for any material out-of-pocket costs that are incurred by the Lender with respect to providing any such documentation.
          (g) If any Lender or Agent determines, in its sole discretion, that it has received a refund in respect of any Taxes or Other Taxes as to which indemnification or additional amounts have been paid to it by the Borrower pursuant to this Section 3.01, it shall promptly remit such refund (but only to the extent of indemnity payments made, or additional amounts paid, by the Borrower under this Section 3.01 with respect to the Taxes or Other Taxes giving rise to such refund plus any interest included in such refund by the relevant taxing authority attributable thereto) to the Borrower, net of all out-of-pocket expenses of the Lender or Agent, as the case may be and without interest (other than any interest paid by the relevant taxing authority with respect to such refund); provided that the Borrower, upon the request of the Lender or Agent, as the case may be, agrees promptly to return such refund to such party in the event such party is required to repay such refund to the relevant taxing authority. Such Lender or Agent, as the case may be, shall, at the Borrower’s request, provide the Borrower with a copy of any notice of assessment or other evidence of the requirement to repay such refund received from the relevant taxing authority (provided that such Lender or Agent may delete any information therein that such Lender or Agent deems confidential). Nothing herein contained shall interfere with the right of a Lender or Agent to arrange its tax affairs in whatever manner it thinks fit nor oblige any Lender or Agent to claim any tax refund or to make available its tax returns or disclose any information relating to its tax affairs or any computations in respect thereof or require any Lender or Agent to do anything that would prejudice its ability to benefit from any other refunds, credits, reliefs, remissions or repayments to which it may be entitled.
          (h) Each Lender agrees that, upon the occurrence of any event giving rise to the operation of Section 3.01(a) or (c) with respect to such Lender it will, if requested by the Borrower, use commercially reasonable efforts (subject to such Lender’s overall internal policies of general application and legal and regulatory restrictions) to designate another Lending Office for any Loan affected by such event; provided that such efforts are made on terms that, in the sole judgment of such Lender, cause such Lender and its Lending Office(s) to suffer no economic, legal or regulatory disadvantage; provided further that nothing in this Section 3.01(h) shall affect or postpone any of the Obligations of the Borrower or the rights of such Lender pursuant to Section 3.01(a) or (c).
          (i) Each of the Borrower and the Lenders shall treat each of the Tranche A Term Loans and the Tranche B Term Loans as debt for U.S. federal income tax purposes and will not take any position on any federal, state or local income or franchise tax return or take any other reporting position that is inconsistent with the treatment of the Extended Tranche A Loan and the Extended Tranche B Loan as debt for U.S. federal income tax purposes.
          SECTION 3.02. Illegality. If any Lender determines that any Law has made it unlawful, or that any Governmental Authority has asserted that it is unlawful, for any Lender or its applicable Lending Office to make, maintain or fund Eurocurrency Rate Loans, or to determine or charge interest rates based upon the Eurocurrency Rate, then, on notice thereof by such Lender to the Borrower through the Administrative Agent, any obligation of such Lender to make or continue Eurocurrency Rate Loans or to convert Base Rate Loans to Eurocurrency Rate Loans shall be suspended until such Lender notifies the Administrative Agent and the Borrower that the circumstances giving rise to such determination no longer exist. Upon receipt of such notice, the Borrower shall upon demand from such Lender (with a copy to the Administrative Agent), prepay or, if applicable, convert all Eurocurrency Rate Loans of such Lender to Base Rate Loans, either on the last day of the Interest Period therefor, if such Lender may lawfully continue to maintain such Eurocurrency Rate Loans to such day, or promptly, if such Lender may not lawfully continue to maintain such Eurocurrency Rate Loans. Upon any such prepayment or conversion, the Borrower shall also pay accrued interest on the amount so prepaid or converted and all amounts due, if any, in connection with such prepayment or conversion under Section 3.05. Each Lender agrees to designate a different Lending Office if such designation will avoid the need for such notice and will not, in the good faith judgment of such Lender, otherwise be materially disadvantageous to such Lender.
          SECTION 3.03. Inability to Determine Rates. If the Required Lenders determine that for any reason adequate and reasonable means do not exist for determining the Eurocurrency Rate for any requested Interest Period with respect to a proposed Eurocurrency Rate Loan, or that the Eurocurrency Rate for any requested Interest Period with respect to a proposed Eurocurrency Rate Loan does not adequately and fairly reflect the cost to such Lenders of funding such Loan, or that Dollar deposits are not being offered to banks in the London interbank eurodollar market for the applicable amount and the Interest Period of such Eurocurrency Rate Loan, the Administrative Agent will promptly so notify the Borrower and each Lender. Thereafter, the obligation of the Lenders to make or maintain Eurocurrency Rate Loans shall be suspended until the Administrative Agent (upon the instruction of the Required Lenders) revokes such notice. Upon receipt of such notice, the Borrower may revoke any pending request for a conversion to or continuation of Eurocurrency Rate Loans or, failing that, will be deemed to have converted such request into a request for a conversion to or continuation of Base Rate Loans in the amount specified therein.
          SECTION 3.04. Increased Cost and Reduced Return; Capital Adequacy; Reserves on Eurocurrency Rate Loans.
          (a) If any Lender determines that as a result of the introduction of or any change in or in the interpretation of any Law, in each case after the Closing Date, or such Lender’s compliance therewith, there shall be any increase in the cost to such Lender of agreeing to make or making, funding or maintaining Eurocurrency Rate Loans, or a reduction in the amount received or receivable by such Lender in connection with any of the foregoing (excluding for purposes of this Section 3.04(a) any such increased costs or reduction in amount resulting from (i) Taxes or Other Taxes indemnifiable pursuant to Section 3.01, (ii) changes in the basis of taxation of overall net income (including branch profits), and franchise (and similar) taxes imposed in lieu of net income taxes, by any jurisdiction or any political subdivision of either thereof under the Laws of which such Lender is organized or maintains a Lending Office or (iii) reserve requirements contemplated by Section 3.04(c)), then from time to time within fifteen (15) days after demand by such Lender setting forth in reasonable detail such increased costs (with a copy of such demand to the Administrative Agent given in accordance with Section 3.06), the Borrower shall pay to such Lender such additional amounts as will compensate such Lender for such increased cost or reduction.
          (b) If any Lender determines that the introduction of any Law regarding capital adequacy or any change therein or in the interpretation thereof, in each case after the Closing Date, or compliance by such Lender (or its Lending Office) therewith, has the effect of reducing the rate of return on the capital of such Lender or any corporation controlling such Lender as a consequence of such Lender’s obligations hereunder (taking into consideration its policies with respect to capital adequacy and such Lender’s desired return on capital), then from time to time upon demand of such Lender setting forth in reasonable detail the charge and the calculation of such reduced rate of return (with a copy of such demand to the Administrative Agent given in accordance with Section 3.06), the Borrower shall pay to such Lender such additional amounts as will compensate such Lender for such reduction within fifteen (15) days after receipt of such demand.
          (c) The Borrower shall pay to each Lender, (i) as long as such Lender shall be required to maintain reserves with respect to liabilities or assets consisting of or including Eurocurrency funds or deposits, additional interest on the unpaid principal amount of each Eurocurrency Rate Loan equal to the actual costs of such reserves allocated to such Loan by such Lender (as determined by such Lender in good faith, which determination shall be conclusive in the absence of manifest error), and (ii) as long as such Lender shall be required to comply with any reserve ratio requirement or analogous requirement of any other central banking or financial regulatory authority imposed in respect of the funding of the Eurocurrency Rate Loans, such additional costs (expressed as a percentage per annum and rounded upwards, if necessary, to the nearest five decimal places) equal to the actual costs allocated to such Loan by such Lender (as determined by such Lender in good faith, which determination shall be conclusive absent manifest error) which in each case shall be due and payable on each date on which interest is payable on such Loan, provided that the Borrower shall have received at least fifteen (15) days’ prior notice (with a copy to the Administrative Agent) of such additional interest or cost from such Lender. If a Lender fails to give notice fifteen (15) days prior to the relevant Interest Payment Date, such additional interest or cost shall be due and payable fifteen (15) days from receipt of such notice.
          (d) Failure or delay on the part of any Lender to demand compensation pursuant to this Section 3.04 shall not constitute a waiver of such Lender’s right to demand such compensation; provided that the Borrower shall not be required to compensate a Lender pursuant to Section 3.04(a), (b) or (c) for any such increased cost or reduction incurred more than one hundred and eighty (180) days prior to the date that such Lender demands, or notifies the Borrower of its intention to demand, compensation therefor; provided further that, if the circumstance giving rise to such increased cost or reduction is retroactive, then such 180-day period referred to above shall be extended to include the period of retroactive effect thereof.
          (e) If any Lender requests compensation under this Section 3.04, then such Lender will, if requested by the Borrower, use commercially reasonable efforts to designate another Lending Office for any Loan affected by such event; provided that such efforts are made on terms that, in the reasonable judgment of such Lender, cause such Lender and its Lending Office(s) to suffer no material economic, legal or regulatory disadvantage; provided further that nothing in this Section 3.04(e) shall affect or postpone any of the Obligations of the Borrower or the rights of such Lender pursuant to Section 3.04(a), (b), (c) or (d).

          SECTION 3.05. Funding Losses. Upon demand of any Lender (with a copy to the Administrative Agent) from time to time, the Borrower shall promptly compensate such Lender for and hold such Lender harmless from any loss, cost or expense incurred by it as a result of:
          (a) any continuation, conversion, payment or prepayment of any Loan other than a Base Rate Loan on a day other than the last day of the Interest Period for such Loan; or
          (b) any failure by the Borrower (for a reason other than the failure of such Lender to make a Loan) to prepay, borrow, continue or convert any Loan other than a Base Rate Loan on the date or in the amount notified by the Borrower;
including any loss or expense arising from the liquidation or reemployment of funds obtained by it to maintain such Loan or from fees payable to terminate the deposits from which such funds were obtained.
          For purposes of calculating amounts payable by the Borrower to the Lenders under this Section 3.05, each Lender shall be deemed to have funded each Eurocurrency Rate Loan made by it at the Eurocurrency Rate for such Loan by a matching deposit or other borrowing in the London interbank eurodollar market for a comparable amount and for a comparable period, whether or not such Eurocurrency Rate Loan was in fact so funded.
          SECTION 3.06. Matters Applicable to All Requests for Compensation.
          (a) Any Agent or any Lender claiming compensation under this Article III shall deliver a certificate to the Borrower setting forth the additional amount or amounts to be paid to it hereunder which shall be conclusive in the absence of manifest error. In determining such amount, such Agent or such Lender may use any reasonable averaging and attribution methods.
          (b) With respect to any Lender’s claim for compensation under Section 3.01, 3.02, 3.03 or 3.04, the Borrower shall not be required to compensate such Lender for any amount incurred more than one hundred and eighty (180) days prior to the date that such Lender notifies the Borrower of the event that gives rise to such claim; provided that, if the circumstance giving rise to such claim is retroactive, then such 180-day period referred to above shall be extended to include the period of retroactive effect thereof. If any Lender requests compensation by the Borrower under Section 3.04, the Borrower may, by notice to such Lender (with a copy to the Administrative Agent), suspend the obligation of such Lender to make or continue from one Interest Period to another Eurocurrency Rate Loans, or to convert Base Rate

Loans into Eurocurrency Rate Loans, until the event or condition giving rise to such request ceases to be in effect (in which case the provisions of Section 3.06(c) shall be applicable); provided that such suspension shall not affect the right of such Lender to receive the compensation so requested.
          (c) If the obligation of any Lender to continue from one Interest Period to another any Eurocurrency Rate Loan, or to convert Base Rate Loans into Eurocurrency Rate Loans shall be suspended pursuant to Section 3.06(b) hereof, such Lender’s Eurocurrency Rate Loans shall be automatically converted into Base Rate Loans on the last day(s) of the then current Interest Period(s) for such Eurocurrency Rate Loans (or, in the case of an immediate conversion required by Section 3.02, on such earlier date as required by Law) and, unless and until such Lender gives notice as provided below that the circumstances specified in Section 3.01, 3.02, 3.03 or 3.04 hereof that gave rise to such conversion no longer exist:
          (i) to the extent that such Lender’s Eurocurrency Rate Loans have been so converted, all payments and prepayments of principal that would otherwise be applied to such Lender’s Eurocurrency Rate Loans shall be applied instead to its Base Rate Loans; and
          (ii) all Loans that would otherwise be made or continued from one Interest Period to another by such Lender as Eurocurrency Rate Loans shall be made or continued instead as Base Rate Loans, and all Base Rate Loans of such Lender that would otherwise be converted into Eurocurrency Rate Loans shall remain as Base Rate Loans.
          (d) If any Lender gives notice to the Borrower (with a copy to the Administrative Agent) that the circumstances specified in Section 3.01, 3.02, 3.03 or 3.04 hereof that gave rise to the conversion of such Lender’s Eurocurrency Rate Loans pursuant to this Section 3.06 no longer exist (which such Lender agrees to do promptly upon such circumstances ceasing to exist) at a time when Eurocurrency Rate Loans made by other Lenders are outstanding, such Lender’s Base Rate Loans shall be automatically converted, on the first day(s) of the next succeeding Interest Period(s) for such outstanding Eurocurrency Rate Loans, to the extent necessary so that, after giving effect thereto, all Loans held by the Lenders holding Eurocurrency Rate Loans and by such Lender are held pro rata (as to principal amounts, interest rate basis and Interest Periods) in accordance with their respective Pro Rata Share.
          SECTION 3.07. Replacement of Lenders under Certain Circumstances.
          (a) If at any time (i) the Borrower becomes obligated to pay additional amounts or indemnity payments described in Section 3.01 or 3.04 as a result of any condition described in such Sections or any Lender ceases to make Eurocurrency Rate

Loans as a result of any condition described in Section 3.02 or Section 3.04 or (ii) any Lender becomes a Non-Consenting Lender, then the Borrower may, on ten (10) Business Days’ prior written notice to the Administrative Agent and such Lender, replace such Lender by causing such Lender to (and such Lender shall be obligated to) assign pursuant to Section 10.07(b) (with the assignment fee to be paid by the Borrower in such instance) all of its rights and obligations under this Agreement to one or more Eligible Assignees; provided that neither the Administrative Agent nor any Lender shall have any obligation to the Borrower to find a replacement Lender or other such Person; and provided further that (A) in the case of any such assignment resulting from a claim for compensation under Section 3.04 or payments required to be made pursuant to Section 3.01, such assignment will result in a reduction in such compensation or payments and (B) in the case of any such assignment resulting from a Lender becoming a Non-Consenting Lender, the applicable Eligible Assignees shall have agreed to the applicable departure, waiver or amendment of the Loan Documents.
     (b) Any Lender being replaced pursuant to Section 3.07(a) above shall (i) execute and deliver an Assignment and Assumption with respect to such Lender’s outstanding Loans, and (ii) deliver any Notes evidencing such Loans to the Borrower or Administrative Agent. Pursuant to such Assignment and Assumption, (A) the assignee Lender shall acquire all or a portion, as the case may be, of the assigning Lender’s outstanding Loans, (B) all obligations of the Borrower owing to the assigning Lender relating to the Loans and participations so assigned shall be paid in full by the assignee Lender to such assigning Lender concurrently with such assignment and assumption and (C) upon such payment and, if so requested by the assignee Lender, delivery to the assignee Lender of the appropriate Note or Notes executed by the Borrower, the assignee Lender shall become a Lender hereunder and the assigning Lender shall cease to constitute a Lender hereunder with respect to such assigned Loans, except with respect to indemnification provisions under this Agreement, which shall survive as to such assigning Lender.
     (c) Notwithstanding anything to the contrary contained above, any Lender that acts as the Administrative Agent may not be replaced hereunder except in accordance with the terms of Section 9.09.
     (d) In the event that (i) the Borrower or the Administrative Agent has requested that the Lenders consent to a departure or waiver of any provisions of the Loan Documents or agree to any amendment thereto, (ii) the consent, waiver or amendment in question requires the agreement of all affected Lenders in accordance with the terms of Section 10.01 or all the Lenders with respect to a certain Class of the Loans and (iii) the Required Lenders have agreed to such consent, waiver or amendment, then any Lender who does not agree to such consent, waiver or amendment shall be deemed a “Non-Consenting Lender.”

          SECTION 3.08. Survival. All of the Borrower’s obligations under this Article 3 shall survive repayment of all other Obligations hereunder.
ARTICLE IV
CONDITIONS PRECEDENT TO EFFECTIVENESS
          SECTION 4.01. Conditions to Effectiveness. The effectiveness of this Agreement is subject to the satisfaction of the following conditions precedent:
(a)	The Administrative Agent’s receipt of the following, each of which shall be originals or facsimiles (followed promptly by originals) unless otherwise specified, each properly executed by a Responsible Officer of the signing Loan Party, each in form and substance reasonably satisfactory to the Administrative Agent and its legal counsel:
(i)	executed counterparts of this Agreement, the Intercreditor Agreement and each Guaranty;

(ii)	a Note executed by the Borrower in favor of each Lender, upon the request of any Lender made through the Administrative Agent;

(iii)	each Collateral Document set forth on Schedule 1.01B, duly executed by each Loan Party thereto, together with, evidence that all other actions, recordings and filings that the Administrative Agent may deem reasonably necessary to satisfy the Collateral and Guarantee Requirement shall have been taken, completed or otherwise provided for in a manner reasonably satisfactory to the Administrative Agent;

(iv)	a Perfection Certificate with respect to the Loan Parties dated as of the Closing Date,

(v)	in respect of each Loan Party, a certificate of such Loan Party attaching (i) a copy of its Organization Documents and, to the extent applicable, certified as of the Closing Date or a recent date prior thereto by the appropriate governmental authority; (ii) signature and incumbency certificates of the officers of such Loan Party executing the Loan Documents to which such Loan Party is a Party; (iii) resolutions of the board of directors, board of managers or similar governing body (and, if applicable, of the shareholders or members) of such Loan Party approving and authorizing the execution, delivery and performance of the Loan

Documents to which such Loan Party is a party or is to be a party on the Closing Date, certified as of the Closing Date by its secretary, an assistant secretary, director, counsel, attorney or other Responsible Officer as being in full force and effect without modification or amendment; (iv) if applicable in the jurisdiction of incorporation, organization or formation, as applicable, of such Loan Party, a good standing, status or similar certificate from the applicable governmental authority of such Loan Party’s jurisdiction of incorporation, organization or formation, each dated the Closing Date or a recent date prior thereto; and (v) other certificates of Responsible Officers of such Loan Party as the Administrative Agent may reasonably require evidencing the identity, authority and capacity of each Responsible Officer thereof authorized to act as a Responsible Officer in connection with this Agreement and the other Loan Documents to which such Loan Party is a party or is to be a party on the Closing Date;
(vi)	a certificate signed by a Responsible Officer of the Borrower certifying that (x) since December 31, 2010 there has been no Material Adverse Effect and (y) as of the Closing Date, after giving effect to the Loans made on the Closing Date, no Default or Event of Default exists hereunder and no “Default” or “Event of Default” exists under and as defined in the First Lien Credit Agreement;

(vii)	a certificate attesting to the Solvency of the Loan Parties (taken as a whole) on the Closing Date after giving effect to the Restructuring Transaction, from the Chief Financial Officer of the Borrower;

(viii)	evidence that all insurance (other than title insurance) required to be maintained pursuant to the Loan Documents has been obtained and is in effect and that, subject to the terms of the Intercreditor Agreement, the Collateral Agent has been named as loss payee and additional insured under each insurance policy with respect to such insurance as to which the Collateral Agent shall have requested to be so named; and

(ix)	copies of recent Lien search results in each jurisdiction reasonably requested by the Collateral Agent with respect to the Loan Parties.
(b)	All fees and expenses required to be paid hereunder and invoiced before the Closing Date shall have been paid in full in cash.

(c)	The Borrower and the Administrative Agent shall each have executed a fee letter between the Borrower and the Administrative Agent and the Borrower shall have paid to the Administrative Agent any fees required to be paid on or prior to the Closing Date as provided therein.

(d)	The representations and warranties of the Borrower and each other Loan Party contained in Article V or any other Loan Document shall be true and correct in all material respects on and as of the Closing Date; provided that, to the extent that such representations and warranties specifically refer to an earlier date, they shall be true and correct in all material respects as of such earlier date; provided, further that, any representation and warranty that is qualified as to “materiality,” “Material Adverse Effect” or similar language shall be true and correct in all respects on such respective dates.

(e)	No Default shall exist or would result from the Loans made on the Closing Date.

(f)	The Administrative Agent shall have received copies of opinions from (i) Skadden, Arps, Slate, Meagher & Flom LLP, New York counsel to the Borrower, which shall, in addition to the customary opinions addressed below, also include validity and perfection of liens and (ii) Bermuda, Gibraltar and Luxembourg counsel to the Borrower, each such opinion addressed to the Administrative Agent and each Lender and addressing due authorization, execution and delivery and enforceability of the Loan Documents.

(g)	The Administrative Agent shall have received a form UCC-1 financing statement for each Loan Party, naming such Loan Party as debtor and the Collateral Agent as secured party, in proper form for filing in the applicable filing office.

(h)	Each Lender shall have received all documentation and other information requested by each Lender at least five (5) Business Days prior to the Closing Date and required by bank regulatory authorities under applicable “know your customer” and anti-money laundering rules and regulations, including the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act (Title III of Pub. L. 107 56 (signed into law October 26, 2001)) (the “Patriot Act”).
ARTICLE V
REPRESENTATIONS AND WARRANTIES
          The Borrower represents and warrants to the Agents and the Lenders on the Closing Date that:

          SECTION 5.01. Existence, Qualification and Power; Compliance with Laws. Each Loan Party and each of its Subsidiaries (a) is a Person duly organized or formed, validly existing and in good standing under the Laws of the jurisdiction of its incorporation or organization, (b) has all requisite power and authority to (i) own or lease its assets and carry on its business and (ii) execute, deliver and perform its obligations under the Loan Documents to which it is a party, (c) is duly qualified and in good standing under the Laws of each jurisdiction where its ownership, lease or operation of properties or the conduct of its business requires such qualification, (d) is in compliance with all Laws, orders, writs, injunctions and orders and (e) has all requisite governmental licenses, authorizations, consents and approvals to operate its business as currently conducted; except in each case referred to in clause (c), (d) or (e), to the extent that failure to do so could not reasonably be expected to have a Material Adverse Effect.
          SECTION 5.02. Authorization; No Contravention. The execution, delivery and performance by each Loan Party of each Loan Document to which such Person is a party, and the consummation of the Restructuring Transaction, are within such Loan Party’s corporate or other powers, have been duly authorized by all necessary corporate or other organizational action, and do not and will not (a) contravene the terms of any of such Person’s Organization Documents, (b) conflict with or result in any breach or contravention of, or the creation of any Lien under (other than as permitted by Section 7.01), or require any payment to be made under (i) any Contractual Obligation to which such Person is a party or affecting such Person or the properties of such Person or any of its Subsidiaries or (ii) any material order, injunction, writ or decree of any Governmental Authority or any arbitral award to which such Person or its property is subject; or (c) violate any material Law; except with respect to any conflict, breach or contravention or payment (but not creation of Liens) referred to in clause (b)(i), to the extent that such conflict, breach, contravention or payment could not reasonably be expected to have a Material Adverse Effect.
          SECTION 5.03. Governmental Authorization; Other Consents. No material approval, consent, exemption, authorization, or other action by, or notice to, or filing with, any Governmental Authority or any other Person is necessary or required in connection with (a) the execution, delivery or performance by, or enforcement against, any Loan Party of this Agreement or any other Loan Document, or for the consummation of the Restructuring Transaction, (b) the grant by any Loan Party of the Liens granted by it pursuant to the Collateral Documents, (c) the perfection or maintenance of the Liens created under the Collateral Documents (including the priority thereof) or (d) the exercise by the Administrative Agent or any Lender of its rights under the Loan Documents or the remedies in respect of the Collateral pursuant to the Collateral Documents, except for (i) filings necessary to perfect the Liens on the Collateral granted by the Loan Parties in favor of the Secured Parties, (ii) the approvals, consents, exemptions, authorizations, actions, notices and filings which have been duly obtained, taken, given or made and are in full force and effect and (iii) those approvals, consents, exemptions, authorizations or other actions, notices or filings, the failure of which to obtain or make could not reasonably be expected to have a Material Adverse Effect.

          SECTION 5.04. Binding Effect. This Agreement and each other Loan Document has been duly executed and delivered by each Loan Party that is party thereto. This Agreement and each other Loan Document constitutes, a legal, valid and binding obligation of such Loan Party, enforceable against each Loan Party that is party thereto in accordance with its terms, except as such enforceability may be limited by Debtor Relief Laws, fraudulent transfer, preference or similar laws and by general principles of equity.
ARTICLE VI
AFFIRMATIVE COVENANTS
          Until the Consummation Date, each of Holdings and the Borrower shall, and shall (except in the case of the covenants set forth in Sections 6.01, 6.02 and 6.03) cause each Restricted Subsidiary to:
          SECTION 6.01. Financial Statements. Deliver to the Administrative Agent for prompt further distribution to each Lender:
          (a) as soon as available, but in any event within ninety (90) days after the end of each fiscal year of Holdings, a consolidated balance sheet of Holdings and its Subsidiaries as at the end of such fiscal year, and the related consolidated statements of income or operations, stockholders’ equity and cash flows for such fiscal year, setting forth in each case in comparative form the figures for the previous fiscal year, all in reasonable detail and prepared in accordance with GAAP, audited and accompanied by a report and opinion of Deloitte & Touche LLP or any other independent registered public accounting firm of nationally recognized standing, which report and opinion shall be prepared in accordance with generally accepted auditing standards and shall not be subject to any “going concern” or like qualification or exception or any qualification or exception as to the scope of such audit;
          (b) as soon as available, but in any event within forty-five (45) days after the end of each of the first three (3) fiscal quarters of each fiscal year of Holdings, a consolidated balance sheet of Holdings and its Subsidiaries as at the end of such fiscal quarter, and the related (i) consolidated statements of income or operations for such fiscal quarter and for the portion of the fiscal year then ended and (ii) consolidated statements of cash flows for the portion of the fiscal year then ended, setting forth in each case in comparative form the figures for the corresponding fiscal quarter of the previous fiscal year and the corresponding portion of the previous fiscal year, all in reasonable detail and certified by a Responsible Officer of the Borrower as fairly presenting in all material respects the financial condition, results of operations, stockholders’ equity and cash flows of Holdings and its Subsidiaries in accordance with GAAP, subject only to normal year-end audit adjustments and the absence of footnotes; and

          (c) simultaneously with the delivery of each set of consolidated financial statements referred to in Sections 6.01(a) and 6.01(b) above, the related consolidating financial statements reflecting the adjustments necessary to eliminate the accounts of Unrestricted Subsidiaries (if any) from such consolidated financial statements.
Notwithstanding the foregoing, the obligations in paragraphs (a) and (b) of this Section 6.01 may be satisfied with respect to financial information of Holdings and its Subsidiaries by furnishing (A) the applicable financial statements of Holdings (or any direct or indirect parent of Holdings that holds all of the Equity Interests of Holdings) or (B) Holdings’ (or any direct or indirect parent thereof), as applicable, Form 10-K or 10-Q, as applicable, filed with the SEC; provided that, with respect to each of clauses (A) and (B), to the extent such information is in lieu of information required to be provided under Section 6.01(a), such materials are accompanied by a report and opinion of Deloitte & Touche LLP or any other independent registered public accounting firm of nationally recognized standing, which report and opinion shall be prepared in accordance with generally accepted auditing standards and shall not be subject to any “going concern” or like qualification or exception or any qualification or exception as to the scope of such audit.
          SECTION 6.02. Certificates; Other Information. Deliver to the Administrative Agent for prompt further distribution to each Lender:
          (a) no later than five (5) days after the delivery of the financial statements referred to in Section 6.01(a), a certificate of its independent registered public accounting firm certifying such financial statements;
          (b) no later than five (5) days after the delivery of the financial statements referred to in Sections 6.01(a) and (b), a duly completed Compliance Certificate signed by a Responsible Officer of the Borrower;
          (c) promptly after the same are publicly available, copies of all annual, regular, periodic and special reports and registration statements which Holdings or the Borrower files with the SEC or with any Governmental Authority that may be substituted therefor (other than amendments to any registration statement (to the extent such registration statement, in the form it became effective, is delivered), exhibits to any registration statement and, if applicable, any registration statement on Form S-8) and in any case not otherwise required to be delivered to the Administrative Agent pursuant hereto;
          (d) promptly after the furnishing thereof, copies of any material requests or material notices received by any Loan Party (other than in the ordinary course of business) or material statements or material reports furnished to any holder of debt securities of any Loan Party or of any of its Subsidiaries pursuant to the terms of the First Lien Credit Agreement, High Yield Notes Documentation, Junior Financing Documentation or Permitted Refinancing Indebtedness Documentation in a principal amount greater than the Threshold Amount and not otherwise required to be furnished to the Lenders pursuant to any other clause of this Section 6.02;
          (e) together with the delivery of the financial statements pursuant to Section 6.01(a) and each Compliance Certificate pursuant to Section 6.02(b), (i) a report setting forth the information required by Section 3.03(c) of the Security Agreement or confirming that there has been no change in such information since the Closing Date or the date of the last such report) (ii) a description of each event, condition or circumstance during the last fiscal quarter covered by such Compliance Certificate requiring a mandatory prepayment under Section 2.05(b) and (iii) a list of each Subsidiary that identifies each Subsidiary as a Restricted or an Unrestricted Subsidiary as of the date of delivery of such Compliance Certificate; and
          (f) promptly, such additional information regarding the business, legal, financial or corporate affairs of any Loan Party or any Subsidiary, or compliance with the terms of the Loan Documents, as the Administrative Agent or any Lender through the Administrative Agent may from time to time reasonably request.
          Documents required to be delivered pursuant to Section 6.01(a) or (b) or Section 6.02(c) (to the extent any such documents are included in materials otherwise filed with the SEC) may be delivered electronically and if so delivered, shall be deemed to have been delivered on the date (i) on which Holdings or the Borrower posts such documents, or provides a link thereto on Holdings’ or the Borrower’s website on the Internet at the website address listed on Schedule 10.02; or (ii) on which such documents are posted on Holdings’ or the Borrower’s behalf on IntraLinks/IntraAgency or another relevant website, if any, to which each Lender and the Administrative Agent have access (whether a commercial, third-party website or whether sponsored by the Administrative Agent); provided that: (i) upon written request by the Administrative Agent, the Borrower shall deliver paper copies of such documents to the Administrative Agent for further distribution to each Lender until a written request to cease delivering paper copies is given by the Administrative Agent and (ii) the Borrower shall notify (which may be by facsimile or electronic mail) the Administrative Agent of the posting of any such documents and provide to the Administrative Agent by electronic mail electronic versions (i.e., soft copies) of such documents. Notwithstanding anything contained herein, in every instance the Borrower shall be required to provide paper copies of the Compliance Certificates required by Section 6.02(b) to the Administrative Agent. Each Lender shall be solely responsible for timely accessing posted documents or requesting delivery of paper copies of such documents from the Administrative Agent and maintaining its copies of such documents.
          SECTION 6.03. Notices. Promptly after obtaining knowledge thereof, notify the Administrative Agent:

          (a) of the occurrence of any Default;
          (b) of any matter that has resulted or could reasonably be expected to result in a Material Adverse Effect, including arising out of or resulting from (i) breach or non-performance of, or any default or event of default under, a Contractual Obligation of any Loan Party or any Subsidiary, (ii) any dispute, litigation, investigation, proceeding or suspension between any Loan Party or any Subsidiary and any Governmental Authority, (iii) the commencement of, or any material development in, any litigation or proceeding affecting any Loan Party or any Subsidiary, including pursuant to any applicable Environmental Laws or in respect of IP Rights or the assertion or occurrence of any noncompliance by any Loan Party or as any of its Subsidiaries with, or liability under, any Environmental Law or Environmental Permit, or (iv) the occurrence of any ERISA Event; and
          (c) of any amendments, restatements, supplements or other material modifications to the First Lien Debt Documents.
          Each notice pursuant to this Section shall be accompanied by a written statement of a Responsible Officer of the Borrower (x) that such notice is being delivered pursuant to Section 6.03(a) or (b) (as applicable) and (y) setting forth details of the occurrence referred to therein and stating what action the Borrower has taken and proposes to take with respect thereto.
          SECTION 6.04. Payment of Obligations. Pay, discharge or otherwise satisfy as the same shall become due and payable, all its obligations and liabilities in respect of taxes, assessments and governmental charges or levies imposed upon it or upon its income or profits or in respect of its property, except, in each case, to the extent the failure to pay or discharge the same could not reasonably be expected to have a Material Adverse Effect.
          SECTION 6.05. Preservation of Existence, Etc. (a) Preserve, renew and maintain in full force and effect its legal existence under the Laws of the jurisdiction of its organization except in a transaction permitted by Section 7.04 or 7.05 and (b) take all reasonable action to maintain all rights, privileges (including its good standing), permits, licenses and franchises necessary or desirable in the normal conduct of its business, except (i) to the extent that failure to do so could not reasonably be expected to have a Material Adverse Effect or (ii) pursuant to a transaction permitted by Section 7.04 or 7.05.
          SECTION 6.06. Maintenance of Properties. Except if the failure to do so could not reasonably be expected to have a Material Adverse Effect, (a) maintain, preserve and protect all of its material properties and equipment necessary in the operation of its business in good working order, repair and condition, ordinary wear and tear excepted and casualty or condemnation excepted, and (b) make all necessary renewals, replacements, modifications, improvements, upgrades, extensions and additions thereof or thereto in accordance with prudent industry practice.
          SECTION 6.07. Maintenance of Insurance. Maintain with financially sound and reputable insurance companies, insurance with respect to its properties and business against loss or damage of the kinds customarily insured against by Persons engaged in the same or similar business, of such types and in such amounts (after giving effect to any self-insurance reasonable and customary for similarly situated Persons engaged in the same or similar businesses as Holdings, Borrower and the Restricted Subsidiaries) as are customarily carried under similar circumstances by such other Persons.
          SECTION 6.08. Compliance with Laws. Comply in all material respects with the requirements of all Laws and all orders, writs, injunctions and decrees applicable to it or to its business or property, except if the failure to comply therewith could not reasonably be expected to have a Material Adverse Effect.
          SECTION 6.09. Books and Records. Maintain proper books of record and account, in which entries that are full, true and correct in all material respects and are in conformity with GAAP consistently applied shall be made of all material financial transactions and matters involving the assets and business of Holdings or such Subsidiary, as the case may be.
          SECTION 6.10. Inspection Rights. Permit representatives and independent contractors of the Administrative Agent and each Lender to visit and inspect any of its properties, to examine its corporate, financial and operating records, and make copies thereof or abstracts therefrom, and to discuss its affairs, finances and accounts with its directors, officers, and independent public accountants, all at the reasonable expense of the Borrower and at such reasonable times during normal business hours and as often as may be reasonably desired, upon reasonable advance notice to the Borrower; provided that, excluding any such visits and inspections during the continuation of an Event of Default, only the Administrative Agent on behalf of the Lenders may exercise rights of the Administrative Agent and the Lenders under this Section 6.10 and the Administrative Agent shall not exercise such rights more often than two (2) times during any calendar year absent the existence of an Event of Default and only one (1) such time shall be at the Borrower’s expense; provided further that when an Event of Default exists, the Administrative Agent or any Lender (or any of their respective representatives or independent contractors) may do any of the foregoing at the expense of the Borrower at any time during normal business hours and upon reasonable advance notice. The Administrative Agent and the Lenders shall give the Borrower the opportunity to participate in any discussions with Holdings’ independent public accountants.
          SECTION 6.11. Covenant to Guarantee Obligations and Give Security. At the Borrower’s expense, take all action necessary or reasonably requested by the Administrative Agent to ensure that the Collateral and Guarantee Requirement continues to be satisfied at all times, including but in any such case subject to Section 6.17 and the terms of the Intercreditor Agreement.
          (a) upon the formation or acquisition of any new direct or indirect wholly owned Domestic Subsidiary (in each case, other than an Unrestricted Subsidiary or an Excluded Subsidiary) by any Loan Party or the designation in accordance with Section 6.14 of any existing direct or indirect wholly owned Domestic Subsidiary (other than an Excluded Subsidiary) as a Restricted Subsidiary:
          (i) within thirty (30) days after such formation, acquisition or designation or such longer period as the Administrative Agent may agree in its discretion:
               (A) cause each such Restricted Subsidiary that is or is required to be a Domestic Guarantor under the Collateral and Guarantee Requirement to furnish to the Administrative Agent a description of the real properties owned by such Restricted Subsidiary that have a book value in excess of $7,250,000 in detail reasonably satisfactory to the Administrative Agent;
               (B) cause (x) each such Restricted Subsidiary that is or is required to be a Domestic Guarantor pursuant to the Collateral and Guarantee Requirement to duly execute and deliver to the Administrative Agent or the Collateral Agent (as appropriate) Mortgages, Security Agreement Supplements, Intellectual Property Security Agreements and other security agreements and documents (including, with respect to Mortgages, the documents listed in Section 6.13(b)), as reasonably requested by and in form and substance reasonably satisfactory to the Administrative Agent (consistent with the Mortgages, Security Agreement, Intellectual Property Security Agreements and other Collateral Documents in effect on the Closing Date), in each case granting Liens required by the Collateral and Guarantee Requirement and (y) each direct or indirect parent of each such Restricted Subsidiary that is or is required to be a Domestic Guarantor pursuant to the Collateral and Guarantee Requirement to duly execute and deliver to the Administrative Agent such Security Agreement Supplements and other security agreements as reasonably requested by and in form and substance reasonably satisfactory to the Administrative Agent (consistent with the Security Agreements in effect on the Closing Date), in each case granting Liens required by the Collateral and Guarantee Requirement;
               (C) (x) cause each such Restricted Subsidiary that is required to become a Domestic Guarantor pursuant to the Collateral and Guarantee Requirement to deliver any and all certificates representing Equity Interests (to the extent certificated) that are required to be pledged pursuant to the Collateral and Guarantee Requirement, accompanied by undated stock powers or other appropriate instruments of transfer executed in blank and instruments evidencing the intercompany Indebtedness held by such Restricted Subsidiary and required to be pledged pursuant to the Collateral

Documents, indorsed in blank to the Collateral Agent and (y) cause each direct or indirect parent of such Restricted Subsidiary that is required to be a Domestic Guarantor pursuant to the Collateral and Guarantee Requirement to deliver any and all certificates representing the outstanding Equity Interests (to the extent certificated) of such Restricted Subsidiary that are required to be pledged pursuant to the Collateral and Guarantee Requirement, accompanied by undated stock powers or other appropriate instruments of transfer executed in blank and instruments evidencing the intercompany Indebtedness issued by such Restricted Subsidiary and required to be pledged in accordance with the Collateral Documents, indorsed in blank to the Collateral Agent; and
               (D) take, and cause such Restricted Subsidiary and each direct or indirect parent of such Restricted Subsidiary that is or is required to be a Domestic Guarantor pursuant to the Collateral and Guarantee Requirement to take, whatever action (including the recording of Mortgages, the filing of Uniform Commercial Code financing statements and delivery of stock and membership interest certificates) may be necessary in the reasonable opinion of the Administrative Agent to vest in the Administrative Agent (or in any representative of the Administrative Agent designated by it) valid Liens required by the Collateral and Guarantee Requirement, enforceable against all third parties in accordance with their terms, except as such enforceability may be limited by Debtor Relief Laws and by general principles of equity;
          (ii) within thirty (30) days after the request therefor by the Administrative Agent, deliver to the Administrative Agent a signed copy of an opinion, addressed to the Administrative Agent and the other Secured Parties, of counsel for the Loan Parties reasonably acceptable to the Administrative Agent as to such matters set forth in this Section 6.11(a) as the Administrative Agent may reasonably request; and
          (iii) as promptly as practicable after the request therefor by the Administrative Agent, deliver to the Administrative Agent with respect to each parcel of real property that is owned by such Restricted Subsidiary that is or is required to be a Domestic Guarantor pursuant to the Collateral and Guarantee Requirement and has a book value in excess of $7,250,000 any existing title reports, surveys or environmental assessment reports.
     (b) (i) [Reserved].
          (ii) after the Closing Date, promptly after (x) the acquisition of any material personal property by the Borrower or any Domestic Guarantor or (y) the acquisition of any owned real property by the Borrower or any Domestic Guarantor with a book value in excess of $7,250,000, and if such personal property or owned real property shall not already be subject to a perfected Lien pursuant to the Collateral and Guarantee Requirement, the Borrower shall give notice thereof to the Administrative Agent and promptly thereafter shall cause such assets to be subjected to a Lien to the extent required by the Collateral and Guarantee Requirement and will take, or cause the Borrower or relevant Domestic Guarantor to take, such actions as shall be necessary or reasonably requested by the Administrative Agent to grant and perfect or record such Lien, including, as applicable, the actions referred to in Section 6.13(b) with respect to real property.
          (c) with respect to each domestic deposit account and other domestic bank and securities accounts (other than Excluded Accounts (as defined in the Security Agreement)), maintained by the Borrower or any Domestic Guarantor with any depositary bank or securities intermediary, subject to the Intercreditor Agreement and upon receipt of a written notice from the First Priority Administrative Agent to the applicable depositary bank or securities intermediary, with a copy to the Borrower or any Domestic Guarantor, as applicable, that a Discharge of First Priority Claims (as defined in the Intercreditor Agreement) has occurred (such date, the “Discharge Date”), the Borrower and each applicable Domestic Guarantor, shall enter into a control agreement with such depositary bank or securities intermediary as soon as practicable but in no event later than one hundred and twenty (120) days of the Discharge Date (or such longer period as the Administrative Agent may agree in writing in its reasonable discretion).
          SECTION 6.12. Compliance with Environmental Laws. Except, in each case, to the extent that the failure to do so could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, comply, and take all reasonable actions to cause all lessees and other Persons operating or occupying its properties to comply with all applicable Environmental Laws and Environmental Permits; obtain and renew all Environmental Permits necessary for its operations and properties; and, in each case to the extent required by Environmental Laws, conduct any investigation, study, sampling and testing, and undertake any cleanup, removal, remedial or other action necessary to remove and clean up all Hazardous Materials from any of its properties, in accordance with the requirements of all Environmental Laws.
          SECTION 6.13. Further Assurances and Post-Closing Conditions.
          (a) Promptly upon reasonable request by the Administrative Agent or the Required Lenders (i) correct any material defect or error that may be discovered in the execution, acknowledgment, filing or recordation of any Collateral Document or other document or instrument relating to any Collateral, and (ii) do, execute, acknowledge, deliver, record, re-record, file, re-file, register and re-register any and all such further acts, deeds, certificates, assurances and other instruments as the Administrative Agent or the Required Lenders may reasonably request from time to time in order to carry out more effectively the purposes of the Collateral Documents.

          (b) In the case of any real property referred to in Section 6.11(b), provide the Administrative Agent with Mortgages with respect to such owned real property within thirty (30) days of the acquisition of, or, if requested by the Administrative Agent, entry into, or renewal of, a ground lease in respect of, such real property in each case together with:
          (i) evidence that counterparts of the Mortgages have been duly executed, acknowledged and delivered and are in form suitable for filing or recording in all filing or recording offices that the Administrative Agent may deem reasonably necessary or desirable in order to create a valid and subsisting perfected Lien on the property and/or rights described therein in favor of the Administrative Agent or the Collateral Agent (as appropriate) for the benefit of the Secured Parties and that all filing and recording taxes and fees have been paid or otherwise provided for in a manner reasonably satisfactory to the Administrative Agent;
          (ii) fully paid American Land Title Association Lender’s Extended Coverage title insurance policies or the equivalent or other form available in each applicable jurisdiction (the “Mortgage Policies”) in form and substance, with endorsements and in amount, reasonably acceptable to the Administrative Agent, (not to exceed the value of the real properties covered thereby), issued, coinsured and reinsured by title insurers reasonably acceptable to the Administrative Agent, insuring the Mortgages to be valid subsisting second priority Liens on the property described therein, free and clear of all defects and encumbrances, subject to Liens permitted by Section 7.01, and providing for such other affirmative insurance (including endorsements for future advances under the Loan Documents) and such coinsurance and direct access reinsurance as the Administrative Agent may reasonably request;
          (iii) opinions of local counsel for the Loan Parties in states in which the real properties are located, with respect to the enforceability and perfection of the Mortgages and any related fixture filings in form and substance reasonably satisfactory to the Administrative Agent;
          (iv) evidence that each such space lease contains a provision reasonably acceptable to the Administrative Agent permitting a collateral assignment with respect to such provisions; provided that the Administrative Agent shall be permitted to waive this requirement if it is reasonably satisfied that the Borrower has used its commercially reasonable efforts to comply with this requirement; and
          (v) such other evidence that all other actions that the Administrative Agent may reasonably deem necessary or desirable in order to create valid and subsisting Liens on the property described in the Mortgages has been taken.

          SECTION 6.14. Designation of Subsidiaries. The board of directors of Holdings may at any time on or prior to the Closing Date designate any Restricted Subsidiary as an Unrestricted Subsidiary or at any time designate any Unrestricted Subsidiary as a Restricted Subsidiary; provided that (i) immediately before and after such designation, no Default shall have occurred and be continuing and (ii) no Subsidiary (other than Orbitz TopCo and its Subsidiaries) may be designated as an Unrestricted Subsidiary if it is a “Restricted Subsidiary” for the purpose of the First Lien Credit Agreement or any Junior Financing, as applicable. Orbitz TopCo and its Subsidiaries shall continue to be Unrestricted Subsidiaries unless and until designated as a Restricted Subsidiary in accordance with the other provisions of the Loan Documents, and of the First Lien Debt Documents, applicable to designating Unrestricted Subsidiaries as Restricted Subsidiaries, and Travelport Guarantor shall continue to be an Unrestricted Subsidiary until the Settlement Date (as defined in the PIK Credit Agreement). The designation of any Subsidiary as an Unrestricted Subsidiary shall constitute an Investment by Holdings therein at the date of designation in an amount equal to the net book value of Holdings’ investment therein. The designation of any Unrestricted Subsidiary as a Restricted Subsidiary shall constitute the incurrence at the time of designation of any Indebtedness or Liens of such Subsidiary existing at such time.
          SECTION 6.15. Flood Insurance. With respect to each Mortgaged Property, obtain flood insurance in such total amount as the Administrative Agent or the Required Lenders may from time to time reasonably require, if at any time the area in which any improvements are located on any Mortgaged Property is designated a “flood hazard area” in any Flood Insurance Rate Map published by the Federal Emergency Management Agency (or any successor agency), and otherwise comply with the National Flood Insurance Program as set forth in the Flood Disaster Protection Act of 1973, as amended from time to time.
          SECTION 6.16. Orbitz Indebtedness. If Orbitz Topco, any of its Subsidiaries or any other Person whose primary assets or operations comprise a portion of the Orbitz Business and that is not then a Loan Party Guarantees or otherwise becomes liable for any Indebtedness of Holdings and its Subsidiaries (other than Orbitz Topco, any of its Subsidiaries or any other Person whose primary assets or operations comprise a portion of the Orbitz Business), such Person shall become subject to the Collateral and Guarantee Requirement hereunder as if such Person were a Restricted Subsidiary (it being understood that in such case such Person shall, other than for purposes of granting guarantees and collateral pursuant to the Collateral and Guarantee Requirement, not be considered a Restricted Subsidiary hereunder).
          SECTION 6.17. Post-Closing Matters.
          (a) To the extent such items have not been delivered as of the Closing Date, within one hundred and twenty (120) days after the Closing Date, unless waived or extended by the Collateral Agent in its sole discretion, the Borrower and the applicable Domestic Guarantor shall deliver to the Collateral Agent: (i) counterparts of a second lien Mortgage with respect to (x) the owned real property of the Loan

Parties located at 5350 South Valentia Way, Greenwood Village, Colorado and (y) the Mortgaged Properties duly executed and delivered by the record owner of such property, (ii) a policy or policies of title insurance issued by a nationally recognized title insurance company insuring the Lien of each such Mortgage as a valid second priority Lien on the property described therein, free and clear of all other Liens except as expressly permitted by Section 7.01, together with such endorsements, coinsurance and reinsurance as the Administrative Agent may reasonably require, (iii) such existing surveys, existing abstracts, existing appraisals, legal opinions and other existing documents as the Administrative Agent may reasonably request with respect to any such Mortgaged Property, and (iv) evidence that all other actions, recordings and filings in connection with the Mortgage that the Administrative Agent may deem reasonably necessary shall have been taken, completed or otherwise provided for in a manner reasonably satisfactory to the Administrative Agent; provided that the applicable Loan Party shall not be required to deliver the foregoing items if such Mortgaged Property shall have been sold, transferred or otherwise disposed of pursuant to a Disposition permitted by Section 7.05 within 120 days after the Closing Date.
          (b) Within two hundred and seventy (270) days after the Closing Date, or such longer period that is reasonably acceptable to the Administrative Agent, Holdings shall use commercially reasonable efforts to ensure that the requirements set forth in clauses (i) and (j) of the Collateral and Guarantee Requirement are satisfied.
          SECTION 6.18. Bond Conversion Offer. No earlier than thirty (30) calendar days after the Closing Date and no later than sixty (60) calendar days after the Closing Date, Lenders holding more than 50% of the Total Outstandings with respect to the Tranche B Term Loans may deliver an irrevocable written request (the “Request”) to the Borrower to commence a Bond Conversion Offer. As soon as practicable (and in any event within twenty (20) calendar days) after receipt of the Request (the “Notice Date”, the Borrower shall provide notice of the Bond Conversion Offer (specifying the Consummation Date) to each Tranche B Term Lender and the Loans held by each Tranche B Term Lender shall be converted to Conversion Bonds on the Consummation Date, unless such Tranche B Lender notifies the Borrower in writing (which notice shall be irrevocable) within three (3) Business Days of the Notice Date of its intent to not participate in the Bond Conversion Offer (the “Opt-out Notice”). No later than five (5) Business Days after the Notice Date (the “Consummation Date”), the Bond Conversion Offer shall be consummated and the Borrower shall (or shall be deemed to) (i) convert all Tranche B Loans that were not the subject of an Opt-out Notice and all Tranche A Loans into Conversion Bonds, (ii) cause the trustee under the Indenture to authenticate and deliver Conversion Bonds in global form with customary legends for private bonds with a principal amount equal to the principal amount of the Loans converted on the Consummation Date and (iii) execute and deliver the Indenture and any other documents and instruments contemplated thereby or hereby. The Borrower agrees that the Consummation Date shall occur no later than thirty (30) calendar days after delivery of the Request. It is understood and agreed that on and after the Consummation Date (x) any Loans that have not been converted pursuant to the Bond Conversion Offer shall no longer be secured by the Collateral Documents, and the Liens and security interests provided for in the Collateral Documents shall secure the Conversion Bonds, (y) neither Holdings or its Subsidiaries shall be bound by any of the affirmative and negative covenants set forth in Article VI and Article VII, respectively, and (z) none of the Events of Default (other than Sections 8.01(a), (f) and (g)) shall be applicable.
ARTICLE VII
NEGATIVE COVENANTS
          Until the Consummation Date, Holdings and the Borrower shall not, nor shall they permit any of their Restricted Subsidiaries to, directly or indirectly:
          SECTION 7.01. Liens. Create, incur, assume or suffer to exist any Lien upon any of its property, assets or revenues, whether now owned or hereafter acquired, other than the following:
          (a) Liens pursuant to any Loan Document;
          (b) Liens existing on the First Lien Original Closing Date and listed on Schedule 7.01(b) and any modifications, replacements, renewals or extensions thereof; provided that (i) the Lien does not extend to any additional property other than (A) after-acquired property that is affixed or incorporated into the property covered by such Lien or financed by Indebtedness permitted under Section 7.03, and (B) proceeds and products thereof, and (ii) the renewal, extension or refinancing of the obligations secured or benefited by such Liens is permitted by Section 7.03;
          (c) Liens for taxes, assessments or governmental charges which are not overdue for a period of more than thirty (30) days or which are being contested in good faith and by appropriate proceedings diligently conducted, if adequate reserves with respect thereto are maintained on the books of the applicable Person in accordance with GAAP;
          (d) statutory Liens of landlords, carriers, warehousemen, mechanics, materialmen, repairmen, construction contractors or other like Liens arising in the ordinary course of business which secure amounts not overdue for a period of more than thirty (30) days or, if more than thirty (30) days overdue, are unfiled and no other action has been taken to enforce such Lien or which are being contested in good faith and by appropriate proceedings diligently conducted, if adequate reserves with respect thereto are maintained on the books of the applicable Person in accordance with GAAP;
          (e) (i) pledges or deposits in the ordinary course of business in connection with workers’ compensation, unemployment insurance and other social security legislation and (ii) pledges and deposits in the ordinary course of business securing liability for reimbursement or indemnification obligations of (including obligations in respect of letters of credit or bank guarantees for the benefit of) insurance carriers providing property, casualty or liability insurance to Holdings, the Borrower or any Restricted Subsidiary;
          (f) deposits to secure the performance of bids, trade contracts, governmental contracts and leases (other than Indebtedness for borrowed money), statutory obligations, surety, stay, customs and appeal bonds, performance bonds and other obligations of a like nature (including those to secure health, safety and environmental obligations) incurred in the ordinary course of business;
          (g) easements, rights-of-way, restrictions, encroachments, protrusions and other similar encumbrances and minor title defects affecting real property which, in the aggregate, do not in any case materially interfere with the ordinary conduct of the business of Holdings, the Borrower or any material Subsidiary;
          (h) Liens securing judgments for the payment of money not constituting an Event of Default under Section 8.01(h);
          (i) Liens securing Indebtedness permitted under Section 7.03(e); provided that (i) such Liens attach concurrently with or within two hundred and seventy (270) days after the acquisition, repair, replacement, construction or improvement (as applicable) of the property subject to such Liens, (ii) such Liens do not at any time encumber any property except for accessions to such property other than the property financed by such Indebtedness and the proceeds and the products thereof and (iii) with respect to Capitalized Leases, such Liens do not at any time extend to or cover any assets (except for accessions to such assets) other than the assets subject to such Capitalized Leases; provided that individual financings of equipment provided by one lender may be cross collateralized to other financings of equipment provided by such lender;
          (j) leases, licenses, subleases or sublicenses granted to others in the ordinary course of business which do not (i) interfere in any material respect with the business of Holdings, the Borrower or any material Subsidiary or (ii) secure any Indebtedness;

          (k) Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods in the ordinary course of business;
          (l) Liens (i) of a collection bank arising under Section 4-210 of the Uniform Commercial Code on the items in the course of collection, and (ii) in favor of a banking institution arising as a matter of law encumbering deposits (including the right of setoff) and which are within the general parameters customary in the banking industry;
          (m) Liens (i) on cash advances in favor of the seller of any property to be acquired in an Investment permitted pursuant to Section 7.02(i) or to be applied against the purchase price for such Investment, (ii) attaching to commodity trading accounts or other commodities brokerage accounts incurred in the ordinary course of business and (iii) consisting of an agreement to Dispose of any property in a Disposition permitted under Section 7.05, in each case, solely to the extent such Investment or Disposition, as the case may be, would have been permitted on the date of the creation of such Lien;
          (n) Liens on property (i) of any Foreign Subsidiary that is not a Loan Party as of the Closing Date and (ii) that does not constitute Collateral, which Liens secure Indebtedness of the applicable Foreign Subsidiary permitted under Section 7.03;
          (o) Liens in favor of Holdings, the Borrower or a Restricted Subsidiary securing Indebtedness permitted under Section 7.03(d);
          (p) Liens existing on property at the time of its acquisition or existing on the property of any Person at the time such Person becomes a Restricted Subsidiary (other than by designation as a Restricted Subsidiary pursuant to Section 6.14), in each case after the Closing Date (other than Liens on the Equity Interests of any Person that becomes a Restricted Subsidiary) and the replacement, extension or renewal of any Lien permitted by this clause (p) upon or in the same property previously subject thereto in connection with the replacement, extension or renewal (without increase in the amount or any change in any direct or contingent obligor) of the amount or value secured thereby; provided that (i) such Lien was not created in contemplation of such acquisition or such Person becoming a Restricted Subsidiary, (ii) such Lien does not extend to or cover any other assets or property (other than the proceeds or products thereof and other than after-acquired property subjected to a Lien securing Indebtedness and other obligations incurred prior to such time and which Indebtedness and other obligations are permitted hereunder that require, pursuant to their terms at such time, a pledge of after-acquired property, it being understood that such requirement shall not be permitted to apply to any property to which such requirement would not have applied but for such acquisition), and (iii) the Indebtedness secured thereby is permitted under Section 7.03(e), (g) or (k);
          (q) any interest or title of a lessor under leases entered into by Holdings, the Borrower or any of the Restricted Subsidiaries in the ordinary course of business;
          (r) Liens (pari passu with the Liens securing the Obligations) on all or a portion of the Collateral to secure Permitted Refinancing Indebtedness and First Lien Credit Agreement Permitted Refinancing Indebtedness;
          (s) Liens encumbering out of conditional sale, title retention, consignment or similar arrangements for sale of goods entered into by Holdings, the Borrower or any of the Restricted Subsidiaries in the ordinary course of business permitted by this Agreement;
          (t) Liens deemed to exist in connection with Investments in repurchase agreements under Section 7.02 and reasonable customary initial deposits and margin deposits and similar Liens attaching to commodity trading accounts or other brokerage accounts incurred in the ordinary course of business and not for speculative purposes;
          (u) Liens that are contractual rights of set-off (i) relating to the establishment of depository relations with banks not given in connection with the issuance of Indebtedness, (ii) relating to pooled deposit or sweep accounts of Holdings, the Borrower or any Restricted Subsidiary to permit satisfaction of overdraft or similar obligations incurred in the ordinary course of business of Holdings, the Borrower and the Restricted Subsidiaries or (iii) relating to purchase orders and other agreements entered into with customers of Holdings, the Borrower or any Restricted Subsidiary in the ordinary course of business;
          (v) Liens solely on any cash earnest money deposits made by Holdings, the Borrower or any of the Restricted Subsidiaries in connection with any letter of intent or purchase agreement permitted hereunder;
          (w) (i) Liens placed upon the Equity Interests of any Restricted Subsidiary acquired pursuant to a Permitted Acquisition to secure Indebtedness incurred pursuant to Section 7.03(g) in connection with such Permitted Acquisition and (ii) Liens placed upon the assets of such Restricted Subsidiary and any of its Subsidiaries to secure a Guarantee by such Restricted Subsidiary and its Subsidiaries of any such Indebtedness incurred pursuant to Section 7.03(g);

          (x) ground leases in respect of real property on which facilities owned or leased by the Borrower or any of its Subsidiaries are located;
          (y) Liens arising from precautionary Uniform Commercial Code financing statement filings;
          (z) Liens on insurance policies and the proceeds thereof securing the financing of the premiums with respect thereto;
          (aa) Liens securing Indebtedness and other obligations under the First Lien Credit Agreement and the First Lien Debt Documents (including Liens securing any First Lien Credit Agreement Permitted Refinancing Indebtedness); and
          (bb) other Liens securing Indebtedness outstanding in an aggregate principal amount not to exceed $94,250,000.
Notwithstanding the foregoing, no Liens on any IP Collateral shall be permitted at any time, other than pursuant to Section 7.01(a), (b), (c), (h), (j), (m), (o), (p), (r), (u)(iii), (w) or (aa), and no Liens (other than those referred to in Section 7.01(a), (r) or (aa)) shall be permitted on the Collateral consisting of the Equity Interests of the Borrower or the Foreign Holdco.
Notwithstanding the foregoing, no Liens shall be permitted to exist directly or indirectly on any Mortgaged Property other than pursuant to clauses (a), (b), (c), (d), (g), (h), (j), (p), (q), (r), (x) and (aa) of this Section 7.01 (to the extent, with reference to clause (j) of this Section 7.01, the Borrower and the applicable Loan Party shall use commercially reasonable efforts to cause such leases, licenses, subleases or sublicenses to be subordinate to the lien of any Mortgage).
          SECTION 7.02. Investments. Make or hold any Investments, except:
          (a) Investments by Holdings, the Borrower or a Restricted Subsidiary in assets that were Cash Equivalents when such Investment was made;
          (b) loans or advances to officers, directors and employees of Holdings, the Borrower and the Restricted Subsidiaries (i) for reasonable and customary business-related travel, entertainment, relocation and analogous ordinary business purposes, (ii) in connection with such Person’s purchase of Equity Interests of Holdings (or any direct or indirect parent thereof or after a Qualifying IPO, the Borrower or any Intermediate Holding Company) (provided that the amount of such loans and advances shall be contributed to the Borrower in cash as common equity) and (iii) for purposes not described in the foregoing clauses (i) and (ii), in an aggregate principal amount outstanding not to exceed $9,425,000;

          (c) Investments (i) by Holdings, the Borrower or any Restricted Subsidiary in any Loan Party (excluding any new Restricted Subsidiary which becomes a Loan Party and excluding any Foreign Subsidiary), (ii) by any Restricted Subsidiary that is not a Loan Party in any other such Restricted Subsidiary that is also not a Loan Party and (iii) by the Borrower or any Restricted Subsidiary (A) in any Restricted Subsidiary that is not a Loan Party; provided that the aggregate amount of such Investments in Persons that are not Loan Parties (together with, but without duplication of, (a) the aggregate consideration paid in respect of Permitted Acquisitions of Persons that do not become Loan Parties pursuant to Section 7.02(i)(B), (b) the aggregate consideration paid on or prior to the Closing Date in respect of Permitted Acquisitions of Persons that did not become Loan Parties pursuant to Section 7.02(i)(B) of the First Lien Credit Agreement, and (c) any amounts invested in Foreign Subsidiaries that are not Loan Parties on or prior to the Closing Date pursuant to Section 7.02(c)(iii)(A) of the First Lien Credit Agreement , but in each case after giving effect to any Investment permitted by Section 7.02(q)(including any amounts invested on or prior to the Closing Date pursuant to Section 7.02(q) of the First Lien Credit Agreement)) shall not exceed $471,250,000 (net of any return representing a return of capital in respect of any such Investment) or (B) in any Foreign Subsidiary that is a Loan Party, consisting of the contribution of Equity Interests of any other Foreign Subsidiary held directly by the Borrower or such Restricted Subsidiary in exchange for Indebtedness, Equity Interests or a combination thereof of the Foreign Subsidiary to which such contribution is made, (C) in any Foreign Subsidiary, constituting an exchange of Equity Interests of such Foreign Subsidiary for Indebtedness of such Foreign Subsidiary or (D) constituting Guarantees of Indebtedness or other monetary obligations of Foreign Subsidiaries owing to any Loan Party, to the extent such Guarantees are permitted under Section 7.03 and (iv) by any Foreign Subsidiary that is a Loan Party in any other Foreign Subsidiary that is a Loan Party (other than any new Restricted Subsidiary that becomes a Loan Party);
          (d) Investments consisting of extensions of credit in the nature of accounts receivable or notes receivable arising from the grant of trade credit in the ordinary course of business, and Investments received in satisfaction or partial satisfaction thereof from financially troubled account debtors and other credits to suppliers in the ordinary course of business;
          (e) Investments consisting of Liens, Indebtedness, fundamental changes, Dispositions and Restricted Payments permitted under Sections 7.01, 7.03, 7.04, 7.05 and 7.06, respectively;
          (f) Investments (i) existing or contemplated on the Closing Date and set forth on Schedule 7.02(f) and any modification, replacement, renewal, reinvestment or extension thereof and (ii) existing on the Closing Date by Holdings, the Borrower or any Restricted Subsidiary in the Borrower or any other Restricted Subsidiary and any modification, renewal or extension thereof; provided that the amount of any Investment permitted pursuant to this Section 7.02(f) is not materially increased from the amount of such Investment on the Closing Date via the transfer of assets from any of Holdings or any Subsidiary thereof to such Investment;
          (g) Investments in Swap Contracts permitted under Section 7.03;
          (h) promissory notes and other noncash consideration received in connection with Dispositions permitted by Section 7.05;
          (i) the purchase or other acquisition of property and assets or businesses of any Person or of assets constituting a business unit, a line of business or division of such Person, or Equity Interests in a Person that, upon the consummation thereof, will be a wholly owned Subsidiary of Holdings (including as a result of a merger or consolidation); provided that, with respect to each purchase or other acquisition made pursuant to this Section 7.02(i) (each, a “Permitted Acquisition”):
               (A) subject to clause (B) below, a majority of all property, assets and businesses acquired in such purchase or other acquisition shall constitute Collateral and each applicable Loan Party and any such newly created or acquired Subsidiary (and, to the extent required under the Collateral and Guarantee Requirement, the Subsidiaries of such created or acquired Subsidiary) shall be Guarantors and shall have complied with the requirements of Section 6.11, within the times specified therein (for the avoidance of doubt, this clause (A) shall not override any provisions of the Collateral and Guarantee Requirement);
               (B) the aggregate amount of consideration paid in respect of acquisitions of Persons that do not become Loan Parties (together with, but without duplication of, (a) the aggregate amount of all Investments in Foreign Subsidiaries that are not Loan Parties pursuant to Section 7.02(c)(iii)(A), (b) the aggregate amount of Investments in Foreign Subsidiaries that are not Loan Parties made on or prior to the Closing Date pursuant to Section 7.02(c)(iii)(A) of the First Lien Credit Agreement, and (c) any amounts paid on or prior to the Closing Date pursuant to Section 7.02(i)(B) of the First Lien Credit Agreement, but in each case after giving effect to any Investments permitted under Section 7.02(q) (including any amounts invested on or prior to the Closing Date pursuant to Section 7.02(q) of the First Lien Credit Agreement)) shall not exceed $471,250,000 (net of any return representing a return of capital in respect of any such Investment);
               (C) the acquired property, assets, business or Person is in the same line of business as Holdings and the Subsidiaries, taken as a whole;

               (D) the board of directors (or similar governing body) of the Person to be so purchased or acquired shall not have indicated publicly its opposition to the consummation of such purchase or acquisition (which opposition has not been publicly withdrawn);
               (E) immediately before and immediately after giving Pro Forma Effect to any such purchase or other acquisition, no Default shall have occurred and be continuing; and
               (F) the Borrower shall have delivered to the Administrative Agent, on behalf of the Lenders, no later than five (5) Business Days after the date on which any such purchase or other acquisition is consummated, a certificate of a Responsible Officer, in form and substance reasonably satisfactory to the Administrative Agent, certifying that all of the requirements set forth in this clause (i) have been satisfied or will be satisfied on or prior to the consummation of such purchase or other acquisition;
          (j) the First Lien Original Closing Date Transaction, the Restructuring Transaction and the Investment Transaction;
          (k) Investments in the ordinary course of business consisting of Article 3 endorsements for collection or deposit and Article 4 customary trade arrangements with customers consistent with past practices;
          (l) Investments (including debt obligations and Equity Interests) received in connection with the bankruptcy or reorganization of suppliers and customers or in settlement of delinquent obligations of, or other disputes with, customers and suppliers arising in the ordinary course of business or upon the foreclosure with respect to any secured Investment or other transfer of title with respect to any secured Investment;
          (m) loans and advances to Holdings (or any direct or indirect parent thereof) in lieu of, and not in excess of the amount of (after giving effect to any other loans, advances or Restricted Payments in respect thereof), Restricted Payments to the extent permitted to be made to Holdings (or such parent) in accordance with Section 7.06(h), (i) or (j);
          (n) so long as immediately after giving effect to any such Investment, no Default has occurred and is continuing, other Investments that do not exceed $26,000,000 in the aggregate, net of any return representing return of capital in respect of any such investment and valued at the time of the making thereof; provided that, such amount shall be increased by the Net Cash Proceeds of Permitted Equity

Issuances (other than Permitted Equity Issuances made pursuant to Section 8.05 of the First Lien Credit Agreement) that are Not Otherwise Applied;
          (o) advances of payroll payments to employees in the ordinary course of business;
          (p) Investments to the extent that payment for such Investments is made solely with Qualified Equity Interests of Holdings (or the Borrower or an Intermediate Holding Company after a Qualifying IPO of Holdings, the Borrower or such Intermediate Holding Company);
          (q) Investments held by a Restricted Subsidiary (acquired after the Closing Date or of a corporation merged into the Borrower or merged or consolidated with a Restricted Subsidiary in accordance with Section 7.04 after the Closing Date), to the extent that such Investments were not made in contemplation of or in connection with such acquisition, merger or consolidation and were in existence on the date of such acquisition, merger or consolidation;
          (r) Guarantees by Holdings, the Borrower or any Restricted Subsidiary of leases (other than Capitalized Leases) or of other obligations that do not constitute Indebtedness, in each case entered into in the ordinary course of business;
          (s) [Reserved]; and
          (t) any Investments in Orbitz TopCo, so long as the amount actually invested in Orbitz TopCo by Holdings or a Restricted Subsidiary does not increase upon and following the Orbitz IPO (it being understood that increases in the value of Orbitz TopCo upon and following the Orbitz IPO that do not result from Investments by Holdings or a Restricted Subsidiary in Orbitz TopCo shall be permitted by this clause (t));
provided that (x) the only Investment in Travelport Guarantor that shall be permitted to be made under this Section 7.02 shall be pursuant to the Investment Transaction and (y) no Investment in an Unrestricted Subsidiary that would otherwise be permitted under this Section 7.02 shall be permitted hereunder to the extent that any portion of such Investment is used to make any prepayments, redemptions, purchases, defeasances and other payments in respect of Junior Financings.
          SECTION 7.03. Indebtedness. Create, incur, assume or suffer to exist any Indebtedness, except:

          (a) Indebtedness of Holdings, the Borrower and any of its Subsidiaries under the Loan Documents;
          (b) Indebtedness (i) outstanding on the First Lien Original Closing Date and listed on Schedule 7.03(b) and, other than in respect of any letter of credit or any surety bond listed thereon or any drawing upon any such letter of credit or surety bond, any Permitted Refinancing thereof; and (ii) intercompany Indebtedness outstanding on the First Lien Original Closing Date;
          (c) Guarantees by Holdings, the Borrower or any Restricted Subsidiary in respect of Indebtedness of Holdings, the Borrower or any Restricted Subsidiary otherwise permitted hereunder (except that a Restricted Subsidiary that is not a Loan Party may not, by virtue of this Section 7.03(c), Guarantee Indebtedness that such Restricted Subsidiary could not otherwise incur under this Section 7.03); provided that (A) no Guarantee by any Restricted Subsidiary of any Indebtedness, the First Lien Credit Agreement, any High Yield Note, Junior Financing, Permitted Refinancing Indebtedness or First Lien Credit Agreement Permitted Refinancing Indebtedness shall be permitted unless such Restricted Subsidiary shall have also provided a Guarantee of the Obligations substantially on the terms set forth in the Guaranty and (B) if the Indebtedness being Guaranteed is subordinated to the Obligations, such Guarantee shall be subordinated to the Guarantee of the Obligations on terms at least as favorable to the Lenders as those contained in the subordination of such Indebtedness;
          (d) Indebtedness of Holdings, the Borrower or any Restricted Subsidiary owing to Holdings, the Borrower or any other Restricted Subsidiary to the extent constituting an Investment permitted by Section 7.02; provided that, all such Indebtedness of any Loan Party owed to any Person that is not a Loan Party shall be subject to the subordination terms set forth in Section 5.03 of the Security Agreement;
          (e) (i) Attributable Indebtedness and other Indebtedness (including Capitalized Leases) financing the acquisition, construction, repair, replacement or improvement of fixed or capital assets, other than software; provided that such Indebtedness is incurred concurrently with or within two hundred and seventy (270) days after the applicable acquisition, construction, repair, replacement or improvement, (ii) Attributable Indebtedness arising out of sale-leaseback transactions permitted by Section 7.05(f) and (iii) any Permitted Refinancing of any Indebtedness set forth in the immediately preceding clauses (i) and (ii); provided that the aggregate principal amount of Indebtedness outstanding at any one time pursuant to this Section 7.03(e) shall not exceed 5.0% of Total Assets at such time;

          (f) Indebtedness in respect of Swap Contracts designed to hedge against interest rates, foreign exchange rates or commodities pricing risks incurred in the ordinary course of business and not for speculative purposes;
          (g) Indebtedness of the Borrower, any Foreign Subsidiary or any Guarantor (i) assumed in connection with any Permitted Acquisition or (ii) incurred to finance a Permitted Acquisition, in each case, that is secured only by the assets or business acquired in the applicable Permitted Acquisition (including any acquired Equity Interests) and so long as both immediately prior and after giving effect thereto, (A) no Default shall exist or result therefrom and (B) the aggregate principal amount of such Indebtedness and all Indebtedness resulting from any Permitted Refinancing thereof at any time outstanding pursuant to this clause (g) does not exceed $145,000,000; provided that the aggregate amount of Indebtedness outstanding at Persons that are not Loan Parties pursuant to this clause (g) and clause (n) below shall not exceed $100,000,000 at any one time;
          (h) (i) Indebtedness of Holdings, the Borrower or any Restricted Subsidiary (A) assumed in connection with any Permitted Acquisition; provided that such Indebtedness is not incurred in contemplation of such Permitted Acquisition, or (B) incurred to finance a Permitted Acquisition and (ii) any Permitted Refinancing of the foregoing; provided that, in each case, such Indebtedness and all Indebtedness resulting from any Permitted Refinancing thereof (v) is unsecured, (w) both immediately prior and after giving effect thereto, no Default shall exist or result therefrom, (x) matures after, and does not require any scheduled amortization or other scheduled payments of principal prior to, the Maturity Date (it being understood that such Indebtedness may have mandatory prepayment, repurchase or redemptions provisions satisfying the requirement of clause (y) hereof), (y) has terms and conditions (other than interest rate, redemption premiums and subordination terms), taken as a whole, that are not materially less favorable to the Borrower as the terms and conditions of the High Yield Notes as of the Closing Date; provided that a certificate of a Responsible Officer delivered to the Administrative Agent at least five Business Days prior to the incurrence of such Indebtedness, together with a reasonably detailed description of the material terms and conditions of such Indebtedness or drafts of the documentation relating thereto, stating that the Borrower has determined in good faith that such terms and conditions satisfy the foregoing requirement shall be conclusive evidence that such terms and conditions satisfy the foregoing requirement unless the Administrative Agent notifies the Borrower within such five Business Day period that it disagrees with such determination (including a reasonable description of the basis upon which it disagrees), and (z) with respect to such Indebtedness described in the immediately preceding clause (B) or any Permitted Refinancing thereof, is incurred by the Borrower or a Guarantor; provided further that notwithstanding anything contained in the Loan Documents to the contrary, (a) the maximum principal amount of all Indebtedness described in clause (A) of this paragraph (together with any Permitted Refinancing of Indebtedness in respect thereof) with respect to which a Restricted Subsidiary that is not a Guarantor may become liable shall be $145,000,000 and (b) the only obligors with respect to any Indebtedness incurred pursuant to clause (A) of this paragraph or any Permitted Refinancing of Indebtedness in respect thereof shall be of those Persons who were obligors of such Indebtedness immediately prior to such Permitted Acquisition;
          (i) Indebtedness representing deferred compensation to employees of the Borrower and the Restricted Subsidiaries incurred in the ordinary course of business;
          (j) Indebtedness to current or former officers, directors and employees, their respective estates, spouses or former spouses to finance the purchase or redemption of Equity Interests of Holdings permitted by Section 7.06;
          (k) Indebtedness incurred by Holdings, the Borrower or any Restricted Subsidiary in a Permitted Acquisition, any other Investment expressly permitted hereunder or any Disposition to the extent constituting indemnification obligations or obligations in respect of purchase price or other similar adjustments;
          (l) Indebtedness consisting of obligations of Holdings, the Borrower or any Restricted Subsidiary under deferred compensation or other similar arrangements incurred by such Person in connection with the First Lien Original Closing Date Transaction and Permitted Acquisitions or any other Investment expressly permitted hereunder;
          (m) Indebtedness in respect of netting services, overdraft protections and similar arrangements in each case in connection with deposit accounts;
          (n) Indebtedness in an aggregate principal amount not to exceed $362,500,000, at any time outstanding; provided that a maximum of $145,000,000 in aggregate principal amount of such Indebtedness (less the aggregate principal amount of Indebtedness of Foreign Subsidiaries that are not Guarantors outstanding at any time under Section 7.03(g)) may be incurred by Foreign Subsidiaries that are not Guarantors;
          (o) Indebtedness consisting of (a) the financing of insurance premiums or (b) take-or-pay obligations contained in supply arrangements, in each case, in the ordinary course of business;
          (p) Indebtedness incurred by Holdings, the Borrower or any of the Restricted Subsidiaries in respect of letters of credit, bank guarantees, bankers’ acceptances or similar instruments issued or created in the ordinary course of business, including in respect of workers’ compensation claims, health, disability or other employee benefits or property, casualty or liability insurance or self-insurance or other Indebtedness with respect to reimbursement-type obligations regarding workers’ compensation claims; provided that any reimbursement obligations in respect thereof are reimbursed within 30 days following the incurrence thereof;
          (q) obligations in respect of performance, bid, appeal and surety bonds and performance and completion guarantees and similar obligations provided by Holdings, the Borrower or any of the Restricted Subsidiaries or obligations in respect of letters of credit, bank guarantees or similar instruments related thereto, in each case in the ordinary course of business or consistent with past practice;
          (r) [Reserved];
          (s) Indebtedness supported by a letter of credit, in a principal amount not to exceed the face amount of such letter of credit, so long as such letter of credit is otherwise permitted under this Section 7.03;
          (t) Indebtedness in respect of the High Yield Notes and any Permitted Refinancing thereof;
          (u) Permitted Refinancing Indebtedness and First Lien Credit Agreement Permitted Refinancing Indebtedness;
          (v) Indebtedness under the First Lien Credit Agreement and the First Lien Debt Documents; and
          (w) all premiums (if any), interest (including post-petition interest), fees, expenses, charges and additional or contingent interest on obligations described in clauses (a) through (v) above;
provided that no Indebtedness that would otherwise be permitted under this Section 7.03 shall be permitted hereunder to the extent such Indebtedness constitutes a PIK Guarantee.
          SECTION 7.04. Fundamental Changes. Merge, dissolve, liquidate, consolidate with or into another Person, or Dispose of (whether in one transaction or in a series of transactions) all or substantially all of its assets (whether now owned or hereafter acquired) to or in favor of any Person, except that:

          (a) any Restricted Subsidiary may merge with (i) the Borrower (including a merger, the purpose of which is to reorganize the Borrower into a new jurisdiction); provided that (x) the Borrower shall be the continuing or surviving Person and (y) such merger does not result in the Borrower ceasing to be incorporated under the Laws of the United States, any state thereof or the District of Columbia, or (ii) any one or more other Restricted Subsidiaries; provided that when any Restricted Subsidiary that is a Loan Party is merging with another Restricted Subsidiary, a Loan Party shall be the continuing or surviving Person;
          (b) (i) any Subsidiary that is not a Loan Party may merge or consolidate with or into any other Subsidiary that is not a Loan Party and (ii) any Subsidiary (other than the Borrower) may liquidate or dissolve or change its legal form if Holdings determines in good faith that such action is in the best interests of Holdings and its Subsidiaries and if not materially disadvantageous to the Lenders;
          (c) any Restricted Subsidiary may Dispose of all or substantially all of its assets (upon voluntary liquidation or otherwise) to the Borrower or to another Restricted Subsidiary; provided that if the transferor in such a transaction is a Guarantor or a Borrower, then (i) the transferee must either be the Borrower or a Guarantor or (ii) to the extent constituting an Investment, such Investment must be a permitted Investment in or Indebtedness of a Restricted Subsidiary which is not a Loan Party in accordance with Sections 7.02 and 7.03, respectively;
          (d) so long as no Default exists or would result therefrom, the Borrower may merge with any other Person; provided that (i) the Borrower shall be the continuing or surviving corporation or (ii) if the Person formed by or surviving any such merger or consolidation is not the Borrower (any such Person, the “Successor Borrower”), (A) the Successor Borrower shall be an entity organized or existing under the laws of the United States, any state thereof, the District of Columbia or any territory thereof, (B) the Successor Borrower shall expressly assume all the obligations of the Borrower under this Agreement and the other Loan Documents to which the Borrower is a party pursuant to a supplement hereto or thereto in form reasonably satisfactory to the Administrative Agent, (C) each Guarantor, unless it is the other party to such merger or consolidation, shall have by a supplement to the Guaranty confirmed that its Guarantee shall apply to the Successor Borrower’s obligations under this Agreement, (D) each Guarantor, unless it is the other party to such merger or consolidation, shall have by a supplement to the Security Agreement confirmed that its obligations thereunder shall apply to the Successor Borrower’s obligations under this Agreement, (E) each mortgagor of a Mortgaged Property, unless it is the other party to such merger or consolidation, shall have by an amendment to or restatement of the applicable Mortgage confirmed that its obligations thereunder shall apply to the Successor Borrower’s obligations under this Agreement, and (F) the Borrower shall have delivered to the Administrative Agent an officer’s certificate and an opinion of counsel, each stating that such merger or consolidation and such supplement to this Agreement or any Collateral Document comply with this Agreement; provided further that if the foregoing are satisfied, the Successor Borrower will succeed to, and be substituted for, the Borrower under this Agreement;
          (e) so long as no Default exists or would result therefrom, any Restricted Subsidiary may merge with any other Person in order to effect an Investment permitted pursuant to Section 7.02; provided that the continuing or surviving Person shall be a Restricted Subsidiary, which together with each of its Restricted Subsidiaries, shall have complied with the requirements of Section 6.11;
          (f) so long as no Default exists or would result therefrom and no material assets have been transferred to such Subsidiaries from Holdings or any Subsidiary thereof from the Closing Date to the date of such dissolution or liquidation, the Subsidiaries listed on Schedule 7.04(f) may be dissolved or liquidated; and
          (g) so long as no Default exists or would result therefrom, a merger, dissolution, liquidation, consolidation or Disposition, the purpose of which is to effect a Disposition permitted pursuant to Section 7.05.
          SECTION 7.05. Dispositions. Make any Disposition, except:
          (a) Dispositions of obsolete or worn out property, whether now owned or hereafter acquired, in the ordinary course of business and Dispositions of property no longer used or useful in the conduct of the business of the Borrower and the Restricted Subsidiaries;
          (b) Dispositions of inventory and immaterial assets in the ordinary course of business;
          (c) Dispositions of property to the extent that (i) such property is exchanged for credit against the purchase price of similar replacement property that is promptly purchased or (ii) the proceeds of such Disposition are promptly applied to the purchase price of such replacement property (which replacement property is actually promptly purchased);
          (d) Dispositions of property to the Borrower or to a Restricted Subsidiary; provided that if the transferor of such property is a Guarantor or a Borrower (i) the transferee thereof must either be a Borrower or a Guarantor or (ii) to the extent such transaction constitutes an Investment, such transaction is permitted under Section 7.02;

          (e) Dispositions permitted by Sections 7.04 and 7.06 and Liens permitted by Section 7.01 and Investments permitted by Section 7.02;
          (f) Dispositions of property (other than IP Collateral) pursuant to sale-leaseback transactions; provided that (i) with respect to such property owned by Holdings, the Borrower or any Restricted Subsidiary on the Closing Date, the fair market value of all property so Disposed of after the Closing Date (taken together with the aggregate book value of all property Disposed of pursuant to Section 7.05(j)) shall not exceed 6.5% of Total Assets per year and (ii) with respect to such property acquired by Holdings, the Borrower or any Restricted Subsidiary after the Closing Date, the applicable sale-leaseback transaction occurs within two hundred and seventy (270) days after the acquisition or construction (as applicable) of such property;
          (g) Dispositions in the ordinary course of business of Cash Equivalents;
          (h) leases, subleases, licenses or sublicenses (including the provision of software under an open source license), in each case in the ordinary course of business and which do not materially interfere with the business of Holdings, the Borrower and the Restricted Subsidiaries;
          (i) transfers of property subject to Casualty Events upon receipt of the Net Cash Proceeds of such Casualty Event;
          (j) Dispositions of property not otherwise permitted under this Section 7.05; provided that (i) at the time of such Disposition (other than any such Disposition made pursuant to a legally binding commitment entered into at a time when no Default exists), no Default shall exist or would result from such Disposition, (ii) the aggregate book value of all property Disposed of in reliance on this clause (j) (taken together with the aggregate fair market value of all property Disposed of pursuant to Section 7.05(f)) shall not exceed 6.5% of Total Assets per year and (iii) with respect to any Disposition pursuant to this clause (j) for a purchase price in excess of $18,850,000, Holdings, the Borrower or a Restricted Subsidiary shall receive not less than 75% of such consideration in the form of cash or Cash Equivalents (in each case, free and clear of all Liens at the time received, other than nonconsensual Liens permitted by Section 7.01 and Liens permitted by Section 7.01(s) and clauses (i) and (ii) of Section 7.01(u)); provided, however, that for the purposes of this clause (iii), (A) any liabilities (as shown on Holdings’, the Borrower’s or such Restricted Subsidiary’s most recent balance sheet provided hereunder or in the footnotes thereto) of Holdings, the Borrower or such Restricted Subsidiary, other than liabilities that are by their terms subordinated to the payment in cash of the Obligations, that are assumed by the transferee with respect to the applicable Disposition and for which Holdings, the Borrower and all of the Restricted Subsidiaries shall have been validly released by all applicable creditors in writing, (B) any securities received by Holdings, the Borrower or such Restricted Subsidiary from such transferee that are converted by Holdings, the Borrower or such Restricted Subsidiary into cash (to the extent of the cash received) within 180 days following the closing of the applicable Disposition and (C) any Designated Non-Cash Consideration received by Holdings, the Borrower or such Restricted Subsidiary in respect of such Disposition having an aggregate fair market value, taken together with all other Designated Non-Cash Consideration received pursuant to this clause (C) that is at that time outstanding, not in excess of 2.5% of Total Assets (as such term is defined in each of the Senior Notes Indentures as of the Closing Date) at the time of the receipt of such Designated Non-Cash Consideration, with the fair market value of each item of Designated Non-Cash Consideration being measured at the time received and without giving effect to subsequent changes in value, shall be deemed to be cash;
          (k) any Disposition of any Subsidiary listed on Schedule 7.05(k), so long as no material assets are transferred to any such Subsidiary from Holdings or any Subsidiary thereof from the Closing Date to the date of such Disposition;
          (l) Dispositions of Investments in joint ventures to the extent required by, or made pursuant to customary buy/sell arrangements between, the joint venture parties set forth in joint venture arrangements and similar binding arrangements;
          (m) any Disposition of any Subsidiary listed on Schedule 7.05(m) to any wholly owned Subsidiary that is not a Loan Party so long as no material assets are transferred to any such Subsidiary from Holdings or any Subsidiary thereof from the Closing Date to the date of such Disposition;
          (n) any Disposition of Equity Interests of Orbitz TopCo; provided that if the obligations under the First Lien Credit Agreement have been paid in full in Same Day Funds and there are no commitments or letters of credit outstanding under the First Lien Credit Agreement (unless fully collateralized), then Net Cash Proceeds of such Disposition shall be subject to Section 2.05(b) hereof;
          (o) entry into the Permitted Disposition Agreement and consummation of the Permitted Disposition; provided that (i) the Permitted Disposition shall not be consummated unless at least $655,000,000 of Net Cash Proceeds will be received by the Borrower and/or its Subsidiaries (other than an Unrestricted Subsidiary) upon consummation thereof, (ii) such Net Cash Proceeds shall have been applied to prepay First Lien Loans pursuant to Section 2.05(b)(ii) of the First Lien Credit Agreement; (iii) notwithstanding any provision to the contrary contained in the Loan Documents, the Permitted Disposition shall only be made pursuant to and in accordance with this Section 7.05(o) and not pursuant to any other provision of this Agreement, and (iv) the Borrower shall give prompt written notice to the Administrative Agent of the earlier to occur of (A) the termination or expiration of the Permitted Disposition Agreement and (B) the consummation of the Permitted Disposition;
          (p) any Disposition consisting of a substantially concurrent cancellation of the Tranche A Intercompany Note and Tranche A Term Loans in the event that the Permitted Transfer Date fails to occur on or prior to September 30, 2012; and
          (q) the Disposition of the Tranche A Term Loans to Travelport Guarantor pursuant to the Investment Transaction;
provided that any Disposition of any property pursuant to this Section 7.05 (except pursuant to Sections 7.05(e), (m) and (q) and except for Dispositions from a Loan Party to another Loan Party), shall be for no less than the fair market value of such property at the time of such Disposition. To the extent any Collateral is Disposed of as expressly permitted by this Section 7.05 to any Person other than Holdings, the Borrower or any Restricted Subsidiary, such Collateral shall be sold free and clear of the Liens created by the Loan Documents, and, if requested by the Administrative Agent, upon the certification by the Borrower that such Disposition is permitted by this Agreement, the Administrative Agent or the Collateral Agent, as applicable, shall be authorized to take any actions deemed appropriate in order to effect the foregoing.
          SECTION 7.06. Restricted Payments. Declare or make, directly or indirectly, any Restricted Payment, except:
          (a) the Borrower and each Restricted Subsidiary may make Restricted Payments to Holdings, the Borrower and to other Restricted Subsidiaries (and, in the case of a Restricted Payment by a non-wholly owned Restricted Subsidiary, to Holdings, the Borrower and any other Restricted Subsidiary and to each other owner of Equity Interests of such Restricted Subsidiary based on their relative ownership interests of the relevant class of Equity Interests);
          (b) Holdings, the Borrower and each Restricted Subsidiary may declare and make dividend payments or other distributions payable solely in the Equity Interests (other than Disqualified Equity Interests not otherwise permitted by Section 7.03) of such Person;
          (c) [Reserved];

          (d) Restricted Payments made on August 23, 2006 to consummate the Original Closing Date Transactions (as defined in the First Lien Credit Agreement as in effect on the date hereof);
          (e) to the extent constituting Restricted Payments, Holdings, the Borrower and the Restricted Subsidiaries may enter into and consummate transactions expressly permitted by any provision of Section 7.04 or 7.08 other than Section 7.08(f);
          (f) repurchases of Equity Interests in Holdings, the Borrower or any Restricted Subsidiary deemed to occur upon exercise of stock options or warrants if such Equity Interests represent a portion of the exercise price of such options or warrants;
          (g) Holdings (or the Borrower or any Intermediate Holding Company after a Qualifying IPO of Holdings, the Borrower or such Intermediate Holding Company, as the case may be) may pay (or make Restricted Payments to allow any direct or indirect parent thereof to pay) for the repurchase, retirement or other acquisition or retirement for value of Equity Interests of Holdings (or of any such parent of Holdings or of the Borrower or any Intermediate Holding Company after a Qualifying IPO of Holdings, the Borrower or such Intermediate Holding Company, as the case may be) by any future, present or former employee or director of Holdings (or any direct or indirect parent of Holdings) or any of its Subsidiaries pursuant to any employee or director equity plan, employee or director stock option plan or any other employee or director benefit plan or any agreement (including any stock subscription or shareholder agreement) with any employee or director of Holdings or any of its Subsidiaries; provided that the aggregate amount of Restricted Payments made pursuant to this clause (g) shall not exceed $37,700,000, in any calendar year (which shall increase to $47,125,000 subsequent to the consummation of a Qualifying IPO of Holdings, the Borrower or such Intermediate Holding Company, as the case may be) (with unused amounts in any calendar year being carried over to succeeding calendar years subject to a maximum (without giving effect to the following proviso) of $47,125,000 in any calendar year (which shall increase to $94,250,000, subsequent to the consummation of a Qualifying IPO of Holdings, the Borrower or such Intermediate Holding Company, as the case may be)); provided further that such amount in any calendar year may be increased by an amount not to exceed:
          (i) the Net Cash Proceeds from the sale of Equity Interests (other than Disqualified Equity Interests) of Holdings and, to the extent contributed to Holdings, Equity Interests of any of Holdings’ direct or indirect parent companies, in each case to members of management, directors or consultants of Holdings, any of its Subsidiaries or any of its direct or indirect parent companies that occurs after the Closing Date, to the extent the Net Cash Proceeds from the sale of such Equity Interests have been Not

Otherwise Applied to the payment of Restricted Payments by virtue of Section 7.06(i); plus
          (ii) the Net Cash Proceeds of key man life insurance policies received by Holdings or its Restricted Subsidiaries; less
          (iii) the amount of any Restricted Payments previously made with the cash proceeds described in clauses (i) and (ii) of this Section 7.06(g);
provided further that any cancellation of Indebtedness owing to Holdings from members of management of Holdings, any of Holdings’ direct or indirect parent companies or any of Holdings’ Restricted Subsidiaries in connection with a repurchase of Equity Interests of Holdings or any of its direct or indirect parent companies will be deemed not to constitute a Restricted Payment for purposes of this covenant or any other provision of this Agreement;
          (h) the Borrower and its Restricted Subsidiaries may make Restricted Payments to Holdings:
          (i) the proceeds of which will be used to pay (or to make Restricted Payments to allow any direct or indirect parent of Holdings to pay) the tax liability to each relevant jurisdiction in respect of consolidated, combined, unitary or affiliated returns for the relevant jurisdiction of Holdings (or such parent) attributable to Holdings, the Borrower or its Subsidiaries determined as if the Borrower and its Subsidiaries filed separately;
          (ii) the proceeds of which shall be used by Holdings to pay (or to make Restricted Payments to allow any direct or indirect parent of Holdings to pay) its operating expenses incurred in the ordinary course of business and other corporate overhead costs and expenses (including administrative, legal, accounting and similar expenses provided by third parties), which are reasonable and customary and incurred in the ordinary course of business, in an aggregate amount not to exceed $5,655,000 in any fiscal year plus any reasonable and customary indemnification claims made by directors or officers of Holdings (or any parent thereof) attributable to the ownership or operations of the Borrower and its Subsidiaries;
          (iii) the proceeds of which shall be used by Holdings to pay franchise taxes and other fees, taxes and expenses required to maintain its (or any of its direct or indirect parents’) corporate existence;
          (iv) the proceeds of which shall be used by Holdings to make Restricted Payments permitted by Section 7.06(g);

          (v) to finance any Investment permitted to be made pursuant to Section 7.02; provided that (A) such Restricted Payment shall be made substantially concurrently with the closing of such Investment and (B) Holdings shall, immediately following the closing thereof, cause (1) all property acquired (whether assets or Equity Interests) to be contributed to the Borrower or its Restricted Subsidiaries or (2) the merger (to the extent permitted in Section 7.04) of the Person formed or acquired into the Borrower or its Restricted Subsidiaries in order to consummate such Permitted Acquisition, in each case, in accordance with the requirements of Section 6.11; and
          (vi) the proceeds of which shall be used by Holdings to pay (or to make Restricted Payments to allow any direct or indirect parent thereof to pay) customary fees and expenses (other than to Affiliates) related to any unsuccessful equity or debt offering permitted by this Agreement;
          (i) in addition to the foregoing Restricted Payments and so long as no Default shall have occurred and be continuing or would result therefrom, the Borrower may make additional Restricted Payments to Holdings the proceeds of which may be utilized by Holdings to make additional Restricted Payments, in an aggregate amount, together with the aggregate amount of (A) prepayments, redemptions, purchases, defeasance and other payments in respect of Junior Financings made pursuant to Section 7.11(a)(ii)(D) and (B) loans and advances to Holdings made pursuant to Section 7.02(m) in lieu of Restricted Payments permitted by this clause (i), not to exceed the aggregate amount of Net Cash Proceeds of Permitted Equity Issuances (other than Permitted Equity Issuances made pursuant to Section 8.05 of the First Lien Credit Agreement) that are Not Otherwise Applied;
          (j) [Reserved]; and
          (k) Restricted Payments made on or after the Closing Date to consummate the Restructuring Transaction in an aggregate amount not to exceed $297,000,000.
          SECTION 7.07. Change in Nature of Business. Engage in any material line of business substantially different from those lines of business conducted by the Borrower and the Restricted Subsidiaries on the Closing Date or any business reasonably related or ancillary thereto.
          SECTION 7.08. Transactions with Affiliates. Enter into any transaction of any kind with any Affiliate of Holdings whether or not in the ordinary course of business, other than (a) transactions among Loan Parties or any Restricted Subsidiary or any entity that becomes a Restricted Subsidiary as a result of such transaction, (b) on terms substantially as favorable to Holdings, the Borrower or such Restricted Subsidiary as would be obtainable by Holdings, the Borrower or such Restricted Subsidiary at the time in a comparable arm’s-length transaction with a Person other than an Affiliate, (c) the payment of fees and expenses related to the First Lien

Original Closing Date Transaction, the Investment Transaction or the Restructuring Transaction, (d) the issuance of Equity Interests to the management of Holdings or any of its Subsidiaries in connection with the First Lien Original Closing Date Transaction, (e) the payment of management and monitoring fees to the Sponsor in an aggregate amount in any fiscal year not to exceed the amount permitted to be paid pursuant to the Sponsor Management Agreement as in effect on the First Lien Original Closing Date and any Sponsor Termination Fees not to exceed the amount set forth in the Sponsor Management Agreement as in effect on the First Lien Original Closing Date and related indemnities and reasonable expenses, (f) equity issuances, repurchases, retirements or other acquisitions or retirements of Equity Interests by Holdings permitted under Section 7.06, (g) loans and other transactions by Holdings, the Borrower and the Restricted Subsidiaries to the extent permitted under this Article VII, (h) employment and severance arrangements between Holdings, the Borrower and the Restricted Subsidiaries and their respective officers and employees in the ordinary course of business, (i) payments by Holdings (and any direct or indirect parent thereof), the Borrower and the Restricted Subsidiaries pursuant to the tax sharing agreements among Holdings (and any such parent thereof), the Borrower and the Restricted Subsidiaries on customary terms to the extent attributable to the ownership or operation of the Borrower and the Restricted Subsidiaries, (j) the payment of customary fees and reasonable out-of-pocket costs to, and indemnities provided on behalf of, directors, officers and employees of Holdings, the Borrower and the Restricted Subsidiaries in the ordinary course of business to the extent attributable to the ownership or operation of Holdings, the Borrower and the Restricted Subsidiaries, (k) transactions pursuant to permitted agreements in existence on the Closing Date and set forth on Schedule 7.08 or any amendment thereto to the extent such an amendment is not adverse to the Lenders in any material respect, (l) dividends, redemptions and repurchases permitted under Section 7.06, (m) customary payments by Holdings, the Borrower and any Restricted Subsidiaries to the Sponsor made for any financial advisory, financing, underwriting or placement services or in respect of other investment banking activities (including in connection with acquisitions or divestitures), which payments are approved by the majority of the members of the board of directors or a majority of the disinterested members of the board of directors of Holdings in good faith, and (n) the consummation of the Investment Transaction and the Restructuring Transaction.
          SECTION 7.09. Burdensome Agreements. Enter into or permit to exist any Contractual Obligation (other than this Agreement or any other Loan Document) that limits the ability of (a) any Restricted Subsidiary that is not a Guarantor to make Restricted Payments to the Borrower or any Guarantor or (b) the Borrower or any Loan Party to create, incur, assume or suffer to exist Liens on property of such Person for the benefit of the Lenders with respect to the Obligations or under the Loan Documents; provided that the foregoing clauses (a) and (b) shall not apply to Contractual Obligations which (i) (x) exist on the First Lien Original Closing Date and (to the extent not otherwise permitted by this Section 7.09) are listed on Schedule 7.09 hereto and (y) to the extent Contractual Obligations permitted by clause (x) are set forth in an agreement evidencing Indebtedness, are set forth in any agreement evidencing any permitted renewal, extension or refinancing of such Indebtedness so long as such renewal, extension or refinancing does not expand the scope of such Contractual Obligation, (ii) are binding on a Restricted Subsidiary at the time such Restricted Subsidiary first becomes a Restricted Subsidiary, so long as such Contractual Obligations were not entered into solely in contemplation of such Person becoming a Restricted Subsidiary; provided further that this clause (ii) shall not apply to Contractual Obligations that are binding on a Person that becomes a

Restricted Subsidiary pursuant to Section 6.14, (iii) represent Indebtedness of a Restricted Subsidiary which is not a Loan Party which is permitted by Section 7.03, (iv) arise in connection with any Disposition permitted by Section 7.05, (v) are customary provisions in joint venture agreements and other similar agreements applicable to joint ventures permitted under Section 7.02 and applicable solely to such joint venture entered into in the ordinary course of business, (vi) are negative pledges and restrictions on Liens in favor of any holder of Indebtedness permitted under Section 7.03 but solely to the extent any negative pledge relates to the property financed by or the subject of such Indebtedness (and excluding in any event any Indebtedness constituting any Junior Financing), (vii) are customary restrictions on leases, subleases, licenses or asset sale agreements otherwise permitted hereby so long as such restrictions relate to the assets subject thereto, (viii) comprise restrictions imposed by any agreement relating to secured Indebtedness permitted pursuant to Section 7.03(e) or 7.03(g) to the extent that such restrictions apply only to the property or assets securing such Indebtedness or, in the case of Indebtedness incurred pursuant to Section 7.03(g) only, to the Restricted Subsidiaries incurring or guaranteeing such Indebtedness, (ix) are customary provisions restricting subletting or assignment of any lease governing a leasehold interest of the Borrower or any Restricted Subsidiary, (x) are customary provisions restricting assignment of any agreement entered into in the ordinary course of business, (xi) are restrictions on cash or other deposits imposed by customers under contracts entered into in the ordinary course of business or (xii) are restrictions set forth in the First Lien Debt Documents, any Permitted Refinancing Indebtedness Documentation or First Lien Credit Agreement Permitted Refinancing Indebtedness Documentation.
          SECTION 7.10. Accounting Changes. Make any change in fiscal year; provided, however, that Holdings may, upon written notice to the Administrative Agent, change its fiscal year to any other fiscal year reasonably acceptable to the Administrative Agent, in which case, the Borrower and the Administrative Agent will, and are hereby authorized by the Lenders to, make any adjustments to this Agreement that are necessary to reflect such change in fiscal year.
          SECTION 7.11. Prepayments, Etc. of Indebtedness
          (a) (i) Prepay, redeem, purchase, defease or otherwise satisfy prior to the scheduled maturity thereof in any manner or make any payment of interest in respect of, the Senior Subordinated Notes, any subordinated Indebtedness incurred under Section 7.03(h) or any other Indebtedness that is required to be subordinated to the Obligations pursuant to the terms of the Loan Documents (collectively, “Junior Financing”) or (ii) make any payment in violation of any subordination terms of any Junior Financing Documentation, except (A) the refinancing thereof with the Net Cash Proceeds of any Indebtedness (to the extent such Indebtedness constitutes a Permitted Refinancing and, if applicable, is permitted pursuant to Section 7.03(h)), to the extent not required to prepay any Indebtedness pursuant to Section 2.05(b), or of any Indebtedness of Holdings, (B) the conversion of any Junior Financing to Equity Interests (other than Disqualified Equity Interests) of Holdings or any of its direct or indirect parents, (C) the prepayment of Indebtedness of the Borrower or any Restricted Subsidiary to the Borrower or any Restricted Subsidiary to the extent expressly permitted by the Collateral Documents, (D) the payment of regularly scheduled interest in respect of Junior Financings, and (E) prepayments, redemptions, purchases, defeasances and other payments in respect of Junior Financings prior to their scheduled maturity in an aggregate amount, together with the aggregate amount of (1) Restricted Payments made pursuant to Section 7.06(i) and (2) loans and advances to Holdings made pursuant to Section 7.02(m), not to exceed the amount of Net Cash Proceeds of Permitted Equity Issuances (other than Permitted Equity Issuances made pursuant to Section 8.05 of the First Lien Credit Agreement that are Not Otherwise Applied).
          (b) Amend, modify or change in any manner materially adverse to the interests of the Lenders any term or condition of any Junior Financing Documentation without the consent of the Administrative Agent.
          SECTION 7.12. Equity Interests of the Borrower and Restricted Subsidiaries. Permit any Domestic Subsidiary that is a Restricted Subsidiary to become a non-wholly owned Subsidiary, except to the extent such Restricted Subsidiary continues to be a Guarantor or in connection with a sale of all of such Restricted Subsidiary or the designation of an Unrestricted Subsidiary pursuant to Section 6.14.
          SECTION 7.13. Holding Company; Foreign Subsidiaries. In the case of Holdings, Intermediate Parent and TDS Intermediate Parent, conduct, transact or otherwise engage in any business or operations other than those incidental to (i) its ownership of the Equity Interests of the Borrower and the Foreign Holdco or other Foreign Subsidiaries, (ii) the maintenance of its legal existence, (iii) the performance of the Loan Documents, the Purchase Agreement and the other agreements contemplated by the Purchase Agreement, (iv) the performance of the First Lien Debt Documents to which it is a party, (v) any public offering of its common stock or any other issuance of its Equity Interests not prohibited by this Article VII or (vi) any transaction that Holdings, Intermediate Parent or TDS Intermediate Parent is permitted to enter into or consummate under this Article VII.
ARTICLE VIII
EVENTS OF DEFAULT AND REMEDIES
          SECTION 8.01. Events of Default. Any of the following events referred to in any of clauses (a) through (n) inclusive of this Section 8.01 shall constitute an “Event of Default” prior to the Consummation Date; provided that only any of the events referred to in clauses (a), (f) and (g) of this Section 8.01 shall constitute an “Event of Default” after the Consummation Date:
          (a) Non-Payment. The Borrower or any other Loan Party fails to pay (i) when and as required to be paid herein, any amount of principal of any Loan, or (ii) within five (5) Business Days after the same becomes due, any interest on any Loan or any other amount payable hereunder or with respect to any other Loan Document; or

          (b) Specific Covenants. Holdings or the Borrower fails to perform or observe any term, covenant or agreement contained in any of Sections 6.03(a) or 6.05(a) (solely with respect to Holdings and the Borrower) or Article VII; or
          (c) Other Defaults. Any Loan Party fails to perform or observe any other covenant or agreement (not specified in Section 8.01(a) or (b) above) contained in any Loan Document on its part to be performed or observed and such failure continues for thirty (30) days after notice thereof by the Administrative Agent to the Borrower; or
          (d) Representations and Warranties. Any representation, warranty, certification or statement of fact made or deemed made by or on behalf of the Borrower or any other Loan Party herein, in any other Loan Document, or in any document required to be delivered in connection herewith or therewith shall be incorrect or misleading in any material respect when made or deemed made; or
          (e) Cross-Default. Any Loan Party or any Restricted Subsidiary (A) fails to make any payment beyond the applicable grace period with respect thereto, if any (whether by scheduled maturity, required prepayment, acceleration, demand, or otherwise), in respect of any Indebtedness (other than Indebtedness hereunder and the Indebtedness under the First Lien Debt Documents and First Lien Credit Agreement Permitted Refinancing Indebtedness) having an aggregate principal amount of not less than the Threshold Amount, or (B) fails to observe or perform any other agreement or condition relating to any such Indebtedness (other than Indebtedness hereunder and the Indebtedness under the First Lien Debt Documents and First Lien Credit Agreement Permitted Refinancing Indebtedness), or any other event occurs (other than, with respect to Indebtedness consisting of First Lien Secured Hedge Agreements, termination events or equivalent events pursuant to the terms of such First Lien Secured Hedge Agreements), the effect of which default or other event is to cause, or to permit the holder or holders of such Indebtedness (or a trustee or agent on behalf of such holder or holders or beneficiary or beneficiaries) to cause, with the giving of notice if required, such Indebtedness to become due or to be repurchased, prepaid, defeased or redeemed (automatically or otherwise), or an offer to repurchase, prepay, defease or redeem such Indebtedness to be made, prior to its stated maturity; provided that this clause (e)(B) shall not apply to secured Indebtedness that becomes due as a result of the voluntary sale or transfer of the property or assets securing such Indebtedness, if such sale or transfer is permitted hereunder and under the documents providing for such Indebtedness; or
          (f) Insolvency Proceedings, Etc. Any Loan Party or any of the Restricted Subsidiaries institutes or consents to the institution of any proceeding under any Debtor Relief Law, or makes an assignment for the benefit of creditors; or applies for or consents to the appointment of any receiver, trustee, custodian, conservator, liquidator, rehabilitator, administrator, administrative receiver or similar officer for it or for all or any material part of its property; or any receiver, trustee, custodian, conservator, liquidator, rehabilitator, administrator, administrative receiver or similar officer is appointed without the application or consent of such Person and the appointment continues undischarged or unstayed for sixty (60) calendar days; or any proceeding under any Debtor Relief Law relating to any such Person or to all or any material part of its property is instituted without the consent of such Person and continues undismissed or unstayed for sixty (60) calendar days, or an order for relief is entered in any such proceeding; or
          (g) Inability to Pay Debts; Attachment. (i) Any Loan Party or any Restricted Subsidiary becomes unable or admits in writing its inability or fails generally to pay its debts in excess of the Threshold Amount as they become due, or (ii) any writ or warrant of attachment or execution or similar process is issued or levied against all or any material part of the property of the Loan Parties, taken as a whole, and is not released, vacated or fully bonded within sixty (60) days after its issue or levy; or
          (h) Judgments. There is entered against any Loan Party or any Restricted Subsidiary a final judgment or order for the payment of money in an aggregate amount exceeding the Threshold Amount (to the extent not covered by independent third-party insurance as to which the insurer has been notified of such judgment or order and has not denied or failed to acknowledge coverage thereof) and such judgment or order shall not have been satisfied, vacated, discharged or stayed or bonded pending an appeal for a period of sixty (60) consecutive days; or
          (i) ERISA. (i) An ERISA Event occurs with respect to a Pension Plan or Multiemployer Plan which has resulted or could reasonably be expected to result in liability of any Loan Party under Title IV of ERISA in an aggregate amount which could reasonably be expected to result in a Material Adverse Effect, (ii) any Loan Party or any ERISA Affiliate fails to pay when due, after the expiration of any applicable grace period, any installment payment with respect to its withdrawal liability under Section 4201 of ERISA under a Multiemployer Plan in an aggregate amount which could reasonably be expected to result in a Material Adverse Effect, or (iii) a termination, withdrawal or noncompliance with applicable law or plan terms or termination, withdrawal or other event similar to an ERISA Event occurs with respect to a Foreign Plan that could reasonably be expected to result in a Material Adverse Effect; or
          (j) Invalidity of Loan Documents. Any material provision of any Loan Document, at any time after its execution and delivery and for any reason other than as expressly permitted hereunder or thereunder (including as a result of a transaction permitted under Section 7.04 or 7.05) or as a result of acts or omissions by the

Administrative Agent or any Lender or the satisfaction in full of all the Obligations, ceases to be in full force and effect; or any Loan Party contests in writing the validity or enforceability of any provision of any Loan Document; or any Loan Party denies in writing that it has any or further liability or obligation under any Loan Document (other than as a result of repayment in full of the Obligations), or purports in writing to revoke or rescind any Loan Document; or
          (k) Change of Control. There occurs any Change of Control; or
          (l) Collateral Documents. (i) Any Collateral Document after delivery thereof pursuant to the terms of this Agreement shall for any reason (other than pursuant to the terms hereof or thereof, including as a result of a transaction permitted under Section 7.04 or 7.05) cease to create a valid and perfected lien, with the priority required by the Collateral Documents (or other security purported to be created on the applicable Collateral), on and security interest in any material portion of the Collateral purported to be covered thereby, subject to Liens permitted under Section 7.01, except to the extent that any such loss of perfection or priority results from the failure of the Administrative Agent or the Collateral Agent to maintain possession of certificates actually delivered to it representing securities pledged under the Collateral Documents or to file Uniform Commercial Code continuation statements and except as to Collateral consisting of real property to the extent that such losses are covered by a lender’s title insurance policy and such insurer has not denied or failed to acknowledge coverage, (ii) any of the Equity Interests of the Borrower ceasing to be pledged pursuant to the Security Agreement free of Liens other than Liens created by the Security Agreement, Liens created by the First Lien Collateral Documents, Liens created by the collateral documents governing any Permitted Refinancing Indebtedness, or any nonconsensual Liens arising solely by operation of Law or (iii) the Intercreditor Agreement is not or ceases to be binding on or enforceable against any party thereto (or against any person on whose behalf any such party makes any covenant or agreements therein), or shall otherwise not be effective to create the rights and obligations purported to be created thereunder; or
          (m) Junior Financing Documentation. (i) Any of the Obligations of the Loan Parties under the Loan Documents for any reason shall cease to be “Senior Indebtedness” (or any comparable term) or “Senior Secured Financing” (or any comparable term) under, and as defined in any Junior Financing Documentation or (ii) the subordination provisions set forth in any Junior Financing Documentation shall, in whole or in part, cease to be effective or cease to be legally valid, binding and enforceable against the holders of any Junior Financing, if applicable.
          (n) Default under First Lien Debt Documents. (i) Any Loan Party or any Restricted Subsidiary fails to make any payment beyond the applicable grace period with respect thereto, if any (whether by scheduled maturity, required prepayment, acceleration, demand, or otherwise) in respect of the First Lien Debt Documents or First Lien Credit Agreement Permitted Refinancing Indebtedness, or (ii) the maturity of the Indebtedness under the First Lien Debt Documents or First Lien Credit Agreement Permitted Refinancing Indebtedness shall have been accelerated.
          SECTION 8.02. Remedies Upon Event of Default. If any Event of Default occurs and is continuing, the Administrative Agent may and, at the request of the Required Lenders, shall take any or all of the following actions:
          (a) declare the commitment of each Lender to make Loans or otherwise extend credit to the Borrower hereunder to be terminated, whereupon such commitments and obligation shall be terminated;
          (b) declare the unpaid principal amount of all outstanding Loans, all interest accrued and unpaid thereon, and all other amounts owing or payable hereunder or under any other Loan Document to be immediately due and payable, without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived by the Borrower; and
          (c) exercise on behalf of itself and the Lenders all rights and remedies available to it and the Lenders under the Loan Documents or applicable Law;
provided that upon the occurrence of an actual or deemed entry of an order for relief with respect to the Borrower under the Bankruptcy Code of the United States, the obligation of each Lender to make Loans or otherwise extend credit to the Borrower hereunder shall automatically terminate and the unpaid principal amount of all outstanding Loans and all interest and other amounts as aforesaid shall automatically become due and payable, in each case without further act of the Administrative Agent or any Lender.
          SECTION 8.03. Exclusion of Immaterial Subsidiaries. Solely for the purpose of determining whether a Default has occurred under clause (f) or (g) of Section 8.01, any reference in any such clause to any Restricted Subsidiary or Loan Party shall be deemed not to include any Restricted Subsidiary affected by any event or circumstances referred to in any such clause that did not, as of the last day of the most recent completed fiscal quarter of Holdings, have assets with a value in excess of 5% of the consolidated total assets of Holdings, Borrower and the Restricted Subsidiaries and did not, as of the four quarter period ending on the last day of such fiscal quarter, have revenues exceeding 5% of the total revenues of Holdings, the Borrower and the Restricted Subsidiaries (it being agreed that all Restricted Subsidiaries affected by any event or circumstance referred to in any such clause shall be considered together, as a single consolidated Restricted Subsidiary, for purposes of determining whether the condition specified above is satisfied).
          SECTION 8.04. Application of Funds. After the exercise of remedies provided for in Section 8.02 (or after the Loans have automatically become immediately due and payable as set forth in the proviso to Section 8.02), any amounts received on account of the Obligations shall be applied by the Administrative Agent in the following order:
          First, to payment of that portion of the Obligations constituting fees, indemnities, expenses and other amounts (other than principal and interest, but including Attorney Costs payable under Section 10.04 and amounts payable under Article 3) payable to the Administrative Agent in its capacity as such;
          Second, to payment of that portion of the Obligations constituting fees, indemnities and other amounts (other than principal and interest) payable to the Lenders (including Attorney Costs payable under Section 10.05 and amounts payable under Article 3), ratably among them in proportion to the amounts described in this clause Second payable to them;
          Third, to payment of the Obligations ratably among the Tranche B Lenders due and unpaid on the Tranche B Term Loans for principal and interest, if any;
          Fourth, to payment of the Obligations ratably among the Tranche A Lenders due and unpaid on the Tranche A Term Loans for principal and interest, if any;
          Fifth, to the payment of all other Obligations of the Loan Parties that are due and payable to the Administrative Agent and the other Secured Parties on such date, ratably based upon the respective aggregate amounts of all such Obligations owing to the Administrative Agent and the other Secured Parties on such date; and
          Last, the balance, if any, after all of the Obligations have been indefeasibly paid in full, to the Borrower or as otherwise required by Law.
ARTICLE IX
ADMINISTRATIVE AGENT AND OTHER AGENTS
          SECTION 9.01. Appointment and Authorization of Agents.
          (a) Each Lender hereby irrevocably appoints, designates and authorizes the Administrative Agent and the Collateral Agent to take such action on its behalf under the provisions of this Agreement and each other Loan Document and to exercise such powers and perform such duties as are expressly delegated to it by the terms of this Agreement or any other Loan Document, together with such powers as are reasonably incidental thereto. Notwithstanding any provision to the contrary contained elsewhere herein or in any other Loan Document, the Administrative Agent and the Collateral Agent shall have no duties or responsibilities, except those expressly set forth herein, nor shall the Administrative Agent or the Collateral Agent have or be deemed to have any fiduciary relationship with any Lender or participant, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or any other Loan Document or otherwise exist against the Administrative Agent or the Collateral Agent, as applicable. Without limiting the generality of the foregoing sentence, the use of the term “agent” herein and in the other Loan Documents with reference to any Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any applicable Law. Instead, such term is used merely as a matter of market custom, and is intended to create or reflect only an administrative relationship between independent contracting parties.
          (b) [Reserved].
          (c) Each of the Lenders hereby irrevocably appoints and authorizes the Collateral Agent to act as the agent of (and to hold any security interest created by the Collateral Documents for and on behalf of or on trust for) such Lender for purposes of acquiring, holding and enforcing any and all Liens on Collateral granted by any of the Loan Parties to secure any of the Obligations, together with such powers and discretion as are reasonably incidental thereto. In this connection, the Collateral Agent(and any co-agents, sub-agents and attorneys-in-fact appointed by the Administrative Agent or the Collateral Agent pursuant to Section 9.02 for purposes of holding or enforcing any Lien on the Collateral (or any portion thereof) granted under the Collateral Documents, or for exercising any rights and remedies thereunder at the direction of the Collateral Agent), shall be entitled to the benefits of all provisions of this Article 9 (including Section 9.07, as though such co-agents, sub-agents and attorneys-in-fact were the “collateral agent” under the Loan Documents) as if set forth in full herein with respect thereto.
          SECTION 9.02. Delegation of Duties. The Administrative Agent or the Collateral Agent may execute any of its duties under this Agreement or any other Loan Document (including, in the case of the Collateral Agent, for purposes of holding or enforcing any Lien on the Collateral (or any portion thereof) granted under the Collateral Documents or of exercising any rights and remedies thereunder) by or through agents, employees or attorneys-in-fact and shall be entitled to advice of counsel and other consultants or experts concerning all matters pertaining to such duties. The Administrative Agent and the Collateral Agent shall not be responsible for the negligence or misconduct of any agent or sub-agent or attorney-in-fact that it selects in the absence of gross negligence or willful misconduct (as determined in the final judgment of a court of competent jurisdiction).
          SECTION 9.03. Liability of Agents. No Agent-Related Person shall (a) be liable for any action taken or omitted to be taken by any of them under or in connection with this Agreement or any other Loan Document or the transactions contemplated hereby (except for its own gross negligence or willful misconduct, as determined by the final judgment of a court of competent jurisdiction, in connection with its duties expressly set forth herein), or (b) be responsible in any manner to any Lender or participant for any recital, statement, representation or warranty made by any Loan Party or any officer thereof, contained herein or in any other Loan Document, or in any certificate, report, statement or other document referred to or provided for in, or received by the Administrative Agent or the Collateral Agent under or in connection with, this Agreement or any other Loan Document, or the validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any other Loan Document, or the perfection or priority of any Lien or security interest created or purported to be created under the Collateral Documents, or for any failure of any Loan Party or any other party to any Loan Document to perform its obligations hereunder or thereunder. No Agent-Related Person shall be under any obligation to any Lender or participant to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement or any other Loan Document, or to inspect the properties, books or records of any Loan Party or any Affiliate thereof.
          SECTION 9.04. Reliance by Agents.
          (a) Each Agent shall be entitled to rely, and shall be fully protected in relying, upon any writing, communication, signature, resolution, representation, notice, consent, certificate, affidavit, letter, telegram, facsimile, telex or telephone message, electronic mail message, statement or other document or conversation believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons, and upon advice and statements of legal counsel (including counsel to any Loan Party), independent accountants and other experts selected by such Agent. Each Agent shall be fully justified in failing or refusing to take any action under any Loan Document unless it shall first receive such advice or concurrence of the Required Lenders as it deems appropriate and, if it so requests, it shall first be indemnified to its satisfaction by the Lenders against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action. Each Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement or any other Loan Document in accordance with a request or consent of the Required Lenders (or such greater number of Lenders as may be expressly required hereby in any instance) and such request and any action taken or failure to act pursuant thereto shall be binding upon all the Lenders.
          (b) For purposes of determining compliance with the conditions specified in Section 4.01 or any corresponding Section of any amendment agreement with respect to this Agreement, each Lender that has signed this Agreement or any such amendment agreement shall be deemed to have consented to, approved or accepted or to be satisfied with, each document (including the Intercreditor Agreement) or other matter required thereunder to be consented to or approved by or acceptable or satisfactory to a Lender unless the Administrative Agent shall have received notice from such Lender prior to the proposed date of effectiveness of this Agreement or any such amendment agreement specifying its objection thereto.

          SECTION 9.05. Notice of Default. The Administrative Agent or the Collateral Agent shall not be deemed to have knowledge or notice of the occurrence of any Default, except with respect to defaults in the payment of principal, interest and fees required to be paid to the Administrative Agent or the Collateral Agent for the account of the Lenders, unless the Administrative Agent or the Collateral Agent shall have received written notice from a Lender or the Borrower referring to this Agreement, describing such Default and stating that such notice is a “notice of default.” The Administrative Agent or the Collateral Agent will notify the Lenders of its receipt of any such notice. The Administrative Agent or the Collateral Agent shall take such action with respect to any Event of Default as may be directed by the Required Lenders in accordance with Article VIII; provided that unless and until the Administrative Agent or the Collateral Agent has received any such direction, the Administrative Agent or the Collateral Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Event of Default as it shall deem advisable or in the best interest of the Lenders.
          SECTION 9.06. Credit Decision; Disclosure of Information by Agents. Each Lender acknowledges that no Agent-Related Person has made any representation or warranty to it, and that no act by any Agent hereafter taken, including any consent to and acceptance of any assignment or review of the affairs of any Loan Party or any Affiliate thereof, shall be deemed to constitute any representation or warranty by any Agent-Related Person to any Lender as to any matter, including whether Agent-Related Persons have disclosed material information in their possession. Each Lender represents to each Agent that it has, independently and without reliance upon any Agent-Related Person and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, prospects, operations, property, financial and other condition and creditworthiness of the Loan Parties and their respective Subsidiaries, and all applicable bank or other regulatory Laws relating to the transactions contemplated hereby, and made its own decision to enter into this Agreement and to extend credit to the Borrower and the other Loan Parties hereunder. Each Lender also represents that it will, independently and without reliance upon any Agent-Related Person and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Agreement and the other Loan Documents, and to make such investigations as it deems necessary to inform itself as to the business, prospects, operations, property, financial and other condition and creditworthiness of the Borrower and the other Loan Parties. Except for notices, reports and other documents expressly required to be furnished to the Lenders by any Agent herein, such Agent shall not have any duty or responsibility to provide any Lender with any credit or other information concerning the business, prospects, operations, property, financial and other condition or creditworthiness of any of the Loan Parties or any of their respective Affiliates which may come into the possession of any Agent-Related Person.
          SECTION 9.07. Indemnification of Agents. Whether or not the transactions contemplated hereby are consummated, the Lenders shall indemnify upon demand each Agent-Related Person (to the extent not reimbursed by or on behalf of any Loan Party and without limiting the obligation of any Loan Party to do so), pro rata, and hold harmless each Agent-Related Person from and against any and all Indemnified Liabilities incurred by it; provided that no Lender shall be liable for the payment to any Agent-Related Person of any portion of such Indemnified Liabilities resulting from such Agent-Related Person’s own gross negligence or willful misconduct, as determined by the final judgment of a court of competent jurisdiction; provided that no action taken in accordance with the directions of the Required Lenders (or such other number or percentage of the Lenders as shall be required by the Loan Documents) shall be deemed to constitute gross negligence or willful misconduct for purposes of this Section 9.07. In the case of any investigation, litigation or proceeding giving rise to any Indemnified Liabilities, this Section 9.07 applies whether any such investigation, litigation or proceeding is brought by any Lender or any other Person. Without limitation of the foregoing, each Lender shall reimburse the Administrative Agent or the Collateral Agent, as applicable, upon demand for its ratable share of any costs or out-of-pocket expenses (including Attorney Costs) incurred by the Administrative Agent or the Collateral Agent, as applicable, in connection with the preparation, execution, delivery, administration, modification, amendment or enforcement (whether through negotiations, legal proceedings or otherwise) of, or legal advice in respect of rights or responsibilities under, this Agreement, any other Loan Document, or any document contemplated by or referred to herein, to the extent that the Administrative Agent or the Collateral Agent is not reimbursed for such expenses by or on behalf of the Borrower, provided that such reimbursement by the Lenders shall not affect the Borrower’s continuing reimbursement obligations with respect thereto. The undertaking in this Section 9.07 shall survive termination of the payment of all other Obligations and the resignation of the Administrative Agent or the Collateral Agent.
          SECTION 9.08. Agents in their Individual Capacities. Wells Fargo and its Affiliates may make loans to, issue letters of credit for the account of, accept deposits from, acquire Equity Interests in and generally engage in any kind of banking, trust, financial advisory, underwriting or other business with each of the Loan Parties and their respective Affiliates as though Wells Fargo was not the Administrative Agent or Collateral Agent hereunder and without notice to or consent of the Lenders. The Lenders acknowledge that, pursuant to such activities, Wells Fargo or its Affiliates may receive information regarding any Loan Party or its Affiliates (including information that may be subject to confidentiality obligations in favor of such Loan Party or such Affiliate) and acknowledge that the Administrative Agent or the Collateral Agent shall be under no obligation to provide such information to them. With respect to its Loans, if any, Wells Fargo shall have the same rights and powers under this Agreement as any other Lender and may exercise such rights and powers as though it were not the Administrative Agent or Collateral Agent, as applicable, and the terms “Lender” and “Lenders” include Wells Fargo in their respective individual capacities.
          SECTION 9.09. Successor Agents. The Administrative Agent or the Collateral Agent may resign as the Administrative Agent or the Collateral Agent, as applicable, upon thirty (30) days’ notice to the Lenders and the Borrower. If the Administrative Agent or the Collateral Agent resigns under this Agreement, the Required Lenders shall appoint from among the Lenders a successor agent for the Lenders, which successor agent shall be consented to by the Borrower at all times other than during the existence of an Event of Default under Section 8.01(f) or (g) (which consent of the Borrower shall not be unreasonably withheld or delayed). If no successor agent is appointed prior to the effective date of the resignation of the Administrative Agent or the Collateral Agent, the Administrative Agent or the Collateral Agent, as applicable, may appoint, after consulting with the Lenders and the Borrower, a successor agent from among the Lenders. Upon the acceptance of its appointment as successor agent hereunder, the Person acting as such successor agent shall succeed to all the rights, powers and duties of the retiring

Administrative Agent or the Collateral Agent and the term “Administrative Agent” or “Collateral Agent”, as applicable, shall mean such successor administrative agent, collateral agent and/or supplemental agent, as the case may be, and the retiring Administrative Agent’s or Collateral Agent’s appointment, powers and duties as the Administrative Agent or Collateral Agent shall be terminated. After the retiring Administrative Agent’s or Collateral Agent’s resignation hereunder as the Administrative Agent or the Collateral Agent, as applicable, the provisions of this Article IX and Sections 10.04 and 10.05 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was the Administrative Agent or Collateral Agent under this Agreement. If no successor agent has accepted appointment as the Administrative Agent or Collateral Agent by the date which is thirty (30) days following the retiring Administrative Agent’s or Collateral Agent’s notice of resignation, the retiring Administrative Agent’s or Collateral Agent’s resignation shall nevertheless thereupon become effective and the Lenders shall perform all of the duties of the Administrative Agent or the Collateral Agent hereunder until such time, if any, as the Required Lenders appoint a successor agent as provided for above. Upon the acceptance of any appointment as the Administrative Agent or the Collateral Agent hereunder by a successor and upon the execution and filing or recording of such financing statements, or amendments thereto, and such amendments or supplements to the Mortgages, and such other instruments or notices, as may be necessary or desirable, or as the Required Lenders may request, in order to (a) continue the perfection of the Liens granted or purported to be granted by the Collateral Documents or (b) otherwise ensure that the Collateral and Guarantee Requirement is satisfied, the Administrative Agent or the Collateral Agent shall thereupon succeed to and become vested with all the rights, powers, discretion, privileges, and duties of the retiring Administrative Agent or Collateral Agent, as applicable, and the retiring Administrative Agent or Collateral Agent shall be discharged from its duties and obligations under the Loan Documents. After the retiring Administrative Agent’s or Collateral Agent’s resignation hereunder as the Administrative Agent or the Collateral Agent, as applicable, the provisions of this Article 9 shall continue in effect for its benefit in respect of any actions taken or omitted to be taken by it while it was acting as the Administrative Agent or the Collateral Agent.
          SECTION 9.10. Administrative Agent May File Proofs of Claim. In case of the pendency of any receivership, insolvency, liquidation, bankruptcy, reorganization, arrangement, adjustment, composition or other judicial proceeding relative to any Loan Party, the Administrative Agent (irrespective of whether the principal of any Loan shall then be due and payable as herein expressed or by declaration or otherwise and irrespective of whether the Administrative Agent shall have made any demand on the Borrower) shall be entitled and empowered, by intervention in such proceeding or otherwise:
          (a) to file and prove a claim for the whole amount of the principal and interest owing and unpaid in respect of the Loans and all other Obligations that are owing and unpaid and to file such other documents as may be necessary or advisable in order to have the claims of the Lenders and the Administrative Agent (including any claim for the reasonable compensation, expenses, disbursements and advances of the Lenders and the Administrative Agent and their respective agents and counsel and all other amounts due the Lenders and the Administrative Agent under Section 2.09 and 10.04) allowed in such judicial proceeding; and

          (b) to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same;
and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Lender to make such payments to the Administrative Agent and, in the event that the Administrative Agent shall consent to the making of such payments directly to the Lenders and the Collateral Agent, to pay to the Administrative Agent any amount due for the reasonable compensation, expenses, disbursements and advances of the Agents and their respective agents and counsel, and any other amounts due the Administrative Agent under Sections 2.09 and 10.04.
          Nothing contained herein shall be deemed to authorize the Administrative Agent to authorize or consent to or accept or adopt on behalf of any Lender or the Collateral Agent any plan of reorganization, arrangement, adjustment or composition affecting the Obligations or the rights of any Lender or the Collateral Agent or to authorize the Administrative Agent to vote in respect of the claim of any Lender in any such proceeding.
          SECTION 9.11. Collateral and Guaranty Matters. The Lenders irrevocably agree that:
          (a) any Lien on any property granted to or held by the Administrative Agent or the Collateral Agent under any Loan Document shall be automatically released (i) upon payment in full of all Obligations (other than contingent indemnification obligations not yet accrued and payable), (ii) at the time the property subject to such Lien is transferred or to be transferred as part of or in connection with any transfer permitted hereunder or under any other Loan Document to any Person other than Holdings, the Borrower or any of its Domestic Subsidiaries that are Restricted Subsidiaries, (iii) if such Lien was required solely as a result of the application of clause (i) or (j) of the definition of Collateral and Guarantee Requirement and such Lien is no longer required to be provided pursuant to clause (k) of the definition of Collateral and Guarantee Requirement, (iv) subject to Section 10.01, if the release of such Lien is approved, authorized or ratified in writing by the Required Lenders, (v) if the property subject to such Lien is owned by a Guarantor, upon release of such Guarantor from its obligations under its Guaranty pursuant to clause (c) below or (vi) upon consummation of the Bond Conversion Offer (except as continued under the Collateral Documents to secure the Conversion Bonds);
          (b) to release or subordinate any Lien on any property granted to or held by the Administrative Agent or the Collateral Agent under any Loan Document to the holder of any Lien on such property that is permitted by Section 7.01(i); and
          (c) any Guarantor shall be automatically released from its obligations under the Guaranty if such Person ceases to be a Restricted Subsidiary as a result of a transaction or designation permitted hereunder or if such Guarantor was required to provide a Guaranty solely as a result of the application of clause (i) or (j) of the definition of Collateral and Guarantee Requirement and is no longer required to provide a Guaranty pursuant to clause (k) of the definition of Collateral and Guarantee Requirement; provided that no such release shall occur if such Guarantor continues to be a guarantor in respect of the First Lien Credit Agreement, High Yield Notes or any Junior Financing.
          Upon request by the Administrative Agent or the Collateral Agent at any time, the Required Lenders will confirm in writing the Administrative Agent’s or the Collateral Agent’s authority to release or subordinate its interest in particular types or items of property, or to release any Guarantor from its obligations under the Guaranty pursuant to this Section 9.11. In each case as specified in this Section 9.11, the Administrative Agent or the Collateral Agent will (and each Lender irrevocably authorizes the Administrative Agent or the Collateral Agent to), at the Borrower’s expense, execute and deliver to the applicable Loan Party such documents as such Loan Party may reasonably request to evidence the release or subordination of such item of Collateral from the assignment and security interest granted under the Collateral Documents, or to evidence the release of such Guarantor from its obligations under the Guaranty, in each case in accordance with the terms of the Loan Documents and this Section 9.11.
          In addition, each Lender acknowledges that obligations of the Borrower and the Guarantors under the First Lien Debt Documents and Indebtedness thereunder, any Permitted Refinancing Indebtedness or First Lien Credit Agreement Permitted Refinancing Indebtedness, and certain obligations related thereto, may be secured by Liens on assets of the Borrower and the Guarantors that constitute Collateral to the extent permitted hereby. Each Lender hereby irrevocably (i) authorizes the Administrative Agent and/or the Collateral Agent to execute and deliver the Intercreditor Agreement, the intercreditor agreement and any documents relating thereto (including any amendments to the Collateral Documents) as the Administrative Agent shall determine to be appropriate, subject to the requirements set forth herein with respect to such Indebtedness, in each case without any further consent, authorization or other action by any Lender, (ii) agrees that, upon the execution and delivery of such Intercreditor Agreement, such intercreditor agreement or any such document, each Lender will be bound by the provisions thereof as if it were a signatory thereto and will take no actions contrary to the provisions thereof and (iii) agrees that none of the Lenders or any other Secured Party shall have any right of action whatsoever against the Administrative Agent or the Collateral Agent as a result of any action taken by such Agent pursuant to this paragraph or in accordance with the terms of the Intercreditor Agreement, such intercreditor agreement or any such document.
          SECTION 9.12. [Reserved].
          SECTION 9.13. Appointment of Supplemental Agents or Collateral Agents.
          (a) It is the purpose of this Agreement and the other Loan Documents that there shall be no violation of any Law of any jurisdiction denying or restricting the right of banking corporations or associations to transact business as agent or trustee in such jurisdiction. It is recognized that in case of litigation under this Agreement or any of the other Loan Documents, and in particular in case of the enforcement of any of the Loan Documents, or in case the Administrative Agent or the Collateral Agent deems that by reason of any present or future Law of any jurisdiction it may not exercise any of the rights, powers or remedies granted herein or in any of the other Loan Documents or take any other action which may be desirable or necessary in connection therewith, the Administrative Agent or the Collateral Agent is hereby authorized to appoint an additional individual or institution selected by the Administrative Agent or the Collateral Agent in its sole discretion as a separate trustee, co-trustee, administrative agent, collateral agent, administrative sub-agent or administrative co-agent (any such additional individual or institution being referred to herein individually as a “Supplemental Agent” and collectively as “Supplemental Agents”).
          (b) In the event that the Administrative Agent or the Collateral Agent appoints a Supplemental Agent with respect to any Collateral, (i) each and every right, power, privilege or duty expressed or intended by this Agreement or any of the other Loan Documents to be exercised by or vested in or conveyed to the Administrative Agent or the Collateral Agent with respect to such Collateral shall be exercisable by and vest in such Supplemental Agent to the extent, and only to the extent, necessary to enable such Supplemental Agent to exercise such rights, powers and privileges with respect to such Collateral and to perform such duties with respect to such Collateral, and every covenant and obligation contained in the Loan Documents and necessary to the exercise or performance thereof by such Supplemental Agent shall run to and be enforceable by either the Administrative Agent or such Supplemental Agent, and (ii) the provisions of this Article 9 and of Sections 10.04 and 10.05 that refer to the Administrative Agent or the Collateral Agent shall inure to the benefit of such Supplemental Agent and all references therein to the Administrative Agent or the Collateral Agent shall be deemed to be references to the Administrative Agent, the Collateral Agent and/or such Supplemental Agent, as the context may require.
          (c) Should any instrument in writing from the Borrower, Holdings or any other Loan Party be required by any Supplemental Agent so appointed by the Administrative Agent for more fully and certainly vesting in and confirming to him or it such rights, powers, privileges and duties, the Borrower or Holdings, as applicable, shall, or shall cause such Loan Party to, execute, acknowledge and deliver any and all such instruments promptly upon request by the Administrative Agent or the Collateral Agent. In case any Supplemental Agent, or a successor thereto, shall die, become incapable of acting, resign or be removed, all the rights, powers, privileges and duties of such Supplemental Agent, to the extent permitted by Law, shall vest in and be exercised by the Administrative Agent or the Collateral Agent until the appointment of a new Supplemental Agent.

ARTICLE X
MISCELLANEOUS
          SECTION 10.01. Amendments, Etc. Except as otherwise set forth in this Agreement and the Intercreditor Agreement, no amendment or waiver of any provision of this Agreement or any other Loan Document, and no consent to any departure by the Borrower or any other Loan Party therefrom, shall be effective unless in writing signed by the Required Lenders and the Borrower or the applicable Loan Party, as the case may be, and each such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided that, no such amendment, waiver or consent shall:
          (a) extend or increase the commitment of any Lender to make Loans hereunder without the written consent of each Lender directly affected thereby (it being understood that a waiver of any condition precedent set forth in Section 4.01 or the waiver of any Default, mandatory prepayment or mandatory reduction of the commitment to make Loans hereunder shall not constitute an extension or increase of any commitment of any Lender to make Loans hereunder);
          (b) postpone any date scheduled for, or reduce the amount of, any payment of principal or interest under Section 2.07 or 2.08 without the written consent of each Lender directly affected thereby, it being understood that the waiver of (or amendment to the terms of) any mandatory prepayment of the Loans shall not constitute a postponement of any date scheduled for the payment of principal or interest;
          (c) reduce the principal of, or the rate of interest specified herein on, any Loan, or (subject to clause (i) of the second proviso to this Section 10.01) any fees or other amounts payable hereunder or under any other Loan Document without the written consent of each Lender directly affected thereby, it being understood that any change to the definition of Total Leverage Ratio or in the component definitions thereof shall not constitute a reduction in the rate; provided that, only the consent of the Required Lenders shall be necessary to amend the definition of “Default Rate” or to waive any obligation of the Borrower to pay interest at the Default Rate;
          (d) change any provision of this Section 10.01, the definition of “Required Lenders” or “Pro Rata Share” or Section 8.04 or 2.13 without the written consent of each Lender affected thereby;
          (e) other than in a transaction permitted under Section 6.18 or Section 7.05, release all or substantially all of the Collateral in any transaction or series of related transactions, without the written consent of each Lender;

          (f) other than in a transaction permitted under Section 6.18, 7.04 or Section 7.05, release all or substantially all of the aggregate value of the Guarantees, without the written consent of each Lender; or
          (g) change the currency in which any Loan is denominated of any Loan without the written consent of the Lender holding such Loans;
and provided further that (i) no amendment, waiver or consent shall, unless in writing and signed by the Administrative Agent in addition to the Lenders required above, affect the rights or duties of, or any fees or other amounts payable to, the Administrative Agent under this Agreement or any other Loan Document; (ii) Section 10.07(h) may not be amended, waived or otherwise modified without the consent of each Granting Lender all or any part of whose Loans are being funded by an SPC at the time of such amendment, waiver or other modification; and (iii) the consent of Lenders holding more than 50% of any Class of Loans shall be required with respect to any amendment that by its terms adversely affects the rights of such Class in a manner different than such amendment affects other Classes (provided, that the portion of Total Outstandings held or deemed held by Holdings or any Affiliate thereof (other than an Investment Fund) shall be excluded for purposes of making a determination of such Lenders holding more than 50% of such Class).
          Notwithstanding the foregoing, this Agreement may be amended (or amended and restated) with the written consent of the Required Lenders, the Administrative Agent and the Borrower (a) to add one or more additional credit facilities to this Agreement and to permit the extensions of credit from time to time outstanding thereunder and the accrued interest and fees in respect thereof to share ratably in the benefits of this Agreement and the other Loan Documents with the Loans and the accrued interest and fees in respect thereof and (b) to include appropriately the Lenders holding such credit facilities in any determination of the Required Lenders.
          In addition, notwithstanding the foregoing, this Agreement may be amended with the written consent of the Administrative Agent, the Borrower and the Lenders providing the relevant Replacement Loans (as defined below) to permit the refinancing of all outstanding Loans of any Class (“Refinanced Loans”) with a replacement term loan tranche (“Replacement Loans”) hereunder and the Administrative Agent may effect such amendments to the Intercreditor Agreement (or enter into a replacement thereof, which such replacement shall continue to apply to the Liens securing the obligations under the First Lien Debt Documents then outstanding) and the other Loan Documents as may be necessary or appropriate, in the reasonable opinion of the Administrative Agent and the Borrower, to effect such Replacement Loans; provided that (a) the aggregate principal amount of such Replacement Loans shall not exceed the aggregate principal amount of such Refinanced Loans, (b) the Applicable Rate for such Replacement Loans (or similar interest rate spread applicable to such Replacement Loans) shall not be higher than the Applicable Rate for such Refinanced Loans (or similar interest rate spread applicable to such Refinanced Loans) immediately prior to such refinancing, (c) the

Weighted Average Life to Maturity of such Replacement Loans shall not be shorter than the Weighted Average Life to Maturity of such Refinanced Loans at the time of such refinancing (except to the extent of nominal amortization for periods where amortization has been eliminated as a result of prepayment of the applicable Loans) and (d) all other terms applicable to such Replacement Loans shall be substantially identical to, or less favorable to the Lenders providing such Replacement Loans than, those applicable to such Refinanced Loans, except to the extent necessary to provide for covenants and other terms applicable to any period after the latest final maturity of the Loans in effect immediately prior to such refinancing.
          Notwithstanding the foregoing, no consent of the Borrower or any Loan Party shall be required for amendments or waivers to the Intercreditor Agreement except to the extent expressly set forth in the Intercreditor Agreement.
          Notwithstanding anything to the contrary contained in Section 10.01, guarantees, collateral security documents and related documents executed by Subsidiaries in connection with this Agreement may be in a form reasonably determined by the Administrative Agent and may be, together with this Agreement, amended and waived with the consent of the Administrative Agent at the request of the Borrower without the need to obtain the consent of any other Lender if such amendment or waiver is delivered in order (i) to comply with local Law or advice of local counsel, (ii) to cure ambiguities or defects or (iii) to cause such guarantee, collateral security document or other document to be consistent with this Agreement and the other Loan Documents.
          SECTION 10.02. Notices and Other Communications; Facsimile Copies.
          (a) General. Unless otherwise expressly provided herein, all notices and other communications provided for hereunder or under any other Loan Document shall be in writing (including by facsimile transmission). All such written notices shall be mailed, faxed or delivered to the applicable address, facsimile number or electronic mail address, and all notices and other communications expressly permitted hereunder to be given by telephone shall be made to the applicable telephone number, as follows:
          (i) if to the Borrower or the Administrative Agent, to the address, facsimile number, electronic mail address or telephone number specified for such Person on Schedule 10.02 or to such other address, facsimile number, electronic mail address or telephone number as shall be designated by such party in a notice to the other parties; and
          (ii) if to any other Lender, to the address, facsimile number, electronic mail address or telephone number specified to the Administrative Agent on the Closing Date or to such other address, facsimile number, electronic mail address or telephone number as shall be designated by such party in a notice to the Borrower and the Administrative Agent.

All such notices and other communications shall be deemed to be given or made upon the earlier to occur of (i) actual receipt by the relevant party hereto and (ii) (A) if delivered by hand or by courier, when signed for by or on behalf of the relevant party hereto; (B) if delivered by mail, four (4) Business Days after deposit in the mails, postage prepaid; (C) if delivered by facsimile, when sent and receipt has been confirmed by telephone; and (D) if delivered by electronic mail (which form of delivery is subject to the provisions of Section 10.02(c)), when delivered; provided that notices and other communications to the Administrative Agent pursuant to Article 2 shall not be effective until actually received by such Person. In no event shall a voice mail message be effective as a notice, communication or confirmation hereunder.
          The Borrower hereby agrees, unless directed otherwise by the Administrative Agent or unless the electronic mail address referred to below has not been provided by the Administrative Agent to the Borrower, that it will, or will cause its Subsidiaries to, provide to the Administrative Agent all information, documents and other materials that it is obligated to furnish to the Administrative Agent pursuant to the Loan Documents or to the Lenders under Article VI, including all notices, requests, financial statements, financial and other reports, certificates and other information materials, but excluding any such communication that (a) is or relates to a notice pursuant to Section 2.02, (b) relates to the payment of any principal or other amount due under this Agreement prior to the scheduled date therefor, (c) provides notice of any Default or Event of Default under this Agreement or any other Loan Document or (d) is required to be delivered to satisfy any condition precedent to the effectiveness of this Agreement and/or any Loans or other extension of credit hereunder (all such non-excluded communications being referred to herein collectively as “Communications”), by transmitting the Communications in an electronic/soft medium that is properly identified in a format acceptable to the Administrative Agent to an electronic mail address as directed by the Administrative Agent. In addition, the Borrower agrees, and agrees to cause its Subsidiaries, to continue to provide the Communications to the Administrative Agent or the Lenders, as the case may be, in the manner specified in the Loan Documents but only to the extent requested by the Administrative Agent.
          The Borrower hereby acknowledges that (a) the Administrative Agent will make available to the Lenders materials and/or information provided by or on behalf of the Borrower hereunder (collectively, the “Borrower Materials”) by posting the Borrower Materials on Intralinks or another similar electronic system (the “Platform”) and (b) certain of the Lenders may be “public-side” Lenders (i.e., Lenders that do not wish to receive material non-public information with respect to the Borrower or its securities) (each, a “Public Lender”). The Borrower hereby agrees that (i) all Borrower Materials that are to be made available to Public Lenders shall be clearly and conspicuously marked “PUBLIC” which, at a minimum, shall mean that the word “PUBLIC” shall appear prominently on the first page thereof; (ii) by marking Borrower Materials “PUBLIC,” the Borrower shall be deemed to have authorized the Administrative Agent and the Lenders to treat such Borrower Materials as not containing any material non-public information with respect to the Borrower or its securities for purposes of United States federal and state securities laws (provided, however, that to the extent such Borrower Materials constitute Information, they shall be treated as set forth in Section 10.08); (iii) all Borrower Materials marked “PUBLIC” are permitted to be made available through a portion of the Platform designated as “Public Investor;” and (iv) the Administrative Agent shall be entitled to treat any Borrower Materials that are not marked “PUBLIC” as being suitable only for posting on a portion of the Platform not marked as “Public Investor.” Notwithstanding the foregoing, the following Borrower Materials shall be marked “PUBLIC”, unless the Borrower notifies the Administrative Agent promptly that any such document contains material non-public information: (A) the Loan Documents and (B) notification of changes in the terms of the Loan Documents.
          Each Public Lender agrees to cause at least one individual at or on behalf of such Public Lender to at all times have selected the “Private Side Information” or similar designation on the content declaration screen of the Platform in order to enable such Public Lender or its delegate, in accordance with such Public Lender’s compliance procedures and applicable law, including United States Federal and state securities laws, to make reference to Communications that are not made available through the “Public Side Information” portion of the Platform and that may contain material non-public information with respect to the Borrower or its securities for purposes of United States Federal or state securities laws.
          THE PLATFORM IS PROVIDED “AS IS” AND “AS AVAILABLE”. NEITHER THE ADMINISTRATIVE AGENT NOR ANY OF ITS RELATED PARTIES WARRANTS THE ACCURACY OR COMPLETENESS OF THE COMMUNICATIONS OR THE ADEQUACY OF THE PLATFORM AND EACH EXPRESSLY DISCLAIMS LIABILITY FOR ERRORS OR OMISSIONS IN THE COMMUNICATIONS. NO WARRANTY OF ANY KIND, EXPRESS, IMPLIED OR STATUTORY, INCLUDING ANY WARRANTY OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, NON-INFRINGEMENT OF THIRD PARTY RIGHTS OR FREEDOM FROM VIRUSES OR OTHER CODE DEFECTS IS MADE BY THE ADMINISTRATIVE AGENT OR ANY OF ITS RELATED PARTIES IN CONNECTION WITH THE COMMUNICATIONS OR THE PLATFORM. IN NO EVENT SHALL THE ADMINISTRATIVE AGENT OR ANY OF ITS RELATED PARTIES HAVE ANY LIABILITY TO ANY LOAN PARTY, ANY LENDER OR ANY OTHER PERSON FOR DAMAGES OF ANY KIND, WHETHER OR NOT BASED ON STRICT LIABILITY AND INCLUDING DIRECT OR INDIRECT, SPECIAL, INCIDENTAL OR CONSEQUENTIAL DAMAGES, LOSSES OR EXPENSES (WHETHER IN TORT, CONTRACT OR OTHERWISE) ARISING OUT OF ANY LOAN PARTY’S OR THE ADMINISTRATIVE AGENT’S TRANSMISSION OF COMMUNICATIONS THROUGH THE INTERNET, EXCEPT TO THE EXTENT THE LIABILITY OF ANY SUCH PERSON IS FOUND IN A FINAL RULING BY A COURT OF COMPETENT JURISDICTION TO HAVE RESULTED PRIMARILY FROM SUCH PERSON’S GROSS NEGLIGENCE, BAD FAITH OR WILLFUL MISCONDUCT.
          The Administrative Agent agrees that the receipt of the Communications by the Administrative Agent at its provided e-mail address shall constitute effective delivery of the Communications to the Administrative Agent for purposes of the Loan Documents. Each Lender agrees that receipt of notice to it (as provided in the next sentence) specifying that the Communications have been posted to the Platform shall constitute effective delivery of the Communications to such Lender for purposes of the Loan Documents. Each Lender agrees to notify the Administrative Agent in writing (including by electronic communication) from time to time of such Lender’s e-mail address to which the foregoing notice may be sent by electronic transmission and that the foregoing notice may be sent to such e-mail address.

          Nothing herein shall prejudice the right of the Administrative Agent or any Lender to give any notice or other communication pursuant to any Loan Document in any other manner specified in such Loan Document.
          (b) Effectiveness of Facsimile Documents and Signatures. Loan Documents may be transmitted and/or signed by facsimile. The effectiveness of any such documents and signatures shall, subject to applicable Law, have the same force and effect as manually signed originals and shall be binding on all Loan Parties, the Agents and the Lenders.
          (c) Reliance by Agents and Lenders. The Administrative Agent and the Lenders shall be entitled to rely and act upon any notices (including telephonic Committed Loan Notices) purportedly given by or on behalf of the Borrower even if (i) such notices were not made in a manner specified herein, were incomplete or were not preceded or followed by any other form of notice specified herein, or (ii) the terms thereof, as understood by the recipient, varied from any confirmation thereof. The Borrower shall indemnify each Agent-Related Person and each Lender from all losses, costs, expenses and liabilities resulting from the reliance by such Person on each notice purportedly given by or on behalf of the Borrower in the absence of gross negligence or willful misconduct. All telephonic notices to the Administrative Agent may be recorded by the Administrative Agent, and each of the parties hereto hereby consents to such recording.
          SECTION 10.03. No Waiver; Cumulative Remedies. No failure by any Lender or the Administrative Agent to exercise, and no delay by any such Person in exercising, any right, remedy, power or privilege hereunder or under any other Loan Document shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges herein provided, and provided under each other Loan Document, are cumulative and not exclusive of any rights, remedies, powers and privileges provided by Law.
          SECTION 10.04. Attorney Costs, Expenses and Taxes. The Borrower agrees (a) to pay or reimburse the Administrative Agent for all reasonable out-of-pocket costs and expenses incurred in connection with the preparation, negotiation, syndication and execution of this Agreement and the other Loan Documents, and any amendment, waiver, consent or other modification of the provisions hereof and thereof (whether or not the transactions contemplated thereby are consummated), and the consummation and administration of the transactions contemplated hereby and thereby, including all Attorney Costs of local and foreign counsel, and (b) to pay or reimburse the Administrative Agent and each Lender for all out-of-pocket costs and expenses incurred in connection with the enforcement of any rights or remedies under this Agreement or the other Loan Documents (including all such costs and expenses incurred during any legal proceeding, including any proceeding under any Debtor Relief Law, and including all Attorney Costs of counsel to the Administrative Agent). The foregoing costs and expenses shall include all reasonable search, filing, recording and title insurance charges and fees and taxes related thereto, and other (reasonable, in the case of Section 10.04(a)) out-of-pocket expenses incurred by any Agent. The agreements in this Section 10.04 shall survive the repayment of all other Obligations. All amounts due under this Section 10.04 shall be paid within ten (10) Business Days of receipt by the Borrower of an invoice relating thereto setting forth such expenses in reasonable detail. If any Loan Party fails to pay when due any costs, expenses or other amounts payable by it hereunder or under any other Loan Document, such amount may, but is not required to, be paid on behalf of such Loan Party by the Administrative Agent in its sole discretion.
          SECTION 10.05. Indemnification by the Borrower. Whether or not the transactions contemplated hereby are consummated, the Borrower shall indemnify and hold harmless each Agent-Related Person, each Lender and their respective Affiliates, directors, officers, employees, counsel, agents, trustees, investment advisors and attorneys-in-fact (collectively, the “Indemnitees”) from and against any and all liabilities, obligations, losses, damages, penalties, claims, demands, actions, judgments, suits, costs, expenses and disbursements (including Attorney Costs) of any kind or nature whatsoever which may at any time be imposed on, incurred by or asserted against any such Indemnitee in any way relating to or arising out of or in connection with (a) the execution, delivery, enforcement, performance or administration of any Loan Document or any other agreement, letter or instrument delivered in connection with the transactions contemplated thereby or the consummation of the transactions contemplated thereby, (b) any Loan, (c) any actual or alleged presence or release of Hazardous Materials on or from any property currently or formerly owned or operated by the Borrower, any Subsidiary or any other Loan Party, or any Environmental Liability related in any way to the Borrower, any Subsidiary or any other Loan Party, or (d) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory (including any investigation of, preparation for, or defense of any pending or threatened claim, investigation, litigation or proceeding) and regardless of whether any Indemnitee is a party thereto (all the foregoing, collectively, the “Indemnified Liabilities”), in all cases, whether or not caused by or arising, in whole or in part, out of the negligence of the Indemnitee; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such liabilities, obligations, losses, damages, penalties, claims, demands, actions, judgments, suits, costs, expenses or disbursements resulted from the gross negligence or willful misconduct of such Indemnitee or of any affiliate, director, officer, employee, counsel, agent or attorney-in-fact of such Indemnitee. No Indemnitee shall be liable for any damages arising from the use by others of any information or other materials obtained through IntraLinks or other similar information transmission systems in connection with this Agreement, nor shall any Indemnitee or any Loan Party have any liability for any special, punitive, indirect or consequential damages relating to this Agreement or any other Loan Document or arising out of its activities in connection herewith or therewith. In the case of an investigation, litigation or other proceeding to which the indemnity in this Section 10.05 applies, such indemnity shall be effective whether or not such investigation, litigation or proceeding is brought by any Loan Party, its directors, stockholders or creditors or an Indemnitee or any other Person, whether or not any Indemnitee is otherwise a party thereto and whether or not any of the transactions contemplated hereunder or under any of the other Loan Documents is consummated. All amounts due under this Section 10.05 shall be paid within ten (10) Business Days after demand therefor; provided, however, that such Indemnitee shall promptly refund such amount to the extent that there is a final judicial or arbitral determination that such Indemnitee was not entitled to indemnification or contribution rights with respect to such payment pursuant to the express terms of this Section 10.05; provided, further, that the Administrative Agent is authorized to deduct and retain sufficient amounts from any payment received from the Borrower to reimburse the Administrative Agent for any such costs and expenses and any amounts owing to the Administrative Agent in accordance with Section 2.09 prior to the distribution of any amounts to Lenders.
. The agreements in this Section 10.05 shall survive the resignation of the Administrative Agent, the replacement of any Lender, the repayment, satisfaction or discharge of all the other Obligations.
          SECTION 10.06. Payments Set Aside. To the extent that any payment by or on behalf of the Borrower is made to any Agent or any Lender, or any Agent or any Lender exercises its right of setoff, and such payment or the proceeds of such setoff or any part thereof is subsequently invalidated, declared to be fraudulent or preferential, set aside or required (including pursuant to any settlement entered into by such Agent or such Lender in its discretion) to be repaid to a trustee, receiver or any other party, in connection with any proceeding under any Debtor Relief Law or otherwise, then (a) to the extent of such recovery, the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such setoff had not occurred, and (b) each Lender severally agrees to pay to the Administrative Agent upon demand its applicable share of any amount so recovered from or repaid by any Agent, plus interest thereon from the date of such demand to the date such payment is made at a rate per annum equal to the Federal Funds Rate from time to time in effect.
          SECTION 10.07. Successors and Assigns.
          (a) The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, except that neither Holdings nor the Borrower may assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of each Lender and no Lender may assign or otherwise transfer any of its rights or obligations hereunder except (i) to an Eligible Assignee or pursuant to Section 10.07(b)(iii), (ii) by way of participation in accordance with the provisions of Section 10.07(e), (iii) by way of pledge or assignment of a security interest subject to the restrictions of Section 10.07(g) or (iv) to an SPC in accordance with the provisions of Section 10.07(h) (and any other attempted assignment or transfer by any party hereto shall be null and void). Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby, Participants to the extent provided in Section 10.07(e) and, to the extent expressly contemplated hereby, the Indemnitees) any legal or equitable right, remedy or claim under or by reason of this Agreement.
          (b) (i) Subject to the conditions set forth in paragraph (b)(ii) below and the exceptions and limitations set forth in paragraph (b)(iii) below, any Lender may assign to one or more assignees (“Assignees”) all or a portion of its rights and obligations under this Agreement (including all or a portion of its Loans at the time owing to it) with the prior written consent (such consent not to be unreasonably withheld or delayed) of:
               (A) the Borrower; provided that no consent of the Borrower shall be required for an assignment to a Lender, an Affiliate of a Lender, an Approved Fund or, if an Event of Default under Section 8.01(a), (f) or (g) has occurred and is continuing, any Assignee; and
               (B) the Administrative Agent; provided that no consent of the Administrative Agent shall be required for an assignment of all or any portion of a Loan to another Lender, an Affiliate of a Lender or an Approved Fund.
          (ii) Assignments shall be subject to the following additional conditions:
               (A) except in the case of an assignment to a Lender or an Affiliate of a Lender or an Approved Fund or an assignment of the entire remaining amount of the assigning Lender’s Loans of any Class, the amount of the Loans of the assigning Lender subject to each such assignment (determined as of the date the Assignment and Assumption with respect to such assignment is delivered to the Administrative Agent) shall not be less than $1,000,000 unless each of the Borrower and the Administrative Agent otherwise consents, provided that (1) no such consent of the Borrower shall be required (x) during the primary syndication of the Loans to the Persons identified to the Borrower by the Administrative Agent prior to the Closing Date or (y) if an Event of Default under Section 8.01(a), (f) or (g) has occurred and is continuing and (2) such amounts shall be aggregated in respect of each Lender and its Affiliates or Approved Funds, if any; provided, further, that the Borrower shall be deemed to have consented to any such assignment unless it shall object thereto by written notice to the Administrative Agent within ten (10) Business Days after having received notice thereof;
               (B) the parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Assumption, together with a processing and recordation fee of $3,500; provided that only one such fee shall be payable in the event of simultaneous assignments from any Lender or its Approved Funds to one or more other Approved Funds of such Lender; and
               (C) the Assignee, if it shall not be a Lender, shall deliver to the Administrative Agent any applicable tax form and any other information reasonably requested by the Administrative Agent.

          (iii) Notwithstanding anything herein to the contrary, (x) (A) Holdings may assign the Tranche A Term Loans to Travelport Guarantor in order to consummate the Investment Transaction, (B) Travelport Guarantor may assign the Tranche A Term Loans pursuant to the terms of the Escrow Agreement and (C) Holdings may assign the Tranche B Term Loans to Travelport Holdings in order to consummate the Exchange (as defined in the PIK Credit Agreement), in each case, without the consent of any Person party hereto and (y) prior to the Settlement Date (as defined in the PIK Credit Agreement) Travelport Guarantor shall not assign the Tranche A Term Loans other than in accordance with the Escrow Agreement.
          This paragraph (b) shall not prohibit any Lender from assigning all or a portion of its rights and obligations among separate Classes of Loans on a non-pro rata basis.
          (c) Subject to acceptance and recording thereof by the Administrative Agent pursuant to Section 10.07(d), from and after the effective date specified in each Assignment and Assumption, the Eligible Assignee thereunder shall be a party to this Agreement and, to the extent of the interest assigned by such Assignment and Assumption, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption covering all of the assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto but shall continue to be entitled to the benefits of Sections 3.01, 3.04, 3.05, 10.04 and 10.05 with respect to facts and circumstances occurring prior to the effective date of such assignment). Upon request, and the surrender by the assigning Lender of its Note, the Borrower (at its expense) shall execute and deliver a Note to the assignee Lender. Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this clause (c) shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with Section 10.07(e).
          (d) The Administrative Agent, acting solely for this purpose as an agent of the Borrower, shall maintain at the Administrative Agent’s Office a copy of each Assignment and Assumption delivered to it and a register for the recordation of the names and addresses of the Lenders and principal amounts (and related interest amounts) of the Loans owing to each Lender pursuant to the terms hereof from time to time (the “Register”). The entries in the Register shall be conclusive, absent manifest error, and the Borrower, the Agents and the Lenders shall treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. The Register shall be available for inspection by the Borrower, any Agent and any Lender, at any reasonable time and from time to time upon reasonable prior notice.

          (e) Any Lender may at any time, without the consent of, or notice to, the Borrower or the Administrative Agent, sell participations to any Person (other than a natural person) (each, a “Participant”) in all or a portion of such Lender’s rights and/or obligations under this Agreement (including all or a portion of its Loans; provided that (i) such Lender’s obligations under this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (iii) the Borrower, the Agents and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement. Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and the other Loan Documents and to approve any amendment, modification or waiver of any provision of this Agreement or the other Loan Documents; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, waiver or other modification described in the first proviso to Section 10.01 that directly affects such Participant. Subject to Section 10.07(f), the Borrower agrees that each Participant shall be entitled to the benefits of Sections 3.01 (subject to the requirements of Section 10.15), 3.04 and 3.05 to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to Section 10.07(c). To the extent permitted by applicable Law, each Participant also shall be entitled to the benefits of Section 10.09 as though it were a Lender; provided that such Participant agrees to be subject to Section 2.13 as though it were a Lender.
          (f) A Participant shall not be entitled to receive any greater payment under Section 3.01, 3.04 or 3.05 than the applicable Lender would have been entitled to receive with respect to the participation sold to such Participant, unless the sale of the participation to such Participant is made with the Borrower’s prior written consent.
          (g) Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement (including under its Note, if any) to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank; provided that no such pledge or assignment shall release such Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.
          (h) Notwithstanding anything to the contrary contained herein, any Lender (a “Granting Lender”) may grant to a special purpose funding vehicle identified as such in writing from time to time by the Granting Lender to the Administrative Agent and the Borrower (an “SPC”) the option to provide all or any part of any Loan that such Granting Lender would otherwise be obligated to make pursuant to this Agreement; provided that (i) nothing herein shall constitute a commitment by any SPC to fund any Loan, and (ii) if an SPC elects not to exercise such option or otherwise fails to make all or any part of such Loan, the Granting

Lender shall be obligated to make such Loan pursuant to the terms hereof. Each party hereto hereby agrees that (i) neither the grant to any SPC nor the exercise by any SPC of such option shall increase the costs or expenses or otherwise increase or change the obligations of the Borrower under this Agreement (including its obligations under Section 3.01, 3.04 or 3.05), (ii) no SPC shall be liable for any indemnity or similar payment obligation under this Agreement for which a Lender would be liable, and (iii) the Granting Lender shall for all purposes, including the approval of any amendment, waiver or other modification of any provision of any Loan Document, remain the lender of record hereunder. The making of a Loan by an SPC hereunder shall utilize the commitment of the Granting Lender to make Loans hereunder to the same extent, and as if, such Loan were made by such Granting Lender. Notwithstanding anything to the contrary contained herein, any SPC may (i) with notice to, but without prior consent of the Borrower and the Administrative Agent and with the payment of a processing fee of $3,500, assign all or any portion of its right to receive payment with respect to any Loan to the Granting Lender and (ii) disclose on a confidential basis any non-public information relating to its funding of Loans to any rating agency, commercial paper dealer or provider of any surety or Guarantee or credit or liquidity enhancement to such SPC.
          (i) Notwithstanding anything to the contrary contained herein, (1) any Lender may in accordance with applicable Law create a security interest in all or any portion of the Loans owing to it and the Note, if any, held by it and (2) any Lender that is a Fund may create a security interest in all or any portion of the Loans owing to it and the Note, if any, held by it to the trustee for holders of obligations owed, or securities issued, by such Fund as security for such obligations or securities; provided that unless and until such trustee actually becomes a Lender in compliance with the other provisions of this Section 10.07, (i) no such pledge shall release the pledging Lender from any of its obligations under the Loan Documents and (ii) such trustee shall not be entitled to exercise any of the rights of a Lender under the Loan Documents even though such trustee may have acquired ownership rights with respect to the pledged interest through foreclosure or otherwise.
          SECTION 10.08. Confidentiality. Each of the Agents and the Lenders agrees to maintain the confidentiality of the Information, except that Information may be disclosed (a) to its Affiliates and its and its Affiliates’ directors, officers, employees, trustees, numbering, administrative and settlement service providers, investment advisors and agents, including accountants, legal counsel and other advisors (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and shall agree to keep such Information confidential); (b) to the extent requested by any Governmental Authority; (c) to the extent required by applicable Laws or regulations or by any subpoena or similar legal process; (d) to any other party to this Agreement; (e) subject to an agreement containing provisions substantially the same as those of this Section 10.08 (or as may otherwise be reasonably acceptable to the Borrower), to any pledgee referred to in Section 10.07(g), counterparty to a Swap Contract, Eligible Assignee of or Participant in, or any prospective Eligible Assignee of or Participant in, any of its rights or obligations under this Agreement; (f) with the written consent of the Borrower; (g) to the extent such Information becomes publicly available other than as a result of a breach of this Section 10.08; (h) to any Governmental Authority or examiner (including the National Association of Insurance Commissioners or any other similar organization) regulating any Lender; (i) to any rating agency when required by it (it being understood that, prior to any such disclosure, such rating agency shall undertake to preserve the confidentiality of any Information relating to the Loan Parties received by it from such Lender); or (j) in connection with the exercise of any remedies hereunder or under any other Loan Document or any action or proceeding relating to this Agreement or any other Loan Document or the enforcement of rights hereunder or thereunder. In addition, the Agents and the Lenders may disclose the existence of this Agreement and information about this Agreement to market data collectors, similar service providers to the lending industry, and service providers to the Agents and the Lenders in connection with the administration and management of this Agreement, the other Loan Documents and the Loans. For the purposes of this Section 10.08, “Information” means all information received from any Loan Party relating to any Loan Party or its business, other than any such information that is publicly available to any Agent or any Lender prior to disclosure by any Loan Party other than as a result of a breach of this Section 10.08; provided that, in the case of information received from a Loan Party after the Closing Date, such information is (i) clearly identified at the time of delivery as confidential or (ii) is delivered pursuant to Section 6.01, 6.02 or 6.03 hereof.
          SECTION 10.09. Setoff. Subject to the terms of the Intercreditor Agreement, in addition to any rights and remedies of the Lenders provided by Law, upon the occurrence and during the continuance of any Event of Default, each Lender and its Affiliates is authorized at any time and from time to time, without prior notice to the Borrower or any other Loan Party, any such notice being waived by the Borrower (on its own behalf and on behalf of each Loan Party and its Subsidiaries) to the fullest extent permitted by applicable Law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held by, and other Indebtedness at any time owing by, such Lender and its Affiliates, as the case may be, to or for the credit or the account of the respective Loan Parties and their Subsidiaries against any and all Obligations owing to such Lender and its Affiliates hereunder or under any other Loan Document, now or hereafter existing, irrespective of whether or not such Agent or such Lender or Affiliate shall have made demand under this Agreement or any other Loan Document and although such Obligations may be contingent or unmatured or denominated in a currency different from that of the applicable deposit or Indebtedness. Each Lender agrees promptly to notify the Borrower and the Administrative Agent after any such setoff and application made by such Lender; provided that the failure to give such notice shall not affect the validity of such setoff and application. The rights of the Administrative Agent, each Lender under this Section 10.09 are in addition to other rights and remedies (including other rights of setoff) that the Administrative Agent and such Lender may have.
          SECTION 10.10. Interest Rate Limitation. Notwithstanding anything to the contrary contained in any Loan Document, the interest paid or agreed to be paid under the Loan Documents shall not exceed the maximum rate of non-usurious interest permitted by applicable Law (the “Maximum Rate”). If any Agent or any Lender shall receive interest in an amount that exceeds the Maximum Rate, the excess interest shall be applied to the principal of the Loans or, if it exceeds such unpaid principal, refunded to the Borrower. In determining whether the interest contracted for, charged, or received by an Agent or a Lender exceeds the Maximum Rate, such Person may, to the extent permitted by applicable Law, (a) characterize any payment that is not principal as an expense, fee, or premium rather than interest, (b) exclude voluntary prepayments and the effects thereof, and (c) amortize, prorate, allocate, and spread in equal or unequal parts the total amount of interest throughout the contemplated term of the Obligations hereunder.
          SECTION 10.11. Counterparts. This Agreement and each other Loan Document may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Delivery by telecopier or other electronic image transmission (e.g. “PDF” or “TIF” via electronic mail) of an executed counterpart of a signature page to this Agreement and each other Loan Document shall be effective as delivery of an original executed counterpart of this Agreement and such other Loan Document. The Agents may also require that any such documents and signatures delivered by telecopier be confirmed by a manually signed original thereof; provided that the failure to request or deliver the same shall not limit the effectiveness of any document or signature delivered by telecopier.
          SECTION 10.12. Integration. This Agreement, together with the other Loan Documents, comprises the complete and integrated agreement of the parties on the subject matter hereof and thereof and supersedes all prior agreements, written or oral, on such subject matter. In the event of any conflict between the provisions of this Agreement and those of any other Loan Document, the provisions of this Agreement shall control; provided that the inclusion of supplemental rights or remedies in favor of the Agents or the Lenders in any other Loan Document shall not be deemed a conflict with this Agreement. Each Loan Document was drafted with the joint participation of the respective parties thereto and shall be construed neither against nor in favor of any party, but rather in accordance with the fair meaning thereof.
          SECTION 10.13. Survival of Representations and Warranties. All representations and warranties made hereunder and in any other Loan Document or other document delivered pursuant hereto or thereto or in connection herewith or therewith shall survive the execution and delivery hereof and thereof. Such representations and warranties have been or will be relied upon by each Agent and each Lender, regardless of any investigation made by any Agent or any Lender or on their behalf and notwithstanding that any Agent or any Lender may have had notice or knowledge of any Default at the time of any Loan was made, and shall continue in full force and effect as long as any Loan or any other Obligation hereunder shall remain unpaid or unsatisfied.
          SECTION 10.14. Severability. If any provision of this Agreement or the other Loan Documents is held to be illegal, invalid or unenforceable, the legality, validity and enforceability of the remaining provisions of this Agreement and the other Loan Documents shall not be affected or impaired thereby. The invalidity of a provision in a particular jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.
          SECTION 10.15. Tax Forms.
          (a) (i) Each Lender and Agent that is not a “United States person” within the meaning of Section 7701(a)(30) of the Code (each, a “Foreign Lender”)

shall, to the extent it may lawfully do so, deliver to the Borrower and the Administrative Agent, on or prior to the date which is ten (10) Business Days after the Closing Date (or, in the case of any Lender becoming a Lender hereunder after the Closing Date, upon accepting an assignment of an interest herein), two duly signed, properly completed copies of either IRS Form W-8BEN or any successor thereto (relating to such Foreign Lender and entitling it to an exemption from, or reduction of, United States withholding tax on all payments to be made to such Foreign Lender by the Borrower or any other Loan Party pursuant to this Agreement or any other Loan Document) or IRS Form W-8ECI or any successor thereto (relating to all payments to be made to such Foreign Lender by the Borrower or any other Loan Party pursuant to this Agreement or any other Loan Document) or such other evidence reasonably satisfactory to the Borrower and the Administrative Agent that such Foreign Lender is entitled to an exemption from, or reduction of, United States federal withholding tax, including any exemption pursuant to Section 871(h) or 881(c) of the Code, and in the case of a Foreign Lender claiming such an exemption under Section 881(c) of the Code, a certificate that establishes in writing to the Borrower and the Administrative Agent that such Foreign Lender is not (i) a “bank” as defined in Section 881(c)(3)(A) of the Code, (ii) a 10-percent stockholder within the meaning of Section 871(h)(3)(B) of the Code, or (iii) a controlled foreign corporation related to the Borrower with the meaning of Section 864(d) of the Code. Thereafter and from time to time, each such Foreign Lender shall, to the extent it may lawfully do so, (A) promptly submit to the Borrower and the Administrative Agent such additional duly completed and signed copies of one or more of such forms or certificates (or such successor forms or certificates as shall be adopted from time to time by the relevant United States taxing authorities) as may then be available under then current United States Laws and regulations to avoid, or such evidence as is reasonably satisfactory to the Borrower and the Administrative Agent of any available exemption from, or reduction of, United States federal withholding taxes in respect of all payments to be made to such Foreign Lender by the Borrower or other Loan Party pursuant to this Agreement, or any other Loan Document, in each case, (1) on or before the date that any such form, certificate or other evidence expires or becomes obsolete, (2) after the occurrence of a change in the Lender’s circumstances requiring a change in the most recent form, certificate or evidence previously delivered by it to the Borrower and the Administrative Agent and (3) from time to time thereafter if reasonably requested by the Borrower or the Administrative Agent, and (B) promptly notify the Borrower and the Administrative Agent of any change in the Lender’s circumstances which would modify or render invalid any claimed exemption or reduction.
          (ii) Each Foreign Lender, to the extent it does not act or ceases to act for its own account with respect to any portion of any sums paid or payable to such Foreign Lender under any of the Loan Documents (for example, in the case of a typical participation by such Foreign Lender), shall, to the extent it may lawfully do so, deliver to the Borrower and the Administrative Agent on the date when such Foreign Lender ceases to act for its own account with respect to any portion of any such sums paid or payable, and at such other times as may be necessary in the determination of the Borrower or the Administrative Agent (in either case, in the reasonable exercise of its discretion), (A) two duly signed completed copies of the forms or statements required to be provided by such Foreign Lender as set forth above, to establish the portion of any such sums paid or payable with respect to which such Foreign Lender acts for its own account that is not subject to United States federal withholding tax, and (B) two duly signed completed copies of IRS Form W-8IMY (or any successor thereto), together with any information such Foreign Lender chooses to transmit with such form, and any other certificate or statement of exemption required under the Code, to establish that such Foreign Lender is not acting for its own account with respect to a portion of any such sums payable to such Foreign Lender.
          (iii) The Borrower shall not be required to pay any additional amount or any indemnity payment under Section 3.01 to (A) any Foreign Lender if such Foreign Lender shall have failed to satisfy the foregoing provisions of this Section 10.15(a), or (B) any U.S. Lender if such U.S. Lender shall have failed to satisfy the provisions of Section 10.15(b); provided that (i) if such Lender shall have satisfied the requirement of this Section 10.15(a) or Section 10.15(b), as applicable, on the date such Lender became a Lender or ceased to act for its own account with respect to any payment under any of the Loan Documents, nothing in this Section 10.15(a) or Section 10.15(b) shall relieve the Borrower of its obligation to pay any amounts pursuant to Section 3.01 in the event that, as a result of any change in any applicable Law, treaty or governmental rule, regulation or order, or any change in the interpretation, administration or application thereof, such Lender is no longer properly entitled to deliver forms, certificates or other evidence at a subsequent date establishing the fact that such Lender or other Person for the account of which such Lender receives any sums payable under any of the Loan Documents is not subject to withholding or is subject to withholding at a reduced rate and (ii) nothing in this Section 10.15(a) shall relieve the Borrower of its obligation to pay any amounts pursuant to Section 3.01 in the event that the requirements of 10.15(a)(ii) have not been satisfied if the Borrower is entitled, under applicable Law, to rely on any applicable forms and statements required to be provided under this Section 10.15 by the Foreign Lender that does not act or has ceased to act for its own account under any of the Loan Documents, including in the case of a typical participation.
          (iv) The Administrative Agent may deduct and withhold any taxes required by any Laws to be deducted and withheld from any payment under any of the Loan Documents.
          (b) Each Lender and Agent that is a “United States person” within the meaning of Section 7701(a)(30) of the Code (each, a “U.S. Lender”) shall deliver to the Administrative Agent and the Borrower two duly signed, properly completed copies of IRS Form W-9 on or prior to the Closing Date (or, in the case of any Lender becoming a Lender hereunder after the Closing Date, upon accepting an assignment of an interest herein), certifying that such U.S. Lender is entitled to an exemption from United States backup withholding tax, or any successor form. If such U.S. Lender fails to deliver such forms, then the Administrative Agent may withhold from any payment to such U.S. Lender an amount equivalent to the applicable backup withholding tax imposed by the Code.
          SECTION 10.16. GOVERNING LAW.
          (a) THIS AGREEMENT AND EACH OTHER LOAN DOCUMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.
          (b) ANY LEGAL ACTION OR PROCEEDING ARISING UNDER ANY LOAN DOCUMENT OR IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE PARTIES HERETO OR ANY OF THEM WITH RESPECT TO ANY LOAN DOCUMENT, OR THE TRANSACTIONS RELATED THERETO, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, MAY BE BROUGHT IN THE COURTS OF THE STATE OF NEW YORK SITTING IN NEW YORK CITY OR OF THE UNITED STATES FOR THE SOUTHERN DISTRICT OF SUCH STATE, AND BY EXECUTION AND DELIVERY OF THIS AGREEMENT, THE BORROWER, HOLDINGS, EACH AGENT AND EACH LENDER CONSENTS, FOR ITSELF AND IN RESPECT OF ITS PROPERTY, TO THE NON-EXCLUSIVE JURISDICTION OF THOSE COURTS. THE BORROWER, HOLDINGS, EACH AGENT AND EACH LENDER IRREVOCABLY WAIVES ANY OBJECTION, INCLUDING ANY OBJECTION TO THE LAYING OF VENUE OR BASED ON THE GROUNDS OF FORUM NON CONVENIENS, WHICH IT MAY NOW OR HEREAFTER HAVE TO THE BRINGING OF ANY ACTION OR PROCEEDING IN SUCH JURISDICTION IN RESPECT OF ANY LOAN DOCUMENT OR OTHER DOCUMENT RELATED THERETO.
          SECTION 10.17. WAIVER OF RIGHT TO TRIAL BY JURY. EACH PARTY TO THIS AGREEMENT HEREBY EXPRESSLY WAIVES ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION OR CAUSE OF ACTION ARISING UNDER ANY LOAN DOCUMENT OR IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE PARTIES HERETO OR ANY OF THEM WITH RESPECT TO ANY LOAN DOCUMENT, OR THE TRANSACTIONS RELATED THERETO, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER FOUNDED IN CONTRACT OR TORT OR OTHERWISE; AND EACH PARTY HEREBY AGREES AND CONSENTS THAT ANY SUCH CLAIM, DEMAND, ACTION OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY, AND THAT ANY PARTY TO THIS AGREEMENT MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS SECTION 10.17 WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE SIGNATORIES HERETO TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY.
          SECTION 10.18. Binding Effect. This Agreement shall become effective as provided herein on the Closing Date, and thereafter shall be binding upon and inure to the benefit of the Borrower, each Agent and each Lender and their respective successors and assigns, except that no Borrower shall have the right to assign its rights hereunder or any interest herein without the prior written consent of the Lenders except as permitted by Section 7.04.
          SECTION 10.19. Judgment Currency. If, for the purposes of obtaining judgment in any court, it is necessary to convert a sum due hereunder or any other Loan Document in one currency into another currency, the rate of exchange used shall be that at which in accordance with normal banking procedures the Administrative Agent could purchase the first currency with such other currency on the Business Day preceding that on which final judgment is given. The obligation of each Borrower in respect of any such sum due from it to the Administrative Agent or the Lenders hereunder or under the other Loan Documents shall, notwithstanding any judgment in a currency (the “Judgment Currency”) other than that in which such sum is denominated in accordance with the applicable provisions of this Agreement (the “Agreement Currency”), be discharged only to the extent that on the Business Day following receipt by the Administrative Agent of any sum adjudged to be so due in the Judgment Currency, the Administrative Agent may in accordance with normal banking procedures purchase the Agreement Currency with the Judgment Currency. If the amount of the Agreement Currency so purchased is less than the sum originally due to the Administrative Agent from any Borrower in the Agreement Currency, such Borrower agrees, as a separate obligation and notwithstanding any such judgment, to indemnify the Administrative Agent or the Person to whom such obligation was owing against such loss. If the amount of the Agreement Currency so purchased is greater than the sum originally due to the Administrative Agent in such currency, the Administrative Agent agrees to return the amount of any excess to such Borrower (or to any other Person who may be entitled thereto under applicable Law).
          SECTION 10.20. Lender Action. Each Lender agrees that it shall not take or institute any actions or proceedings, judicial or otherwise, for any right or remedy against any Loan Party or any other obligor under any of the Loan Documents (including the exercise of any right of setoff, rights on account of any banker’s lien or similar claim or other rights of self-help), or institute any actions or proceedings, or otherwise commence any remedial procedures, with respect to any Collateral or any other property of any such Loan Party, without the prior written consent of the Administrative Agent. The provisions of this Section 10.20 are for the sole benefit of the Lenders and shall not afford any right to, or constitute a defense available to, any Loan Party.
          SECTION 10.21. USA PATRIOT Act. Each Lender hereby notifies the Borrower that pursuant to the requirements of the Patriot Act, it is required to obtain, verify and record information that identifies the Borrower, which information includes the name and address of the Borrower and other information that will allow such Lender to identify the Borrower in accordance with the Patriot Act.
          SECTION 10.22. Intercreditor Agreement.
          (a) Each Lender hereby (a) consents to the subordination of the Liens and security interest securing the Obligations on the terms set forth in the Intercreditor Agreement, (b) agrees that this Agreement and the other Loan Documents, and the exercise of rights and remedies of the Agents and the Lenders hereunder and thereunder, are subject to the terms of the Intercreditor Agreement, (c) agrees that it will be bound by and will take no actions contrary to the provisions of the Intercreditor Agreement and (d) hereby authorizes and instructs each of the Administrative Agent and the Collateral Agent to enter into the Intercreditor Agreement and to subject the Liens and security interest securing the Obligations to the provisions thereof. The foregoing provisions are intended as an inducement to the First Lien Secured Parties (as such term is defined in the Intercreditor Agreement) to extend credit to the Borrower, and such First Lien Secured Parties are intended third party beneficiaries of such provisions and the provisions of the Intercreditor Agreement.
          (b) Notwithstanding anything herein to the contrary, the lien and security interest granted to secure the Obligations and the exercise of any right or remedy by any Secured Party hereunder or under any Loan Document are subject to the provisions of the Intercreditor Agreement. In the event of any conflict between the terms of the Intercreditor Agreement and this Agreement or any other Loan Document, the terms of the Intercreditor Agreement shall govern and control.
[THE REMAINDER OF THIS PAGE IS INTENTIONALLY LEFT BLANK]

     IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the day and year first above written.

TRAVELPORT LLC, as the Borrower

By:	/s/ Rochelle J. Boas
Name:	Rochelle J. Boas
Title:	Authorized Person

TRAVELPORT LIMITED, as Holdings

By:	/s/ Rochelle J. Boas
Name: Title:	Rochelle J. Boas Senior Vice President and Assistant Secretary

WALTONVILLE LIMITED, as Intermediate Parent

By:	/s/ Rochelle J. Boas
Name: Title:	Rochelle J. Boas Director

TDS INVESTOR (LUXEMBOURG) S.A.R.L., as TDS Intermediate Parent

By:	/s/ John Sutherland
Name:	John Sutherland
Title:	Manager

WELLS FARGO BANK, NATIONAL ASSOCIATION, as Administrative Agent

By:	/s/ Julius R. Zamora
Name: Title:	Julius R. Zamora Vice President

WELLS FARGO BANK, NATIONAL ASSOCIATION, as Collateral Agent

By: Name: Title:	/s/ Julius R. Zamora Julius R. Zamora Vice President

TRAVELPORT LIMITED, as Initial Lender

By: Name:	/s/ Julia Kou Julia Kou
Title:	Group Vice President and Assistant Secretary

SCHEDULE 2.01(A) — INITIAL TRANCHE A TERM LENDERS
Travelport Limited

SCHEDULE 2.01(B) — INITIAL TRANCHE B TERM LENDERS
Travelport Limited

SCHEDULE 7.02(F) — EXISTING INVESTMENTS
Contemplated Investments
None.
Investments in existence as of the Closing Date:
Letters of Credit issued on behalf of Orbitz Worldwide, Inc. from time to time in an aggregate amount not exceeding $75 million.

Name of Subsidiary	Percentage of Ownership	Type of Ownership
Orbitz Worldwide, Inc.	approximately 48%	Stock Ownership
Uniglobe.com Inc.	833,333 shares	Stock ownership
I:FAO Internet Travel Solutions	82,641 shares	Stock ownership
Passkey.com, Inc.	303,030 shares	Stock ownership
Travelprice.com, Inc.	526,778 shares	Stock ownership
SITA, Inc.	3,845,120 shares	Stock Ownership
ET-China Holdings Limited	2,105,489 shares	Stock Ownership
Bay Area Travel, Inc.	140,000 shares	Stock Ownership
Digital Travel.com, Inc.	31,152 Series A Convertible Preferred stock	Stock Ownership
IJet Travel Intelligence, Inc.	7,622 common stock 152,439 Series BP	Stock Ownership
Passkey.com, Inc.	143,939 Series D Convertible stock	Stock Ownership
The Storemaker.com Inc.	5,883 Preferred Stock 233,500 Series B Preferred stock 134,295 Series C Preferred stock	Stock Ownership
The Galileo Company	99%	Stock Ownership
eNett International (Jersey) Limited	60%	Stock Ownership; By Contract
Bastion Surety Limited	90%	Stock Ownership
10Best.com, Inc.	50,000 shares	Stock Ownership

SCHEDULE 10.02 — ADMINISTRATIVE AGENT’S OFFICE,
CERTAIN ADDRESSES FOR NOTICES
Administrative Agent
Wells Fargo Bank, National Association
45 Broadway, 14th Floor
New York, New York 10006
Attn: Julius R. Zamora
Tel: (212) 515-1570
Fax: (866) 297-2015
The Borrower
Travelport LLC
c/o The Blackstone Group
345 Park Avenue
Floor 31
New York, NY 10154
Attn: Paul C. Schorr, IV
Fax: (212) 583-5842
And
Travelport LLC
7 Sylvan Way
Parsippany, New Jersey 07054
Attn: Eric J. Bock, Esq.
Fax: (212) 413-1922

EXHIBIT A
[FORM OF]
COMMITTED LOAN NOTICE

To:	Wells Fargo Bank, National Association 45 Broadway, 14th Floor New York, NY 10006
[Date]
Ladies and Gentlemen:
          Reference is made to the Second Lien Credit Agreement dated as of September 30, 2011 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement,” capitalized terms used herein but not otherwise defined herein being used herein as therein defined), among Travelport LLC (the “Borrower”), Holdings, Intermediate Parent, TDS Intermediate Parent, Wells Fargo Bank, National Association, as Administrative Agent, and Collateral Agent, and each Lender from time to time party hereto.
The Borrower hereby requests (select one):
☐ A conversion of Loans

☐ A continuation of Loans
to be made on the terms set forth below:

(A) Class of Borrowing:[1]

(B) Date of conversion or continuation (which is a Business Day):

(C) Principal amount:

(D) Type of Loan:[2]

1	Specify whether conversion of Tranche A Term Loans or Tranche B Term Loans from one Type to the other, or a continuation of Eurocurrency Rate Loans.

2	Type of Loans to which existing Loans are to be converted

(E) Interest Period:[3]
     The above request has been made to the Administrative Agent by telephone at [                    ].
[Remainder of page internally left blank]

3	Applicable for Eurocurrency Rate Loans only.

2

TRAVELPORT LLC, as Borrower

by
Name:
Title:

3

EXHIBIT B
LENDER:[•]
PRINCIPALAMOUNT: $ [•]
[FORM OF]
[TRANCHE A TERM LOAN][TRANCHE B TERM LOAN]
NOTE
New York, New York
[Date]
     FOR VALUE RECEIVED, the undersigned, TRAVELPORT LLC, a Delaware limited liability company (the “Borrower”), hereby promises to pay to the lender set forth above (the “Lender”) or its registered assigns, in lawful money of the United States of America in immediately available funds at the Administrative Agent’s Office (such term, and each other capitalized term used but not defined herein, having the meaning assigned to it in the Second Lien Credit Agreement dated as of September 30, 2011 (as the same may be amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), among the Borrower, the lenders from time to time party thereto (the “Lenders”), Wells Fargo Bank, National Association, as administrative agent (in such capacity, the “Administrative Agent”) and, as collateral agent (in such capacity, the “Collateral Agent”), (i) on the date set forth in the Credit Agreement, the principal amounts set forth in the Credit Agreement (including increases in principal amount as a result of accrued interest pursuant to the Credit Agreement) with respect to the Loans made by the Lender to the Borrower pursuant to the Credit Agreement and (ii) to the extent the Borrower elects to pay interest in cash pursuant to the Credit Agreement, on each applicable Interest Payment Date, interest at the rate or rates per annum as provided in the Credit Agreement on the unpaid principal amount of all Loans made by the Lender to the Borrower pursuant to the Credit Agreement.
     The Borrower promises to pay interest, on demand, on any overdue principal and, to the extent permitted by law, overdue interest from their due dates at the rate or rates provided in the Credit Agreement.
     The Borrower hereby waives diligence, presentment, demand, protest and notice of any kind whatsoever. The nonexercise by the holder hereof of any of its rights hereunder in any particular instance shall not constitute a waiver thereof in that or any subsequent instance.
     All borrowings evidenced by this note and all payments and prepayments of the principal hereof and interest hereon and the respective dates thereof shall be endorsed by the holder hereof on the schedule attached hereto and made a part hereof or on a continuation thereof which shall be attached hereto and made a part hereof, or otherwise recorded by such holder in its internal records; provided, however, that the failure of the holder hereof to make such a notation or any error in such notation shall not affect the obligations of the Borrower under this note.
     This note is one of the Notes referred to in the Credit Agreement that, among other things, contains provisions for the acceleration of the maturity hereof upon the happening of certain events, for optional and mandatory prepayment of the principal hereof prior to the maturity hereof and for the amendment or waiver of certain provisions of the Credit Agreement, all upon the terms and conditions therein specified.
     THIS NOTE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

TRAVELPORT LLC, as the Borrower

By:
Name: Rochelle J. Boas
Title: Authorized Person

LOANS AND PAYMENTS

				Payments of		Name of
				Principal/Interest	Principal	Person
		Amount of		or Additional	Balance of	Making the
Date	Type of Loan	Loan	Maturity Date	Principal	Note	Notation

EXHIBIT C
[FORM OF]
COMPLIANCE CERTIFICATE
     Reference is made to the Second Lien Credit Agreement dated as of September 30, 2011 (as amended, supplemented, waived or otherwise modified from time to time, the “Credit Agreement”), among Travelport LLC (the “Borrower”), Travelport Limited (“Holdings”), Waltonville Limited, TDS Investor (Luxembourg) S.à.r.l. (“TDS Intermediate Parent”) the lenders from time to time party thereto (the “Lenders”), Wells Fargo Bank, National Association, as administrative agent (in such capacity, the “Administrative Agent”) and as collateral agent (in such capacity, the “Collateral Agent”). Capitalized terms used herein have the meanings attributed thereto in the Credit Agreement unless otherwise defined herein. Pursuant to Section 6.02(b) of the Credit Agreement, the undersigned, in his/her capacity as a Responsible Officer of the Borrower, certifies as follows:
1.	[Attached hereto as Exhibit [A] is the audited consolidated balance sheet of Holdings and its Subsidiaries as of December 31, 20[ ] and related consolidated statements of income or operations, stockholders’ equity and cash flows for the fiscal year then ended, setting forth in each case in comparative form the figures for the previous fiscal year, all in reasonable detail and prepared in accordance with GAAP, audited and accompanied by a report and opinion of [Deloitte & Touche LLP] [or any other independent registered public accounting firm of nationally recognized standing], prepared in accordance with generally accepted auditing standards in the United States and not subject to any “going concern” or like qualification or exception or any qualification or exception as to the scope of such audit.]

2.	[Attached hereto as Exhibit [B] is the consolidated balance sheet of Holdings and its Subsidiaries as of [ ] and the related (i) consolidated statements of income or operations for such fiscal quarter and for the portion of the fiscal year then ended and (ii) consolidated statements of cash flows for the portion of the fiscal year then ended, setting forth in each case in comparative form the figures for the corresponding fiscal quarter of the previous fiscal year and the corresponding portion of the previous fiscal year, all in reasonable detail. These present fairly in all material respects the financial condition, results of operations, stockholders’ equity and cash flows of Holdings and its Subsidiaries in accordance with GAAP, subject only to normal year-end audit adjustments and the absence of footnotes.]

3.	To my knowledge, except as otherwise disclosed to the Administrative Agent in writing pursuant to the Credit Agreement, at no time during the period between [ ] and [ ] (the “Certificate Period”) did a Default or an Event of Default exist. [If unable to provide the foregoing certification, fully describe the reasons therefor and circumstances thereof and any action taken or proposed to be taken with respect thereto on Annex A attached hereto.]

     IN WITNESS WHEREOF, the undersigned, in his/her capacity as a Responsible Officer of the Borrower, has executed this certificate for and on behalf of the Borrower and has caused this certificate to be delivered this ____ day of _____________.

TRAVELPORT LLC, as the Borrower
By:
Name:
Title:

EXHIBIT D
[FORM OF]
ASSIGNMENT AND ASSUMPTION
     This Assignment and Assumption (this “Assignment and Assumption”) is dated as of the Effective Date set forth below and is entered into by and between the Assignor (as defined below) and the Assignee (as defined below). Capitalized terms used in this Assignment and Assumption and not otherwise defined herein have the meanings specified in the Second Lien Credit Agreement dated as of September 30, 2011 (as amended, supplemented or otherwise modified from time to time, the “Second Lien Credit Agreement”), among Travelport LLC (the “Borrower”), Travelport Limited, Waltonville Limited, the lenders from time to time party thereto (the “Lenders”), Wells Fargo Bank National Association, as administrative agent (in such capacity, the “Administrative Agent”) and as collateral agent (in such capacity the “Collateral Agent”) and the other parties thereto, receipt of a copy of which is hereby acknowledged by the Assignee. The Standard Terms and Conditions set forth in Annex 1 attached hereto are hereby agreed to and incorporated herein by reference and made a part of this Assignment and Assumption as if set forth herein in full.
     For an agreed consideration, the Assignor hereby irrevocably sells and assigns to the Assignee, and the Assignee hereby irrevocably purchases and assumes from the Assignor, subject to and in accordance with the Standard Terms and Conditions and the Second Lien Credit Agreement, as of the Effective Date inserted by the Administrative Agent as contemplated below, (i) all of the Assignor’s rights and obligations in its capacity as a Lender under the Second Lien Credit Agreement and any other documents or instruments delivered pursuant thereto to the extent related to the amount and percentage interest identified below of all of such outstanding rights and obligations of the Assignor under the facility identified below and (ii) to the extent permitted to be assigned under applicable law, all claims, suits, causes of action and any other right of the Assignor (in its capacity as a Lender) against any Person, whether known or unknown, arising under or in connection with the Second Lien Credit Agreement, any other documents or instruments delivered pursuant thereto or the loan transactions governed thereby or in any way based on or related to any of the foregoing, including, but not limited to, contract claims, tort claims, malpractice claims, statutory claims and all other claims at law or in equity related to the rights and obligations sold and assigned pursuant to clause (i) above (the rights and obligations sold and assigned pursuant to clauses (i) and (ii) above being referred to herein collectively as the “Assigned Interest”). Such sale and assignment is without recourse to the Assignor and, except as expressly provided in this Assignment and Assumption, without representation or warranty by the Assignor.

1. Assignor (the “Assignor”):

2. Assignee (the “Assignee”):

(a) Assignee is an Affiliate of:	[Name of Lender]

(b) Assignee is an Approved Fund of:	[Name of Lender]
3.	Borrower: Travelport LLC

4.	Administrative Agent: Wells Fargo Bank, National Association

5.	Assigned Interest:

	Aggregate Amount		Percentage
	of Loans of all	Amount of Loans	Assigned of
Facility	Lenders	Assigned	Loans[1]
Tranche A Term Loan	$	$	%
Tranche B Term Loan	$	$	%

6. Effective Date:

[1]	Set forth, to at least 8 decimals, as a percentage of the Loans of all Lenders thereunder.

     The terms set forth in this Assignment and Assumption are hereby agreed to:

[NAME OF ASSIGNOR], as Assignor,
by
Name:
Title:

For any Person requiring a second signature block:
by
Name:
Title:

[NAME OF ASSIGNEE], as Assignee,
by
Name:
Title:

For any Person requiring a second signature block:
by
Name:
Title:

[Consented to and]2 Accepted:

WELLS FARGO BANK, NATIONAL ASSOCIATION, as Administrative Agent,
by
Name:
Title:

[2]	No consent of the Administrative Agent shall be required for an assignment of all or any portion of a Loan to another Lender, an Affiliate of a Lender or an Approved Fund.

[Consented to:]3

TRAVELPORT LLC, as Borrower,
by
Name:
Title:

[3]	No Consent of the Borrower shall be required for an assignment to a Lender, an Affiliate of a Lender, an Approved Fund or, if an Event of Default under Section 8.01(a), (f), or (g) of the Second Lien Credit Agreement has occurred and is continuing, any Assignee.

Annex I
SECOND LIEN CREDIT AGREEMENT4
STANDARD TERMS AND CONDITIONS FOR
ASSIGNMENT AND ASSUMPTION
1. Representations and Warranties.
1.1 Assignor. The Assignor (a) represents and warrants that (i) it is the legal and beneficial owner of the Assigned Interest, (ii) the Assigned Interest is free and clear of any lien, encumbrance or other adverse claim and (iii) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby; and (b) assumes no responsibility with respect to (i) any statements, warranties or representations made in or in connection with the Second Lien Credit Agreement, (ii) the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Second Lien Credit Agreement, (iii) the financial condition of Holdings, the Borrower, or any of their Subsidiaries or Affiliates or any other Person obligated in respect of the Second Lien Credit Agreement or (iv) the performance or observance by Holdings, the Borrower, or any of their Subsidiaries or Affiliates or any other Person of any of their obligations under the Second Lien Credit Agreement.
1.2. Assignee. The Assignee (a) represents and warrants that (i) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby and to become a Lender under the Second Lien Credit Agreement, (ii) it satisfies the requirements, if any, specified in the Second Lien Credit Agreement that are required to be satisfied by it in order to acquire the Assigned Interest and become a Lender, (iii) from and after the Effective Date, it shall be bound by the provisions of the Second Lien Credit Agreement as a Lender thereunder and, to the extent of the Assigned Interest, shall have the obligations of a Lender thereunder, (iv) it has received a copy of the Second Lien Credit Agreement, together with copies of the most recent financial statements delivered pursuant to Section 6.01 thereof, and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment and Assumption and to purchase the Assigned Interest on the basis of which

[4]	Capitalized terms used in this Assignment and Assumption and not otherwise defined herein have the meanings specified in the Second Lien Credit Agreement dated as of September 30, 2011 (as amended, supplemented or otherwise modified from time to time, the “Second Lien Credit Agreement”), among Travelport LLC (the “Borrower”), Travelport Limited, Waltonville Limited, the lenders from time to time party thereto (the “Lenders”), Wells Fargo Bank, National Association, as administrative agent (in such capacity, the “Administrative Agent”) and as collateral agent (in such capacity, the “Collateral Agent”) and the other parties thereto.

it has made such analysis and decision independently and without reliance on any Agent or any other Lender, and (v) if it is a Foreign Lender, attached to this Assignment and Assumption is any documentation required to be delivered by it pursuant to Section 10.15 of the Second Lien Credit Agreement, duly completed and executed by the Assignee; and (b) agrees that (i) it will, independently and without reliance on the Assignor, any Agent or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Second Lien Credit Agreement, and (ii) it will perform in accordance with their terms all of the obligations which by the terms of the Second Lien Credit Agreement are required to be performed by it as a Lender.
2. Payments. From and after the Effective Date, the Administrative Agent shall make all payments in respect of the Assigned Interest (including, without limitation, all payments of principal, interest, fees and other amounts) to the Assignee. Assignor and Assignee shall make all appropriate adjustments in respect of payments of the Assigned Interest for periods prior the Effective Date directly between such parties.
for amounts which have accrued to but excluding the Effective Date and to the Assignee for amounts which have accrued from and after the Effective Date.
3. General Provisions. This Assignment and Assumption shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns. This Assignment and Assumption may be executed in any number of counterparts, which together shall constitute one instrument. Delivery of an executed counterpart of a signature page of this Assignment and Assumption by facsimile or other electronic transmission shall be as effective as delivery of a manually executed counterpart of this Assignment and Assumption. THIS ASSIGNMENT AND ASSUMPTION SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAW OF THE STATE OF NEW YORK.

EXHIBIT E
Second Lien Guaranty
See attached.

EXECUTION VERSION

SECOND LIEN GUARANTY,
Dated as of
September 30, 2011,
among
TRAVELPORT LIMITED,
as Holdings,
WALTONVILLE LIMITED,
as Intermediate Parent,
TDS INVESTOR (LUXEMBOURG) S.A.R.L.,
as TDS Intermediate Parent,
CERTAIN SUBSIDIARIES OF HOLDINGS
IDENTIFIED HEREIN
and
WELLS FARGO BANK, NATIONAL ASSOCIATION,
as Administrative Agent

-i-

Page
SECTION 4.12. Obligations Absolute	9
SECTION 4.13. Termination or Release	10
SECTION 4.14. Additional Restricted Subsidiaries	10
SECTION 4.15. Intercreditor Agreement	10
SECTION 4.16. Bond Conversion Offer	11

SCHEDULES

Schedule I Subsidiary Parties

EXHIBITS

Exhibit I Form of Guaranty Supplement

-ii-

     SECOND LIEN GUARANTY, dated as of September 30, 2011, among TRAVELPORT LIMITED, a company incorporated under the laws of Bermuda (“Holdings”), WALTONVILLE LIMITED, a company incorporated under the laws of Gibraltar (“Intermediate Parent”), TDS INVESTOR (LUXEMBOURG) S.A.R.L., a société à responsabilité limitée incorporated under the laws of Luxembourg (“TDS Intermediate Parent”), the other Subsidiaries of Holdings from time to time party hereto and WELLS FARGO BANK, NATIONAL ASSOCIATION, as Administrative Agent (as defined below).
     Reference is made to the Second Lien Credit Agreement, dated as of September 30, 2011 (as amended, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among Travelport LLC, a Delaware limited liability company (the “Borrower”), Holdings, Intermediate Parent, TDS Intermediate Parent, Wells Fargo Bank, National Association, as “Administrative Agent” (under and as defined therein), Wells Fargo Bank, National Association, as “Collateral Agent” (under and as defined therein), and each Lender from time to time party thereto. The Lenders have agreed to extend credit to the Borrower subject to the terms and conditions set forth in the Credit Agreement. The obligations of the Lenders to extend such credit are conditioned upon, among other things, the execution and delivery of this Agreement. Holdings and the Subsidiary Parties are affiliates of the Borrower, will derive substantial benefits from the extension of credit to the Borrower pursuant to the Credit Agreement and are willing to execute and deliver this Agreement in order to induce the Lenders to extend such credit. Accordingly, the parties hereto agree as follows:
ARTICLE I
Definitions
     SECTION 1.01. Credit Agreement.
     (a) Capitalized terms used in this Agreement and not otherwise defined herein have the meanings specified in the Credit Agreement (or, on and after the Consummation Date, the meaning specified for the comparable term in the Indenture).
     (b) The rules of construction specified in Article I of the Credit Agreement also apply to this Agreement.
     SECTION 1.02. Other Defined Terms. As used in this Agreement, the following terms have the meanings specified below:
     “Administrative Agent” means Wells Fargo Bank, National Association, together with its successors and permitted assigns, acting as “Administrative Agent” under and as defined in the Credit Agreement, or, on and after the Consummation Date, Wells Fargo Bank, National Association, acting as trustee under the Indenture, or such other Person who shall act as trustee under the Indenture, together with such Person’s (Wells Fargo Bank, National Association or otherwise) successors and permitted assigns in such capacity.
     “Agreement” means this Second Lien Guaranty.

     “Borrower” has the meaning assigned to such term in the preliminary statement of this Agreement.
     “Claiming Party” has the meaning assigned to such term in Section 3.02.
     “Collateral Agent” means Wells Fargo Bank, National Association, together with its successors and permitted assigns, acting as “Collateral Agent” (under and as defined in the Credit Agreement) for the Secured Parties, or, on and after the Consummation Date, Wells Fargo Bank, National Association, acting as “Collateral Agent” (under and as defined in the Indenture) for the Secured Parties, or such other Person who shall act as “Collateral Agent” (under and as defined in the Indenture) for the Secured Parties, together with such Person’s (Wells Fargo Bank, National Association or otherwise) successors and permitted assigns in such capacity.
     “Contributing Party” has the meaning assigned to such term in Section 3.02.
     “Credit Agreement” has the meaning assigned to such term in the preliminary statement of this Agreement.
     “Guaranty Supplement” means an instrument in the form of Exhibit I hereto.
     “Guarantor” means each of Holdings and each Subsidiary Party.
     “Holdings” has the meaning assigned to such term in the preliminary statement of this Agreement.
     “Intercreditor Agreement” means the Intercreditor Agreement, dated as of September 30, 2011, among UBS AG, Stamford Branch, in its capacity as First Priority Collateral Agent (as defined therein), UBS AG, Stamford Branch, in its capacity as First Priority Administrative Agent (as defined therein), Wells Fargo Bank, National Association, in its capacity as Second Priority Collateral Agent (as defined therein), Wells Fargo Bank, National Association, in its capacity as Second Priority Administrative Agent (as defined therein) and the other parties thereto, as amended, restated, amended and restated, supplemented or otherwise modified from time to time.
     “Intermediate Parent” has the meaning assigned to such term in the preliminary statement of this Agreement.
     “Obligations” means all “Obligations” as defined in the Credit Agreement, and on and after the Consummation Date, all “Obligations” as defined in the Indenture.
     “Secured Parties” means “Secured Parties” as defined in the Credit Agreement, and on and after the Consummation Date, “Secured Parties” as defined in the Indenture.
     “Subsidiary Parties” means (a) the entities identified on Schedule I and (b) each other Restricted Subsidiary that becomes a party to this Agreement as a Subsidiary Party after the Closing Date.

     “TDS Intermediate Parent” has the meaning assigned to such term in the preliminary statement of this Agreement.
ARTICLE II
Guaranty
     SECTION 2.01. Guaranty. Each Guarantor unconditionally guarantees, jointly with the other Guarantors and severally, as a primary obligor and not merely as a surety, to the Administrative Agent, for the benefit of the Secured Parties, the due and punctual payment and performance of the Obligations. Each of the Guarantors further agrees that the Obligations may be extended or renewed, in whole or in part, without notice to or further assent from it, and that it will remain bound upon its guarantee notwithstanding any extension or renewal of any Obligation. Each of the Guarantors waives presentment to, demand of payment from and protest to the Borrower or any other Loan Party of any of the Obligations, and also waives notice of acceptance of its guarantee and notice of protest for nonpayment.
     SECTION 2.02. Guaranty of Payment. Each of the Guarantors further agrees that its guarantee hereunder constitutes a guarantee of payment when due and not of collection, and waives any right to require that any resort be had by the Administrative Agent or any other Secured Party to any security held for the payment of the Obligations, or to any balance of any deposit account or credit on the books of the Administrative Agent or any other Secured Party in favor of the Borrower or any other Person.
     SECTION 2.03. No Limitations.
     (a) Except for termination of a Guarantor’s obligations hereunder as expressly provided in Section 4.13, the obligations of each Guarantor hereunder shall not be subject to any reduction, limitation, impairment or termination for any reason, including any claim of waiver, release, surrender, alteration or compromise, and shall not be subject to any defense or set-off, counterclaim, recoupment or termination whatsoever by reason of the invalidity, illegality or unenforceability of the Obligations, or otherwise. Without limiting the generality of the foregoing, the obligations of each Guarantor hereunder shall not be discharged or impaired or otherwise affected by (i) the failure of the Administrative Agent or any other Secured Party to assert any claim or demand or to enforce any right or remedy under the provisions of any Loan Document or otherwise; (ii) any rescission, waiver, amendment or modification of, or any release from any of the terms or provisions of, any Loan Document or any other agreement, including with respect to any other Guarantor under this Agreement; (iii) the release of any security held by the Collateral Agent or any other Secured Party for the Obligations; (iv) any default, failure or delay, willful or otherwise, in the performance of the Obligations; or (v) any other act or omission that may or might in any manner or to any extent vary the risk of any Guarantor or otherwise operate as a discharge of any Guarantor as a matter of law or equity (other than the indefeasible payment in full in cash of all the Obligations). Each Guarantor expressly authorizes the Secured Parties to take and hold security for the payment and performance of the Obligations, to exchange, waive or release any or all such security (with or without consideration), to enforce or apply such security and direct the order and manner of any sale thereof in their sole discretion or to release or substitute any one or more other guarantors or obligors upon or in respect of the Obligations, all without affecting the obligations of any Guarantor hereunder.
     (b) Except for termination of a Guarantor’s obligations hereunder as expressly permitted in Section 4.13, to the fullest extent permitted by applicable law, each Guarantor waives any defense based on or arising out of any defense of the Borrower or any other Loan Party or the unenforceability of the Obligations, or any part thereof from any cause, or the cessation from any cause of the liability of the Borrower or any other Loan Party, other than the indefeasible payment in full in cash of all the Obligations. The Administrative Agent and the other Secured Parties may in accordance with the terms of the Collateral Documents, at their election, foreclose on any security held by one or more of them by one or more judicial or nonjudicial sales, accept an assignment of any such security in lieu of foreclosure, compromise or adjust any part of the Obligations, make any other accommodation with the Borrower or any other Loan Party or exercise any other right or remedy available to them against the Borrower or any other Loan Party, without affecting or impairing in any way the liability of any Guarantor hereunder except to the extent the Obligations have been fully and indefeasibly paid in full in cash. To the fullest extent permitted by applicable law, each Guarantor waives any defense arising out of any such election even though such election operates, pursuant to applicable law, to impair or to extinguish any right of reimbursement or subrogation or other right or remedy of such Guarantor against the Borrower or any other Loan Party, as the case may be, or any security.
     SECTION 2.04. Reinstatement. Each of the Guarantors agrees that its guarantee hereunder shall continue to be effective or be reinstated, as the case may be, if at any time payment, or any part thereof, of any Obligation, is rescinded or must otherwise be restored by the Administrative Agent or any other Secured Party upon the bankruptcy or reorganization of the Borrower, any other Loan Party or otherwise.
     SECTION 2.05. Agreement To Pay; Subrogation. In furtherance of the foregoing and not in limitation of any other right that the Administrative Agent or any other Secured Party has at law or in equity against any Guarantor by virtue hereof, upon the failure of the Borrower or any other Loan Party to pay any Obligation when and as the same shall become due, whether at maturity, by acceleration, after notice of prepayment or otherwise, each Guarantor hereby promises to and will forthwith pay, or cause to be paid, to the Administrative Agent for distribution to the Secured Parties in cash the amount of such unpaid Obligation. Upon payment by any Guarantor of any sums to the Administrative Agent as provided above, all rights of such Guarantor against the Borrower or any other Loan Party arising as a result thereof by way of right of subrogation, contribution, reimbursement, indemnity or otherwise shall in all respects be subject to Article III.
     SECTION 2.06. Information. Each Guarantor assumes all responsibility for being and keeping itself informed of the Borrower’s and each other Loan Party’s financial condition and assets, and of all other circumstances bearing upon the risk of nonpayment of the Obligations, and the nature, scope and extent of the risks that such Guarantor assumes and incurs hereunder, and agrees that none of the Administrative Agent or the other Secured Parties will have any duty to advise such Guarantor of information known to it or any of them regarding such circumstances or risks.

ARTICLE III
Indemnity, Subrogation and Subordination
     SECTION 3.01. Indemnity and Subrogation. In addition to all such rights of indemnity and subrogation as the Guarantors may have under applicable law (but subject to Section 3.03), the Borrower agrees that in the event a payment of an Obligation shall be made by any Guarantor under this Agreement, the Borrower shall indemnify such Guarantor for the full amount of such payment and such Guarantor shall be subrogated to the rights of the Person to whom such payment shall have been made to the extent of such payment.
     SECTION 3.02. Contribution and Subrogation. Each Subsidiary Party (a “Contributing Party”) agrees (subject to Section 3.03) that, in the event a payment shall be made by any other Subsidiary Party hereunder in respect of any Obligation and such other Subsidiary Party (the “Claiming Party”) shall not have been fully indemnified by the Borrower as provided in Section 3.01, the Contributing Party shall indemnify the Claiming Party in an amount equal to the amount of such payment, in each case multiplied by a fraction of which the numerator shall be the net worth of the Contributing Party on the date hereof and the denominator shall be the aggregate net worth of all the Contributing Parties together with the net worth of the Claiming Party on the date hereof (or, in the case of any Guarantor becoming a party hereto pursuant to Section 4.14, the date of the Guaranty Supplement hereto executed and delivered by such Guarantor). Any Contributing Party making any payment to a Claiming Party pursuant to this Section 3.02 shall be subrogated to the rights of such Claiming Party to the extent of such payment.
     SECTION 3.03. Subordination.
     (a) Notwithstanding any provision of this Agreement to the contrary, all rights of the Guarantors under Sections 3.01 and 3.02 and all other rights of indemnity, contribution or subrogation under applicable law or otherwise shall be fully subordinated to the indefeasible payment in full in cash of the Obligations. No failure on the part of the Borrower or any Guarantor to make the payments required by Sections 3.01 and 3.02 (or any other payments required under applicable law or otherwise) shall in any respect limit the obligations and liabilities of any Guarantor with respect to its obligations hereunder, and each Guarantor shall remain liable for the full amount of the obligations of such Guarantor hereunder.
     (b) Each Guarantor hereby agrees that upon the occurrence and during the continuance of an Event of Default and after notice from the Collateral Agent all Indebtedness owed by it to any Subsidiary shall be fully subordinated to the indefeasible payment in full in cash of the Obligations.
ARTICLE IV
Miscellaneous
     SECTION 4.01. Notices. All communications and notices hereunder shall (except as otherwise expressly permitted herein) be in writing and given as provided in Section 10.02 of the Credit Agreement (or, on and after the Consummation Date, the comparable provision in the Indenture). All communications and notices hereunder to any Subsidiary Party shall be given to it in care of the Borrower as provided in Section 10.02 of the Credit Agreement (or, on and after the Consummation Date, the comparable provision in the Indenture).
     SECTION 4.02. Waivers; Amendment.
     (a) No failure or delay by the Administrative Agent or any Lender in exercising any right or power hereunder or under any other Loan Document shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the Administrative Agent and the Lenders hereunder and under the other Loan Documents are cumulative and are not exclusive of any rights or remedies that they would otherwise have. No waiver of any provision of this Agreement or consent to any departure by any Loan Party therefrom shall in any event be effective unless the same shall be permitted by paragraph (b) of this Section 4.02, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. Without limiting the generality of the foregoing, the making of a Loan shall not be construed as a waiver of any Default, regardless of whether the Administrative Agent or any Lender may have had notice or knowledge of such Default at the time. No notice or demand on any Loan Party in any case shall entitle any Loan Party to any other or further notice or demand in similar or other circumstances.
     (b) Neither this Agreement nor any provision hereof may be waived, amended or modified except pursuant to an agreement or agreements in writing entered into by the Administrative Agent and the Loan Party or Loan Parties with respect to which such waiver, amendment or modification is to apply, subject to any consent required in accordance with Section 10.01 of the Credit Agreement (or, on and after the Consummation Date, the comparable provision in the Indenture).
     SECTION 4.03. Administrative Agent’s Fees and Expenses; Indemnification.
     (a) The parties hereto agree that the Administrative Agent shall be entitled to reimbursement of its expenses incurred hereunder as provided in Section 10.04 of the Credit Agreement (or, on and after the Consummation Date, with respect to expenses of the Administrative Agent incurred hereunder on and after the Consummation Date, the comparable provision in the Indenture).
     (b) Without limitation of its indemnification obligations under the other Loan Documents, the Borrower agrees to indemnify the Administrative Agent and each other Secured Party and their respective Affiliates, directors, officers, employees, counsel, agents, trustees, investment advisors and attorneys-in-fact (collectively, the “Indemnitees”) against, and hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities and related expenses, including the reasonable fees, charges and disbursements of any counsel for any Indemnitee, incurred by or asserted against any Indemnitee arising out of, in connection with, or as a result of, the execution, delivery or performance of this Agreement or any claim, litigation, investigation or proceeding relating to any of the foregoing agreements or instruments contemplated hereby, whether or not any Indemnitee is a party thereto; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence or wilful misconduct of such Indemnitee or of any Affiliate, director, officer, employee, counsel, agent or attorney-in-fact of such Indemnitee.
     (c) Any such amounts payable as provided hereunder shall be additional Obligations secured hereby and by the other Collateral Documents. The provisions of this Section 4.03 shall remain operative and in full force and effect regardless of the termination of this Agreement or any other Loan Document, the consummation of the transactions contemplated hereby, the repayment of any of the Obligations, the invalidity or unenforceability of any term or provision of this Agreement or any other Loan Document, or any investigation made by or on behalf of the Administrative Agent or any other Secured Party. All amounts due under this Section 4.03 shall be payable within 10 days of written demand therefor.
     SECTION 4.04. Successors and Assigns. Whenever in this Agreement any of the parties hereto is referred to, such reference shall be deemed to include the permitted successors and assigns of such party; and all covenants, promises and agreements by or on behalf of any Guarantor or the Administrative Agent that are contained in this Agreement shall bind and inure to the benefit of their respective successors and assigns.
     SECTION 4.05. Survival of Agreement. All covenants, agreements, representations and warranties made by the Loan Parties in the Loan Documents and in the certificates or other instruments prepared or delivered in connection with or pursuant to this Agreement or any other Loan Document shall be considered to have been relied upon by the Lenders and shall survive the execution and delivery of the Loan Documents and the making of any Loans, regardless of any investigation made by any Lender or on its behalf and notwithstanding that the Administrative Agent or any Lender may have had notice or knowledge of any Default or incorrect representation or warranty at the time any credit is extended under the Credit Agreement, and shall continue in full force and effect as long as the principal of or any accrued interest on any Loan or any fee or any other amount payable under any Loan Document is outstanding and unpaid.
     SECTION 4.06. Counterparts; Effectiveness; Several Agreement. This Agreement may be executed in counterparts, each of which shall constitute an original but all of which when taken together shall constitute a single contract. Delivery of an executed signature page to this Agreement by facsimile transmission or other electronic image transmission (e.g. “PDF” or “TIF” via electronic mail) shall be as effective as delivery of a manually signed counterpart of this Agreement. This Agreement shall become effective as to any Loan Party when a counterpart hereof executed on behalf of such Loan Party shall have been delivered to the Administrative Agent and a counterpart hereof shall have been executed on behalf of the Administrative Agent, and thereafter shall be binding upon such Loan Party and the Administrative Agent and their respective permitted successors and assigns, and shall inure to the benefit of such Loan Party, the Administrative Agent and the other Secured Parties and their respective successors and assigns, except that no Loan Party shall have the right to assign or transfer its rights or obligations hereunder or any interest herein (and any such assignment or transfer shall be void) except as expressly contemplated by this Agreement or the Credit Agreement. This Agreement shall be construed as a separate agreement with respect to each Loan Party and may be amended, strued as a separate agreement with respect to each Loan Party and may be amended, modified, supplemented, waived or released with respect to any Loan Party without the approval of any other Loan Party and without affecting the obligations of any other Loan Party hereunder.
     SECTION 4.07. Severability. Any provision of this Agreement held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or uneforceability without affecting the validity, legality and enforceability of the remaining provisions hereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction. The parties shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.
     SECTION 4.08. Right of Set-Off. Subject to the terms of the Intercreditor Agreement, in addition to any rights and remedies of the Lenders provided by Law, upon the occurrence and during the continuance of any Event of Default, each Lender and its Affiliates is authorized at any time and from time to time, without prior notice to the Borrower or any other Loan Party, any such notice being waived by the Borrower and each Loan Party to the fullest extent permitted by applicable Law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held by, and other Indebtedness at any time owing by, such Lender and its Affiliates to or for the credit or the account of the respective Loan Parties against any and all Obligations owing to such Lender and its Affiliates hereunder, now or hereafter existing, irrespective of whether or not such Lender or Affiliate shall have made demand under this Agreement and although such Obligations may be contingent or unmatured or denominated in a currency different from that of the applicable deposit or Indebtedness. Each Lender agrees promptly to notify the Borrower and the Administrative Agent after any such set off and application made by such Lender; provided, that the failure to give such notice shall not affect the validity of such setoff and application. The rights of each Lender under this Section 4.08 are in addition to other rights and remedies (including other rights of setoff) that the Administrative Agent and such Lender may have.
     SECTION 4.09. Governing Law; Jurisdiction; Consent to Service of Process.
     (a) This Agreement shall be governed by and construed in accordance with the law of the State of New York.
     (b) Each of the Loan Parties hereby irrevocably and unconditionally submits, for itself and its property, to the nonexclusive jurisdiction of the Supreme Court of the State of New York sitting in New York City and of the United States District Court for the Southern District of New York, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement or any other Loan Document, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York State or, to the extent permitted by law, in such Federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement or any other Loan Document shall affect any right that the

Administrative Agent or any Lender may otherwise have to bring any action or proceeding relating to this Agreement or any other Loan Document against any Guarantor, or its properties in the courts of any jurisdiction.
     (c) Each of the Loan Parties hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement or any other Loan Document in any court referred to in paragraph (b) of this Section 4.09. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.
     (d) Each party to this Agreement irrevocably consents to service of process in the manner provided for notices in Section 4.01. Nothing in this Agreement or any other Loan Document will affect the right of any party to this Agreement to serve process in any other manner permitted by law.
     SECTION 4.10. WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT, ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 4.10.
     SECTION 4.11. Headings. Article and Section headings and the Table of Contents used herein are for convenience of reference only, are not part of this Agreement and are not to affect the construction of, or to be taken into consideration in interpreting, this Agreement.
     SECTION 4.12. Obligations Absolute. All rights of the Administrative Agent hereunder and all obligations of each Guarantor hereunder shall be absolute and unconditional irrespective of (a) any lack of validity or enforceability of the Credit Agreement, any other Loan Document, any agreement with respect to any of the Obligations or any other agreement or instrument relating to any of the foregoing, (b) any change in the time, manner or place of payment of, or in any other term of, all or any of the Obligations, or any other amendment or waiver of or any consent to any departure from the Credit Agreement, any other Loan Document, any other agreement or instrument, (c) any release or amendment or waiver of or consent under or departure from any guarantee guaranteeing all or any of the Obligations or (d) subject to the terms of Section 4.13, any other circumstance that might otherwise constitute a defense available to, or a discharge of, any Guarantor in respect of the Obligations or this Agreement.

     SECTION 4.13. Termination or Release.
     (a) This Agreement and the Guaranties made herein shall terminate with respect to all Obligations when all the outstanding Obligations have been indefeasibly paid in full and the Lenders have no further commitment to lend under the Credit Agreement.
     (b) Any Guarantor shall be automatically released from its obligations under this Agreement if such Person ceases to be a Restricted Subsidiary as a result of a transaction or designation permitted under the Credit Agreement or, if such Guarantor was required to provide a Guaranty solely as a result of the application of clause (i) or (j) of the definition of Collateral and Guarantee Requirement (as defined in the Credit Agreement) and is no longer required to provide a Guaranty pursuant to clause (k) of the definition of Collateral and Guarantee Requirement (as defined in the Credit Agreement);
     (c) A Subsidiary Party shall automatically be released from its obligations hereunder upon the consummation of any transaction permitted by the Credit Agreement as a result of which such Subsidiary Party ceases to be a Subsidiary or is designated as an Unrestricted Subsidiary; provided that the Required Lenders shall have consented to such transaction (to the extent required by the Credit Agreement) and the terms of such consent did not provide otherwise; provided further that no such release shall occur if such Guarantor continues to be a guarantor in respect of the First Lien Credit Agreement, High Yield Notes or any Junior Financing.
     (d) In connection with any termination or release pursuant to paragraph (a) or (b), the Administrative Agent shall execute and deliver to any Guarantor, at such Guarantor’s expense, all documents that such Guarantor shall reasonably request to evidence such termination or release. Any execution and delivery of documents pursuant to this Section 4.13 shall be without recourse to or warranty by the Administrative Agent.
     SECTION 4.14. Additional Restricted Subsidiaries. Pursuant to Section 6.11 of the Credit Agreement (or, on and after the Consummation Date, the comparable provision in the Indenture), certain Restricted Subsidiaries of the Loan Parties that were not in existence or not Restricted Subsidiaries on the date of the Credit Agreement are required to enter in this Agreement as Subsidiary Parties upon becoming a Restricted Subsidiaries. Upon execution and delivery by the Administrative Agent and a Restricted Subsidiary of a Guaranty Supplement, such Restricted Subsidiary shall become a Subsidiary Party hereunder with the same force and effect as if originally named as a Subsidiary Party herein. The execution and delivery of any such instrument shall not require the consent of any other Loan Party hereunder. The rights and obligations of each Loan Party hereunder shall remain in full force and effect notwithstanding the addition of any new Loan Party as a party to this Agreement.
     SECTION 4.15. Intercreditor Agreement. Notwithstanding anything herein to the contrary, the exercise of any right or remedy by the Administrative Agent hereunder is subject to the provisions of the Intercreditor Agreement. In the event of any conflict between the terms of the Intercreditor Agreement and this Agreement, the terms of the Intercreditor Agreement shall govern and control.

     SECTION 4.16. Bond Conversion Offer. Notwithstanding anything to the contrary set forth herein or in any other Loan Document, on and after the Consummation Date, (i) any references to the Credit Agreement shall be automatically deemed replaced by the Indenture entered into by the Borrower on the Consummation Date, and references to the Administrative Agent shall be deemed to be references to the trustee under the Indenture, and (ii) this Agreement shall be automatically deemed amended mutatis mutandis to reflect that the guarantee provided hereunder to the Administrative Agent (for the benefit of the Secured Parties) shall be a guarantee of the payment and performance of the “Obligations” as defined in the Indenture so as to constitute a guarantee provided hereunder to the trustee under the Indenture, who shall on and after the Consummation Date be the Administrative Agent for all purposes hereof (for the benefit of the “Secured Parties” as defined in the Indenture), to guarantee the payment and performance of the “Obligations” (as defined in the Indenture). On and after the Consummation Date, the “Obligations” as defined in the Credit Agreement shall automatically and without further action cease to be “Obligations” guaranteed by the guarantee provided under this Agreement, and on and after the Consummation Date, all “Obligations” as defined in the Indenture shall automatically and without further action constitute “Obligations” guaranteed by the guarantee provided under this Agreement.

     IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the day and year first above written.

TRAVELPORT LIMITED
By:	/s/ Rochelle J. Boas
Name: Rochelle J. Boas
Title: Senior Vice President and Assistant Secretary

WALTONVILLE LIMITED
By:	/s/ Rochelle J. Boas
Name: Rochelle J. Boas
Title: Director

TDS INVESTOR (LUXEMBOURG) S.À.R.L.
By:	/s/ John Sutherland
Name: John Sutherland
Title: Manager

     IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the day and year first above written.

TRAVELPORT LIMITED
By:	/s/ Rochelle J. Boas
Name: Rochelle J. Boas
Title: Senior Vice President and Assistant Secretary

WALTONVILLE LIMITED
By:	/s/ Rochelle J. Boas
Name: Rochelle J. Boas
Title: Director

TDS INVESTOR (LUXEMBOURG) S.À.R.L.
By:	/s/ John Sutherland
Name: John Sutherland
Title: Manager

TRAVELPORT INC.
GALILEO TECHNOLOGIES LLC
GTA NORTH AMERICA, INC.
OWW2, LLC
TRAVEL INDUSTRIES, INC.
TRAVELPORT HOLDINGS, INC.
TRAVELPORT HOLDINGS, LLC
TRAVELPORT INTERNATIONAL SERVICES, INC.
TRAVELPORT OPERATIONS, INC.
WORLDSPAN LLC
WORLDSPAN BBN HOLDINGS, LLC
WORLDSPAN DIGITAL HOLDINGS, LLC
WORLDSPAN IJET HOLDINGS, LLC
WORLDSPAN OPENTABLE HOLDINGS, LLC
WORLDSPAN S.A. HOLDINGS II, L.L.C.
WORLDSPAN SOUTH AMERICAN HOLDINGS LLC
WORLDSPAN STOREMAKER HOLDINGS, LLC
WORLDSPAN TECHNOLOGIES INC.
WORLDSPAN VIATOR HOLDINGS, LLC
WORLDSPAN XOL LLC
WS FINANCING CORP.

By:	/s/ Rochelle J. Boas
	Name:	Rochelle J. Boas
	Title:	Senior Vice President and Secretary

TRAVELPORT, LP BY: TRAVELPORT HOLDINGS, LLC, as General Partner
By:	/s/ Rochelle J. Boas
	Name:	Rochelle J. Boas
	Title:	Senior Vice President and Secretary of Travelport Holdings, LLC, as General Partner

WELLS FARGO BANK, NATIONAL ASSOCIATION, as Administrative Agent
By:	/s/ Julius R. Zamora
Name: Julius R. Zamora
Title: Vice President

     IN WITNESS WHEREOF, for the purposes of Section 3.01 and 4.03 only, the undersigned has executed this Agreement as of the date first written above.

TRAVELPORT LLC, as the Borrower
By:	/s/ Rochelle J. Boas
Name: Rochelle J. Boas
Title: Authorized Person

Schedule I to the Second Lien Guaranty
SUBSIDIARY PARTIES

Jurisdiction of
Name of Subsidiary Party	Formation
Galileo Technologies LLC	Delaware
Gta North America, Inc.	Delaware
OWW2, LLC	Delaware
TDS Investor (Luxembourg) S.à.r.l.	Luxembourg
Travel Industries, Inc.	Delaware
Travelport Holdings, Inc.	Delaware
Travelport Holdings, LLC	Delaware
Travelport Inc.	Delaware
Travelport International Services, Inc.	Delaware
Travelport Operations, Inc.	Delaware
Travelport, LP	Delaware
Waltonville Limited	Gibraltar
WORLDSPAN BBN Holdings, LLC	California
WORLDSPAN Digital Holdings, LLC	Delaware
WORLDSPAN IJET HOLDINGS, LLC	Delaware
Worldspan LLC	Delaware
WORLDSPAN OPENTABLE HOLDINGS, LLC	Georgia
WORLDSPAN S.A. HOLDINGS II, L.L.C.	Georgia
WORLDSPAN South American Holdings, LLC	Georgia
Worldspan StoreMaker Holdings, LLC	Delaware
Worldspan Technologies Inc.	Delaware
Worldspan Viator Holdings, LLC	Delaware
WORLDSPAN XOL LLC	Georgia
WS Financing Corp.	Delaware

Exhibit I to the Second Lien Guaranty
     SUPPLEMENT NO.__, dated as of [•] (this “Supplement”), to the Second Lien Guaranty, dated as of September 30, 2011 (as amended, amended and restated, supplemented or otherwise modified from time to time, the “Guaranty”), among TRAVELPORT LIMITED, a company incorporated under the laws of Bermuda (“Holdings”), WALTONVILLE LIMITED, a company incorporated under the laws of Gibraltar (“Intermediate Parent”), TDS INVESTOR (LUXEMBOURG) S.A.R.L., a société à responsabilité limitée incorporated under the laws of Luxembourg (“TDS Intermediate Parent”), the other Subsidiaries of Holdings from time to time party thereto and WELLS FARGO BANK, NATIONAL ASSOCIATION, as Administrative Agent (as used herein, as defined in the Guaranty referred to below).
     A. Reference is made to the Second Lien Credit Agreement, dated as of September 30, 2011 (as amended, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among Travelport LLC, a Delaware limited liability company (the “Borrower”), Holdings, Intermediate Parent, TDS Intermediate Parent, Wells Fargo Bank, National Association, as “Administrative Agent” (under and as defined therein), Wells Fargo Bank, National Association, as “Collateral Agent” (under and as defined therein), and each Lender from time to time party thereto.
     B. Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the Guaranty.
     C. The Guarantors have entered into the Guaranty in order to induce the Lenders to make Loans. Section 4.14 of the Guaranty provides that additional Restricted Subsidiaries of the Borrower may become Subsidiary Parties under the Guaranty by execution and delivery of an instrument in the form of this Supplement. The undersigned Restricted Subsidiary (the “New Subsidiary”) is executing this Supplement in accordance with the requirements of the Credit Agreement to become a Subsidiary Party under the Guaranty and as consideration for Loans previously made.
Accordingly, the Administrative Agent and the New Subsidiary agree as follows:
     SECTION 1. In accordance with Section 4.14 of the Guaranty, the New Subsidiary by its signature below becomes a Subsidiary Party (and accordingly, becomes a Guarantor under the Guaranty with the same force and effect as if originally named therein as a Subsidiary Party and the New Subsidiary hereby (a) agrees to all the terms and provisions of the Guaranty applicable to it as a Subsidiary Party and Guarantor thereunder and (b) represents and warrants that the representations and warranties made by it as a Guarantor thereunder are true and correct on and as of the date hereof. Each reference to a “Guarantor” in the Security Agreement shall be deemed to include the New Subsidiary. The Guaranty is hereby incorporated herein by reference.
     SECTION 2. The New Subsidiary represents and warrants to the Administrative Agent and the other Secured Parties that this Supplement has been duly authorized, executed and delivered by it and constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms, except as such enforceability may be limited by Debtor Relief Laws, fraudulent transfer, preference or similar laws and by general principles of equity.
     SECTION 3. This Supplement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Supplement shall become effective when the Administrative Agent shall have received a counterpart of this Supplement that bears the signature of the New Subsidiary and the Administrative Agent has executed a counterpart hereof. Delivery of an executed signature page to this Supplement by facsimile transmission or other electronic image transmission (e.g. “PDF” or “TIF” via electronic mail) shall be as effective as delivery of a manually signed counterpart of this Supplement.
     SECTION 4. Except as expressly supplemented hereby, the Guaranty shall remain in full force and effect.
     SECTION 5. THIS SUPPLEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.
     SECTION 6. In case any one or more of the provisions contained in this Supplement should be held invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein and in the Guaranty shall not in any way be affected or impaired thereby (it being understood that the invalidity of a particular provision in a particular jurisdiction shall not in and of itself affect the validity of such provision in any other jurisdiction). The parties hereto shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.
     SECTION 7. All communications and notices hereunder shall be in writing and given as provided in Section 4.01 of the Guaranty.
     SECTION 8. The New Subsidiary agrees to reimburse the Administrative Agent for its reasonable out-of-pocket expenses in connection with this Supplement, including the reasonable fees, other charges and disbursements of counsel for the Administrative Agent.
     SECTION 9. Notwithstanding anything herein to the contrary, the exercise of any right or remedy by the Administrative Agent hereunder is subject to the provisions of the Intercreditor Agreement. In the event of any conflict between the terms of the Intercreditor Agreement and this Agreement, the terms of the Intercreditor Agreement shall govern and control.

     IN WITNESS WHEREOF, the New Subsidiary and the Administrative Agent have duly executed this Supplement to the Guaranty as of the day and year first above written.

[NAME OF NEW SUBSIDIARY]
By:
Name:
Title:

Exhibit I to the Second Lien Guaranty

WELLS FARGO BANK, NATIONAL ASSOCIATION, as Administrative Agent,
By:
Name:
Title:

EXHIBIT F
Second Lien Security Agreement
Delivered under separate cover.

EXECUTION VERSION

SECOND LIEN SECURITY AGREEMENT,
Dated as of
September 30, 2011,
among
TRAVELPORT LLC,
as the Borrower,
TRAVELPORT LIMITED,
as Holdings,
WALTONVILLE LIMITED,
as Intermediate Parent,
TDS INVESTOR (LUXEMBOURG) S.A.R.L.,
as TDS Intermediate Parent,
CERTAIN SUBSIDIARIES OF HOLDINGS
IDENTIFIED HEREIN
and
WELLS FARGO BANK, NATIONAL ASSOCIATION
as Collateral Agent

TABLE OF CONTENTS

Page
ARTICLE I

Definitions

SECTION 1.01 Credit Agreement	1
SECTION 1.02 Other Defined Terms	1

ARTICLE II

Pledge of Securities

SECTION 2.01 Pledge	5
SECTION 2.02 Delivery of the Pledged Collateral	6
SECTION 2.03 Representations, Warranties and Covenants	7
SECTION 2.04 Certification of Limited Liability Company and Limited Partnership Interests	8
SECTION 2.05 Registration in Nominee Name; Denominations	8
SECTION 2.06 Voting Rights; Dividends and Interest	8

ARTICLE III

Security Interests in Personal Property

SECTION 3.01 Security Interest	10
SECTION 3.02 Representations and Warranties	13
SECTION 3.03 Covenants	15
SECTION 3.04 Other Actions	16

ARTICLE IV

Remedies

SECTION 4.01 Remedies Upon Default	19
SECTION 4.02 Application of Proceeds	21

ARTICLE V

Indemnity, Subrogation and Subordination

SECTION 5.01 Indemnity	21

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Page
SECTION 5.02 Contribution and Subrogation	21
SECTION 5.03 Subordination	22

ARTICLE VI

Miscellaneous

SECTION 6.01 Notices	22
SECTION 6.02 Waivers; Amendment	22
SECTION 6.03 Collateral Agent’s Fees and Expenses;	23
SECTION 6.04 Successors and Assigns	24
SECTION 6.05 Survival of Agreement	24
SECTION 6.06 Counterparts; Effectiveness; Several Agreement	24
SECTION 6.07 Severability	24
SECTION 6.08 Right of Set-Off	25
SECTION 6.09 Governing Law; Jurisdiction; Consent to Service of Process	25
SECTION 6.10 WAIVER OF JURY TRIAL	26
SECTION 6.11 Headings	26
SECTION 6.12 Security Interest Absolute	26
SECTION 6.13 Termination or Release	26
SECTION 6.14 Additional Restricted Subsidiaries	27
SECTION 6.15 Collateral Agent Appointed Attorney-in-Fact	28
SECTION 6.16 General Authority of the Collateral Agent	28

ARTICLE VII

Intercreditor Agreement

SECTION 7.01 Intercreditor Agreement Controls	29
SECTION 7.02 Possession or Control of Collateral	29

ARTICLE VIII

Bond Conversion Offer

SECTION 8.01 Consummation Date	29

SCHEDULES

Schedule I Subsidiary Parties
Schedule II Pledged Equity; Pledged Debt
Schedule III Commercial Tort Claims
Schedule IV Permitted Subsidiary Dispositions and Liquidations
Schedule V 100% Pledged Foreign Subsidiaries
Schedule VI Deposit Accounts, Securities Accounts

-ii-

Schedule VII Domestic Grantors

EXHIBITS

Exhibit I Form of Security Agreement Supplement
Exhibit II Form of Perfection Certificate

-iii-

          SECOND LIEN SECURITY AGREEMENT, dated as of September 30, 2011, among TRAVELPORT LIMITED, a company incorporated under the laws of Bermuda (“Holdings”), TRAVELPORT LLC, a Delaware corporation (the “Borrower”), WALTONVILLE LIMITED, a company incorporated under the laws of Gibraltar (“Intermediate Parent”), TDS INVESTOR (LUXEMBOURG) S.A.R.L., a société à responsabilité limitée incorporated under the laws of Luxembourg (“TDS Intermediate Parent”), the other Subsidiaries of Holdings from time to time party hereto and WELLS FARGO BANK, NATIONAL ASSOCIATION, as Collateral Agent (as defined below) for the Secured Parties (as defined below).
          Reference is made to the Second Lien Credit Agreement, dated as of September 30, 2011 (as amended, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among the Borrower, Holdings, Intermediate Parent, TDS Intermediate Parent, Wells Fargo Bank, National Association, as the “Administrative Agent” (under and as defined therein), Wells Fargo Bank, National Association, as “Collateral Agent” (under and as defined therein), and each Lender from time to time party thereto. The Lenders have agreed to extend credit to the Borrower subject to the terms and conditions set forth in the Credit Agreement. The obligations of the Lenders to extend such credit are conditioned upon, among other things, the execution and delivery of this Agreement. Holdings and the Subsidiary Parties are affiliates of the Borrower, will derive substantial benefits from the extension of credit to the Borrower pursuant to the Credit Agreement and are willing to execute and deliver this Agreement in order to induce the Lenders to extend such credit. Accordingly, the parties hereto agree as follows:
ARTICLE I
Definitions
        SECTION 1.01 Credit Agreement.
     (a) Capitalized terms used in this Agreement and not otherwise defined herein have the meanings specified in the Credit Agreement (or, on and after the Consummation Date, the meaning specified for the comparable term in the Indenture). All terms defined in the New York UCC (as defined herein) and not defined in this Agreement have the meanings specified therein; the term “instrument” shall have the meaning specified in Article 9 of the New York UCC.
     (b) The rules of construction specified in Article I of the Credit Agreement also apply to this Agreement.
        SECTION 1.02 Other Defined Terms. As used in this Agreement, the following terms have the meanings specified below:
          “Account Debtor” means any Person who is or who may become obligated to any Grantor under, with respect to or on account of an Account.
          “Accounts” has the meaning specified in Article 9 of the New York UCC.

1

          “Administrative Agent” means Wells Fargo Bank, National Association, together with its successors and permitted assigns, acting as administrative agent under the Credit Agreement, or, on and after the Consummation Date, Wells Fargo Bank, National Association, acting as trustee under the Indenture, or such other Person who shall act as trustee under the Indenture, together with such Person’s (Wells Fargo Bank, National Association or otherwise) successors and permitted assigns in such capacity.
          “Agreement” means this Second Lien Security Agreement.
          “Article 9 Collateral” has the meaning assigned to such term in Section 3.01(a).
          “Borrower” has the meaning assigned to such term in the preliminary statement of this Agreement.
          “Claiming Party” has the meaning assigned to such term in Section 5.02.
          “Collateral” means the Article 9 Collateral and the Pledged Collateral.
          “Collateral Agent” means Wells Fargo Bank, National Association, together with its successors and permitted assigns, acting as “Collateral Agent” (under and as defined in the Credit Agreement) for the Secured Parties. On and after the Consummation Date, “Collateral Agent” shall mean Wells Fargo Bank, National Association, acting as “Collateral Agent” (under and as defined in the Indenture) for the Secured Parties, or such other Person who shall act as “Collateral Agent” (under and as defined in the Indenture) for the Secured Parties, together with such Person’s (Wells Fargo Bank, National Association or otherwise) successors and permitted assigns in such capacity.
          “Contributing Party” has the meaning assigned to such term in Section 5.02.
          “Control” shall mean in the case of each Deposit Account, “control,” as such term is defined in Section 9-104 of the UCC.
          “Credit Agreement” has the meaning assigned to such term in the preliminary statement of this Agreement.
          “Deposit Account Control Agreement” means a control agreement, in form and substance reasonably satisfactory to the Collateral Agent, executed and delivered by one or more Grantors, the Collateral Agent, the applicable bank (with respect to a Deposit Account) and, if applicable, the Second Priority Collateral Agent (as defined in the Intercreditor Agreement).
          “Deposit Accounts” means, collectively, with respect to each Grantor, all “deposit accounts” (as such term is defined in the UCC) located in the United States or any of its States or territories.
          “Discharge of First Priority Claims” has the meaning assigned to such term in the Intercreditor Agreement.

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          “Domestic Grantors” means, collectively, Holdings, the Borrower and each Grantor identified on Schedule VII hereto.
          “Excluded Accounts” means (i) each Deposit Account the funds in which are specially and exclusively used for payroll, payroll taxes and other employee wage benefit payments to or for the benefit of any Loan Party’s employees, (ii) each Deposit Account that holds funds not owned by any Loan Party, (iii) Deposit Accounts or Securities Accounts not located in the United States or any of its States or territories, (iv) tax withholding accounts (to the extent maintained by the Borrower and its Subsidiaries exclusively for the purpose of maintaining or holding tax withholding amounts payable to applicable Governmental Authorities), in each case, entered into in the ordinary course of business and consistent with prudent business conduct, (v) segregated Deposit Accounts constituting zero balance accounts, in each case to the extent such zero balance accounts are swept on a daily basis to a Deposit Account that is subject to a Deposit Account Control Agreement, (vi) the Tranche S Collateral Account and (vii) any Deposit Accounts or Securities Accounts, the average daily balance of which has not, for any period of twenty (20) consecutive Business Days after the Fourth Amendment Restatement Effective Date, exceeded $5,000,000 for any such account.
          “First Priority Collateral Agent” has the meaning assigned to such term in the Intercreditor Agreement.
          “First Priority Documents” has the meaning assigned to such term in the Intercreditor Agreement.
          “Foreign Collateral Agreement” means any Collateral Document that is not governed by the Laws of the United States, any state thereof or the District of Columbia and that creates or purports to create a Lien or other security interest over any Grantor’s right, title and interest in, to and under any assets or property.
          “Foreign Grantor” means any Grantor other than a Domestic Grantor.
          “General Intangibles” has the meaning specified in Article 9 of the New York UCC and includes corporate or other business records, indemnification claims, contract rights (including rights under leases, whether entered into as lessor or lessee, Swap Contracts and other agreements), goodwill, registrations, franchises, tax refund claims and any letter of credit, guarantee, claim, security interest or other security held by or granted to any Grantor, as the case may be, to secure payment by an Account Debtor of any of the Accounts, provided that General Intangibles shall not include any intellectual property and related assets subject to the Intellectual Property Security Agreement.
          “Grantor” means each of Holdings, the Borrower and each Subsidiary Party.
          “Holdings” has the meaning assigned to such term in the preliminary statement of this Agreement.
          “Intercreditor Agreement” means the Intercreditor Agreement, dated as of September 30, 2011, among UBS AG, Stamford Branch, in its capacity as First Priority Collateral

3

Agent (as defined therein), UBS AG, Stamford Branch, in its capacity as First Priority Administrative Agent (as defined therein), Wells Fargo Bank, National Association, in its capacity as Second Priority Collateral Agent (as defined therein), Wells Fargo Bank, National Association, in its capacity as Second Priority Administrative Agent (as defined therein) and the other parties thereto, as amended, restated, amended and restated, supplemented or otherwise modified from time to time.
          “Intermediate Parent” has the meaning assigned to such term in the preliminary statement of this Agreement.
          “New York UCC” means the Uniform Commercial Code as from time to time in effect in the State of New York.
          “Obligations” means all “Obligations” as defined in the Credit Agreement, and on and after the Consummation Date, all “Obligations” as defined in the Indenture.
          “Perfection Certificate” means, with respect to any Grantor, a certificate substantially in the form of Exhibit II or in such other form reasonably satisfactory to the Collateral Agent, completed and supplemented with the schedules and attachments contemplated thereby in a manner reasonably satisfactory to the Collateral Agent, and signed by an officer of such Grantor.
          “Pledged Collateral” has the meaning assigned to such term in Section 2.01.
          “Pledged Debt” has the meaning assigned to such term in Section 2.01.
          “Pledged Equity” has the meaning assigned to such term in Section 2.01.
          “Pledged Securities” means any promissory notes, stock certificates or other securities now or hereafter included in the Pledged Collateral, including all certificates, instruments or other documents representing or evidencing any Pledged Collateral.
          “Secured Parties” means “Secured Parties” as defined in the Credit Agreement, and on and after the Consummation Date, “Secured Parties” as defined in the Indenture.
          “Security Agreement Supplement” means an instrument in the form of Exhibit I hereto.
          “Securities Account Control Agreement” means a control agreement, in form and substance reasonably satisfactory to the Collateral Agent, executed and delivered by one or more Grantors, the Collateral Agent, the applicable securities intermediary (with respect to a Securities Account) and, if applicable, the Second Priority Collateral Agent (as defined in the Intercreditor Agreement).
          “Securities Accounts” means, collectively, with respect to each Grantor, all “securities accounts” (as such term is defined in the UCC) located in the United States or any of its States or territories.

4

          “Security Interest” has the meaning assigned to such term in Section 3.01(a).
          “Subsidiary Parties” means (a) the entities identified on Schedule I and (b) each other Restricted Subsidiary that becomes a party to this Agreement as a Subsidiary Party after the Closing Date.
          “TDS Intermediate Parent” has the meaning assigned to such term in the preliminary statement of this Agreement.
          “Tranche S Collateral Account Agreement” means the Tranche S Collateral Account Agreement dated as of October 22, 2010.
ARTICLE II
Pledge of Securities
       SECTION 2.01 Pledge. As security for the payment or performance, as the case may be, in full of the Obligations, including the Guaranties, each Grantor hereby assigns and pledges to the Collateral Agent, its successors and assigns, for the benefit of the Secured Parties, and hereby grants to the Collateral Agent, its successors and assigns, for the benefit of the Secured Parties, a security interest in, all of such Grantor’s right, title and interest in, to and under:
          (i) all Equity Interests held by it and listed on Schedule II and any other Equity Interests obtained in the future by such Grantor and the certificates representing all such Equity Interests (the “Pledged Equity”); provided that the Pledged Equity shall not include (A) more than 65% of the issued and outstanding voting Equity Interests of any Foreign Subsidiary of Holdings (other than the Foreign Subsidiaries listed on Schedule V which shall have 100% of their issued and outstanding voting Equity Interests pledged in accordance with clause (d) of the definition of Collateral and Guarantee Requirement and any Foreign Subsidiary which shall have its Equity Interests pledged in accordance with clause (j) of the definition of Collateral and Guarantee Requirement), (B) Equity Interests of Unrestricted Subsidiaries, (C) Equity Interests of any Subsidiary of a Foreign Subsidiary, (D) Equity Interests of any Subsidiary acquired pursuant to a Permitted Acquisition financed with Indebtedness incurred pursuant to Section 7.03(g) of the Credit Agreement (or, on and after the Consummation Date, the comparable provision in the Indenture) if such Equity Interests serve as security for such Indebtedness or if the terms of such Indebtedness prohibit the creation of any other lien on such Equity Interests, (E) Equity Interests of any Person that is not a direct or indirect, wholly owned Subsidiary of Holdings, (F) Equity Interests of any Subsidiary with respect to which the Administrative Agent has confirmed in writing to the Borrower its determination that the costs or other consequences (including adverse tax consequences) of providing a pledge of its Equity Interests is excessive in view of the benefits to be obtained by the Lenders; and (G) Equity Interests of the Subsidiaries listed on Schedule IV;
          (ii) other than in the case of each Foreign Grantor, (A) the debt securities owned by it and listed opposite the name of such Grantor on Schedule II, (B) any debt securities obtained in the future by such Grantor and (C) the promissory notes and any other instruments

5

evidencing such debt securities (collectively, the “Pledged Debt”); provided that the Pledged Debt shall not include (X) the Loans held by any Grantor, (Y) the First Lien Tranche S Collateral Account or any assets of any Grantor credited to the First Lien Tranche S Collateral Account or (Z) the Tranche A Subordinated Intercompany Note until the Permitted Transfer Date;
          (iii) all other property that may be delivered to and held by the Collateral Agent pursuant to the terms of this Section 2.01;
          (iv) subject to Section 2.06, all payments of principal or interest, dividends, cash, instruments and other property from time to time received, receivable or otherwise distributed in respect of, in exchange for or upon the conversion of, and all other Proceeds received in respect of, the securities referred to in clauses (i) and (ii) above;
          (v) subject to Section 2.06, all rights and privileges of such Grantor with respect to the securities and other property referred to in clauses (i), (ii), (iii) and (iv) above; and
          (vi) all Proceeds of any of the foregoing (the items referred to in clauses (i) through (vi) above being collectively referred to as the “Pledged Collateral”); provided that Pledged Collateral shall not include any asset with respect to which a Lien or other security interest has been granted pursuant to a Foreign Collateral Agreement to the extent that a Lien and security interest hereunder is not permitted under the law governing such Foreign Collateral Agreement;
          provided, further, notwithstanding any of the foregoing, the Pledged Equity, in any event, shall include all equity interests described on Schedule II hereto.
          TO HAVE AND TO HOLD the Pledged Collateral, together with all right, title, interest, powers, privileges and preferences pertaining or incidental thereto, unto the Collateral Agent, its successors and assigns, for the benefit of the Secured Parties, forever, subject, however, to the terms, covenants and conditions hereinafter set forth.
        SECTION 2.02 Delivery of the Pledged Collateral.
     (a) To the extent permitted by, and subject to the terms of, the Intercreditor Agreement, each Grantor agrees promptly to deliver or cause to be delivered to the Collateral Agent, for the benefit of the Secured Parties, any and all Pledged Securities (other than any uncertificated securities, but only for so long as such securities remain uncertificated) to the extent such Pledged Securities, in the case of promissory notes or other instruments evidencing Indebtedness, are required to be delivered pursuant to paragraph (b) of this Section 2.02.
     (b) To the extent permitted by, and subject to the terms of, the Intercreditor Agreement, each Grantor will cause any Indebtedness for borrowed money having an aggregate principal amount in excess of $5,000,000 owed to such Grantor by any Person to be evidenced by a duly executed promissory note that is pledged and delivered to the Collateral Agent, for the benefit of the Secured Parties, pursuant to the terms hereof.

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          (c) Upon delivery to the Collateral Agent, (i) any Pledged Securities shall be accompanied by stock powers duly executed in blank or other instruments of transfer reasonably satisfactory to the Collateral Agent and by such other instruments and documents as the Collateral Agent may reasonably request and (ii) all other property comprising part of the Pledged Collateral shall be accompanied by proper instruments of assignment duly executed by the applicable Grantor and such other instruments or documents as the Collateral Agent may reasonably request. Each delivery of Pledged Securities shall be accompanied by a schedule describing the securities, which schedule shall be attached hereto as Schedule II and made a part hereof; provided that failure to attach any such schedule hereto shall not affect the validity of such pledge of such Pledged Securities. Each schedule so delivered shall supplement any prior schedules so delivered.
        SECTION 2.03 Representations, Warranties and Covenants. Holdings and the Borrower jointly and severally represent, warrant and covenant, as to themselves and the other Grantors, to and with the Collateral Agent, for the benefit of the Secured Parties, that:
     (a) Schedule II correctly sets forth the percentage of the issued and outstanding units of each class of the Equity Interests of the issuer thereof represented by the Pledged Equity and includes all Equity Interests, debt securities and promissory notes required to be pledged hereunder in order to satisfy the Collateral and Guaranty Requirement;
     (b) the Pledged Equity and Pledged Debt (solely with respect to Pledged Debt issued by a Person other than Holdings or a subsidiary of Holdings, to the best of Holdings’ and the Borrower’s knowledge) have been duly and validly authorized and issued by the issuers thereof and (i) in the case of Pledged Equity, are fully paid and nonassessable and (ii) in the case of Pledged Debt (solely with respect to Pledged Debt issued by a Person other than Holdings or a subsidiary of Holdings, to the best of Holdings’ and the Borrower’s knowledge), are legal, valid and binding obligations of the issuers thereof;
     (c) except for the security interests granted hereunder, each of the Grantors (i) is and, subject to any transfers made in compliance with the Credit Agreement, will continue to be the direct owner, beneficially and of record, of the Pledged Securities indicated on Schedule II as owned by such Grantors, (ii) holds the same free and clear of all Liens, other than (A) Liens created by the Collateral Documents and (B) Liens expressly permitted pursuant to Section 7.01 of the Credit Agreement (or, on and after the Consummation Date, the comparable provision in the Indenture), (iii) will make no assignment, pledge, hypothecation or transfer of, or create or permit to exist any security interest in or other Lien on, the Pledged Collateral, other than (A) Liens created by the Collateral Documents and (B) Liens expressly permitted pursuant to Section 7.01 of the Credit Agreement (or, on and after the Consummation Date, the comparable provision in the Indenture) and transfers or other transactions permitted under the Credit Agreement and transfers or other transactions permitted under the Credit Agreement, and (iv) will defend its title or interest thereto or therein against any and all Liens (other than the Liens permitted pursuant to this Section 2.03(c)), however arising, of all Persons whomsoever;

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          (d) except for restrictions and limitations imposed by the Loan Documents or securities laws generally and except as described on Schedule II hereto or in the Perfection Certificate, the Pledged Collateral is and will continue to be freely transferable and assignable, and none of the Pledged Collateral is or will be subject to any option, right of first refusal, shareholders agreement, charter or by-law provisions or contractual restriction of any nature that might prohibit, impair, delay or otherwise affect in any manner material and adverse to the Secured Parties the pledge of such Pledged Collateral hereunder, the sale or disposition thereof pursuant hereto or the exercise by the Collateral Agent of rights and remedies hereunder;
          (e) each of the Grantors has the power and authority to pledge the Pledged Collateral pledged by it hereunder in the manner hereby done or contemplated;
          (f) no consent or approval of any Governmental Authority, any securities exchange or any other Person was or is necessary to the validity of the pledge effected hereby (other than such as have been obtained and are in full force and effect);
          (g) by virtue of the execution and delivery by the Grantors of this Agreement, when any Pledged Securities are, subject to Article VII, delivered to the Collateral Agent in accordance with this Agreement, the Collateral Agent will obtain a legal, valid and perfected lien upon and security interest in such Pledged Securities as security for the payment and performance of the Obligations; and
          (h) the pledge effected hereby is effective to vest in the Collateral Agent, for the benefit of the Secured Parties, the rights of the Collateral Agent in the Pledged Collateral as set forth herein.
          SECTION 2.04 Certification of Limited Liability Company and Limited Partnership Interests. To the extent permitted by, and subject to the terms of, the Intercreditor Agreement, each certificate representing an interest in any limited liability company or limited partnership controlled by any Grantor and pledged under Section 2.01 shall be delivered to the Collateral Agent.
          SECTION 2.05 Registration in Nominee Name; Denominations. Subject to the terms of the Intercreditor Agreement, if an Event of Default shall occur and be continuing and the Collateral Agent shall give the Borrower notice of its intent to exercise such rights, (a) the Collateral Agent, on behalf of the Secured Parties, shall have the right (in its sole and absolute discretion) to hold the Pledged Securities in its own name as pledgee, the name of its nominee (as pledgee or as sub-agent) or the name of the applicable Grantor, endorsed or assigned in blank or in favor of the Collateral Agent, and each Grantor will promptly give to the Collateral Agent copies of any notices or other communications received by it with respect to Pledged Securities registered in the name of such Grantor and (b) the Collateral Agent shall have the right to exchange the certificates representing Pledged Securities for certificates of smaller or larger denominations for any purpose consistent with this Agreement.
          SECTION 2.06 Voting Rights; Dividends and Interest.

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          (a) Unless and until an Event of Default shall have occurred and be continuing and the Collateral Agent shall have notified the Borrower that the rights of the Grantors under this Section 2.06 are being suspended:
          (i) Each Grantor shall be entitled to exercise any and all voting and/or other consensual rights and powers inuring to an owner of Pledged Securities or any part thereof for any purpose consistent with the terms of this Agreement, the Credit Agreement and the other Loan Documents; provided that such rights and powers shall not be exercised in any manner that could materially and adversely affect the rights inuring to a holder of any Pledged Securities or the rights and remedies of any of the Collateral Agent or the other Secured Parties under this Agreement, the Credit Agreement or any other Loan Document or the ability of the Secured Parties to exercise the same.
          (ii) The Collateral Agent shall execute and deliver to each Grantor, or cause to be executed and delivered to each Grantor, all such proxies, powers of attorney and other instruments as each Grantor may reasonably request for the purpose of enabling such Grantor to exercise the voting and/or consensual rights and powers it is entitled to exercise pursuant to subparagraph (i) above.
          (iii) Each Grantor shall be entitled to receive and retain any and all dividends, interest, principal and other distributions paid on or distributed in respect of the Pledged Securities to the extent and only to the extent that such dividends, interest, principal and other distributions are permitted by, and otherwise paid or distributed in accordance with, the terms and conditions of the Credit Agreement, the other Loan Documents and applicable Laws; provided that any noncash dividends, interest, principal or other distributions that would constitute Pledged Equity or Pledged Debt, whether resulting from a subdivision, combination or reclassification of the outstanding Equity Interests of the issuer of any Pledged Securities or received in exchange for Pledged Securities or any part thereof, or in redemption thereof, or as a result of any merger, consolidation, acquisition or other exchange of assets to which such issuer may be a party or otherwise, shall be and become part of the Pledged Collateral, and, if received by any Grantor, shall not be commingled by such Grantor with any of its other funds or property but shall be held separate and apart therefrom, shall be held in trust for the benefit of the Collateral Agent and the Secured Parties and shall be, subject to the terms of the Intercreditor Agreement, forthwith delivered to the Collateral Agent in the same form as so received (with any necessary endorsement reasonably requested by the Collateral Agent).
          (b) Upon the occurrence and during the continuance of an Event of Default, after the Collateral Agent shall have notified the Borrower of the suspension of the rights of the Grantors under paragraph (a)(iii) of this Section 2.06, then all rights of any Grantor to dividends, interest, principal or other distributions that such Grantor is authorized to receive pursuant to paragraph (a)(iii) of this Section 2.06 shall cease, and all such rights shall thereupon, subject to the terms of the Intercreditor Agreement, become vested in the Collateral Agent, which shall have the sole and exclusive right and authority to receive

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and retain such dividends, interest, principal or other distributions. All dividends, interest, principal or other distributions received by any Grantor contrary to the provisions of this Section 2.06 shall be held in trust for the benefit of the Collateral Agent, shall be segregated from other property or funds of such Grantor and shall be, subject to the terms of the Intercreditor Agreement, forthwith delivered to the Collateral Agent upon demand in the same form as so received (with any necessary endorsement reasonably requested by the Collateral Agent). Any and all money and other property paid over to or received by the Collateral Agent pursuant to the provisions of this paragraph (b) shall be retained by the Collateral Agent in an account to be established by the Collateral Agent upon receipt of such money or other property and shall be applied in accordance with the provisions of Section 4.02. After all Events of Default have been cured or waived, the Collateral Agent shall promptly repay to each Grantor (without interest) all dividends, interest, principal or other distributions that such Grantor would otherwise be permitted to retain pursuant to the terms of paragraph (a)(iii) of this Section 2.06 and that remain in such account.
          (c) Upon the occurrence and during the continuance of an Event of Default, after the Collateral Agent shall have notified the Borrower of the suspension of the rights of the Grantors under paragraph (a)(i) of this Section 2.06, then all rights of any Grantor to exercise the voting and consensual rights and powers it is entitled to exercise pursuant to paragraph (a)(i) of this Section 2.06, and the obligations of the Collateral Agent under paragraph (a)(ii) of this Section 2.06, shall cease, and all such rights shall thereupon, subject to the terms of the Intercreditor Agreement, become vested in the Collateral Agent, which shall have the sole and exclusive right and authority to exercise such voting and consensual rights and powers; provided that, unless otherwise directed by the Required Lenders, the Collateral Agent shall have the right from time to time following and during the continuance of an Event of Default to permit the Grantors to exercise such rights. After all Events of Default have been cured or waived, each Grantor shall have the exclusive right to exercise the voting and/or consensual rights and powers that such Grantor would otherwise be entitled to exercise pursuant to the terms of paragraph (a)(i) of this Section 2.06.
          (d) Any notice given by the Collateral Agent to the Borrower suspending the rights of the Grantors under paragraph (a) of this Section 2.06 (i) shall be given in writing, (ii) may be given with respect to one or more of the Grantors at the same or different times and (iii) may suspend the rights of the Grantors under paragraph (a)(i) or paragraph (a)(iii) of this Section 2.06 in part without suspending all such rights (as specified by the Collateral Agent in its sole and absolute discretion) and without waiving or otherwise affecting the Collateral Agent’s rights to give additional notices from time to time suspending other rights so long as an Event of Default has occurred and is continuing.
ARTICLE III
Security Interests in Personal Property
          SECTION 3.01 Security Interest.

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          (a) As security for the payment or performance, as the case may be, in full of the Obligations, including the Guaranties, each Domestic Grantor hereby assigns and pledges to the Collateral Agent, its successors and assigns, for the benefit of the Secured Parties, and hereby grants to the Collateral Agent, its successors and assigns, for the benefit of the Secured Parties, a security interest (the “Security Interest”) in all right, title or interest in or to any and all of the following assets and properties now owned or at any time hereafter acquired by such Domestic Grantor or in which such Domestic Grantor now has or at any time in the future may acquire any right, title or interest (collectively, the “Article 9 Collateral”):
          (i) all Property;
          (ii) all Accounts;
          (iii) all Chattel Paper;
          (iv) all Commercial Tort Claims listed on Schedule III hereto;
          (v) all Deposit Accounts;
          (vi) all Documents;
          (vii) all Equipment;
          (viii) all General Intangibles;
          (ix) all Instruments;
          (x) all Inventory;
          (xi) all Investment Property;
          (xii) all books and records pertaining to the Article 9 Collateral; and
          (xiii) to the extent not otherwise included, all Proceeds and products of any and all of the foregoing and all supporting obligations, collateral security and guarantees given by any Person with respect to any of the foregoing;
provided that notwithstanding anything to the contrary in this Agreement, this Agreement shall not constitute a grant of a security interest in (A) motor vehicles the perfection of a security interest in which is excluded from the Uniform Commercial Code in the relevant jurisdiction, (B) any Equity Interests in any Unrestricted Subsidiary or any Equity Interests of any Subsidiary acquired pursuant to a Permitted Acquisition financed with Indebtedness incurred pursuant to Section 7.03(g) of the Credit Agreement (or, on and after the Consummation Date, the comparable provision in the Indenture) if such Equity Interests serve as security for such Indebtedness or if the terms of such Indebtedness prohibit the creation of any other lien on such Equity Interests, (C) more than 65% of the issued and outstanding voting Equity Interests of any Foreign Subsidiary of Holdings (other than the Foreign Subsidiaries listed on Schedule V which shall have 100%

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of their issued and outstanding voting Equity Interests pledged in accordance with clause (d) of the definition of Collateral and Guarantee Requirement and any Foreign Subsidiary which shall have its Equity Interests pledged in accordance with clause (j) of the definition of Collateral and Guarantee Requirement), (D) any asset with respect to which the Administrative Agent has confirmed in writing to the Borrower its determination that the costs or other consequences (including adverse tax consequences) of providing a security interest in such asset is excessive in view of the benefits to be obtained by the Lenders, (E) any General Intangible, Investment Property or other rights of a Grantor arising under any contract, lease, instrument, license or other document if (but only to the extent that) the grant of a security interest therein would (x) constitute a violation of a valid and enforceable restriction in respect of such General Intangible, Investment Property or other such rights in favor of a third party or under any law, regulation, permit, order or decree of any Governmental Authority, unless and until all required consents shall have been obtained (for the avoidance of doubt, the restrictions described herein shall not include negative pledges or similar undertakings in favor of a lender or other financial counterparty) or (y) expressly give any other party in respect of any such contract, lease, instrument, license or other document, the right to terminate its obligations thereunder, provided, however, that the limitation set forth in clause (E) above shall not affect, limit, restrict or impair the grant by a Grantor of a security interest pursuant to this Agreement in any such Collateral to the extent that an otherwise applicable prohibition or restriction on such grant is rendered ineffective by any applicable law, including the Uniform Commercial Code; (F) Equity Interests of any Subsidiary of a Foreign Subsidiary, (G) Equity Interests of any Person that is not a direct or indirect, wholly owned Subsidiary of the Borrower, (H) Equity Interests of the Subsidiaries listed on Schedule IV, (I) the First Lien Tranche S Collateral Account or any assets of any Grantor credited to the First Lien Tranche S Collateral Account, (J) the Loans held by any Grantor, (K) the Tranche A Subordinated Intercompany Note until the Permitted Transfer Date or (L) any asset with respect to which a Lien or other security interest has been granted pursuant to a Foreign Collateral Agreement to the extent that a Lien and security interest hereunder is not permitted under the law governing such Foreign Collateral Agreement. Each Domestic Grantor shall, if requested to do so by the Administrative Agent, use commercially reasonable efforts to obtain any such required consent that is reasonably obtainable with respect to Collateral which the Administrative Agent reasonably determines to be material.
          (b) Each Domestic Grantor hereby irrevocably authorizes the Collateral Agent for the benefit of the Secured Parties at any time and from time to time to file in any relevant jurisdiction any initial financing statements (including fixture filings) with respect to the Article 9 Collateral or any part thereof and amendments thereto or continuation statements without the signature of the Domestic Grantor in respect thereof that (i) indicate the Collateral as “all assets whether now owned or hereafter acquired” of such Domestic Grantor or words of similar effect as being of an equal or lesser scope or with greater detail, and (ii) contain the information required by Article 9 of the Uniform Commercial Code or the analogous legislation of each applicable jurisdiction for the filing of any financing statement or amendment, including (A) whether such Domestic Grantor is an organization, the type of organization and any organizational identification number issued to such Domestic Grantor and (B) in the case of a financing statement filed as a fixture filing, a sufficient description of the real property to which such

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Article 9 Collateral relates. Each Domestic Grantor agrees to provide such information to the Collateral Agent promptly upon request.
          (c) The Security Interest is granted as security only and shall not subject the Collateral Agent or any other Secured Party to, or in any way alter or modify, any obligation or liability of any Grantor with respect to or arising out of the Article 9 Collateral.
          SECTION 3.02 Representations and Warranties. Holdings and the Borrower jointly and severally represent and warrant, as to themselves and the other Grantors, to the Collateral Agent and the Secured Parties that:
          (a) Each Domestic Grantor has good and valid rights in and title to the Article 9 Collateral with respect to which it has purported to grant a Security Interest hereunder and has full power and authority to grant to the Collateral Agent the Security Interest in such Article 9 Collateral pursuant hereto and to execute, deliver and perform its obligations in accordance with the terms of this Agreement, without the consent or approval of any other Person other than any consent or approval that has been obtained.
          (b) The Perfection Certificate has been duly prepared, completed and executed and the information set forth therein, including the exact legal name of each Grantor, is correct and complete in all material respects as of the Closing Date. The UCC financing statements (including fixture filings, as applicable) or other appropriate filings, recordings or registrations prepared by the Collateral Agent based upon the information provided to the Collateral Agent in the Perfection Certificate for filing in each governmental, municipal or other office specified in Schedule 2 to the Perfection Certificate (or specified by notice from the Borrower to the Collateral Agent after the Closing Date in the case of filings, recordings or registrations required by Section 6.11 of the Credit Agreement (or, on and after the Consummation Date, the comparable provision in the Indenture), are all the filings, recordings and registrations that are necessary to establish a legal, valid and perfected security interest in favor of the Collateral Agent (for the benefit of the Secured Parties) in respect of all Article 9 Collateral in which the Security Interest may be perfected by filing, recording or registration in the United States (or any political subdivision thereof) and its territories and possessions pursuant to the Uniform Commercial Code in the relevant jurisdiction or by filing with the United States Patent and Trademark Office or the United States Copyright Office, and no further or subsequent filing, refiling, recording, rerecording, registration or reregistration is necessary in any such jurisdiction, except as provided under applicable law with respect to the filing of continuation statements.
          (c) The Security Interest constitutes (i) a legal and valid security interest in all the Article 9 Collateral securing the payment and performance of the Obligations and (ii) subject to the filings described in Section 3.02(b), a perfected security interest in all Article 9 Collateral in which a security interest may be perfected by filing, recording or registering a financing statement or analogous document in the United States (or any political subdivision thereof) and its territories and possessions pursuant to the Uniform Commercial Code in the relevant jurisdiction. The Security Interest (to the extent such Security Interest can be perfected by making the filings and recordations described in the

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immediately preceding sentence) is and shall be prior to any other Lien on any of the Article 9 Collateral, other than (i) any nonconsensual Lien that is expressly permitted pursuant to Section 7.01 of the Credit Agreement (or, on and after the Consummation Date, the comparable provision in the Indenture) and has priority as a matter of law and (ii) Liens expressly permitted pursuant to Section 7.01 of the Credit Agreement (or, on and after the Consummation Date, the comparable provision in the Indenture).
          (d) The Article 9 Collateral is owned by the Domestic Grantors free and clear of any Lien, except for Liens expressly permitted pursuant to Section 7.01 of the Credit Agreement (or, on and after the Consummation Date, the comparable provision in the Indenture). None of the Domestic Grantors has filed or consented to the filing of (i) any financing statement or analogous document under the New York UCC or any other applicable laws covering any Article 9 Collateral or (ii) any assignment in which any Domestic Grantor assigns any Article 9 Collateral or any security agreement or similar instrument covering any Article 9 Collateral with any foreign governmental, municipal or other office, which financing statement or analogous document, assignment, security agreement or similar instrument is still in effect, except, in each case, for Liens expressly permitted pursuant to Section 7.01 of the Credit Agreement (or, on and after the Consummation Date, the comparable provision in the Indenture).
          (e) With respect to any Collateral consisting of a Deposit Account (other than any Excluded Accounts), upon execution and delivery by the applicable Domestic Grantor or Domestic Grantors, the applicable bank and the Collateral Agent of a Deposit Account Control Agreement with respect to such Collateral, the Collateral Agent shall have a perfected security interest in such Collateral. Each Domestic Grantor hereby represents and warrants that as of the Closing Date, such Domestic Grantor has neither opened nor maintains any Deposit Accounts other than the Excluded Accounts and the accounts listed on Schedule VI. As of the date hereof and until the termination of this Agreement pursuant to Section 6.13, no Domestic Grantor has granted or shall grant Control of any Deposit Account to any person other than the Collateral Agent or the First Priority Collateral Agent or pursuant to the First Lien Debt Documents or any Permitted Refinancing Documentation evidencing a Permitted Refinancing of the First Lien Loans.
          (f) With respect to any Collateral consisting of a Securities Account (other than any Excluded Accounts), upon execution and delivery by the applicable Domestic Grantor or Domestic Grantors, the applicable Securities Intermediary and the Collateral Agent of a Securities Account Control Agreement with respect to such Collateral, the Collateral Agent shall have a perfected security interest in such Collateral. Each Domestic Grantor hereby represents and warrants that as of the Closing Date, such Domestic Grantor has neither opened nor maintains any Securities Accounts other than the Excluded Accounts and the accounts listed on Schedule VI. As of the date hereof and until the termination of this Agreement pursuant to Section 6.13, no Domestic Grantor has granted or shall grant Control of any Securities Account to any Person other than the Collateral Agent or the First Priority Collateral Agent or pursuant to the First Lien Debt Documents or any Permitted Refinancing Documentation evidencing a Permitted Refinancing of the First Lien Loans.

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          (g) Schedule III sets forth Commercial Tort Claims held by any Grantor with a value in excess of $5,000,000.
          SECTION 3.03 Covenants.
          (a) The Borrower agrees promptly to notify the Collateral Agent in writing of any change (i) in legal name of any Grantor, (ii) in the identity or type of organization or corporate structure of any Grantor, or (iii) in the jurisdiction of organization of any Grantor.
          (b) Each Grantor shall, at its own expense, take any and all commercially reasonable actions necessary to defend title to the Article 9 Collateral against all Persons and to defend the Security Interest of the Collateral Agent in the Article 9 Collateral and the priority thereof against any Lien not expressly permitted pursuant to Section 7.01 of the Credit Agreement (or, on and after the Consummation Date, the comparable provision in the Indenture).
          (c) Each year, at the time of delivery of annual financial statements with respect to the preceding fiscal year pursuant to Section 6.01 of the Credit Agreement (or, after the Consummation Date, the comparable provision in the Indenture), the Borrower shall deliver to the Collateral Agent a certificate executed by the chief financial officer and the chief legal officer of the Borrower setting forth the information required pursuant to Schedules 1(a), 1(c), 1(e), 1(f), 2(b), 8(a) and 8(b) of the Perfection Certificate or confirming that there has been no change in such information since the date of such certificate or the date of the most recent certificate delivered pursuant to this Section 3.03(c) and certifying that all UCC financing statements and other appropriate filings, recordings or registrations have been filed of record in each governmental, municipal or other appropriate office in each jurisdiction necessary to protect and perfect the Security Interests and Liens under this Agreement (in respect of all Article 9 Collateral in which the Security Interest may be perfected by filing, recording or registration in the United States (or any political subdivision thereof) and its territories and possessions pursuant to the Uniform Commercial Code in the relevant jurisdiction) and the Intellectual Property Security Agreement (to the extent required thereby) for a period of not less than 18 months after the date of such certificate (except as noted therein with respect to any continuation statements to be filed within such period).
          (d) The Borrower agrees, on its own behalf and on behalf of each other Grantor, at its own expense, to execute, acknowledge, deliver and cause to be duly filed all such further instruments and documents and take all such actions as the Collateral Agent may from time to time reasonably request to better assure, preserve, protect and perfect the Security Interest and the rights and remedies created hereby, including the payment of any fees and taxes required in connection with the execution and delivery of this Agreement, the granting of the Security Interest and the filing of any financing statements (including fixture filings) or other documents in connection herewith or therewith. If any amount payable under or in connection with any of the Article 9 Collateral that is in excess of $5,000,000 shall be or become evidenced by any promissory note or other instrument, such note or instrument shall be promptly pledged and, subject to the terms of the

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Intercreditor Agreement, delivered to the Collateral Agent, for the benefit of the Secured Parties, duly endorsed in a manner reasonably satisfactory to the Collateral Agent.
          (e) At its option, the Collateral Agent may discharge past due taxes, assessments, charges, fees, Liens, security interests or other encumbrances at any time levied or placed on the Article 9 Collateral and not permitted pursuant to Section 7.01 of the Credit Agreement (or, on and after the Consummation Date, the comparable provision in the Indenture), and may pay for the maintenance and preservation of the Article 9 Collateral to the extent any Grantor fails to do so as required by the Credit Agreement or this Agreement and within a reasonable period of time after the Collateral Agent has requested that it do so, and each Grantor jointly and severally agrees, subject to the terms of the Intercreditor Agreement, to reimburse the Collateral Agent within 10 days after demand for any payment made or any reasonable expense incurred by the Collateral Agent pursuant to the foregoing authorization. Nothing in this paragraph shall be interpreted as excusing any Grantor from the performance of, or imposing any obligation on the Collateral Agent or any Secured Party to cure or perform, any covenants or other promises of any Grantor with respect to taxes, assessments, charges, fees, Liens, security interests or other encumbrances and maintenance as set forth herein or in the other Loan Documents.
          (f) If at any time any Grantor shall take a security interest in any property of an Account Debtor or any other Person, the value of which is in excess of $5,000,000, to secure payment and performance of an Account, such Grantor shall promptly assign such security interest to the Collateral Agent for the benefit of the Secured Parties. Such assignment need not be filed of public record unless necessary to continue the perfected status of the security interest against creditors of and transferees from the Account Debtor or other Person granting the security interest.
          (g) Each Grantor (rather than the Collateral Agent or any Secured Party) shall remain liable (as between itself and any relevant counterparty) to observe and perform all the conditions and obligations to be observed and performed by it under each contract, agreement or instrument relating to the Article 9 Collateral, all in accordance with the terms and conditions thereof, and each Grantor jointly and severally agrees to indemnify and hold harmless the Collateral Agent and the Secured Parties from and against any and all liability for such performance.
          (h) If any Grantor shall at any time hold or acquire a Commercial Tort Claim with a value in excess of $5,000,000, such Grantor shall promptly notify the Collateral Agent in writing signed by such Grantor of the brief details thereof and grant to the Collateral Agent a security interest therein and in the Proceeds thereof, all upon the terms of this Agreement pursuant to a document in form and substance reasonably satisfactory to the Collateral Agent.
          SECTION 3.04 Other Actions. In order to further insure the attachment, perfection and priority of, and the ability of the Collateral Agent to enforce, the Security Interest, each Grantor agrees, in each case at such Grantor’s own expense, to take the following actions with respect to the following Article 9 Collateral:

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          (a) Instruments. If any Grantor shall at any time hold or acquire any Instruments constituting Collateral and evidencing an amount in excess of $5,000,000, such Grantor shall, to the extent permitted by, and subject to the terms of, the Intercreditor Agreement, forthwith endorse, assign and deliver the same to the Collateral Agent for the benefit of the Secured Parties, accompanied by such instruments of transfer or assignment duly executed in blank as the Collateral Agent may from time to time reasonably request.
          (b) Investment Property. Except to the extent otherwise provided in Article II, if any Grantor shall at any time hold or acquire any certificated securities, such Grantor shall, to the extent permitted by, and subject to the terms of, the Intercreditor Agreement, forthwith endorse, assign and deliver the same to the Collateral Agent for the benefit of the Secured Parties, accompanied by such instruments of transfer or assignment duly executed in blank as the Collateral Agent may from time to time reasonably request. If any securities now or hereafter acquired by any Grantor are uncertificated and are issued to such Grantor or its nominee directly by the issuer thereof, upon the Collateral Agent’s request and following the occurrence of an Event of Default such Grantor shall promptly notify the Collateral Agent thereof and, at the Collateral Agent’s reasonable request, to the extent permitted by, and subject to the terms of, the Intercreditor Agreement, pursuant to an agreement in form and substance reasonably satisfactory to the Collateral Agent, either (i) cause the issuer to agree to comply with instructions from the Collateral Agent as to such securities, without further consent of any Grantor or such nominee or (ii) arrange for the Collateral Agent to become the registered owner of the securities. If any securities, whether certificated or uncertificated, or other investment property are held by any Grantor or its nominee through a securities intermediary or commodity intermediary, upon the Collateral Agent’s request and following the occurrence of an Event of Default, such Grantor shall immediately notify the Collateral Agent thereof and at the Collateral Agent’s request and option, to the extent permitted by, and subject to the terms of, the Intercreditor Agreement, pursuant to an agreement in form and substance reasonably satisfactory to the Collateral Agent shall either (i) cause such securities intermediary or (as the case may be) commodity intermediary to agree to comply with entitlement orders or other instructions from the Collateral Agent to such securities intermediary as to such security entitlements, or (as the case may be) to apply any value distributed on account of any commodity contract as directed by the Collateral Agent to such commodity intermediary, in each case without further consent of any Grantor or such nominee, or (ii) in the case of financial assets or other Investment Property held through a securities intermediary, arrange for the Collateral Agent to become the entitlement holder with respect to such Investment Property, with the Grantor being permitted, only with the consent of the Collateral Agent, to exercise rights to withdraw or otherwise deal with such Investment Property. The Collateral Agent agrees with each of the Grantors that the Collateral Agent shall not give any such entitlement orders or instructions or directions to any such issuer, securities intermediary or commodity intermediary, and shall not withhold its consent to the exercise of any withdrawal or dealing rights by any Grantor, unless an Event of Default has occurred and is continuing. The provisions of this paragraph shall not apply to any financial assets credited to a securities account for which the Collateral Agent is the securities intermediary.

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(c) Control Agreements
          (i) Subject to the terms of the Intercreditor Agreement and upon receipt of a written notice from the First Priority Administrative Agent (as defined in the Intercreditor Agreement) to the applicable bank, with a copy to the applicable Grantor, that a Discharge of First Priority Claims (as defined in the Intercreditor Agreement) has occurred (such date, the “Discharge Date”), each applicable Domestic Grantor (other than Holdings) shall enter into, a Deposit Account Control Agreement with respect to each of the Deposit Accounts (other than Excluded Accounts) listed on Schedule VI or such Domestic Grantors shall have closed such accounts, within one hundred and twenty (120) days of the Discharge Date (or such longer period as the Administrative Agent may agree in writing in its reasonable discretion).
          (ii) Subject to the terms of the Intercreditor Agreement and upon receipt of a written notice from the First Priority Administrative Agent (as defined in the Intercreditor Agreement) to the applicable Securities Intermediary, with a copy to the applicable Grantor, that the Discharge Date has occurred, each applicable Domestic Grantor (other than Holdings) shall use commercially reasonable efforts to enter into, and shall use commercially reasonable efforts to cause the relevant Securities Intermediary or Securities Intermediaries to enter into, a Securities Account Control Agreement with respect to each of the Securities Accounts (other than Excluded Accounts) listed on Schedule VI or such Domestic Grantors shall have closed such accounts, within one hundred and twenty (120) days of the Discharge Date (or such longer period as the Administrative Agent may agree in writing in its reasonable discretion).
     SECTION 3.05 Tranche S Collateral Account. Each Lender hereby acknowledges that (A) pursuant to the Tranche S Collateral Account Agreement the Borrower has granted to the Synthetic L/C Issuer (as defined in the First Lien Credit Agreement) a first priority perfected Lien on the First Lien Tranche S Collateral Account, the funds credited thereto and the proceeds thereof to secure the Borrower’s obligations in respect of the Synthetic L/C Letters of Credit (as defined in the First Lien Credit Agreement), which Lien inures to the sole benefit of the Synthetic L/C Issuer (as defined in the First Lien Credit Agreement) in its capacity as the Synthetic L/C Issuer (as defined in the First Lien Credit Agreement, and not in its capacities as the administrative agent or the collateral agent), (B) no Lien created under the Collateral Documents on the First Lien Tranche S Collateral Account, the funds credited thereto or the proceeds thereof will be perfected as a result of the Tranche S Collateral Account Agreement or any agreements of the Borrower set forth therein and (C) any Liens created under the Collateral Documents on the First Lien Tranche S Collateral Account, the funds credited thereto or the proceeds thereof that are unperfected are effectively subordinated to the Lien thereon for the benefit of the Synthetic L/C Issuer (as defined in the First Lien Credit Agreement) created under the Tranche S Collateral Account Agreement to the extent such Lien is perfected.

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ARTICLE IV
Remedies
               SECTION 4.01 Remedies Upon Default. Upon the occurrence and during the continuance of an Event of Default, it is agreed, subject to the terms of the Intercreditor Agreement, that the Collateral Agent shall have the right to exercise any and all rights afforded to a secured party with respect to the Obligations under the Uniform Commercial Code or other applicable law and also may, to the extent permitted by, and subject to the terms of, the Intercreditor Agreement, (i) require each Grantor to, and each Grantor agrees that it will at its expense and upon request of the Collateral Agent forthwith, assemble all or part of the Collateral as directed by the Collateral Agent and make it available to the Collateral Agent at a place and time to be designated by the Collateral Agent that is reasonably convenient to both parties; (ii) occupy any premises owned or, to the extent lawful and permitted, leased by any of the Grantors where the Collateral or any part thereof is assembled or located for a reasonable period in order to effectuate its rights and remedies hereunder or under law, without obligation to such Grantor in respect of such occupation; provided that the Collateral Agent shall provide the applicable Grantor with notice thereof prior to or promptly after such occupancy; (iii) exercise any and all rights and remedies of any of the Grantors under or in connection with the Collateral, or otherwise in respect of the Collateral; provided that the Collateral Agent shall provide the applicable Grantor with notice thereof prior to or promptly after such exercise; and (iv) subject to the mandatory requirements of applicable law and the notice requirements described below, sell or otherwise dispose of all or any part of the Collateral securing the Obligations at a public or private sale or at any broker’s board or on any securities exchange, for cash, upon credit or for future delivery as the Collateral Agent shall deem appropriate. To the extent permitted by, and subject to the terms of, the Intercreditor Agreement, the Collateral Agent shall be authorized at any such sale of securities (if it deems it advisable to do so) to restrict the prospective bidders or purchasers to Persons who will represent and agree that they are purchasing the Collateral for their own account for investment and not with a view to the distribution or sale thereof, and upon consummation of any such sale the Collateral Agent shall have the right to assign, transfer and deliver to the purchaser or purchasers thereof the Collateral so sold, to the extent permitted by, and subject to the terms of, the Intercreditor Agreement. Each such purchaser at any sale of Collateral shall hold the property sold absolutely, free from any claim or right on the part of any Grantor, and each Grantor hereby waives (to the extent permitted by law) all rights of redemption, stay and appraisal which such Grantor now has or may at any time in the future have under any rule of law or statute now existing or hereafter enacted.
          The Collateral Agent shall give the applicable Grantors 10 days’ written notice (which each Grantor agrees is reasonable notice within the meaning of Section 9-611 of the New York UCC or its equivalent in other jurisdictions) of the Collateral Agent’s intention to make any sale of Collateral. Such notice, in the case of a public sale, shall state the time and place for such sale and, in the case of a sale at a broker’s board or on a securities exchange, shall state the board or exchange at which such sale is to be made and the day on which the Collateral, or portion thereof, will first be offered for sale at such board or exchange. Any such public sale shall be held at such time or times within ordinary business hours and at such place or places as the Collateral Agent may fix and state in the notice (if any) of such sale. At any such sale, the

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Collateral, or portion thereof, to be sold may be sold in one lot as an entirety or in separate parcels, as the Collateral Agent may (in its sole and absolute discretion) determine. The Collateral Agent shall not be obligated to make any sale of any Collateral if it shall determine not to do so, regardless of the fact that notice of sale of such Collateral shall have been given. The Collateral Agent may, without notice or publication, adjourn any public or private sale or cause the same to be adjourned from time to time by announcement at the time and place fixed for sale, and such sale may, without further notice, be made at the time and place to which the same was so adjourned. In case any sale of all or any part of the Collateral is made on credit or for future delivery, the Collateral so sold may be retained by the Collateral Agent until the sale price is paid by the purchaser or purchasers thereof, but the Collateral Agent shall not incur any liability in case any such purchaser or purchasers shall fail to take up and pay for the Collateral so sold and, in case of any such failure, such Collateral may be sold again upon like notice. Subject to the terms of the Intercreditor Agreement, at any public (or, to the extent permitted by law, private) sale made pursuant to this Agreement, any Secured Party may bid for or purchase, free (to the extent permitted by law) from any right of redemption, stay, valuation or appraisal on the part of any Grantor (all said rights being also hereby waived and released to the extent permitted by law), the Collateral or any part thereof offered for sale and, after the Discharge of First Priority Claims, may make payment on account thereof by using any claim then due and payable to such Secured Party from any Grantor as a credit against the purchase price, and such Secured Party may, upon compliance with the terms of sale, hold, retain and dispose of such property without further accountability to any Grantor therefor. For purposes hereof, a written agreement to purchase the Collateral or any portion thereof shall be treated as a sale thereof; the Collateral Agent shall be free to carry out such sale pursuant to such agreement and no Grantor shall be entitled to the return of the Collateral or any portion thereof subject thereto, notwithstanding the fact that after the Collateral Agent shall have entered into such an agreement all Events of Default shall have been remedied and the Obligations paid in full. As an alternative to exercising the power of sale herein conferred upon it, to the extent permitted by, and subject to the terms of the Intercreditor Agreement, the Collateral Agent may proceed by a suit or suits at law or in equity to foreclose this Agreement and to sell the Collateral or any portion thereof pursuant to a judgment or decree of a court or courts having competent jurisdiction or pursuant to a proceeding by a court-appointed receiver. Any sale pursuant to the provisions of this Section 4.01 shall be deemed to conform to the commercially reasonable standards as provided in Section 9-610(b) of the New York UCC or its equivalent in other jurisdictions.
          Each Grantor irrevocably makes, constitutes and appoints the Collateral Agent (and all officers, employees or agents designated by the Collateral Agent) as such Grantor’s true and lawful agent (and attorney-in-fact) during the continuance of an Event of Default and after notice to the Borrower of its intent to exercise such rights, for the purpose of (i) making, settling and adjusting claims in respect of Article 9 Collateral under policies of insurance, endorsing the name of such Grantor on any check, draft, instrument or other item of payment for the proceeds of such policies of insurance, (ii) making all determinations and decisions with respect thereto and (iii) obtaining or maintaining the policies of insurance required by Section 6.07 of the Credit Agreement (or, on and after the Consummation Date, the comparable provision in the Indenture) or paying any premium in whole or in part relating thereto. All sums disbursed by the Collateral Agent in connection with this paragraph, including reasonable attorneys’ fees, court costs,

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expenses and other charges relating thereto, shall be payable, within 10 days of demand, by the Grantors to the Collateral Agent and shall be additional Obligations secured hereby.
               SECTION 4.02 Application of Proceeds.
          (a) To the extent permitted by, and subject to the terms of, the Intercreditor Agreement, the Collateral Agent shall apply the proceeds of any collection or sale of Collateral, including any Collateral consisting of cash, in accordance with Section 8.04 of the Credit Agreement (or, on and after the Consummation Date, the comparable provision in the Indenture) as of the Closing Date.
The Collateral Agent shall have absolute discretion as to the time of application of any such proceeds, moneys or balances in accordance with this Agreement. Upon any sale of Collateral by the Collateral Agent (including pursuant to a power of sale granted by statute or under a judicial proceeding), the receipt of the Collateral Agent or of the officer making the sale shall be a sufficient discharge to the purchaser or purchasers of the Collateral so sold and such purchaser or purchasers shall not be obligated to see to the application of any part of the purchase money paid over to the Collateral Agent or such officer or be answerable in any way for the misapplication thereof.
          (b) In making the determinations and allocations required by this Section 4.02, the Collateral Agent may conclusively rely upon information supplied by the Administrative Agent as to the amounts of unpaid principal and interest and other amounts outstanding with respect to the Obligations, and the Collateral Agent shall have no liability to any of the Secured Parties for actions taken in reliance on such information, provided that nothing in this sentence shall prevent any Grantor from contesting any amounts claimed by any Secured Party in any information so supplied. All distributions made by the Collateral Agent pursuant to this Section 4.02 shall be (subject to any decree of any court of competent jurisdiction) final (absent manifest error), and the Collateral Agent shall have no duty to inquire as to the application by the Administrative Agent of any amounts distributed to it.
ARTICLE V
Indemnity, Subrogation and Subordination
               SECTION 5.01 Indemnity. In addition to all such rights of indemnity and subrogation as the Grantors may have under applicable law (but subject to Section 5.03), the Borrower agrees that, in the event any assets of any Grantor shall be sold pursuant to this Agreement or any other Collateral Document to satisfy in whole or in part an Obligation owed to any Secured Party, the Borrower shall indemnify such Grantor in an amount equal to the greater of the book value or the fair market value of the assets so sold.
               SECTION 5.02 Contribution and Subrogation. Each Subsidiary Party (a “Contributing Party”) agrees (subject to Section 5.03) that, in the event assets of any other Subsidiary Party shall be sold pursuant to any Collateral Document to satisfy any Obligation owed to any Secured Party, and such other Subsidiary Party (the “Claiming Party”) shall

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not have been fully indemnified by the Borrower as provided in Section 5.01, the Contributing Party shall indemnify the Claiming Party in an amount equal to the greater of the book value or the fair market value of such assets, in each case multiplied by a fraction of which the numerator shall be the net worth of the Contributing Party on the date hereof and the denominator shall be the aggregate net worth of all the Contributing Parties together with the net worth of the Claiming Party on the date hereof (or, in the case of any Grantor becoming a party hereto pursuant to Section 6.14, the date of the Security Agreement Supplement hereto executed and delivered by such Grantor). Any Contributing Party making any payment to a Claiming Party pursuant to this Section 5.02 shall be subrogated to the rights of such Claiming Party to the extent of such payment.
               SECTION 5.03 Subordination.
          (a) Notwithstanding any provision of this Agreement to the contrary, all rights of the Grantors under Sections 5.01 and 5.02 and all other rights of indemnity, contribution or subrogation under applicable law or otherwise shall be fully subordinated to the indefeasible payment in full in cash of the Obligations. No failure on the part of the Borrower or any Grantor to make the payments required by Sections 5.01 and 5.02 (or any other payments required under applicable law or otherwise) shall in any respect limit the obligations and liabilities of any Grantor with respect to its obligations hereunder, and each Grantor shall remain liable for the full amount of the obligations of such Grantor hereunder.
          (b) Each Grantor hereby agrees that upon the occurrence and during the continuance of an Event of Default and after notice from the Collateral Agent all Indebtedness owed by it to any Subsidiary shall be fully subordinated to the indefeasible payment in full in cash of the Obligations.
ARTICLE VI
Miscellaneous
               SECTION 6.01 Notices. All communications and notices hereunder shall (except as otherwise expressly permitted herein) be in writing and given as provided in Section 10.02 of the Credit Agreement (or, on and after the Consummation Date, the comparable provision in the Indenture). All communications and notices hereunder to any Subsidiary Party shall be given to it in care of the Borrower as provided in Section 10.02 of the Credit Agreement (or, on and after the Consummation Date, the comparable provision in the Indenture).
               SECTION 6.02 Waivers; Amendment.
          (a) No failure or delay by the Collateral Agent or any Lender in exercising any right or power hereunder or under any other Loan Document shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the Collateral Agent and the Lenders hereunder and under the other Loan

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Documents are cumulative and are not exclusive of any rights or remedies that they would otherwise have. No waiver of any provision of this Agreement or consent to any departure by any Loan Party therefrom shall in any event be effective unless the same shall be permitted by paragraph (b) of this Section 6.02, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. Without limiting the generality of the foregoing, the making of a Loan shall not be construed as a waiver of any Default, regardless of whether the Collateral Agent or any Lender may have had notice or knowledge of such Default at the time. No notice or demand on any Loan Party in any case shall entitle any Loan Party to any other or further notice or demand in similar or other circumstances.
          (b) Neither this Agreement nor any provision hereof may be waived, amended or modified except pursuant to an agreement or agreements in writing entered into by the Collateral Agent and the Loan Party or Loan Parties with respect to which such waiver, amendment or modification is to apply, subject to any consent required in accordance with Section 10.01 of the Credit Agreement (or, on and after the Consummation Date, the comparable provision in the Indenture).
               SECTION 6.03 Collateral Agent’s Fees and Expenses; Indemnification.
          (a) The parties hereto agree that the Collateral Agent shall be entitled to reimbursement of its expenses incurred hereunder as provided in Section 10.04 of the Credit Agreement (or, on and after the Consummation Date, with respect to expenses of the Collateral Agent incurred hereunder on and after the Consummation Date, the comparable provision in the Indenture).Without limitation of its indemnification obligations under the other Loan Documents, the Borrower agrees to indemnify the Collateral Agent and each other Secured Party and their respective Affiliates, directors, officers, employees, counsel, agents, trustees, investment advisors and attorneys-in-fact (collectively, the “Indemnitees”) against, and hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities and related expenses, including the reasonable fees, charges and disbursements of any counsel for any Indemnitee, incurred by or asserted against any Indemnitee arising out of, in connection with, or as a result of, the execution, delivery or performance of this Agreement or any claim, litigation, investigation or proceeding relating to any of the foregoing agreement or instrument contemplated hereby, or to the Collateral, whether or not any Indemnitee is a party thereto; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such liabilities, obligations, losses, damages, penalties, claims, demands, actions, judgments, suits, costs, expenses or disbursements resulted from the gross negligence or willful misconduct of such Indemnitee or of any Affiliate, director, officer, employee, counsel, agent or attorney-in-fact of such Indemnitee.
          (c) Any such amounts payable as provided hereunder shall be additional Obligations secured hereby and by the other Collateral Documents. The provisions of this Section 6.03 shall remain operative and in full force and effect regardless of the termination of this Agreement or any other Loan Document, the consummation of the transactions contemplated hereby, the repayment of any of the Obligations, the invalidity or

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unenforceability of any term or provision of this Agreement or any other Loan Document, or any investigation made by or on behalf of the Collateral Agent or any other Secured Party. All amounts due under this Section 6.03 shall be payable within 10 days of written demand therefor.
               SECTION 6.04 Successors and Assigns. Whenever in this Agreement any of the parties hereto is referred to, such reference shall be deemed to include the permitted successors and assigns of such party; and all covenants, promises and agreements by or on behalf of any Grantor or the Collateral Agent that are contained in this Agreement shall bind and inure to the benefit of their respective successors and assigns.
               SECTION 6.05 Survival of Agreement. All covenants, agreements, representations and warranties made by the Loan Parties in the Loan Documents and in the certificates or other instruments prepared or delivered in connection with or pursuant to this Agreement or any other Loan Document shall be considered to have been relied upon by the Lenders and shall survive the execution and delivery of the Loan Documents and the making of any Loans, regardless of any investigation made by any Lender or on its behalf and notwithstanding that the Collateral Agent or any Lender may have had notice or knowledge of any Default or incorrect representation or warranty at the time any credit is extended under the Credit Agreement, and shall continue in full force and effect as long as the principal of or any accrued interest on any Loan or any fee or any other amount payable under any Loan Document is outstanding and unpaid.
               SECTION 6.06 Counterparts; Effectiveness; Several Agreement. This Agreement may be executed in counterparts, each of which shall constitute an original but all of which when taken together shall constitute a single contract. Delivery of an executed signature page to this Agreement by facsimile transmission or other electronic image transmission (e.g. “PDF” or “TIF” via electronic mail) shall be as effective as delivery of a manually signed counterpart of this Agreement. This Agreement shall become effective as to any Loan Party when a counterpart hereof executed on behalf of such Loan Party shall have been delivered to the Collateral Agent and a counterpart hereof shall have been executed on behalf of the Collateral Agent, and thereafter shall be binding upon such Loan Party and the Collateral Agent and their respective permitted successors and assigns, and shall inure to the benefit of such Loan Party, the Collateral Agent and the other Secured Parties and their respective successors and assigns, except that no Loan Party shall have the right to assign or transfer its rights or obligations hereunder or any interest herein or in the Collateral (and any such assignment or transfer shall be void) except as expressly contemplated by this Agreement or the Credit Agreement. This Agreement shall be construed as a separate agreement with respect to each Loan Party and may be amended, modified, supplemented, waived or released with respect to any Loan Party without the approval of any other Loan Party and without affecting the obligations of any other Loan Party hereunder.
               SECTION 6.07 Severability. Any provision of this Agreement held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions hereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other

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jurisdiction. The parties shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.
                    SECTION 6.08 Right of Set-Off. Subject to the terms of the Intercreditor Agreement, in addition to any rights and remedies of the Lenders provided by Law, upon the occurrence and during the continuance of any Event of Default, each Lender and its Affiliates is authorized at any time and from time to time, without prior notice to the Borrower or any other Loan Party, any such notice being waived by the Borrower (on its own behalf and on behalf of each Loan Party and its Subsidiaries) to the fullest extent permitted by applicable Law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held by, and other Indebtedness at any time owing by, such Lender and its Affiliates to or for the credit or the account of the respective Loan Parties and their Subsidiaries against any and all Obligations owing to such Lender and its Affiliates hereunder or under any other Loan Document, now or hereafter existing, irrespective of whether or not such Agent or such Lender or Affiliate shall have made demand under this Agreement or any other Loan Document and although such Obligations may be contingent or unmatured or denominated in a currency different from that of the applicable deposit or Indebtedness. Each Lender agrees promptly to notify the Borrower and the Administrative Agent after any such set off and application made by such Lender; provided, that the failure to give such notice shall not affect the validity of such setoff and application. The rights of the Administrative Agent and each Lender under this Section 6.08 are in addition to other rights and remedies (including other rights of setoff) that the Administrative Agent and such Lender may have.
                    SECTION 6.09 Governing Law; Jurisdiction; Consent to Service of Process.
          (a) This Agreement shall be construed in accordance with and governed by the law of the State of New York.
          (b) Each of the Loan Parties hereby irrevocably and unconditionally submits, for itself and its property, to the nonexclusive jurisdiction of the Supreme Court of the State of New York sitting in New York City and of the United States District Court of the Southern District of New York, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement or any other Loan Document, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York State or, to the extent permitted by law, in such Federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement or any other Loan Document shall affect any right that the Collateral Agent or any Lender may otherwise have to bring any action or proceeding relating to this Agreement or any other Loan Document against any Grantor or its properties in the courts of any jurisdiction.
          (c) Each of the Loan Parties hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now

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or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement or any other Loan Document in any court referred to in paragraph (b) of this Section 6.09. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.
          (d) Each party to this Agreement irrevocably consents to service of process in the manner provided for notices in Section 6.01. Nothing in this Agreement or any other Loan Document will affect the right of any party to this Agreement to serve process in any other manner permitted by law.
          SECTION 6.10 WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT, ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 6.10.
          SECTION 6.11 Headings. Article and Section headings and the Table of Contents used herein are for convenience of reference only, are not part of this Agreement and are not to affect the construction of, or to be taken into consideration in interpreting, this Agreement.
          SECTION 6.12 Security Interest Absolute. All rights of the Collateral Agent hereunder, the Security Interest, the grant of a security interest in the Pledged Collateral and all obligations of each Grantor hereunder shall be absolute and unconditional irrespective of (a) any lack of validity or enforceability of the Credit Agreement, any other Loan Document, any agreement with respect to any of the Obligations or any other agreement or instrument relating to any of the foregoing, (b) any change in the time, manner or place of payment of, or in any other term of, all or any of the Obligations, or any other amendment or waiver of or any consent to any departure from the Credit Agreement, any other Loan Document or any other agreement or instrument, (c) any exchange, release or non-perfection of any Lien on other collateral, or any release or amendment or waiver of or consent under or departure from any guarantee, securing or guaranteeing all or any of the Obligations or (d) subject to the terms of Section 6.13, any other circumstance that might otherwise constitute a defense available to, or a discharge of, any Grantor in respect of the Obligations or this Agreement.
          SECTION 6.13 Termination or Release.

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          (a) This Agreement, the Security Interest and all other security interests granted hereby shall terminate with respect to all Obligations (other than contingent indemnification obligations not yet accrued and payable) when all the outstanding Obligations have been indefeasibly paid in full and the Lenders have no further commitment to lend under the Credit Agreement.
          (b) A Subsidiary Party shall automatically be released from its obligations hereunder and the Security Interest in the Collateral of such Subsidiary Party shall be automatically released (i) upon the consummation of any transaction permitted by the Credit Agreement as a result of which such Subsidiary Party ceases to be a Subsidiary or is designated as an Unrestricted Subsidiary; provided that the Required Lenders shall have consented to such transaction (to the extent required by the Credit Agreement) and the terms of such consent did not provide otherwise; provided further that no such release shall occur if such Grantor continues to be a guarantor in respect of the First Lien Credit Agreement, High Yield Notes, 2016 Senior Notes or any Junior Financing and (ii) if such Security Interest was required solely as a result of the application of clause (i) or (j) of the definition of Collateral and Guarantee Requirement (as defined in the Credit Agreement) and such Security Interest is no longer required to be provided pursuant to clause (k) of the definition of Collateral and Guarantee Requirement (as defined in the Credit Agreement).
          (c) Upon any sale or other transfer by any Grantor of any Collateral (other than any transfer to another Grantor) that is permitted under the Credit Agreement, or upon the effectiveness of any written consent to the release of the security interest granted hereby in any Collateral pursuant to Section 10.01 of the Credit Agreement (or, on and after the Consummation Date, the comparable provision in the Indenture), the security interest in such Collateral shall be automatically released.
          (d) Any Subsidiary Party shall be automatically released from its obligations under this Agreement if such Person ceases to be a Restricted Subsidiary as a result of a transaction or designation permitted under the Credit Agreement or, if such Subsidiary Party was required to provide a Guaranty solely as a result of the application of clause (i) or (j) of the definition of Collateral and Guarantee Requirement (as defined in the Credit Agreement) and is no longer required to provide a Guaranty pursuant to clause (k) of the definition of Collateral and Guarantee Requirement (as defined in the Credit Agreement);
          (e) In connection with any termination or release pursuant to paragraph (a), (b), (c) or (d) of this Section 6.13, the Collateral Agent shall execute and deliver to any Grantor, at such Grantor’s expense, all documents that such Grantor shall reasonably request to evidence such termination or release. Any execution and delivery of documents pursuant to this Section 6.13 shall be without recourse to or warranty by the Collateral Agent.
          SECTION 6.14 Additional Restricted Subsidiaries. Pursuant to Section 6.11 of the Credit Agreement (or, on and after the Consummation Date, the comparable provision in the Indenture), certain Restricted Subsidiaries of the Loan Parties that were not in existence or not Restricted Subsidiaries on the date of the Credit Agreement are required to enter in this

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Agreement as Subsidiary Parties upon becoming Restricted Subsidiaries. Upon execution and delivery by the Collateral Agent and a Restricted Subsidiary of a Security Agreement Supplement, such Restricted Subsidiary shall become a Subsidiary Party hereunder with the same force and effect as if originally named as a Subsidiary Party herein. The execution and delivery of any such instrument shall not require the consent of any other Loan Party hereunder. The rights and obligations of each Loan Party hereunder shall remain in full force and effect notwithstanding the addition of any new Loan Party as a party to this Agreement.
          SECTION 6.15 Collateral Agent Appointed Attorney-in-Fact. Each Grantor hereby appoints the Collateral Agent the attorney-in-fact of such Grantor for the purpose of carrying out the provisions of this Agreement and taking any action and executing any instrument that the Collateral Agent may deem necessary or advisable to accomplish the purposes hereof at any time after and during the continuance of an Event of Default, which appointment is irrevocable and coupled with an interest. Without limiting the generality of the foregoing, the Collateral Agent shall have the right, upon the occurrence and during the continuance of an Event of Default and notice by the Collateral Agent to the Borrower of its intent to exercise such rights, with full power of substitution either in the Collateral Agent’s name or in the name of such Grantor, to the extent permitted by, and subject to the terms of, the Intercreditor Agreement, (a) to receive, endorse, assign and/or deliver any and all notes, acceptances, checks, drafts, money orders or other evidences of payment relating to the Collateral or any part thereof; (b) to demand, collect, receive payment of, give receipt for and give discharges and releases of all or any of the Collateral; (c) to sign the name of any Grantor on any invoice or bill of lading relating to any of the Collateral; (d) to send verifications of Accounts Receivable to any Account Debtor; (e) to commence and prosecute any and all suits, actions or proceedings at law or in equity in any court of competent jurisdiction to collect or otherwise realize on all or any of the Collateral or to enforce any rights in respect of any Collateral; (f) to settle, compromise, compound, adjust or defend any actions, suits or proceedings relating to all or any of the Collateral; (g) to notify, or to require any Grantor to notify, Account Debtors to make payment directly to the Collateral Agent; and (h) to use, sell, assign, transfer, pledge, make any agreement with respect to or otherwise deal with all or any of the Collateral, and to do all other acts and things necessary to carry out the purposes of this Agreement, as fully and completely as though the Collateral Agent were the absolute owner of the Collateral for all purposes; provided that nothing herein contained shall be construed as requiring or obligating the Collateral Agent to make any commitment or to make any inquiry as to the nature or sufficiency of any payment received by the Collateral Agent, or to present or file any claim or notice, or to take any action with respect to the Collateral or any part thereof or the moneys due or to become due in respect thereof or any property covered thereby. The Collateral Agent and the other Secured Parties shall be accountable only for amounts actually received as a result of the exercise of the powers granted to them herein, and neither they nor their officers, directors, employees or agents shall be responsible to any Grantor for any act or failure to act hereunder, except for their own gross negligence or wilful misconduct or that of any of their Affiliates, directors, officers, employees, counsel, agents or attorneys-in-fact.
          SECTION 6.16 General Authority of the Collateral Agent. By acceptance of the benefits of this Agreement and any other Collateral Documents, each Secured Party (whether or not a signatory hereto) shall be deemed irrevocably (a) to consent to the appointment of the Collateral Agent as its agent hereunder and under such other Collateral Documents, (b) to

28

confirm that the Collateral Agent shall have the authority to act as the exclusive agent of such Secured Party for the enforcement of any provisions of this Agreement and such other Collateral Documents against any Grantor, the exercise of remedies hereunder or thereunder and the giving or withholding of any consent or approval hereunder or thereunder relating to any Collateral or any Grantor’s obligations with respect thereto, (c) to agree that it shall not take any action to enforce any provisions of this Agreement or any other Collateral Document against any Grantor, to exercise any remedy hereunder or thereunder or to give any consents or approvals hereunder or thereunder except as expressly provided in this Agreement or any other Collateral Document and (d) to agree to be bound by the terms of this Agreement and any other Collateral Documents.
ARTICLE VII
Intercreditor Agreement
          SECTION 7.01 Intercreditor Agreement Controls. Notwithstanding anything herein to the contrary, the lien and security interest granted to the Collateral Agent pursuant to this Agreement and the exercise of any right or remedy by the Collateral Agent hereunder are subject to the provisions of the Intercreditor Agreement. In the event of any conflict between the terms of the Intercreditor Agreement and this Agreement, the terms of the Intercreditor Agreement shall govern and control.
          SECTION 7.02 Possession or Control of Collateral. Notwithstanding anything herein to the contrary, for so long as the Discharge of First Priority Claims shall not have occurred and the First Lien Documents shall require the delivery of possession or control to the First Priority Collateral Agent of Collateral, any covenant hereunder requiring (or any representation or warranty hereunder to the extent that it would have the effect of requiring) the delivery of possession or control to the Collateral Agent of Collateral shall be deemed to have been satisfied (or, in the case of any representation and warranty, shall be deemed to be true) if, prior to the Discharge of First Priority Claims, such possession or control shall have been delivered to the First Priority Collateral Agent, as provided in the Intercreditor Agreement.
ARTICLE VIII
Bond Conversion Offer
          SECTION 8.01 Consummation Date. Notwithstanding anything to the contrary set forth herein or in any other Loan Document, on and after the Consummation Date, (i) any references to the Credit Agreement shall be automatically deemed replaced by the Indenture entered into by the Borrower on the Consummation Date, and references to the Collateral Agent shall be deemed to be references to the “Collateral Agent” under and as defined in the Indenture, and (ii) this Agreement shall be automatically deemed amended mutatis mutandis to reflect that the Liens and security interests granted hereunder to the Collateral Agent (for the benefit of the Secured Parties) shall secure the “Obligations” as defined in the Indenture so as to constitute Liens and security interests granted hereunder to the “Collateral Agent” under and as defined in the Indenture, who shall on and after the Consummation Date be the Collateral Agent for all purposes hereof (for the benefit of the “Secured Parties” as defined in the Indenture), to secure the “Obligations” (as defined in the Indenture). On and after the Consummation Date, the “Obligations” as defined in the Credit Agreement shall automatically

29

tions” as defined in the Credit Agreement shall automatically and without further action cease to be “Obligations” secured by the Liens and security interests granted under this Agreement, and on and after the Consummation Date, all “Obligations” as defined in the Indenture shall automatically and without further action constitute “Obligations” secured by the Liens and security interests granted under this Agreement. In the event that the “Collateral Agent” under the Credit Agreement on the Consummation Date is a different entity from the “Collateral Agent” under the Indenture, the “Collateral Agent” under the Credit Agreement shall (i) continue to act as bailee and agent for perfection for the “Collateral Agent” under and as defined in the Indenture in respect of any possessory Collateral and any other Collateral until such actions have been taken to comply with applicable law to ensure the continuing validity and perfection of the Liens and security interests granted hereunder in favor of the “Collateral Agent” under and as defined in the Indenture, for the benefit of the “Secured Parties” as defined in the Indenture, and (ii) promptly upon the request of the “Collateral Agent” under and as defined in the Indenture, deliver to the “Collateral Agent” under and as defined in the Indenture any Collateral in the possession of the “Collateral Agent” under and as defined in the Credit Agreement (together with any applicable endorsements and instruments of transfer), and take such other action, and execute and deliver such assignment agreements or other instruments and documents, as the “Collateral Agent” under and as defined in the Indenture may reasonably request, to ensure the continuing validity and perfection of the Liens and security interests granted hereunder in favor of the “Collateral Agent” under and as defined in the Indenture, for the benefit of the “Secured Parties” as defined in the Indenture, and to assign the rights of the “Collateral Agent” under and as defined in the Credit Agreement with respect thereto to the “Collateral Agent” under and as defined in the Indenture.

30

          IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the day and year first above written.

TRAVELPORT LLC, as the Borrower
By:	/s/ Rochelle J. Boas
	Name:	Rochelle J. Boas
	Title:	Authorized Person

TRAVELPORT LIMITED, as Holdings
By:	/s/ Rochelle J. Boas
	Name:	Rochelle J. Boas
	Title:	Senior Vice President and Assistant Secretary

WALTONVILLE LIMITED, as Intermediate Parent
By:	/s/ Rochelle J. Boas
	Name:	Rochelle J. Boas
	Title:	Director

TDS INVESTOR (LUXEMBOURG) S.A.R.L., as TDS Intermediate Parent
By:	/s/ John Sutherland
	Name:	John Sutherland
	Title:	Manager

TRAVELPORT INC.
GALILEO TECHNOLOGIES LLC
GTA NORTH AMERICA, INC.
OWW2, LLC
TRAVEL INDUSTRIES, INC.
TRAVELPORT HOLDINGS, INC.
TRAVELPORT HOLDINGS, LLC
TRAVELPORT INTERNATIONAL
SERVICES, INC.
TRAVELPORT OPERATIONS, INC.
WORLDSPAN LLC
WORLDSPAN BBN HOLDINGS, LLC
WORLDSPAN DIGITAL HOLDINGS, LLC
WORLDSPAN IJET HOLDINGS, LLC
WORLDSPAN OPENTABLE HOLDINGS, LLC
WORLDSPAN S.A. HOLDINGS II, L.L.C.
WORLDSPAN SOUTH AMERICAN
HOLDINGS LLC
WORLDSPAN STOREMAKER HOLDINGS, LLC
WORLDSPAN TECHNOLOGIES INC.
WORLDSPAN VIATOR HOLDINGS, LLC
WORLDSPAN XOL LLC
WS FINANCING CORP.

By:	/s/ Rochelle J. Boas
	Name:	Rochelle J. Boas
	Title:	Senior Vice President and Secretary

TRAVELPORT, LP BY: TRAVELPORT HOLDINGS, LLC, as General Partner

By:	/s/ Rochelle J. Boas
	Name:	Rochelle J. Boas
	Title:	Senior Vice President and Secretary of Travelport Holdings, LLC, as General Partner

WELLS FARGO BANK, NATIONAL ASSOCIATION, as Collateral Agent
By:	/s/ Julius R. Zamora
	Name:	Julius R. Zamora
	Title:	Vice President

Schedule I to the
Second Lien Security Agreement
SUBSIDIARY PARTIES

Name of Subsidiary Party
Galileo Technologies LLC
Gta North America, Inc.
OWW2, LLC
TDS Investor (Luxembourg) S.a.r.l.
Travel Industries, Inc.
Travelport Holdings, Inc.
Travelport Holdings, LLC
Travelport Inc.
Travelport International Services, Inc.
Travelport Operations, Inc.
Travelport, LP
Waltonville Limited
WORLDSPAN BBN Holdings, LLC
WORLDSPAN Digital Holdings, LLC
WORLDSPAN IJET HOLDINGS, LLC
Worldspan LLC
WORLDSPAN OPENTABLE HOLDINGS, LLC
WORLDSPAN S.A. HOLDINGS II, L.L.C.
WORLDSPAN South American Holdings LLC
Worldspan StoreMaker Holdings, LLC
Worldspan Technologies Inc.
Worldspan Viator Holdings, LLC
Worldspan XOL LLC
WS Financing Corp.
Schedule I-1

Schedule II to the
Second Lien Security Agreement
EQUITY INTERESTS

	Number of	Registered	Number and Class	Percentage of
Entity	Certificate	Owner(s)	Equity Interests	Equity Interests
Bastion Surety Limited		Travelport Inc.	Auth: 900	65%
			Issued: 900

Covia Canada Partnership Corp.	11	Travelport Inc.	100	65%

Galileo International B.V.		Travelport Limited	Auth: 900	100%
			Issued: 182

Galileo Technologies LLC	5	Travelport Inc.	Auth: 1,000	100%
			Issued: 100

GI Worldwide Holdings C.V.		Galileo Technologies LLC — 10%, Travelport Inc. — 90%	N/A	65%

Gta North America, Inc.	4	Travelport Inc.	Auth: 3,000	100%
			Issued: 100

Gullivers Jersey 1 Limited	3	Travelport Inc.	Auth: 100,000	65%
			Issued: 353

OWW2, LLC	6	TDS Investor	100%	100%
		(Luxembourg) S.a.r.l.

TDS Investor (Luxembourg) S.a.r.1		Waltonville Limited	Class A-F Total Auth: 1,139,184 or 189,864 each Class A-F Total Issued 1,139,184 or 189,864 each	100%

Travel Industries, Inc.	2	Travelport Inc.	1,000	100%

Travelport (Bermuda) Ltd.	2	Travelport Limited	12,000	100%

Travelport (Cayman) Ltd.		Travelport Limited	1	100%

Travelport Argentina S.R.L.		Travelport, LP — 1%, Worldspan South American Holdings LLC — 99%	Auth: 1,000 Issued: 1,000	65%

Travelport Guarantor LLC		Travelport Limited	N/A	100%

Travelport Gulf LLC		Travelport International Services, Inc.; Worldspan Technologies, Inc.	Auth: 150,000 Issued: 150,000	65%

Travelport Holdings, Inc.	1	Travelport LLC	Auth: 1,000	100%
Schedule II-1

	Number of	Registered	Number and Class	Percentage of
Entity	Certificate	Owner(s)	Equity Interests	Equity Interests
			Issued: 100

Travelport Holdings, LLC		Worldspan Technologies, Inc.	Auth: 100 Issued: 100	100%

Travelport Inc.	4	Travelport LLC	Auth: 1,000	100%
			Issued: 100

Travelport International Services, Inc.	2	Travelport Inc.	5,000	100%

Travelport LLC	4	TDS Investor (Luxembourg) S.a.r.l.	Auth: 1,000 Issued: 100	100%

Travelport Mexico S.A. de C.V.		Travelport, LP; Outside Counsel	A: 50,000 B: 133,296,938	65%

Travelport Operations, Inc.	4	Travelport Inc.	Auth: 1,000	100%
			Issued: 100

Travelport Peru S.R.L.		Worldspan S.A. Holdings II LLC; Worldspan South American Holdings LLC	Auth: 2,636,510 Issued: 2,636,510	65%

Travelport Services Limited		Travelport, LP	Auth: 1,000	65%
			Issued: 2

Travelport, LP	5 — Travelport Holdings, LLC 6 — Worldspan LLC	99.996% — Travelport Holdings, LLC, .004% — Worldspan LLC	N/A	100%

Waltonville Limited	2	Travelport Limited	Auth: 2,100	100%
			Issued: 2,100

WORLDSPAN BBN Holdings, LLC		Travelport, LP	Auth: 100 Issued: 100	100%

WORLDSPAN Digital Holdings, LLC		Travelport, LP	Auth: 100 Issued: 100	100%

WORLDSPAN IJET HOLDINGS, LLC		Travelport, LP	Auth: 100 Issued: 100	100%

Worldspan LLC	2	Travelport	NA.	100%
		Holdings, LLC

WORLDSPAN OPENTABLE HOLDINGS, LLC		Travelport, LP	N/A	100%

WORLDSPAN S.A. HOLDINGS II, L.L.C.		Travelport, LP	N/A	100%

Worldspan Services Chile Limitada		Worldspan South American Holdings LLC;	5,494,000 units belonging to WASAH	65%

		Travelport, LP
			5,500 units
Schedule II-2

	Number of	Registered	Number and Class	Percentage of
Entity	Certificate	Owner(s)	Equity Interests	Equity Interests
			belonging to Travelport, LP

Worldspan Services Costa Rica, SRL	1	Worldspan South American Holdings LLC	10	65%

WORLDSPAN South American Holdings LLC		Travelport, LP	N/A	100%

Worldspan StoreMaker Holdings, LLC		Travelport, LP	N/A	100%

Worldspan Technologies Inc.	1	Travelport Inc.	100 shares	100%

Worldspan Viator Holdings, LLC		Travelport, LP	N/A	100%

WORLDSPAN XOL LLC		Travelport, LP	N/A	100%

WS Financing Corp.	1	Travelport, LP	100	100%
DEBT SECURITIES

Issuer	Principal Amount	Date of Note	Maturity Date
Travelport Inc.	$60,000,000	September 10, 2009	March 10, 2020

Travelport (Bermuda) Ltd.	$2,051,415,455	August 23, 2006	N/A

Travelport Investor (Luxembourg) Partnership S.E.C.S.	9,479,663€	March 27, 2009	March 31, 2039

Travelport Inc. (f/k/a B2B Newco, Inc.)	$725,211,331	January 29, 2007	7.5 years from August 23, 2006

Travelport (Luxembourg) S.a.r.l.	$22,493,281	August 23, 2006	N/A

Travelport Limited	$207,500,000	September 30, 2011	December 1, 2016
Schedule II-3

Schedule III to the
Second Lien Security Agreement
COMMERCIAL TORT CLAIMS
A claim was brought against the Air Transport Association in ICC arbitration proceedings for unauthorized use of our ticketing data in its “PaxIS” product. The claim is based on breach of contract and breach of Dutch and European law in respect of database rights, claiming approximately $19.5 million in lost revenues. This action is brought in ICC Netherlands where the ICC arbitration tribunal will hear the matter between July 2, 2012 through July 6, 2012.
Schedule III-1

Schedule IV to
the Second Lien Security Agreement
PERMITTED SUBSIDIARY DISPOSITIONS AND LIQUIDATIONS
4Oceans Limited
Quantitude United Kingdom Limited
Travelport Procurement Limited
GTA (Hong Kong) Online Sales Limited
Worldspan Services Hong Kong Limited
Worldspan Hungary Kft.
Schedule IV-1

Schedule V to
the Second Lien Security Agreement
100% PLEDGED FOREIGN SUBSIDIARIES
Waltonville Limited
TDS Investor (Luxembourg) S.a.r.l.
Galileo International BV
Travelport (Bermuda) Ltd.
Travelport (Cayman) Ltd.
Schedule V-1

Schedule VI to
the Second Lien Security Agreement
DEPOSIT ACCOUNTS

Owner	Type Of Account	Bank	Account Number
Travelport Inc	Demand Deposit Acct	Bank of America	4426474711
Travelport LLC	Demand Deposit Acct	Citibank, NY	30717635
SECURITIES ACCOUNTS
NONE.
Schedule VI-1

Schedule VII to
the Second Lien Security Agreement
DOMESTIC GRANTORS

Name of Domestic Grantor
Galileo Technologies LLC
Gta North America, Inc.
OWW2, LLC
Travel Industries, Inc.
Travelport Holdings, Inc.
Travelport Holdings, LLC
Travelport Inc.
Travelport International Services, Inc.
Travelport LLC
Travelport Operations, Inc.
Travelport, LP
WORLDSPAN BBN Holdings, LLC
WORLDSPAN Digital Holdings, LLC
WORLDSPAN IJET HOLDINGS, LLC
Worldspan LLC
WORLDSPAN OPENTABLE HOLDINGS, LLC
WORLDSPAN S.A. HOLDINGS II, L.L.C.
WORLDSPAN South American Holdings LLC
Worldspan StoreMaker Holdings, LLC
Worldspan Technologies Inc.
Worldspan Viator Holdings, LLC
Worldspan XOL LLC
WS Financing Corp.
Schedule VII-1

Exhibit I to the
Second Lien Security Agreement
          SUPPLEMENT NO. __, dated as of [•] (this “ Supplement”), to the Second Lien Security Agreement, dated as of September 30, 2011 (as amended, amended and restated, supplemented or otherwise modified from time to time, the “Security Agreement”), among TRAVELPORT LIMITED, a company incorporated under the laws of Bermuda (“Holdings”), TRAVELPORT LLC, a Delaware corporation (the “Borrower”), WALTONVILLE LIMITED, a company incorporated under the laws of Gibraltar (“Intermediate Parent”), TDS INVESTOR (LUXEMBOURG) S.A.R.L., a société à responsabilité limitée incorporated under the laws of Luxembourg (“TDS Intermediate Parent”), the other Subsidiaries of Holdings from time to time party thereto and Wells Fargo Bank, National Association, as Collateral Agent (as used herein, as defined in the Security Agreement referred to below).
          A. Reference is made to the Second Lien Credit Agreement, dated as of September 30, 2011 (as amended, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among the Borrower, Holdings, Intermediate Parent, TDS Intermediate Parent, Wells Fargo Bank, National Association, as the “Administrative Agent” (under and as defined therein), Wells Fargo Bank, National Association, as the “Collateral Agent” (under and as defined therein), and each Lender from time to time party thereto.
          B. Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the Security Agreement.
          C. The Grantors have entered into the Security Agreement in order to induce the Lenders to make Loans. Section 6.14 of the Security Agreement provides that additional Restricted Subsidiaries of the Borrower may become Subsidiary Parties under the Security Agreement by execution and delivery of an instrument in the form of this Supplement. The undersigned Restricted Subsidiary (the “New Subsidiary”) is executing this Supplement in accordance with the requirements of the Credit Agreement to become a Subsidiary Party under the Security Agreement and as consideration for Loans previously made.
          Accordingly, the Collateral Agent and the New Subsidiary agree as follows:
          SECTION 1. In accordance with Section 6.14 of the Security Agreement, the New Subsidiary by its signature below becomes a Subsidiary Party (and accordingly, becomes a Grantor) and Grantor under the Security Agreement with the same force and effect as if originally named therein as a Subsidiary Party and the New Subsidiary hereby (a) agrees to all the terms and provisions of the Security Agreement applicable to it as a Subsidiary Party and Grantor thereunder and (b) represents and warrants that the representations and warranties made by it
Exhibit I-1

as a Grantor thereunder are true and correct on and as of the date hereof. In furtherance of the foregoing, the New Subsidiary, as security for the payment and performance in full of the Obligations does hereby create and grant to the Collateral Agent, its successors and assigns, for the benefit of the Secured Parties, their successors and assigns, a security interest in and lien on all of the New Subsidiary’s right, title and interest in and to the Collateral (as defined in the Security Agreement) of the New Subsidiary. Each reference to a “Grantor” in the Security Agreement shall be deemed to include the New Subsidiary and each reference to a “Domestic Grantor” in the Security Agreement shall be deemed to include any New Subsidiary that is a Domestic Guarantor. The Security Agreement is hereby incorporated herein by reference.
          SECTION 2. The New Subsidiary represents and warrants to the Collateral Agent and the other Secured Parties that this Supplement has been duly authorized, executed and delivered by it and constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms, except as such enforceability may be limited by Debtor Relief Laws, fraudulent transfer, preference or similar laws and by general principles of equity.
          SECTION 3. This Supplement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Supplement shall become effective when the Collateral Agent shall have received a counterpart of this Supplement that bears the signature of the New Subsidiary, and the Collateral Agent has executed a counterpart hereof. Delivery of an executed signature page to this Supplement by facsimile transmission or other electronic image transmission (e.g. “PDF” or “TIF” via electronic mail) shall be as effective as delivery of a manually signed counterpart of this Supplement.
          SECTION 4. The New Subsidiary hereby represents and warrants that (a) set forth on Schedule I attached hereto is a true and correct schedule of the location of any and all Collateral of the New Subsidiary and (b) set forth under its signature hereto is the true and correct legal name of the New Subsidiary, its jurisdiction of formation and the location of its chief executive office.
          SECTION 5. Except as expressly supplemented hereby, the Security Agreement shall remain in full force and effect.
          SECTION 6. THIS SUPPLEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.
          SECTION 7. In case any one or more of the provisions contained in this Supplement should be held invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein and in the Security Agreement shall not in any way be affected or impaired thereby (it being understood that the invalidity of a particular provision in a particular jurisdiction shall not in and of itself affect the validity of such provision in any other jurisdiction). The parties hereto shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic ef-
Exhibit I-2

fect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.
          SECTION 8. All communications and notices hereunder shall be in writing and given as provided in Section 6.01 of the Security Agreement.
          SECTION 9. The New Subsidiary agrees to reimburse the Collateral Agent for its reasonable out-of-pocket expenses in connection with this Supplement, including the reasonable fees, other charges and disbursements of counsel for the Collateral Agent.
          SECTION 9. Notwithstanding anything herein to the contrary, the lien and security interest granted to Collateral Agent pursuant to this Supplement and the exercise of any right or remedy by Collateral Agent hereunder are subject to the provisions of the Intercreditor Agreement. In the event of any conflict between the terms of the Intercreditor Agreement and this Supplement, the terms of the Intercreditor Agreement shall govern and control.
Exhibit I-3

          IN WITNESS WHEREOF, the New Subsidiary and the Collateral Agent have duly executed this Supplement to the Security Agreement as of the day and year first above written.

[NAME OF NEW SUBSIDIARY]
By:
Name:
Title:

Jurisdiction of Formation: Address of Chief Executive Office: WELLS FARGO BANK, NATIONAL ASSOCIATION, as Collateral Agent
By:
Name:
Title:

Exhibit I-4

Schedule I
to the Supplement No __ to the
Second Lien Security Agreement
LOCATION OF COLLATERAL

Description	Location

EQUITY INTERESTS

Number and
	Number of	Registered	Class of	Percentage
Issuer	Certificate	Owner	Equity Interests	of Equity Interests

DEBT SECURITIES

Principal
Issuer	Amount	Date of Note	Maturity Date

Exhibit I - 5

Exhibit II to the
Second Lien Security Agreement
FORM OF
PERFECTION CERTIFICATE
[•], 2011
     Reference is made to the Second Lien Credit Agreement, dated as of September 30, 2011 (as amended, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”; capitalized terms used but not defined herein have the meanings assigned therein), among Travelport Limited, a company incorporated under the laws of Bermuda (“Holdings”), Travelport LLC, a Delaware corporation (the “Borrower”), Waltonville Limited, a company incorporated under the laws of Gibraltar
(“Intermediate Parent”), TDS Investor (Luxembourg) S.A.R.L., a société à responsabilité limitée incorporated under the laws of Luxembourg (“TDS Intermediate Parent”), Wells Fargo Bank, National Association, as the Administrative Agent, Wells Fargo Bank, National Association, as the Collateral Agent, and each Lender from time to time party thereto.
          The undersigned, the Chief Financial Officer and the Chief Legal Officer, respectively, of the Borrower, hereby certify to the Administrative Agent and each other Secured Party as of the date hereof as follows:
1. Names. (a) The exact legal name of each Loan Party, as such name appears in its respective certificate of incorporation or formation, is as follows:
(b) Set forth in Schedule 1 is each other legal name, to our knowledge, each Loan Party has had in the past year, together with the date of the relevant change:
(c) Except as set forth in Schedule 1 hereto, to our knowledge, no Loan Party has changed its identity or corporate structure in any way within the past year. Changes in identity or corporate structure would include mergers, consolidations and acquisitions, as well as any change in the form, nature or jurisdiction of organization. If any such change has occurred, include in Schedule 1 the information required by Sections 1 and 2 of this certificate as to each acquiree or constituent party to a merger or consolidation to the extent such information is available to the Borrower.
(d) To our knowledge, Schedule 1 sets forth a list of all other names (including trade names or similar appellations) used by each Loan Party or any of its divisions or other business units in connection with the conduct of its business or the ownership of its properties at any time during the past year:
(e) Set forth below is the Organizational Identification Number, if any, issued by the jurisdiction of formation of each Loan Party that is a registered organization:
Exhibit II - 1

(f) Set forth below is the Federal Taxpayer Identification Number of each Loan Party:
2. Current Locations. (a) The chief executive office of each Loan Party is located at the address set forth opposite its name below:
(b) The jurisdiction of formation of each Loan Party that is a registered organization is set forth opposite its name below:
(c) [Reserved].
(d) Set forth below is a list of all real property owned by each Loan Party that has a book value in excess of $7,250,000 and the name of the Loan Party that owns such real property:
(e) [Reserved].
3. [Reserved].
4. Schedule of Filings. Attached hereto as Schedule 4 is a schedule setting forth the proper Uniform Commercial Code filing office in the jurisdiction in which each Loan Party is located and, to the extent any of the Collateral is comprised of fixtures, in the proper local jurisdiction, in each case as set forth with respect to such Loan Party in Section 2 hereof.
5. Stock Ownership and other Equity Interests. Attached hereto as Schedule 5 is a true and correct list of all the issued and outstanding Equity Interests of the Borrower and each Subsidiary and the record and beneficial owners of such Equity Interests, to the extent required to be pledged under the Security Agreement. Also set forth on Schedule 5 is each Investment of Holdings, the Borrower or any Subsidiary that represents 50% or less of the Equity Interests of the Person in which such Investment was made, to the extent required to be pledged under the Security Agreement.
6. Debt Instruments. Attached hereto as Schedule 6 is a true and correct list of all promissory notes and other evidence of Indebtedness for borrowed money held by Holdings, the Borrower and each other Loan Party having a principal amount in excess of $5,000,000 that are required to be pledged under the Security Agreement.
7. Mortgage Filings. Attached hereto as Schedule 7 is a schedule setting forth, with respect to each Mortgaged Property, (a) the exact name of the Person that owns such property as such name appears in its certificate of incorporation or other organizational document, (b) if different from the name identified pursuant to clause (a), the exact name of the current mortgagor/grantor of such property reflected in the records of the filing office for such property identified pursuant to the following clause and (c) the filing office in which a Mortgage with respect to such property must be filed or recorded in order for the Administrative Agent to obtain a perfected security interest therein.
Exhibit II - 2

8. Intellectual Property. (a) Attached hereto as Schedule 8(A) in proper form for filing with the United States Patent and Trademark Office is a schedule setting forth all of each Loan Party’s: (i) Patents and Patent Applications (such terms, as used herein, as defined in the Intellectual Property Security Agreement), including the name of the registered owner, type, and registration or application number of each Patent and Patent Application owned by any Loan Party; and (ii) Trademarks and Trademark Applications (such terms, as used herein, as defined in the Intellectual Property Security Agreement), including the name of the registered owner, and the registration or application number of each Trademark and Trademark application owned by any Loan Party.
(b) Attached hereto as Schedule 8(B) in proper form for filing with the United States Copyright Office is a schedule setting forth all of each Loan Party’s Copyrights (as used herein, as defined in the Intellectual Property Security Agreement), including the name of the registered owner, title, and the registration number of each Copyright owned by any Loan Party.
Exhibit II - 3

IN WITNESS WHEREOF, the undersigned have duly executed this certificate as of the date first set above.

TRAVELPORT LLC,
by:
Name:
Title:

by:
Name:
Title:
Perfection Certificate

Schedule 1

Changes in Identity or
Corporate Structure in Past
Year (including Mergers,
	Each Legal Name	Consolidations and
	in Past Year	Acquisitions, and any change in	List of all other Names
	(with date of relevant	form, nature or	(including Trade Names)
Loan Party	change	jurisdiction)	in Past Year

Exhibit II - 5

Schedule 4

Loan Parties	Filing Location

Exhibit II - 6

Schedule 5

Issued and
	Jurisdiction of	Outstanding
	Incorporation	Equity
Entity	or Formation	Interests	Owner(s)

Investment of 50% or Less	Percentage of Ownership

Exhibit II - 7

Schedule 6

Lender	Issuer	Principal Amount	Date of Note	Maturity Date

Exhibit II - 8

Schedule 7

Owner	Mortgagor	Filing Office

Exhibit II - 9

Schedule 8(A)(i)
Trademarks and Trademark Applications

Jurisdiction	Trademark:	Owner Name:	App. No.	App. Date	Reg. No.	Reg. Date

Exhibit II - 10

Schedule 8(A)(ii)
Patents and Published Pending Patent Applications

Jurisdiction	Title	Inventor(s)	Owner Name:	App. No.	App. Date	Patent No.	Issue Date

Exhibit II - 11

Schedule 8(B)
Registered Copyrights

Jurisdiction	Copyright	Owner Name:	Reg. No.	Reg. Date

Exhibit II - 12

EXHIBIT G
Second Lien Intellectual Property Security Agreement
See attached.

EXECUTION VERSION

SECOND LIEN INTELLECTUAL PROPERTY SECURITY AGREEMENT
Dated as of

September 30, 2011,
among
TRAVELPORT LLC,
as the Borrower,
TRAVELPORT LIMITED,
as Holdings,
WALTONVILLE LIMITED,
as Intermediate Parent,
TDS INVESTOR (LUXEMBOURG) S.A.R.L,
as TDS Intermediate Parent,
CERTAIN SUBSIDIARIES OF HOLDINGS
IDENTIFIED HEREIN
and
WELLS FARGO BANK, NATIONAL ASSOCIATION,
as Collateral Agent

Schedules

Schedule I	Subsidiary Parties
Schedule II	Intellectual Property

Exhibits

Exhibit I	Form of Supplement
Exhibit II	Form of Copyright Security Agreement
Exhibit III	Form of Trademark Security Agreement
Exhibit IV	Form of Patent Security Agreement

          SECOND LIEN INTELLECTUAL PROPERTY SECURITY AGREEMENT dated as of September 30, 2011 among TRAVELPORT LIMITED, a company incorporated under the laws of Bermuda (“Holdings”), TRAVELPORT LLC, a Delaware corporation (the “Borrower”), WALTONVILLE LIMITED, a company incorporated under the laws of Gibraltar (“Intermediate Parent”), TDS INVESTOR (LUXEMBOURG) S.A.R.L., a société à responsabilité limitée incorporated under the laws of Luxembourg (“TDS Intermediate Parent”), the other Subsidiaries of Holdings from time to time party hereto and WELLS FARGO BANK, NATIONAL ASSOCIATION, as Collateral Agent (as defined below) for the Secured Parties (as defined below).
          Reference is made to the Second Lien Credit Agreement dated as of September 30, 2011 (as amended, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among the Borrower, Holdings, Intermediate Parent, TDS Intermediate Parent, Wells Fargo Bank, National Association, as the “Administrative Agent” (under and as defined therein), Wells Fargo Bank, National Association, as “Collateral Agent” (under and as defined therein), and each Lender from time to time party thereto. The Lenders have agreed to extend credit to the Borrower subject to the terms and conditions set forth in the Credit Agreement. The obligations of the Lenders to extend such credit are conditioned upon, among other things, the execution and delivery of this Agreement. Holdings and the Subsidiary Parties are affiliates of the Borrower, will derive substantial benefits from the extension of credit to the Borrower pursuant to the Credit Agreement and are willing to execute and deliver this Agreement in order to induce the Lenders to extend such credit. Accordingly, the parties hereto agree as follows:
ARTICLE I
DEFINITIONS
          Section 1.01 Credit Agreement.
          (a) Capitalized terms used in this Agreement and not otherwise defined herein have the meanings specified in the Credit Agreement (or, on and after the Consummation Date, the meaning specified for the comparable term in the Indenture). All terms defined in the New York UCC (as defined herein) and not defined in this Agreement have the meanings specified therein; the term “instrument” shall have the meaning specified in Article 9 of the New York UCC.
          (b) The rules of construction specified in Article I of the Credit Agreement also apply to this Agreement.
          Section 1.02 Other Defined Terms. As used in this Agreement, the following terms have the meanings specified below:
          “Administrative Agent” means Wells Fargo Bank, National Association, together with its successors and permitted assigns, acting as administrative agent under the Credit Agreement, or, on and after the Consummation Date, Wells Fargo Bank, National Association,

acting as trustee under the Indenture, or such other Person who shall act as trustee under the Indenture, together with such Person’s (Wells Fargo Bank, National Association, or otherwise) successors and permitted assigns in such capacity.
          “Agreement” means this Second Lien Intellectual Property Security Agreement.
          “Borrower” has the meaning assigned to such term in the preliminary statement of this Agreement.
          “Claiming Party” has the meaning assigned to such term in Section 4.02.
          “Collateral” has the meaning assigned to such term in Section 2.01.
          “Collateral Agent” means Wells Fargo Bank, National Association, together with its successors and permitted assigns, acting as “Collateral Agent” (under and as defined in the Credit Agreement) for the Secured Parties, or, on and after the Consummation Date, Wells Fargo Bank, National Association, acting as “Collateral Agent” (under and as defined in the Indenture) for the Secured Parties, or such other Person who shall act as “Collateral Agent” (under and as defined in the Indenture) for the Secured Parties, together with such Person’s (Wells Fargo Bank, National Association, or otherwise) successors and permitted assigns in such capacity.
          “Contributing Party” has the meaning assigned to such term in Section 4.02.
          “Copyright License” means any written agreement, now or hereafter in effect, granting any right to any third party under any Copyright now or hereafter owned by any Grantor or that such Grantor otherwise has the right to license, or granting any right to any Grantor under any Copyright now or hereafter owned by any third party, and all rights of such Grantor under any such agreement.
          “Copyrights” means all of the following now owned or hereafter acquired by any Grantor: (a) all copyright rights in any work subject to the copyright laws of the United States or any other country, whether as author, assignee, transferee or otherwise, and (b) all registrations and applications for registration of any such copyright in the United States or any other country, including registrations, recordings, supplemental registrations and pending applications for registration in the United States Copyright Office, including those listed on Schedule II.
          “Credit Agreement” has the meaning assigned to such term in the preliminary statement of this Agreement.
          “Discharge of First Priority Claims” has the meaning assigned to such term in the Intercreditor Agreement.
          “First Priority Collateral Agent” has the meaning assigned to such term in the Intercreditor Agreement.
          “First Priority Documents” has the meaning assigned to such term in the Inter-creditor Agreement.

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          “Grantor” means each of Holdings, the Borrower and each Subsidiary Party.
          “Holdings” has the meaning assigned to such term in the preliminary statement of this Agreement.
          “Intellectual Property” means all intellectual and similar property of every kind and nature now owned or hereafter acquired by any Grantor, including inventions, designs, Patents, Copyrights, Licenses, Trademarks, trade secrets, confidential or proprietary technical and business information, know-how, show-how or other data or information, software and databases and all embodiments or fixations thereof and related documentation, registrations and franchises, and all additions, improvements and accessions to, and books and records describing or used in connection with, any of the foregoing.
          “Intellectual Property Collateral” means Collateral consisting of Intellectual Property.
          “Intellectual Property Security Agreement Supplement” means an instrument in the form of Exhibit I hereto.
          “Intermediate Parent” has the meaning assigned to such term in the preliminary statement of this Agreement.
          “Intercreditor Agreement” means the Intercreditor Agreement, dated as of [•], 2011, among UBS AG, Stamford Branch, in its capacity as First Priority Collateral Agent (as defined therein), UBS AG, Stamford Branch, in its capacity as First Priority Administrative Agent (as defined therein), Wells Fargo Bank, National Association, in its capacity as Second Priority Collateral Agent (as defined therein), Wells Fargo Bank, National Association, in its capacity as Second Priority Administrative Agent (as defined therein) and the other parties thereto, as amended, restated, amended and re-stated, supplemented or otherwise modified from time to time.
          “License” means any Patent License, Trademark License, Copyright License or other Intellectual Property license or sublicense agreement to which any Grantor is a party, including those listed on Schedule II.
          “New York UCC” means the Uniform Commercial Code as from time to time in effect in the State of New York.
          “Obligations” means all “Obligations” as defined in the Credit Agreement, and on and after the Consummation Date, all “Obligations” as defined in the Indenture.
          “Patent License” means any written agreement, now or hereafter in effect, granting to any third party any right to make, use or sell any invention on which a Patent, now or hereafter owned by any Grantor or that any Grantor otherwise has the right to license, is in existence, or granting to any Grantor any right to make, use or sell any invention on which a Patent, now or hereafter owned by any third party, is in existence, and all rights of any Grantor under any such agreement.

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          “Patents” means all of the following now owned or hereafter acquired by any Grantor: (a) all letters patent of the United States or the equivalent thereof in any other country, all registrations and recordings thereof, and all applications for letters patent of the United States or the equivalent thereof in any other country, including registrations, recordings and pending applications in the United States Patent and Trademark Office or any similar offices in any other country, including those listed on Schedule II, and (b) all reissues, continuations, divisions, continuations-in-part, renewals or extensions thereof, and the inventions disclosed or claimed therein, including the right to make, use and/or sell the inventions disclosed or claimed therein.
          “Perfection Certificate” has the meaning specified in the Security Agreement.
          “Proceeds” has the meaning specified in Section 9-102 of the New York UCC.
          “Secured Parties” means “Secured Parties” as defined in the Credit Agreement, and on and after the Consummation Date, “Secured Parties” as defined in the Indenture.
          “Security Interest” has the meaning assigned to such term in Section 2.01(a).
          “Subsidiary Parties” means (a) the Restricted Subsidiaries identified on Schedule I and (b) each other Restricted Subsidiary that becomes a party to this Agreement as a Subsidiary Party after the Closing Date.
          “TDS Intermediate Parent” has the meaning assigned to such term in the preliminary statement of this Agreement.
          “Trademark License” means any written agreement, now or hereafter in effect, granting to any third party any right to use any Trademark now or hereafter owned by any Grantor or that any Grantor otherwise has the right to license, or granting to any Grantor any right to use any Trademark now or hereafter owned by any third party, and all rights of any Grantor under any such agreement.
          “Trademarks” means all of the following now owned or hereafter acquired by any Grantor: (a) all trademarks, service marks, trade names, corporate names, company names, business names, fictitious business names, trade styles, trade dress, logos, other source or business identifiers, designs and general intangibles of like nature, now existing or hereafter adopted or acquired, all registrations and recordings thereof, and all registration and recording applications filed in connection therewith, including registrations and registration applications in the United States Patent and Trademark Office or any similar offices in any State of the United States or any other country or any political subdivision thereof, and all extensions or renewals thereof, including those listed on Schedule II, (b) all goodwill associated therewith or symbolized thereby and (c) all other assets, rights and interests that uniquely reflect or embody such goodwill.
ARTICLE II
SECURITY INTERESTS

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          Section 2.01 Security Interest. (a) As security for the payment or performance, as the case may be, in full of the Obligations, including the Guarantees, each Grantor hereby collaterally assigns and pledges to the Collateral Agent, its successors and assigns, for the benefit of the Secured Parties, and hereby grants to the Collateral Agent, its successors and assigns, for the benefit of the Secured Parties, a security interest (the “Security Interest”) in all right, title or interest in or to any and all of the following assets and properties now owned or at any time hereafter acquired by such Grantor or in which such Grantor now has or at any time in the future may acquire any right, title or interest (collectively, the “Collateral”):
     (i) all Copyrights;
     (ii) all Patents;
     (iii) all Trademarks; provided, however, that the grant of Security Interest shall not include any intent-to-use application for a Trademark that may be deemed invalidated, cancelled or abandoned due to the grant and/or enforcement of such Security Interest unless and until such time that the acceptable evidence of use of such Trademark is filed with the United States Patent and Trademark Office and grant and/or enforcement of the Security Interest will not affect the status or validity of such application for such Trademark or the resulting registration;
     (iv) all Licenses;
     (v) all other Intellectual Property; and
     (vi) all Proceeds and products of any and all of the foregoing and all collateral security and guarantees given by any Person with respect to any of the foregoing.
          (b) Each Grantor hereby irrevocably authorizes the Collateral Agent for the benefit of the Secured Parties at any time and from time to time to file in any relevant jurisdiction any initial financing statements with respect to the Collateral or any part thereof and amendments thereto or continuation statements without the signature of the Grantor in respect thereof that (i) indicate the Collateral as “all assets whether now owned or hereafter acquired” of such Grantor or words of similar effect as being of an equal or lesser scope or with greater detail, and (ii) contain the information required by Article 9 of the Uniform Commercial Code or the analogous legislation of each applicable jurisdiction for the filing of any financing statement or amendment, including whether such Grantor is an organization, the type of organization and any organizational identification number issued to such Grantor. Each Grantor agrees to provide such information to the Collateral Agent promptly upon request.
          The Collateral Agent is further authorized to file with the United States Patent and Trademark Office or United States Copyright Office (or any successor office or any similar office in any other country or state) such documents as may be necessary or advisable for the purpose of perfecting, confirming, continuing, enforcing or protecting the Security Interest granted by each Grantor, without the signature of any Grantor, and naming any Grantor or the Grantors as debtors and the Collateral Agent as secured party.

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          (c) The Security Interest is granted as security only and shall not subject the Collateral Agent or any other Secured Party to, or in any way alter or modify, any obligation or liability of any Grantor with respect to or arising out of the Collateral.
          Section 2.02 Representations and Warranties. Holdings, the Intermediate Parent and the Borrower jointly and severally represent and warrant, as to themselves and the other Grantors, to the Collateral Agent and the other Secured Parties that:
     (a) Each Grantor has good and valid rights in and title to the Collateral with respect to which it has purported to grant a Security Interest hereunder and has full power and authority to grant to the Collateral Agent the Security Interest in such Collateral pursuant hereto and to execute, deliver and perform its obligations in accordance with the terms of this Agreement, without the consent or approval of any other Person other than any consent or approval that has been obtained.
     (b) The Perfection Certificate has been duly prepared, completed and executed and the information set forth therein, including the exact legal name of each Grantor, is correct and complete in all material respects as of the Closing Date. The Uniform Commercial Code financing statements (including fixture filings, as applicable) or other appropriate filings, recordings or registrations prepared by the Collateral Agent based upon the information provided to the Collateral Agent in the Perfection Certificate for filing in each governmental, municipal or other office specified in Schedule 2 to the Perfection Certificate (or specified by notice from the Borrower to the Collateral Agent after the Closing Date in the case of filings, recordings or registrations required by Section 6.11 of the Credit Agreement (or, on and after the Consummation Date, the comparable provision in the Indenture)), are all the filings, recordings and registrations (other than filings required to be made in the United States Patent and Trademark Office and the United States Copyright Office in order to perfect the Security Interest in Collateral consisting of United States Patents, Trademarks and Copyrights) that are necessary to establish a legal, valid and perfected security interest in favor of the Collateral Agent (for the benefit of the Secured Parties) in respect of all Collateral in which the Security Interest may be perfected by filing, recording or registration in the United States (or any political subdivision thereof) and its territories and possessions, and no further or subsequent filing, refiling, recording, rerecording, registration or reregistration is necessary in any such jurisdiction, except as provided under applicable law with respect to the filing of continuation statements. Each Grantor represents and warrants that a fully executed agreement in the form hereof and containing a description of all Collateral consisting of Intellectual Property with respect to United States Patents and United States registered Trademarks (and Trademarks for which United States registration applications are pending) and United States registered Copyrights have been delivered to the Collateral Agent for recording by the United States Patent and Trademark Office and the United States Copyright Office pursuant to 35 U.S.C. § 261, 15 U.S.C. § 1060 or 17 U.S.C. § 205 and the regulations thereunder, as applicable, and otherwise as may be required pursuant to the laws of any other necessary jurisdiction, to protect the validity of and to establish a legal, valid and perfected security interest in favor of the Collateral Agent (for the benefit of the Secured Parties) in respect of all Collateral consisting of Patents, Trademarks and Copyrights in which a security interest may be perfected by filing, recording or registration in the

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United States (or any political subdivision thereof) and its territories and possessions, and no further or subsequent filing, refiling, recording, rerecording, registration or reregistration is necessary (other than such actions as are necessary to perfect the Security Interest with respect to any Collateral consisting of Patents, Trademarks and Copyrights (or registration or application for registration thereof) acquired or developed after the date hereof).
     (c) The Security Interest constitutes (i) a legal and valid security interest in all the Collateral securing the payment and performance of the Obligations, including the Guarantees, (ii) subject to the filings described in Section 2.02(b), a perfected security interest in all Collateral in which a security interest may be perfected by filing, recording or registering a financing statement or analogous document in the United States (or any political subdivision thereof) and its territories and possessions pursuant to the Uniform Commercial Code and (iii) a security interest that shall be perfected in all Collateral in the United States in which a security interest may be perfected upon the receipt and recording of this Agreement with the United States Patent and Trademark Office and the United States Copyright Office, as applicable, within the three-month period (commencing as of the date hereof) pursuant to 35 U.S.C. § 261 or 15 U.S.C. § 1060 or the one month period (commencing as of the date hereof) pursuant to 17 U.S.C. § 205 and otherwise as may be required pursuant to the laws of any other necessary jurisdiction. The Security Interest (to the extent such Security Interest can be perfected by making the filings and recordations described in the immediately preceding sentence) is and shall be prior to any other Lien on any of the Collateral, other than (i) any nonconsensual Lien that is expressly permitted pursuant to Section 7.01 of the Credit Agreement (or, on and after the Consummation Date, the comparable provision in the Indenture) and has priority as a matter of law and (ii) Liens expressly permitted pursuant to Section 7.01 of the Credit Agreement (or, on and after the Consummation Date, the comparable provision in the Indenture).
     (d) The Collateral is owned by the Grantors free and clear of any Lien, except for Liens expressly permitted pursuant to Section 7.01 of the Credit Agreement (or, on and after the Consummation Date, the comparable provision in the Indenture). None of the Grantors has filed or consented to the filing of (i) any financing statement or analogous document under the Uniform Commercial Code or any other applicable laws covering any Collateral, (ii) any assignment in which any Grantor assigns any Collateral or any security agreement or similar instrument covering any Collateral with the United States Patent and Trademark Office or the United States Copyright Office or (iii) any assignment in which any Grantor assigns any Collateral or any security agreement or similar instrument covering any Collateral with any foreign governmental, municipal or other office, which financing statement or analogous document, assignment, security agreement or similar instrument is still in effect, except, in each case, for Liens expressly permitted pursuant to Section 7.01 of the Credit Agreement (or, on and after the Consummation Date, the comparable provision in the Indenture).
          Section 2.03 Covenants.

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          (a) The Borrower agrees promptly to notify the Collateral Agent in writing of any change (i) in legal name of any Grantor, (ii) in the identity or type of organization or corporate structure of any Grantor, or (iii) in the jurisdiction of organization of any Grantor.
          (b) Each Grantor shall, at its own expense, take any and all commercially reasonable actions necessary to defend title to the Collateral against all Persons and to defend the Security Interest of the Collateral Agent in the Collateral and the priority thereof against any Lien not expressly permitted pursuant to Section 7.01 of the Credit Agreement (or, on and after the Consummation Date, the comparable provision in the Indenture).
          (c) Each year, at the time of delivery of annual financial statements with respect to the preceding fiscal year pursuant to Section 6.01 of the Credit Agreement (or, on and after the Consummation Date, the comparable provision in the Indenture), the Borrower shall deliver to the Collateral Agent a certificate executed by the chief financial officer and the chief legal officer of the Borrower setting forth the information required pursuant to Schedules 1(a), 1(c), 1(e), 1(f) and 2(b) of the Perfection Certificate or confirming that there has been no change in such information since the date of such certificate or the date of the most recent certificate delivered pursuant to this Section 2.03(c).
          (d) The Borrower agrees, on its own behalf and on behalf of each other Grantor, at its own expense, to execute, acknowledge, deliver and cause to be duly filed all such further instruments and documents and take all such actions as the Collateral Agent may from time to time reasonably request to better assure, preserve, protect and perfect the Security Interest and the rights and remedies created hereby, including the payment of any fees and taxes required in connection with the execution and delivery of this Agreement, the granting of the Security Interest and the filing of any financing statements or other documents in connection herewith or therewith. If any amount payable under or in connection with any of the Collateral that is in excess of $5,000,000 shall be or become evidenced by any promissory note or other instrument, such note or instrument shall be promptly pledged and delivered to the Collateral Agent, for the benefit of the Secured Parties, duly endorsed in a manner reasonably satisfactory to the Collateral Agent.
          Without limiting the generality of the foregoing, each Grantor hereby authorizes the Collateral Agent, with prompt notice thereof to the Grantors, to supplement this Agreement by supplementing Schedule II or adding additional schedules hereto to specifically identify any asset or item that may constitute Copyrights, Licenses, Patents or Trademarks; provided that any Grantor shall have the right, exercisable within 10 days after it has been notified by the Collateral Agent of the specific identification of such Collateral, to advise the Collateral Agent in writing of any inaccuracy of the representations and warranties made by such Grantor hereunder with respect to such Collateral. Each Grantor agrees that it will use its best efforts to take such action as shall be necessary in order that all representations and warranties hereunder shall be true and correct with respect to such Collateral within 30 days after the date it has been notified by the Collateral Agent of the specific identification of such Collateral.
          (e) At its option, the Collateral Agent may discharge past due taxes, assessments, charges, fees, Liens, security interests or other encumbrances at any time levied or placed on the Collateral and not permitted pursuant to Section 7.01 of the Credit Agreement (or, on and

8

after the Consummation Date, the comparable provision in the Indenture), and may pay for the maintenance and preservation of the Collateral to the extent any Grantor fails to do so as required by the Credit Agreement or this Agreement and within a reasonable period of time after the Collateral Agent has requested that it do so, and each Grantor jointly and severally agrees, subject to the terms of the Intercreditor Agreement, to reimburse the Collateral Agent within 10 days after demand for any payment made or any reasonable expense incurred by the Collateral Agent pursuant to the foregoing authorization. Nothing in this paragraph shall be interpreted as excusing any Grantor from the performance of, or imposing any obligation on the Collateral Agent or any Secured Party to cure or perform, any covenants or other promises of any Grantor with respect to taxes, assessments, charges, fees, Liens, security interests or other encumbrances and maintenance as set forth herein or in the other Loan Documents.
          (f) Each Grantor (rather than the Collateral Agent or any Secured Party) shall remain liable (as between itself and any relevant counterparty) to observe and perform all the conditions and obligations to be observed and performed by it under each contract, agreement or instrument relating to the Collateral, all in accordance with the terms and conditions thereof, and each Grantor jointly and severally agrees to indemnify and hold harmless the Collateral Agent and the other Secured Parties from and against any and all liability for such performance.
          Section 2.04 As to Intellectual Property Collateral.
          (a) In order to facilitate filings with United States Patent and Trademark Office and the United States Copyright Office, each Grantor, if applicable, shall execute and deliver to Collateral Agent one or more Copyright Security Agreements, Trademark Security Agreements or Patent Security Agreements, or supplements thereto, in the forms of Exhibits II, III and IV, to further evidence Collateral Agent’s Security Interest in such Grantor’s Intellectual Property Collateral relating thereto or represented thereby.
          (b) Except to the extent failure to act could not reasonably be expected to have a Material Adverse Effect, with respect to registration or pending application of each item of its Intellectual Property Collateral for which such Grantor has standing to do so, each Grantor agrees to take, at its expense, all steps, including, without limitation, in the U.S. Patent and Trademark Office, the U.S. Copyright Office and any other governmental authority located in the United States, to (i) maintain the validity and enforceability of any registered Intellectual Property Collateral (or applications therefor) and maintain such Intellectual Property Collateral in full force and effect, and (ii) pursue the registration and maintenance of each Patent, Trademark, or Copyright registration or application, now or hereafter included in such Intellectual Property Collateral of such Grantor, including, without limitation, the payment of required fees and taxes, the filing of responses to office actions issued by the U.S. Patent and Trademark Office, the U.S. Copyright Office or other governmental authorities, the filing of applications for renewal or extension, the filing of affidavits under Sections 8 and 15 or the U.S. Trademark Act, the filing of divisional, continuation, continuation-in-part, reissue and renewal applications or extensions, the payment of maintenance fees and the participation in interference, reexamination, opposition, cancellation, infringement and misappropriation proceedings.
          (c) Except as could not reasonably be expected to have a Material Adverse Effect, no Grantor shall do or permit any act or knowingly omit to do any act whereby any of its

9

Intellectual Property Collateral may lapse, be terminated, or become invalid or unenforceable or placed in the public domain (or in case of a trade secret, lose its competitive value).
          (d) Except where failure to do so could not reasonably be expected to have a Material Adverse Effect, each Grantor shall take all steps to preserve and protect each item of its Intellectual Property Collateral, including, without limitation, maintaining the quality of any and all products or services used or provided in connection with any of the Trademarks, consistent with the quality of the products and services as of the date hereof, and taking all steps necessary to ensure that all licensed users of any of the Trademarks abide by the applicable license’s terms with respect to the standards of quality.
          (e) Each Grantor agrees that, should it obtain an ownership or other interest in any Intellectual Property after the Closing Date (“After-Acquired Intellectual Property”) (i) the provisions of this Agreement shall automatically apply thereto, and (ii) any such After-Acquired Intellectual Property and, in the case of Trademarks, the goodwill symbolized thereby, shall automatically become part of the Intellectual Property Collateral subject to the terms and conditions of this Agreement and the Intercreditor Agreement with respect thereto.
          (f) Once every fiscal quarter of the Borrower, with respect to issued or registered Patents (or published applications therefor) or Trademarks (or applications therefor), and once every month, with respect to registered Copyrights, each Grantor shall sign and deliver to the Collateral Agent an appropriate Intellectual Property Security Agreement with respect to all applicable Intellectual Property owned or exclusively licensed by it as of the last day of such period, to the extent that such Intellectual Property is not covered by any previous Intellectual Property Security Agreement so signed and delivered by it. In each case, it will promptly cooperate as reasonably necessary to enable the Collateral Agent to make any necessary or reasonably desirable recordations with the U.S. Copyright Office or the U.S. Patent and Trademark Office, as appropriate.
          (g) Nothing in this Agreement prevents any Grantor from discontinuing the use or maintenance of any or its Intellectual Property Collateral to the extent permitted by the Credit Agreement and the Intercreditor Agreement if such Grantor determines in its reasonable business judgment that such discontinuance is desirable in the conduct of its business.
ARTICLE III
REMEDIES
          Section 3.01 Remedies Upon Default. Upon the occurrence and during the continuance of an Event of Default, subject to the terms of the Intercreditor Agreement, each Grantor agrees to deliver each item of Collateral to the Collateral Agent on demand, and it is agreed that the Collateral Agent shall have the right, to the extent permitted by, and subject to the terms of, the Intercreditor Agreement, at such time or after, with respect to any Collateral consisting of Intellectual Property, on demand, to cause the Security Interest to become an assignment, transfer and conveyance of any of or all such Collateral by the applicable Grantors to the Collateral Agent, or to license or sublicense, whether general, special or otherwise, and whether on an

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exclusive or nonexclusive basis, any such Collateral throughout the world on such terms and conditions and in such manner as the Collateral Agent shall determine (other than in violation of any then-existing licensing arrangements to the extent that waivers cannot be obtained), and, generally, to the extent permitted by, and subject to the terms of, the Intercreditor Agreement, to exercise any and all rights afforded to a secured party with respect to the Obligations under the Uniform Commercial Code or other applicable law. Without limiting the generality of the foregoing, each Grantor agrees, to the extent permitted by, and subject to the terms of, the Intercreditor Agreement, that the Collateral Agent shall have the right, subject to the mandatory requirements of applicable law and the notice requirements described below, to sell or otherwise dispose of all or any part of the Collateral securing the Obligations at a public or private sale, for cash, upon credit or for future delivery as the Collateral Agent shall deem appropriate. Each such purchaser at any sale of Collateral shall hold the property sold absolutely, free from any claim or right on the part of any Grantor, and each Grantor hereby waives (to the extent permitted by law) all rights of redemption, stay and appraisal which such Grantor now has or may at any time in the future have under any rule of law or statute now existing or hereafter enacted.
          The Collateral Agent shall give the applicable Grantors 10 days’ written notice (which each Grantor agrees is reasonable notice within the meaning of Section 9-611 of the New York UCC or its equivalent in other jurisdictions) of the Collateral Agent’s intention to make any sale of Collateral. Such notice, in the case of a public sale, shall state the time and place for such sale. Any such public sale shall be held at such time or times within ordinary business hours and at such place or places as the Collateral Agent may fix and state in the notice (if any) of such sale. At any such sale, the Collateral, or portion thereof, to be sold may be sold in one lot as an entirety or in separate parcels, as the Collateral Agent may (in its sole and absolute discretion) determine. The Collateral Agent shall not be obligated to make any sale of any Collateral if it shall determine not to do so, regardless of the fact that notice of sale of such Collateral shall have been given. The Collateral Agent may, without notice or publication, adjourn any public or private sale or cause the same to be adjourned from time to time by announcement at the time and place fixed for sale, and such sale may, without further notice, be made at the time and place to which the same was so adjourned. In case any sale of all or any part of the Collateral is made on credit or for future delivery, the Collateral so sold may be retained by the Collateral Agent until the sale price is paid by the purchaser or purchasers thereof, but the Collateral Agent shall not incur any liability in case any such purchaser or purchasers shall fail to take up and pay for the Collateral so sold and, in case of any such failure, such Collateral may be sold again upon like notice. At any public (or, to the extent permitted by law, private) sale made pursuant to this Agreement, any Secured Party may bid for or purchase, free (to the extent permitted by law) from any right of redemption, stay, valuation or appraisal on the part of any Grantor (all said rights being also hereby waived and released to the extent permitted by law), the Collateral or any part thereof offered for sale and may make payment on account thereof by using any claim then due and payable to such Secured Party from any Grantor as a credit against the purchase price, and such Secured Party may, upon compliance with the terms of sale, hold, retain and dispose of such property without further accountability to any Grantor therefor. For purposes hereof, a written agreement to purchase the Collateral or any portion thereof shall be treated as a sale thereof; the Collateral Agent shall be free to carry out such sale pursuant to such agreement and no Grantor shall be entitled to the return of the Collateral or any portion thereof subject thereto, notwithstanding the fact that after the Collateral Agent shall have entered into

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such an agreement all Events of Default shall have been remedied and the Obligations paid in full. As an alternative to exercising the power of sale herein conferred upon it, to the extent permitted by, and subject to the terms of the Intercreditor Agreement, the Collateral Agent may proceed by a suit or suits at law or in equity to foreclose this Agreement and to sell the Collateral or any portion thereof pursuant to a judgment or decree of a court or courts having competent jurisdiction or pursuant to a proceeding by a court-appointed receiver. Any sale pursuant to the provisions of this Section 3.01 shall be deemed to conform to the commercially reasonable standards as provided in Section 9-610(b) of the New York UCC or its equivalent in other jurisdictions.
          Section 3.02 Application of Proceeds. To the extent permitted by, and subject to the terms of, the Intercreditor Agreement, the Collateral Agent shall apply the proceeds of any collection or sale of Collateral, including any Collateral consisting of cash, in accordance with Section 8.04 of the Credit Agreement (or, on and after the Consummation Date, the comparable provision in the Indenture) as of the Closing Date.
          The Collateral Agent shall have absolute discretion as to the time of application of any such proceeds, moneys or balances in accordance with this Agreement. Upon any sale of Collateral by the Collateral Agent (including pursuant to a power of sale granted by statute or under a judicial proceeding), the receipt of the Collateral Agent or of the officer making the sale shall be a sufficient discharge to the purchaser or purchasers of the Collateral so sold and such purchaser or purchasers shall not be obligated to see to the application of any part of the purchase money paid over to the Collateral Agent or such officer or be answerable in any way for the misapplication thereof.
          Section 3.03 Grant of License to Use Intellectual Property. For the purpose of enabling the Collateral Agent to exercise rights and remedies under this Agreement at such time as the Collateral Agent shall be lawfully entitled to exercise such rights and remedies, to the extent permitted by, and subject to the terms of, the Intercreditor Agreement, each Grantor shall, upon request by the Collateral Agent at any time after and during the continuance of an Event of Default, grant to the Collateral Agent an irrevocable, nonexclusive license (exercisable without payment of royalty or other compensation to the Grantors) to use, license or sublicense any of the Collateral consisting of Intellectual Property now owned or hereafter acquired by such Grantor, and wherever the same may be located, and including in such license reasonable access to all media in which any of the licensed items may be recorded or stored and to all computer software and programs used for the compilation or printout thereof. To the extent permitted by, and subject to the terms of the Intercreditor Agreement, the use of such license by the Collateral Agent may be exercised, at the option of the Collateral Agent, during the continuation of an Event of Default; provided that any license, sublicense or other transaction entered into by the Collateral Agent in accordance herewith shall be binding upon the Grantors notwithstanding any subsequent cure of an Event of Default.
ARTICLE IV
INDEMNITY, SUBROGATION AND SUBORDINATION

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          Section 4.01 Indemnity. In addition to all such rights of indemnity and subrogation as the Grantors may have under applicable law (but subject to Section 4.03), the Borrower agrees that in the event any assets of any Grantor shall be sold pursuant to this Agreement or any other Collateral Document to satisfy in whole or in part an Obligation owed to any Secured Party, the Borrower shall indemnify such Grantor in an amount equal to the greater of the book value or the fair market value of the assets so sold.
          Section 4.02 Contribution and Subrogation. Each Subsidiary Party (a “Contributing Party”) agrees (subject to Section 4.03) that, in the event assets of any other Subsidiary Party shall be sold pursuant to any Collateral Document to satisfy any Obligation owed to any Secured Party and such other Subsidiary Party (the “Claiming Party”) shall not have been fully indemnified by the Borrower as provided in Section 4.01, the Contributing Party shall indemnify the Claiming Party in an amount equal to the greater of the book value or the fair market value of such assets, in each case multiplied by a fraction of which the numerator shall be the net worth of the Contributing Party on the date hereof and the denominator shall be the aggregate net worth of all the Grantors on the date hereof (or, in the case of any Grantor becoming a party hereto pursuant to Section 5.14, the date of the Intellectual Property Security Agreement Supplement executed and delivered by such Grantor). Any Contributing Party making any payment to a Claiming Party pursuant to this Section 4.02 shall be subrogated to the rights of such Claiming Party to the extent of such payment.
          Section 4.03 Subordination.
          (a) Notwithstanding any provision of this Agreement to the contrary, all rights of the Grantors under Sections 4.01 and 4.02 and all other rights of indemnity, contribution or subrogation under applicable law or otherwise shall be fully subordinated to the indefeasible payment in full in cash of the Obligations. No failure on the part of the Borrower or any Grantor to make the payments required by Sections 4.01 and 4.02 (or any other payments required under applicable law or otherwise) shall in any respect limit the obligations and liabilities of any Grantor with respect to its obligations hereunder, and each Grantor shall remain liable for the full amount of the obligations of such Grantor hereunder.
          (b) Each Grantor hereby agrees that upon the occurrence and during the continuance of an Event of Default and after notice from the Collateral Agent all Indebtedness owed by it to any Subsidiary shall be fully subordinated to the indefeasible payment in full in cash of the Obligations.
ARTICLE V
Miscellaneous
          Section 5.01 Notices. All communications and notices hereunder shall (except as otherwise expressly permitted herein) be in writing and given as provided in Section 10.02 of the Credit Agreement (or, on and after the Consummation Date, the comparable provision in the Indenture). All communications and notices hereunder to any Subsidiary Party shall be given to

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          it in care of the Borrower as provided in Section 10.02 of the Credit Agreement (or, on and after the Consummation Date, the comparable provision in the Indenture).
          Section 5.02 Waivers; Amendment.
          (a) No failure or delay by the Collateral Agent or any Lender in exercising any right or power hereunder or under any other Loan Document shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the Collateral Agent and the Lenders hereunder and under the other Loan Documents are cumulative and are not exclusive of any rights or remedies that they would otherwise have. No waiver of any provision of this Agreement or consent to any departure by any Loan Party therefrom shall in any event be effective unless the same shall be permitted by paragraph (b) of this Section 5.02, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. Without limiting the generality of the foregoing, the making of a Loan shall not be construed as a waiver of any Default, regardless of whether the Collateral Agent or any Lender may have had notice or knowledge of such Default at the time. No notice or demand on any Loan Party in any case shall entitle any Loan Party to any other or further notice or demand in similar or other circumstances.
          (b) Neither this Agreement nor any provision hereof may be waived, amended or modified except pursuant to an agreement or agreements in writing entered into by the Collateral Agent and the Loan Party or Loan Parties with respect to which such waiver, amendment or modification is to apply, subject to any consent required in accordance with Section 10.01 of the Credit Agreement (or, on and after the Consummation Date, the comparable provision in the Indenture).
          Section 5.03 Collateral Agent’s Fees and Expenses; Indemnification.
          (a) The parties hereto agree that the Collateral Agent shall be entitled to reimbursement of its expenses incurred hereunder as provided in Section 10.04 of the Credit Agreement (or, on and after the Consummation Date, with respect to expenses of the Collateral Agent incurred hereunder on and after the Consummation Date, the comparable provision in the Indenture).
          (b) Without limitation of its indemnification obligations under the other Loan Documents, the Borrower agrees to indemnify the Collateral Agent and each other Secured Party and their respective Affiliates, directors, officers, employees, counsel, agent, trustees, investment advisors and attorneys-in-fact (collectively, the “Indemnitees”) against, and hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities and related expenses, including the reasonable fees, charges and disbursements of any counsel for any Indemnitee, incurred by or asserted against any Indemnitee arising out of, in connection with, or as a result of, the execution, delivery or performance of this Agreement or any claim, litigation, investigation or proceeding relating to any of the foregoing agreement or instrument contemplated hereby, or to the Collateral, whether or not any Indemnitee is a party thereto; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages,

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liabilities or related expenses are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence or willful misconduct of such Indemnitee or any Affiliate, director, officer, employee, counsel, agent or attorney-in-fact of such Indemnitee.
          (c) Any such amounts payable as provided hereunder shall be additional Obligations secured hereby and by the other Collateral Documents. The provisions of this Section 5.03 shall remain operative and in full force and effect regardless of the termination of this Agreement or any other Loan Document, the consummation of the transactions contemplated hereby, the repayment of any of the Obligations, the invalidity or unenforceability of any term or provision of this Agreement or any other Loan Document, or any investigation made by or on behalf of the Collateral Agent or any other Secured Party. All amounts due under this Section 5.03 shall be payable within 10 days of written demand therefor.
          Section 5.04 Successors and Assigns. Whenever in this Agreement any of the parties hereto is referred to, such reference shall be deemed to include the permitted successors and assigns of such party; and all covenants, promises and agreements by or on behalf of any Grantor or the Collateral Agent that are contained in this Agreement shall bind and inure to the benefit of their respective successors and assigns.
          Section 5.05 Survival of Agreement. All covenants, agreements, representations and warranties made by the Loan Parties in the Loan Documents and in the certificates or other instruments prepared or delivered in connection with or pursuant to this Agreement or any other Loan Document shall be considered to have been relied upon by the Lenders and shall survive the execution and delivery of the Loan Documents and the making of any Loans, regardless of any investigation made by any Lender or on its behalf and notwithstanding that the Collateral Agent or any Lender may have had notice or knowledge of any Default or incorrect representation or warranty at the time any credit is extended under the Credit Agreement, and shall continue in full force and effect as long as the principal of or any accrued interest on any Loan or any fee or any other amount payable under any Loan Document is outstanding and unpaid.
          Section 5.06 Counterparts; Effectiveness; Several Agreement. This Agreement may be executed in counterparts, each of which shall constitute an original but all of which when taken together shall constitute a single contract. Delivery of an executed signature page to this Agreement by facsimile transmission or other electronic image transmission (e.g. “PDF” or “TIF” via electronic mail) shall be as effective as delivery of a manually signed counterpart of this Agreement. This Agreement shall become effective as to any Loan Party when a counterpart hereof executed on behalf of such Loan Party shall have been delivered to the Collateral Agent and a counterpart hereof shall have been executed on behalf of the Collateral Agent, and thereafter shall be binding upon such Loan Party and the Collateral Agent and their respective permitted successors and assigns, and shall inure to the benefit of such Loan Party, the Collateral Agent and the other Secured Parties and their respective successors and assigns, except that no Loan Party shall have the right to assign or transfer its rights or obligations hereunder or any interest herein or in the Collateral (and any such assignment or transfer shall be void) except as expressly contemplated by this Agreement or the Credit Agreement. This Agreement shall be construed as a separate agreement with respect to each Loan Party and may be amended, modified,

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supplemented, waived or released with respect to any Loan Party without the approval of any other Loan Party and without affecting the obligations of any other Loan Party hereunder.
          Section 5.07 Severability. Any provision of this Agreement held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions hereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction. The parties shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.
          Section 5.08 Right of Set-Off. Subject to the terms of the Intercreditor Agreement, in addition to any rights and remedies of the Lenders provided by Law, upon the occurrence and during the continuance of any Event of Default, each Lender and its Affiliates is authorized at any time and from time to time, without prior notice to the Borrower or any other Loan Party, any such notice being waived by the Borrower (on its behalf and on behalf of each Loan Party and its Subsidiaries) to the fullest extent permitted by applicable Law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held by, and other Indebtedness at any time owing by, such Lender and its Affiliates to or for the credit or the account of the respective Loan Parties and their Subsidiaries against any and all Obligations owing to such Lender and its Affiliates hereunder or under any other Loan Document, now or hereafter existing, irrespective of whether or not such Agent or such Lender or Affiliate shall have made demand under this Agreement or under any other Loan Document and although such Obligations may be contingent or unmatured or denominated in a currency different from that of the applicable deposit or Indebtedness; provided that, in the case of any such deposits or other Indebtedness for the credit or the account of any Foreign Subsidiary, such set off may only be against any obligations of Foreign Subsidiaries. Each Lender agrees promptly to notify the Borrower and the Collateral Agent after any such set off and application made by such Lender; provided, that the failure to give such notice shall not affect the validity of such setoff and application. The rights of each Lender under this Section 6.08 are in addition to other rights and remedies (including other rights of setoff) that the Collateral Agent and such Lender may have.
          Section 5.09 Governing Law; Jurisdiction; Consent to Service of Process.
          (a) This Agreement shall be construed in accordance with and governed by the law of the State of New York.
          (b) Each of the Loan Parties hereby irrevocably and unconditionally submits, for itself and its property, to the nonexclusive jurisdiction of the Supreme Court of the State of New York sitting in New York City and of the United States District Court of the Southern District of New York, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement or any other Loan Document, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York State or, to the extent permitted by law, in such Federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and

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may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement or any other Loan Document shall affect any right that the Collateral Agent or any Lender may otherwise have to bring any action or proceeding relating to this Agreement or any other Loan Document against any Grantor or its properties in the courts of any jurisdiction.
          (c) Each of the Loan Parties hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement or any other Loan Document in any court referred to in paragraph (b) of this Section 5.09. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.
          (d) Each party to this Agreement irrevocably consents to service of process in the manner provided for notices in Section 5.01. Nothing in this Agreement or any other Loan Document will affect the right of any party to this Agreement to serve process in any other manner permitted by law.
          Section 5.10 WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT, ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 5.10.
          Section 5.11 Headings. Article and Section headings and the Table of Contents used herein are for convenience of reference only, are not part of this Agreement and are not to affect the construction of, or to be taken into consideration in interpreting, this Agreement.
          Section 5.12 Security Interest Absolute. All rights of the Collateral Agent hereunder, the Security Interest, the grant of a security interest in the Pledged Collateral and all obligations of each Grantor hereunder shall be absolute and unconditional irrespective of (a) any lack of validity or enforceability of the Credit Agreement, any other Loan Document, any agreement with respect to any of the Obligations or any other agreement or instrument relating to any of the foregoing, (b) any change in the time, manner or place of payment of, or in any other term of, all or any of the Obligations, or any other amendment or waiver of or any consent to any departure from the Credit Agreement, any other Loan Document or any other agreement or instrument, (c) any exchange, release or non-perfection of any Lien on other collateral, or any release or amendment or waiver of or consent under or departure from any guarantee, securing or

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guaranteeing all or any of the Obligations or (d) subject to the terms of Section 5.13, any other circumstance that might otherwise constitute a defense available to, or a discharge of, any Grantor in respect of the Obligations or this Agreement.
          Section 5.13 Termination or Release.
          (a) This Agreement, the Security Interest and all other security interests granted hereby shall terminate with respect to all Obligations (other than contingent indemnification obligations not yet accrued and payable) when all the outstanding Obligations have been indefeasibly paid in full and the Lenders have no further commitment to lend under the Credit Agreement.
          (b) A Subsidiary Party shall automatically be released from its obligations hereunder and the Security Interest in the Collateral of such Subsidiary Party shall be automatically released upon the consummation of any transaction permitted by the Credit Agreement as a result of which such Subsidiary Party ceases to be a Subsidiary or is designated as an Unrestricted Subsidiary; provided that the Required Lenders shall have consented to such transaction (to the extent required by the Credit Agreement) and the terms of such consent did not provide otherwise; provided, further, that no such release shall occur if such Grantor continues to be a guarantor in respect of the First Lien Credit Agreement, any First Lien Permitted Refinancing Documents, High Yield Notes or any Junior Financing.
          (c) Upon any sale or other transfer by any Grantor of any Collateral (other than any transfer to another Grantor) that is permitted under the Credit Agreement, or upon the effectiveness of any written consent to the release of the security interest granted hereby in any Collateral pursuant to Section 9.11 of the Credit Agreement (or, on and after the Consummation Date, the comparable provision in the Indenture), the security interest in such Collateral shall be automatically released.
          (d) In connection with any termination or release pursuant to paragraph (a), (b) or (c) of this Section 5.13, the Collateral Agent shall execute and deliver to any Grantor, at such Grantor’s expense, all documents that such Grantor shall reasonably request to evidence such termination or release. Any execution and delivery of documents pursuant to this Section 5.13 shall be without recourse to or warranty by the Collateral Agent.
          Section 5.14 Additional Restricted Subsidiaries. Pursuant to Section 6.11 of the Credit Agreement (or, on and after the Consummation Date, the comparable provision in the Indenture), certain Restricted Subsidiaries of the Loan Parties that were not in existence or not Restricted Subsidiaries on the date of the Credit Agreement are required to enter in this Agreement as Subsidiary Parties upon becoming Restricted Subsidiaries. Upon execution and delivery by the Collateral Agent and a Restricted Subsidiary of an Intellectual Property Security Agreement Supplement, such Restricted Subsidiary shall become a Subsidiary Party hereunder with the same force and effect as if originally named as a Subsidiary Party herein. The execution and delivery of any such instrument shall not require the consent of any other Loan Party hereunder. The rights and obligations of each Loan Party hereunder shall remain in full force and effect notwithstanding the addition of any new Loan Party as a party to this Agreement.

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          Section 5.15 General Authority of the Collateral Agent. By acceptance of the benefits of this Agreement and any other Collateral Documents, each Secured Party (whether or not a signatory hereto) shall be deemed irrevocably (a) to consent to the appointment of the Collateral Agent as its agent hereunder and under such other Collateral Documents, (b) to confirm that the Collateral Agent shall have the authority to act as the exclusive agent of such Secured Party for the enforcement of any provisions of this Agreement and such other Collateral Documents against any Grantor, the exercise of remedies hereunder or thereunder and the giving or withholding of any consent or approval hereunder or thereunder relating to any Collateral or any Grantor’s obligations with respect thereto, (c) to agree that it shall not take any action to enforce any provisions of this Agreement or any other Collateral Document against any Grantor, to exercise any remedy hereunder or thereunder or to give any consents or approvals hereunder or thereunder except as expressly provided in this Agreement or any other Collateral Document and (d) to agree to be bound by the terms of this Agreement and any other Collateral Documents.
          Section 5.16 Collateral Agent Appointed Attorney-in-Fact. Each Grantor hereby appoints the Collateral Agent the attorney-in-fact of such Grantor for the purpose of carrying out the provisions of this Agreement and taking any action and executing any instrument that the Collateral Agent may deem necessary or advisable to accomplish the purposes hereof at any time after and during the continuance of an Event of Default, which appointment is irrevocable and coupled with an interest. Without limiting the generality of the foregoing, the Collateral Agent shall have the right, upon the occurrence and during the continuance of an Event of Default and notice by the Collateral Agent to the Borrower of its intent to exercise such rights, with full power of substitution either in the Collateral Agent’s name or in the name of such Grantor, to the extent permitted by, and subject to the terms of the Intercreditor Agreement, (a) to receive, endorse, assign and/or deliver any and all notes, acceptances, checks, drafts, money orders or other evidences of payment relating to the Collateral or any part thereof; (b) to demand, collect, receive payment of, give receipt for and give discharges and releases of all or any of the Collateral; (c) to commence and prosecute any and all suits, actions or proceedings at law or in equity in any court of competent jurisdiction to collect or otherwise realize on all or any of the Collateral or to enforce any rights in respect of any Collateral; (d) to settle, compromise, compound, adjust or defend any actions, suits or proceedings relating to all or any of the Collateral; and (e) to use, sell, assign, transfer, pledge, make any agreement with respect to or otherwise deal with all or any of the Collateral, and to do all other acts and things necessary to carry out the purposes of this Agreement, as fully and completely as though the Collateral Agent were the absolute owner of the Collateral for all purposes; provided that nothing herein contained shall be construed as requiring or obligating the Collateral Agent to make any commitment or to make any inquiry as to the nature or sufficiency of any payment received by the Collateral Agent, or to present or file any claim or notice, or to take any action with respect to the Collateral or any part thereof or the moneys due or to become due in respect thereof or any property covered thereby. The Collateral Agent and the other Secured Parties shall be accountable only for amounts actually received as a result of the exercise of the powers granted to them herein, and neither they nor their officers, directors, employees or agents shall be responsible to any Grantor for any act or failure to act hereunder, except for their own gross negligence or wilful misconduct or that of any of their Affiliates, directors, officers, employees, counsel, agents or attorneys-in-fact.

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ARTICLE VI
Intercreditor Agreement
          Section 6.01 Intercreditor Agreement Controls. Notwithstanding anything herein to the contrary, the lien and security interest granted to the Collateral Agent pursuant to this Agreement and the exercise of any right or remedy by the Collateral Agent hereunder are subject to the provisions of the Intercreditor Agreement. In the event of any conflict between the terms of the Intercreditor Agreement and this Agreement, the terms of the Intercreditor Agreement shall govern and control.
ARTICLE VII
Bond Conversion Offer
          Section 7.01 Consummation Date. Notwithstanding anything to the contrary set forth herein or in any other Loan Document, on and after the Consummation Date, (i) any references to the Credit Agreement shall be automatically deemed replaced by references to the Indenture entered into by the Borrower on the Consummation Date, and references to the Collateral Agent shall be deemed to be references to the “Collateral Agent” under and as defined in the Indenture, and (ii) this Agreement shall be automatically deemed amended mutatis mutandis to reflect that the Liens and security interests granted hereunder to the Collateral Agent (for the benefit of the Secured Parties) shall secure the “Obligations” as defined in the Indenture so as to constitute Liens and security interests granted hereunder to the “Collateral Agent” under and as defined in the Indenture, who shall on and after the Consummation Date be the Collateral Agent for all purposes hereof (for the benefit of the “Secured Parties” as defined in the Indenture), to secure the “Obligations” (as defined in the Indenture). On and after the Consummation Date, the “Obligations” as defined in the Credit Agreement shall automatically and without further action cease to be “Obligations” secured by the Liens and security interests granted under this Agreement, and on and after the Consummation Date, all “Obligations” as defined in the Indenture shall automatically and without further action constitute “Obligations” secured by the Liens and security interests granted under this Agreement. In the event that the “Collateral Agent” under the Credit Agreement on the Consummation Date is a different entity from the “Collateral Agent” under the Indenture, the “Collateral Agent” under the Credit Agreement shall (i) continue to act as bailee and agent for perfection for the “Collateral Agent” under and as defined in the Indenture in respect of any possessory Collateral and any other Collateral until such actions have been taken to comply with applicable law to ensure the continuing validity and perfection of the Liens and security interests granted hereunder in favor of the “Collateral Agent” under and as defined in the Indenture, for the benefit of the “Secured Parties” as defined in the Indenture, and (ii) promptly upon the request of the “Collateral Agent” under and as defined in the Indenture, deliver to the “Collateral Agent” under and as defined in the Indenture any Collateral in the possession of the “Collateral Agent” under and as defined in the Credit Agreement (together with any applicable endorsements and instruments of transfer), and take such other action, and execute and deliver such assignment agreements or other instruments and documents, as the “Collateral Agent” under and as defined in the Indenture may reasonably request, to ensure the continuing validity and perfection of the Liens and security interests granted hereunder in favor of the “Collateral Agent” under and as defined in the Indenture, for the benefit of the

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“Secured Parties” as defined in the Indenture, and to assign the rights of the “Collateral Agent” under and as defined in the Credit Agreement with respect thereto to the “Collateral Agent” under and as defined in the Indenture.
[Remainder of page intentionally left blank]

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          IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the day and year first above written.

TRAVELPORT LIMITED, as Holdings
By:	/s/ Rochelle J. Boas
	Name:	Rochelle J. Boas
	Title:	Senior Vice President and Assistant Secretary

WALTONVILLE LIMITED, as Intermediate Parent
By:	/s/ Rochelle J. Boas
	Name:	Rochelle J. Boas
	Title:	Director

TRAVELPORT LLC, as the Borrower
By:	/s/ Rochelle J. Boas
	Name:	Rochelle J. Boas
	Title:	Authorized Person

TDS INVESTOR (LUXEMBOURG) S.A.R.L., as TDS Intermediate Parent
By:	/s/ John Sutherland
	Name:	John Sutherland
	Title:	Manager

TRAVELPORT INC.
GALILEO TECHNOLOGIES LLC
GTA NORTH AMERICA, INC.
OWW2, LLC
TRAVEL INDUSTRIES, INC.
TRAVELPORT HOLDINGS, INC.
TRAVELPORT HOLDINGS, LLC
TRAVELPORT INTERNATIONAL SERVICES, INC.
TRAVELPORT OPERATIONS, INC.
WORLDSPAN LLC
WORLDSPAN BBN HOLDINGS, LLC
WORLDSPAN DIGITAL HOLDINGS, LLC
WORLDSPAN IJET HOLDINGS, LLC
WORLDSPAN OPENTABLE HOLDINGS, LLC
WORLDSPAN S.A. HOLDINGS II, L.L.C.
WORLDSPAN SOUTH AMERICAN HOLDINGS LLC
WORLDSPAN STOREMAKER HOLDINGS, LLC
WORLDSPAN TECHNOLOGIES INC.
WORLDSPAN VIATOR HOLDINGS, LLC
WORLDSPAN XOL LLC
WS FINANCING CORP.

By:	/s/ Rochelle J. Boas
	Name:	Rochelle J. Boas
	Title:	Senior Vice President and Secretary

TRAVELPORT, LP BY: TRAVELPORT HOLDINGS, LLC, as General Partner
By:	/s/ Rochelle J. Boas
	Name:	Rochelle J. Boas
	Title:	Senior Vice President and Secretary of Travelport Holdings, LLC, as General Partner

WELLS FARGO BANK, NATIONAL ASSOCIATION, as Collateral Agent
By:	/s/ Julius R. Zamora
	Name:	Julius R. Zamora
	Title:	Vice President

Schedule I to the
Second Lien Intellectual Property
Security Agreement
SUBSIDIARY PARTIES

Jurisdiction of
Name of Subsidiary Party	Formation
Galileo Technologies LLC	Delaware
Gta North America, Inc.	Delaware
OWW2, LLC	Delaware
TDS Investor (Luxembourg) S.a.r.l.	Luxembourg
Travel Industries, Inc.	Delaware
Travelport Holdings, Inc.	Delaware
Travelport Holdings, LLC	Delaware
Travelport Inc.	Delaware
Travelport International Services, Inc.	Delaware
Travelport Operations, Inc.	Delaware
Travelport, LP	Delaware
Waltonville Limited	Gibraltar
WORLDSPAN BBN Holdings, LLC	California
WORLDSPAN Digital Holdings, LLC	Delaware
WORLDSPAN IJET HOLDINGS, LLC	Delaware
Worldspan LLC	Delaware
WORLDSPAN OPENTABLE HOLDINGS, LLC	Georgia
WORLDSPAN S.A. HOLDINGS II, L.L.C.	Georgia
WORLDSPAN South American Holdings, LLC	Georgia
Worldspan StoreMaker Holdings, LLC	Delaware
Worldspan Technologies Inc.	Delaware
Worldspan Viator Holdings, LLC	Delaware
Worldspan XOL LLC	Georgia
WS Financing Corp.	Delaware
[* Indicates that the entity executed this Agreement under an individual signature block]

Schedule II to the
Second Lien Intellectual Property
Security Agreement
U.S. COPYRIGHTS OWNED BY TRAVELPORT, LP

Title	Jurisdiction	Reg. No.	Record Owner
Worldspan AVS database	USA	TX0005589147	Worldspan, L.P.*
Worldspan computer interface program	USA	TX0005586920	Worldspan, L.P.*
Worldspan echo availability data-base	USA	TX0005589168	Worldspan, L.P.*
Worldspan/Kinetics computer interface program	USA	TX0005589163	Worldspan, L.P.*
Worldspan disk drive utility computer program	USA	TXu000688224	Worldspan, L.P.*

*	- Worldspan, L.P. changed its name to Travelport, LP.
PATENTS AND PATENT APPLICATIONS OWNED BY TRAVELPORT
OPERATIONS, INC.

Patent No./			Record
Application No.	Country	Title	Owner	App. Date	Date Issued
2,338,274	Canada	Apparatus and Method for On-line Price Competitor’s Goods and/or Services over a Computer Network	Travelport Operations, Inc.	03 June 1999
2000-561573	Japan	Apparatus and Method for On-line Price Competitor’s Goods and/or Services over a Computer Network	Travelport Operations, Inc.	7/16/2002 Publication Date
712,016	Korea	Apparatus and Method for On-line Price Competitor’s Goods and/or Services over a Computer Network	Travelport Operations, Inc.	03 June 1999	20 April 2007
814,895	Korea	Computer-Implemented System and Method for Booking Airline Travel Itineraries	Travelport Operations, Inc.	17 September 2001	12 March 2008

1

Patent No./			Record
Application No.	Country	Title	Owner	App. Date	Date Issued
6,035,288	US	Interactive Computer-Implemented System and Method for Negotiating Sale of Goods and/or Services	Travelport Operations, Inc.	29 June 1998	07 March 2000
10/940979	US	Interactive Computer-Implemented System and Method for Negotiating Sale of Goods and/or Services	Travelport Operations, Inc.	15 September 2004
6,076,070	US	Apparatus and Method for On-line Price Comparison of Competitor’s Goods and/or Services over a Computer Network	Travelport Operations, Inc.	23 July 1998	13 June 2000
6,304,850	US	Computer-Implemented System and Method for Booking Airline Travel Itineraries	Travelport Operations, Inc.	17 March 1999	16 October 2001
12/738350	US	Systems and Methods for Programmatic Generation of Database Statements	Travelport Operations, Inc.	16 April 2010
PATENTS AND PATENT APPLICATIONS OWNED BY TRAVELPORT, LP

Patent No./			Record
Application No.	Country	Title	Owner	App. Date	Date Issued
7,062,480	US	System and method for caching and utilizing flight availability	Travelport, LP	01 April 2002	13 June 2006
7,853,575 7,693,894	US US	System and method for caching and utilizing flight availability data System and method for caching and utilizing flight availability data	Travelport, LP Travelport, LP	10 February 2006 10 February 2006	14 December 2010 06 April 2010
7,603,281	US	Method, computer program and system for pushing flight information to passengers.	Travelport, LP	12 October 2000	13 October 2009
7,694,012	US	System and Method for Routing Data	Travelport, LP	28 February 2007	06 April 2010
11/778444	US	Automated repricing of revised itineraries for ticket changes requested after issuance	Travelport, LP	16 July 2007
12/650227	US	Computer-based systems and methods for collaborative travel planning	Travelport, LP	30 December 2009
12/027792	US	Method and system for airline fare verification auditing	Travelport, LP	07 February 2008
12/721920	US	System and Method of Travel Itinerary Creation	Travelport, LP	11 March 2010
2008311781	Australia	Method and system for airline fare verification auditing	Worldspan, LP*	20 October 2008

2

Patent No./			Record
Application No.	Country	Title	Owner	App. Date	Date Issued
07 810 740.6	European Patent Office	Automatic repricing of alternative itineraries for ticket changes requested after issuance	Worldspan, LP*	24 February 2009
201002554-2	Singapore	Method and system for airline fare verification auditing	Worldspan, LP*	20 October 2008

*	- Worldspan, L.P. changed its name to Travelport, LP.
PATENTS AND PATENT APPLICATIONS OWNED BY TRAVELPORT INC.

Patent No./			Record
Application No.	Country	Title	Owner	App. Date	Date Issued
6,360,205	US	Obtaining and Utilizing Commercial In- formation	Trip.com, Inc.*	05 March 1999	19 March 2002

*	- Trip.com, Inc. merged into Travelport Inc.
TRADEMARK REGISTRATIONS AND APPLICATIONS OWNED BY TRAVELPORT, LP

					App.	Reg.
Trademark	App. No.	Reg. No.	Status	Country	Date	Date	Record Owner
WORLDSPAN	11796	11796	Registered	Andorra	26-Nov-1998	26-Nov-1998	Worldspan*
GALILEO		2116	Registered	Anguilla	27-Nov-1987	27-Nov-1987	Galileo International LLC***
GALILEO		2941	Registered	Antigua and Barbuda	02-Dec-1987	02-Dec-1987	Galileo International LLC***
GLOBE DESIGN		2972	Registered	Antigua and Barbuda	30-Mar-1988	30-Mar-1988	Galileo International LLC***
QUANTITUDE			Registered	Argentina	1992866	9/24/2004	Galileo International LLC***
QUANTITUDE			Registered	Argentina	1988991	25-Aug-2004	Galileo International LLC***
WORLDSPAN	2288429	2007582	Registered	Argentina	26-May-2000	26-Jan-2005	Worldspan*
WORLDSPAN TRIP MANAGER	2288430	2007583	Registered	Argentina	26-May-2000	26-Jan-2005	Worldspan*
WORLDSPAN WIRED	2288431	2007584	Registered	Argentina	26-May-2000	26-Jan-2005	Worldspan*
WORLDSPAN	IM-0001-6.12	20336	Registered	Aruba	06-Jan-2000	08-Feb-2000	Travelport, LP
TOUR SOURCE	609458	A609458	Registered	Australia	18-Aug-1993	18-Aug-1993	Travelport, LP
WORLDSPAN	758766	758766	Registered	Australia	02-Apr-1998	02-Apr-1998	Worldspan*
WORLDSPAN WIRED	741501	741501	Registered	Australia	15-Aug-1997	15-Aug-1997	Worldspan*

3

				App.		Reg.
Trademark	App. No.	Reg. No.	Status	Country	Date	Date	Record Owner
GALILEO		119566	Registered	Austria		11-May- 1988	Galileo International LLC***
GALILEO	12626	12626	Registered	Bahamas	28-Sep-1987	28-Sep-1987	Galileo International LLC***
GLOBE DESIGN	12800	12800	Registered	Bahamas	04-Mar-1988	04-Mar-1988	Galileo International LLC***
WORLDSPAN	21268	21268	Registered	Bahamas	30-Dec-1998	28-Jan-2000	Worldspan*
WORLDSPAN	370/99		Pending	Bahrain	06-Mar-1999		Worldspan*
WORLDSPAN	58273/98		Pending	Bangladesh	14-Dec-1998		Worldspan*
GALILEO		81/6866	Registered	Barbados	15-Dec-1987	08-Mar-1998	Galileo International LLC***
GALILEO	81/21022	81/21022	Registered	Barbados	30-Sep-2005	15-May-2007	Galileo International LLC***
GALILEO	81/21021	81/21021	Registered	Barbados	30-Sep-2005	15-May-2007	Galileo International LLC***
GLOBE DESIGN		81/4806	Registered	Barbados	17-Mar-1988	27-Mar-1996	Galileo International LLC***
GALILEO		11032	Registered	Bermuda	02-Nov-1987	02-Nov-1987	Travelport International LLC***
WORLDSPAN	30345	30345	Registered	Bermuda	11-Dec-1998	11-Dec-1998	Worldspan*
DISEÑO	0920-2000		Pending	Bolivia	08-Mar-2000		Worldspan*
WORLDSPAN	0922-2000		Pending	Bolivia	08-Mar-2000		Worldspan*
WORLDSPAN TRIP MANAGER	2827	89673	Registered	Bolivia	08-Mar-2000	07-Apr-2003	Worldspan*
WORLDSPAN WIRED	0919-2000		Pending	Bolivia	08-Mar-2000		Worldspan*
WORLDSPAN	BAZ983282A	BAZ298282A	Registered	Bosnia and Herzegovina	02-Dec-1998	23-Dec-2003	Worldspan*
WORLDSPAN	822463440	822463440	Registered	Brazil	17-Feb-2000	27-Dec-2005	Worldspan*
WORLDSPAN TRIP MANAGER	822463474	822463474	Registered	Brazil	17-Feb-2000	27-Dec-2005	Worldspan*
WORLDSPAN WIRED	822463482	822463482	Registered	Brazil	17-Feb-2000	27-Dec-2005	Worldspan*
APOLLO	631468	421758	Registered	Canada	08-May-1989	07-Jan-1994	Galileo International LLC***
CAR SELECT	753058	481626	Registered	Canada	25-Apr-1994	26-Aug-1997	Worldspan*
CARMASTER	631470	376482	Registered	Canada	08-May-1989	30-Nov-1990	Galileo International LLC***
FOCALPOINT (stylized)	631411	381141	Registered	Canada	08-May-1989	08-Mar-1991	Galileo International LLC***
GALILEO	592411	530315	Registered	Canada	25-Sep-1987	21-Jul-2000	Galileo International LLC***
GALILEO	1020871	554351	Registered	Canada	30-Jun-1999	22-Nov-2001	Galileo International LLC***
GALILEO INTERNATIONAL & Design	1020872	558280	Registered	Canada	30-Jun-1999	21-Feb-2002	Galileo International LLC***

4

				App.		Reg.
Trademark	App. No.	Reg. No.	Status	Country	Date	Date	Record Owner
GALILEO VACATIONS	1298094	TMA776641	Registered	Canada	18-Apr-2006	09-Sep-2010	Galileo International LLC***
GLOBE DESIGN	1020870	553383	Registered	Canada	30-Jun-1999	05-Nov-2001	Galileo International LLC***
GLOBE DESIGN	602230	563598	Registered	Canada	08-Mar-1988	18-Jun-2002	Galileo International LLC***
INSIDE AVAILABILITY		TMA460,207	Registered	Canada		19-Jul-2006	Galileo International LLC***
INSIDE LINK	631467	404739	Registered	Canada	08-May-1989	13-Nov-1992	Galileo International LLC***
POWER SHOPPER	1214592	636413	Registered	Canada	26-Apr-2004	30-Mar-2005	Worldspan*
ROOMMASTER	639525	438914	Registered	Canada	29-Aug-1989	10-Feb-1995	Galileo International LLC***
TRAVELPORT ROOMS AND MORE	1538402		Pending	Canada	28-Jul-2011		Worldspan*
TRAVELSCREEN	631469	376154	Registered	Canada	08-May-1989	23-Nov-1990	Galileo International LLC***
WORLDSPAN	650372	392001	Registered	Canada	08-Feb-1990	20-Dec-1991	Worldspan*
WORLDSPAN (Stylized w/ maple leaf)	1173618	634859	Registered	Canada	02-Apr-2003	10-Mar-2005	Worldspan*
WORLDSPAN GO!	885993	535505	Registered	Canada	30-Jul-1998	24-Oct-2000	Worldspan*
WORLDSPAN TRIP MANAGER	1007352	TMA564491	Registered	Canada	04-Mar-1999	09-Jul-2002	Worldspan*
WORLDSPAN WIRED	857440	TMA526262	Registered	Canada	30-Sep-1997	31-Mar-2000	Worldspan*
WORLDSPAN	493478	623859	Registered	Chile	14-Jul-2000	05-Mar-2002	Worldspan*
WORLDSPAN	9800078039	1339820	Registered	China (People’s Republic)	13-Jul-1998	27-Nov-1999	Travelport, LP
WORLDSPAN	1019765	264473	Registered	Colombia	12-Mar-2001	16-Apr-2002	Worldspan*
WORLDSPAN TRIP MANAGER	1019767	243929	Registered	Colombia	12-Mar-2001	01-Nov-2001	Worldspan*
WORLDSPAN WIRED	1019769	243930	Registered	Colombia	12-Mar-2001	01-Nov-2001	Worldspan*
WORLDSPAN	2001-8442	133619	Registered	Costa Rica	08-Nov-2001	17-May-2002	Worldspan*
WORLDSPAN TRIP MANAGER	2001-8444	133620	Registered	Costa Rica	08-Nov-2001	17-May-2002	Worldspan*
WORLDSPAN WIRED	2001/8443	133618	Registered	Costa Rica	08-Nov-2001	17-May-2002	Worldspan*
WORLDSPAN	137905	223382	Registered	Czech Republic	23-Nov-1998	23-Mar-2000	Worldspan*
GALILEO		123/08/RADM	Registered	Djibouti		22-Oct-1987	Galileo International LLC***
GALILEO		23/88	Registered	Dominica	17-May-1988	17-May-1988	Galileo International LLC***
GLOBE DESIGN		35/88	Registered	Dominica	07-Jul-1988	07-Jul-1988	Galileo International LLC***
WORLDSPAN	102882	102882	Registered	Dominican Republic	20-Jan-1999	15-Mar-1999	Worldspan*

5

				App.		Reg.
Trademark	App. No.	Reg. No.	Status	Country	Date	Date	Record Owner
WORLDSPAN	101047-99	I-8972-2003	Registered	Ecuador	23-Dec-1999	27-Feb-2002	Worldspan*
WORLDSPAN	76440	76440	Registered	Egypt	13-Feb-1990	13-Feb-1990	Travelport, LP
WORLDSPAN	E-4155-0	E-4155-00	Registered	El Salvador	08-Jun-2000	30-Aug-2001	Travelport, LP
WORLDSPAN TRIP MANAGER	E-4157-00	21 Book 137	Registered	El Salvador	08-Jun-2000	17-Aug-2001	Worldspan*
WORLDSPAN	98-02745	31455	Registered	Estonia	20-Nov-1998	29-Jun-2000	Travelport, LP
WORLDSPAN	751107	751107	Registered	European Community	10-Feb-1998	13-Jul-1999	Worldspan*
WORLDSPAN COMMERCIAL WORLD		674630	Registered	European Community		27-Sep-1999	Worldspan*
WORLDSPAN CRUISE LINE SOURCE		674598	Registered	European Community		18-May-1999	Worldspan*
WORLDSPAN POWER PRICING	674648	674648	Registered	European Community	31-Oct-1997	10-May-1999	Worldspan*
WORLDSPAN SECURATE	674515	674515	Registered	European Community	31-Oct-1997	18-May-1999	Worldspan*
WORLDSPAN TRIP MANAGER	674770	674770	Registered	European Community	31-Oct-1997	18-May-1999	Worldspan*
WORLDSPAN WIRED	619403	619403	Registered	European Community	21-Aug-1997	16-Apr-1999	Worldspan*
WORLDSPAN WORLD STP	674663	674663	Registered	European Community	31-Oct-1997	18-May-1999	Worldspan*
WORLDSPAN WORLDGROUP	674739	674739	Registered	European Community	31-Oct-1997	18-May-1999	Worldspan*
WORLDSPAN	1894-99	106819	Registered	Guatemala	10-Mar-1999	27-Sep-2000	Travelport, LP
WORLDSPAN	9324/2000		Pending	Honduras	28-Jun-2000		Worldspan*
WORLDSPAN TRIP MANAGER	2000-9323		Pending	Honduras	28-Jun-2000		Worldspan*
WORLDSPAN	9805000	199913288	Registered	Hong Kong	20-Apr-1998	29-Oct-1999	Worldspan*
WORLDSPAN	M9403103	144567	Registered	Hungary	16-Aug-1994	14-May-1997	Worldspan*
WORLDSPAN	849455	849455	Registered	India	05-Apr-1999	18-Jan-2007	Worldspan*
WORLDSPAN	764/90	138503	Registered	Ireland	09-Feb-1990	09-Feb-1990	Worldspan*
WORLDSPAN	75331	T/75331	Registered	Israel	12-Feb-1990	11-Aug-1993	Travelport, LP
WORLDSPAN TRIP MANAGER	125746	125746	Registered	Israel	14-Feb-1999	06-Apr-2000	Travelport, LP
WORLDSPAN WIRED	125745	125745	Registered	Israel	14-Feb-1999	07-Feb-2000	Travelport, LP
GALILEO	9/1077	22338	Registered	Jamaica	01-Oct-1987	01-Oct-1987	Galileo International LLC***
APOLLO	44374/90		Pending	Japan	19-Apr-1990		Galileo International LLC***
WORLDSPAN	041543/98	4290403	Registered	Japan	20-May-1998	02-Jul-1999	Worldspan*

6

				App.		Reg.
Trademark	App. No.	Reg. No.	Status	Country	Date	Date	Record Owner
WORLDSPAN TRIP MANAGER	037994/99	4542545	Registered	Japan	30-Apr-1999	08-Feb-2002	Worldspan*
WORLDSPAN WIRED	037993/99	4414965	Registered	Japan	30-Apr-1999	08-Sep-2000	Travelport, LP
WORLDSPAN	041543/98	50544	Registered	Jordan	26-Jul-1998	26-Jul-1999	Worldspan*
WORLDSPAN	SMA/1721	SMA/1721	Registered	Kenya	07-Jun-1999	09-Apr-2002	Worldspan*
WORLDSPAN TRIP MANAGER	SMA/1725	SMA/1725	Registered	Kenya	07-Jun-1999	09-Apr-2002	Worldspan*
WORLDSPAN WIRED	SMA/1726	SMA/1726	Registered	Kenya	07-Jun-1999	09-Apr-2002	Worldspan*
WORLDSPAN	98-3667	55409	Registered	Korea, Republic of	11-May-1998	28-Jun-1999	Travelport, LP
WORLDSPAN TRIP MANAGER	99/1605	59168	Registered	Korea, Republic of	18-Feb-1999	24-Jan-2000	Travelport, LP
WORLDSPAN WIRED	99-1604	59167	Registered	Korea, Republic of	18-Feb-1999	24-Jan-2000	Travelport, LP
WORLDSPAN	42584	39017	Registered	Kuwait	08-Mar-1999	17-Aug-2004	Worldspan*
SWISH Design		78733	Registered	Lebanon	01-Jan-1999	02-Feb-1999	Worldspan*
WORLDSPAN		76838	Registered	Lebanon	24-Aug-1998	24-Aug-1998	Worldspan*
WORLDSPAN	119856	119856	Registered	Lebanon	18-Dec-2008	22-Dec-2008	Worldspan*
WORLDSPAN GLOBE	76839	76839	Registered	Lebanon	24-Aug-1998	24-Aug-1998	Worldspan*
Design only		11037	Registered	Liechtenstein		20-Jan-1999	Worldspan*
Design only		11039	Registered	Liechtenstein		20-Jan-1999	Worldspan*
WORLDSPAN	23615	23615	Registered	Malta	26-Sep-1994	22-Nov-1994	Worldspan*
APOLLO	85091	400626	Registered	Mexico	09-Apr-1990	09-Apr-1990	Galileo International Partnership****
COMMERCIAL WORLD		478505	Registered	Mexico	03-Nov-1994		Worldspan*
CORPORATE APOLLO	85086	381173	Registered	Mexico	09-Apr-1990	09-Apr-1990	Galileo International Partnership****
FOCALPOINT	85089	381268	Registered	Mexico	09-Apr-1990	09-Apr-1990	Galileo International Partnership****
GALILEO	242267	505353	Registered	Mexico	31-Aug-1995	31-Aug-1995	Galileo International LLC***
GALILEO	242265	505352	Registered	Mexico	31-Aug-1995	31-Aug-1995	Galileo International LLC***
GALILEO	242266	906627	Registered	Mexico	31-Aug-1995	31-Oct-2005	Galileo International LLC***
GLOBE DESIGN		356540	Registered	Mexico	14-Mar-1988	14-Mar-1988	Galileo Distribution Systems****
GLOBE DESIGN		355596	Registered	Mexico	14-Mar-1988	14-Mar-1988	Galileo International LLC***
GLOBE DESIGN		365583	Registered	Mexico	14-Mar-1988	14-Mar-1988	Galileo International LLC***
GLOBE DESIGN		358386	Registered	Mexico	14-Mar-1988	14-Mar-1988	Galileo International LLC***

7

				App.		Reg.
Trademark	App. No.	Reg. No.	Status	Country	Date	Date	Record Owner
GLOBE DESIGN		355595	Registered	Mexico	14-Mar-1988	14-Mar-1988	Galileo International LLC***
HIGHWIRE	554405	755406	Registered	Mexico	01-Jul-2002	23-Jul-2002	Galileo International LLC***
HIGHWIRE	554404	755405	Registered	Mexico	01-Jul-2002	23-Jul-2002	Galileo International LLC***
LEISURESHOPPER	85088	381267	Registered	Mexico	09-Apr-1990	17-Aug-1995	Galileo International Partnership****
POWER PRICING	355226	599816	Registered	Mexico	24-Nov-1998	29-Jan-1999	Worldspan*
POWER SHOPPER	355225	599815	Registered	Mexico	24-Nov-1998	29-Jan-1999	Worldspan*
QUANTITUDE		708514	Registered	Mexico		30-Jul-2001	Galileo International LLC***
ROOMMASTER	85081	381170	Registered	Mexico	09-Apr-1990	09-Apr-1990	Galileo International Partnership****
WORLDSPAN	81500	389828	Registered	Mexico	08-Feb-1990	31-Jan-1991	Worldspan*
WORLDSPAN GO!	346680	595148	Registered	Mexico	09-Sep-1998	30-Nov-1998	Worldspan*
WORLDSPAN TRIP MANAGER	355220	601714	Registered	Mexico	24-Nov-1998	25-Feb-1999	Worldspan*
WORLDSPAN WIRED	218145	571542	Registered	Mexico	18-Dec-1997	27-Feb-1998	Worldspan*
GALILEO	1375	1375	Registered	Montserrat	25-Jan-1988	25-Jan-1988	Galileo International LLC***
GLOBE DESIGN	1382	1382	Registered	Montserrat	22-Apr-1988	22-Apr-1988	Galileo International LLC***
GLOBE DESIGN		15114	Registered	Netherlands Antilles	29-Mar-1988	29-Mar-1988	Galileo International LLC***
TOUR SOURCE	229384	229384	Registered	New Zealand	16-Aug-1993	03-Oct-1996	Worldspan*
WORLDSPAN	303116	303116	Registered	New Zealand	21-Dec-1998	12-Jul-1999	Worldspan*
WORLDSPAN	2000-003084	2010091875 CC	Registered	Nicaragua	28-Jun-2000	17-Nov-2010	Worldspan*
WORLDSPAN	TP-38954	64319	Registered	Nigeria	25-Jan-1999	03-Sep-2003	Worldspan*
WORLDSPAN	90.0745	148332	Registered	Norway	09-Feb-1990	02-Jan-1992	Worldspan*
WORLDSPAN TRIP MANAGER	199901513	205971	Registered	Norway	15-Feb-1999	08-Dec-2000	Travelport, LP
WORLDSPAN	157319	157319	Registered	Pakistan	25-Aug-1999	01-Oct-2005	Worldspan*
WORLDSPAN	107382	107382	Registered	Panama	22-May-2000	16-Apr-2001	Worldspan, L.P.
WORLDSPAN	5426-1999	222011	Registered	Paraguay	23-Mar-1999	19-Jan-2000	Travelport, LP
POWER PRICING	20891	20891	Registered	Peru	23-Dec-1999	23-Mar-2000	Worldspan, L.P.
POWER SHOPPER	20808	20808	Registered	Peru	23-Dec-1999	27-Mar-2000	Worldspan, L.P.
SECURATE AIR	20807	20807	Registered	Peru	23-Dec-1997	27-Mar-2000	Worldspan, L.P.
WORLDSPAN		25612	Registered	Peru		13-Mar-2001	Worldspan+

8

				App.		Reg.
Trademark	App. No.	Reg. No.	Status	Country	Date	Date	Record Owner
WORLDSPAN		24366	Registered	Peru		30-Nov- 2000	Worldspan+
WORLDSPAN	96788	24945	Registered	Peru	14-Dec-1999	30-Nov-2000	Worldspan, L.P.**
WORLDSPAN	97202	25612	Registered	Peru	14-Dec-1999	13-Mar-2001	Worldspan, L.P.**
WORLDSPAN		24366	Registered	Peru		30-Nov-2000	Worldspan, L.P.**
WORLDSPAN NET	96790	24947	Registered	Peru	14-Dec-1999	30-Nov-2000	Worldspan, L.P.**
WORLDSPAN TRIP MANAGER	96786	24944	Registered	Peru	14-Dec-1999	30-Nov-2000	Worldspan, L.P.**
WORLDSPAN WIRED	96789	24946	Registered	Peru	14-Dec-1999	30-Nov-2000	Worldspan, L.P.**
WORLDSPAN	137173	92718	Registered	Poland	18-Aug-1994	11-Jun-1996	Worldspan*
WORLDSPAN	261881	261881	Registered	Portugal	09-Feb-1990	20-Aug-1992	Worldspan*
WORLDSPAN		47,671	Registered	Puerto Rico		31-Jan-2001	Worldspan*
WORLDSPAN	20073	20073	Registered	Qatar	22-Feb-1999	22-May-2005	Worldspan*
WORLDSPAN	39986	47417	Registered	Romania	26-Jun-1996	23-May-2003	Worldspan*
WORLDSPAN	94033977	137328	Registered	Russian Federation	26-Sep-1994	25-Jan-1996	Worldspan*
WORLDSPAN	34144	407/4	Registered	Saudi Arabia	22-May-1996	22-May-1996	Worldspan*
WORLDSPAN TRIP MANAGER	48253	504/65	Registered	Saudi Arabia	15-Mar-1999	15-Mar-1999	Worldspan*
WORLDSPAN WIRED	48252	555/54	Registered	Saudi Arabia	14-Mar-1999	14-Mar-1999	Worldspan*
WORLDSPAN		T98/12799B	Registered	Singapore	23-Dec-1998	23-Dec-1998	Worldspan*
WORLDSPAN	2977-98	192269	Registered	Slovakia	24-Nov-1998	25-Sep-2000	Worldspan*
WORLDSPAN	98/23079	98/23079	Registered	South Africa	21-Dec-1998	05-Nov-2002	Worldspan*
WORLDSPAN	91081	91081	Registered	Sri Lanka	14-Jan-1999	22-Jun-2004	Travelport, LP
GLOBE DESIGN		3317	Registered	St. Kitts and Nevis	10-Oct-1988	10-Oct-1988	Galileo International LLC***
GALILEO	112/87	112/87	Registered	St. Lucia	03-Nov-1987	03-Nov-1987	Galileo International LLC***
GLOBE DESIGN		58/1988	Registered	St. Lucia	13-Jun-1988	13-Jun-1988	Galileo International LLC***
WORLDSPAN	90-01358	230060	Registered	Sweden	12-Feb-1990	07-Feb-1992	Worldspan*
Design only		388777	Registered	Switzerland		6-Jan-1992	Worldspan*
WORLDSPAN	1113-1990.3	P-382487	Registered	Switzerland	09-Feb-1990	18-Apr-1991	Travelport, LP
WORLDSPAN	06600/2000	P-478891	Registered	Switzerland	02-Jun-2000	24-Nov-2000	Travelport, LP
WORLDSPAN			Pending	Syria			Worldspan*
WORLDSPAN	88004124	120842	Registered	Taiwan	30-Jan-1999	01-Feb-2000	Worldspan, L.P.**

9

				App.		Reg.
Trademark	App. No.	Reg. No.	Status	Country	Date	Date	Record Owner
WORLDSPAN GlOBE DESIGN		120843	Registered	Taiwan		1-Feb-2000	Worldspan*
WORLDSPAN	TO/T/00/00309	809	Registered	Tonga	01-Feb-2000	01-Feb-2000	Travelport, LP
WORLDSPAN	1222/90	117679	Registered	Turkey	16-Feb-1990	16-Feb-1990	Travelport, LP
GALILEO	10456	10456	Registered	Turks and Caicos Islands	16-Nov-1987	16-Nov-1987	Galileo International LLC***
GLOBE DESIGN		10479	Registered	Turks and Caicos Islands	02-Jun-1988	03-Jun-1988	Galileo International LLC***
GALILEO	200811242		Pending	Ukraine	28-May-2008		Galileo International LLC***
WORLDSPAN	28647	33687	Registered	United Arab Emirates	20-Oct-1998	09-Oct-2002	Worldspan*
WORLDSPAN	1414155	B1414155	Registered	United Kingdom	10-Feb-1990	10-Jan-1992	Worldspan*
APOLLO	73/283681	1268761	Registered	United States of America	28-Oct-1980	28-Feb-1984	Travelport, LP
APOLLO	75/982339	2770579	Registered	United States of America	30-Apr-1999	07-Oct-2003	Travelport, LP
APOLLO	75/694975	3555633	Registered	United States of America	30-Apr-1999	06-Jan-2009	Travelport, LP
CAR SELECT	74/516307	1990503	Registered	United States of America	25-Apr-1994	30-Jul-1996	Travelport, LP
COMMUNICATIONS INTEGRATOR	74/191414	1754967	Registered	United States of America	05-Aug-1991	02-Mar-1993	Travelport, LP
FASTCLIP	74/556498	1924274	Registered	United States of America	02-Aug-1994	03-Oct-1995	Travelport, LP
FASTMAIL	74/556493	1924272	Registered	United States of America	02-Aug-1994	03-Oct-1995	Travelport, LP
FOCALPOINT	73/704318	1508532	Registered	United States of America	06-Jan-1988	11-Oct-1988	Travelport, LP
FOCALPOINT	73/821591	1599827	Registered	United States of America	25-Aug-1989	05-Jun-1990	Travelport, LP
FOCALPOINT (stylized)	74/009155	1617443	Registered	United States of America	08-Dec-1989	16-Oct-1990	Travelport, LP
GALILEO	75/645802	2572524	Registered	United States of America	22-Feb-1999	28-May-2002	Travelport, LP
GALILEO	73/700927	1647908	Registered	United States of America	16-Dec-1987	18-Jun-1991	Travelport, LP
GALILEO VIEWTRIP	78/761872	3192513	Registered	United States of America	28-Nov-2005	02-Jan-2007	Travelport, LP
GLOBE DESIGN	73/716956	1739496	Registered	United States of America	11-Mar-1988	15-Dec-1992	Travelport, LP
LEISURESHOPPER (Stylized)	74/030113	1750832	Registered	United States of America	20-Feb-1990	02-Feb-1993	Travelport, LP
MONEYSAVER (stylized)	73/486393	1399066	Registered	United States of America	21-Jun-1984	24-Jun-1986	Travelport, LP
POWER PRICING	74/583593	1962894	Registered	United States of America	07-Oct-1994	19-Mar-1996	Travelport, LP
POWER SHOPPER	75/130183	2115536	Registered	United States of America	05-Jul-1996	25-Nov-1997	Travelport, LP

10

				App.		Reg.
Trademark	App. No.	Reg. No.	Status	Country	Date	Date	Record Owner
ROOMMASTER (stylized)	74/030116	1675586	Registered	United States of America	20-Feb-1990	11-Feb-1992	Travelport, LP
SCRIPTPRO	75/022125	2004517	Registered	United States of America	20-Nov-1995	01-Oct-1996	Travelport, LP
SECURATE	74/497735	1947439	Registered	United States of America	07-Mar-1994	09-Jan-1996	Travelport, LP
TECHXCHANGE	74/496166	1955617	Registered	United States of America	03-Mar-1994	13-Feb-1996	Travelport, LP
TRAVEL TECHNOLOGY SO ADVANCED, IT’S SIMPLE	78/611753	3138318	Registered	United States of America	19-Apr-2005	05-Sep-2006	Travelport, LP
TRAVELPORT ROOMS AND MORE	85/372,664		Pending	United States of America	15-Jul-2011		Travelport, LP
VIEWPOINT	78/253544	2825299	Registered	United States of America	23-May-2003	23-Mar-2004	Travelport, LP
WORLDSPAN	73/838498	1608514	Registered	United States of America	13-Nov-1989	31-Jul-1990	Travelport, LP
WORLDSPAN AIRLINE SOURCE	74/409262	1874327	Registered	United States of America	06-Jul-1993	17-Jan-1995	Travelport, LP
WORLDSPAN and design	75/346065	2189417	Registered	United States of America	22-Aug-1997	15-Sep-1998	Travelport, LP
WORLDSPAN CAR SOURCE	74/264777	1785867	Registered	United States of America	13-Apr-1992	03-Aug-1993	Travelport, LP
WORLDSPAN CORPORATE FLEET	75/277795	2209715	Registered	United States of America	21-Apr-1997	08-Dec-1998	Travelport, LP
WORLDSPAN FARESOURCE	76/592364	3204293	Registered	United States of America	17-May-2004	30-Jan-2007	Travelport, LP
WORLDSPAN GLOBE DESIGN	74/398846	1,828,591	Registered	United States of America	07-Jun-1993	29-Mar-1994	Worldspan, L.P.*
WORLDSPAN GO!	75/435794	2275654	Registered	United States of America	17-Feb-1998	07-Sep-1999	Travelport, LP
WORLDSPAN HOTEL SELECT	74/422004	1877037	Registered	United States of America	09-Aug-1993	31-Jan-1995	Travelport, LP
WORLDSPAN HOTEL SOURCE	74/264828	1784474	Registered	United States of America	13-Apr-1992	27-Jul-1993	Travelport, LP
WORLDSPAN INTERACTIVE MAPS	76/547052	3077119	Registered	United States of America	25-Sep-2003	04-Apr-2006	Travelport, LP
WORLDSPAN INTERCHANGE	78/518375	3089656	Registered	United States of America	17-Nov-2004	09-May-2006	Travelport, LP
WORLDSPAN RAPID REPRICE	76/458064	2971585	Registered	United States of America	15-Oct-2002	19-Jul-2005	Travelport, LP
WORLDSPAN RATE RUNNER	78/661508	3209726	Registered	United States of America	30-Jun-2005	13-Feb-2007	Travelport, LP
WORLDSPAN TOUR SOURCE	74/264795	1785868	Registered	United States of America	13-Apr-1992	03-Aug-1993	Travelport, LP
WORLDSPAN TRIP MANAGER XE	78/493433	3075954	Registered	United States of America	01-Oct-2004	04-Apr-2006	Travelport, LP
Design only		315427	Pending	Uruguay	10-Aug-1999		Galileo International LLC***
WORLDSPAN	321444	416711	Registered	Uruguay	24-Mar-2000	12-Oct-2000	Travelport, LP

11

				App.		Reg.
Trademark	App. No.	Reg. No.	Status	Country	Date	Date	Record Owner
WORLDSPAN	MGU2010 0382	MGU20261	Registered	Uzbekistan	26-Feb-2010	15-Nov-2010	Travelport, LP
GALILEO	12636-95	N-039161	Registered	Venezuela	22-Aug-1995	06-Aug-1999	The Galileo Company Limited****
GALILEO		2236	Registered	Virgin Islands (British)	28-Dec-1987	28-Dec-1987	Galileo International LLC***
GLOBE DESIGN		2241	Registered	Virgin Islands (British)	08-Jun-1988	08-Jun-1988	Galileo International LLC***
WORLDSPAN	3982	3982	Registered	Western Samoa	31-Jan-2000	24-Sep-2001	Worldspan*
WORLDSPAN TRIP MANAGER	3985	3985	Registered	Western Samoa	31-Jan-2000	24-Sep-2001	Worldspan*
WORLDSPAN WIRED	3986	3986	Registered	Western Samoa	31-Jan-2000	24-Sep-2001	Worldspan*
WORLDSPAN	15230	12819	Registered	Yemen, Republic of	27-Dec-1999	21-Jan-2001	Worldspan*

+	- Instructions have been given to update records to reflect Travelport, LP as the record owner.

*	- “Worldspan” refers to “Worldspan, L.P.”, which changed its name to Travelport, LP.

**	- Worldspan, L.P. changed its name to Travelport, LP.

***	- The trademarks of Galileo International, LLC and Travelport International, LLC, through merger and contributions, are now owned by Travelport, LP.

****	- Through mergers and name changes, the trademarks became owned by Galileo International, LLC, and are now owned by Travelport, LP.
TRADEMARK REGISTRATIONS AND APPLICATIONS OWNED BY TRAVELPORT INC.

					App.	Reg.	Record
Trademark	App. No.	Reg. No.	Status	Country	Date	Date	Owner
TRAVELPORT	3200601306	54413	Registered	African Union Territories (OAPI)	17-Jul-2006	15-Nov-2006	Travelport Inc.
TRAVELPORT	3200601305	54412	Registered	African Union Territories (OAPI)	17-Jul-2006	15-Nov-2006	Travelport Inc.
Travelport Strata Design	3200601303	54410	Registered	African Union Territories (OAPI)	17-Jul-2006	15-Nov-2006	Travelport Inc.
Travelport Strata Design	3200601303	54411	Registered	African Union Territories (OAPI)	17-Jul-2006	15-Nov-2006	Travelport Inc.
TRAVELPORT	102913		Pending	Algeria	14-Oct-2010		Travelport Inc.
TRAVELPORT	22559/09		Pending	Angola	14-Aug-2009		Travelport Inc.
TRAVELPORT	22560/09		Pending	Angola	14-Aug-2009		Travelport Inc.
TRAVELPORT	22558/09		Pending	Angola	14-Aug-2009		Travelport Inc.

12

					App.	Reg.	Record
Trademark	App. No.	Reg. No.	Status	Country	Date	Date	Owner
TRAVELPORT	2.687.375	2.184.159	Registered	Argentina	19-Jul-2006	26-Sep-2007	Travelport Inc.
TRAVELPORT	2.687.376	2.252.436	Registered	Argentina	19-Jul-2006	03-Oct-2008	Travelport Inc.
TRAVELPORT	2.687.372	2.369.531	Registered	Argentina	19-Jul-2006	20-May-2010	Travelport Inc.
TRAVELPORT	2.687.373	2.184.164	Registered	Argentina	19-Jul-2006	26-Sep-2007	Travelport Inc.
TRAVELPORT	2.687.374	2.252.435	Registered	Argentina	19-Jul-2006	03-Oct-2008	Travelport Inc.
TRAVELPORT	2.687.370	2.184.157	Registered	Argentina	19-Jul-2006	26-Sep-2007	Travelport Inc.
TRAVELPORT	2.687.371	2.184.158	Registered	Argentina	19-Jul-2006	26-Sep-2007	Travelport Inc.
Travelport Strata Design	2.687.382	2.252.438	Registered	Argentina	19-Jul-2006	03-Oct-2008	Travelport Inc.
Travelport Strata Design	2.687.377	2.184.163	Registered	Argentina	19-Jul-2006	26-Sep-2007	Travelport Inc.
Travelport Strata Design	2.687.381	2.184.161	Registered	Argentina	19-Jul-2006	26-Sep-2007	Travelport Inc.
Travelport Strata Design	2.687.380	2.252.437	Registered	Argentina	19-Jul-2006	03-Oct-2008	Travelport Inc.
Travelport Strata Design	2.687.378	2273241	Registered	Argentina	19-Jul-2006	25-Feb-09	Travelport Inc.
Travelport Strata Design	2.687.385	2.184.166	Registered	Argentina	19-Jul-2006	26-Sep-2007	Travelport Inc.
Travelport Strata Design	2.687.379	2.184.160	Registered	Argentina	19-Jul-2006	26-Sep-2007	Travelport Inc.
TRAVELPORT	20060923	12019	Registered	Armenia	28-Jul-2006	07-Sep-2007	Travelport Inc.
Travelport Strata Design	20060924	12020	Registered	Armenia	28-Jul-2006	07-Sep-2007	Travelport Inc.
TRAVELPORT	26091	26091	Registered	Aruba	14-Apr-2006	02-Nov-2006	Travelport Inc.
Travelport Strata Design	26092	26092	Registered	Aruba	08-Sep-2006	02-Nov-2006	Travelport Inc.
TRAVELPORT	1012231	1012231	Registered	Australia	23-Jul-2004	23-Jul-2004	Travelport Inc.
TRAVELPORT (subway logo)	1012232	1012232	Registered	Australia	23-Jul-2004	23-Jul-2004	Travelport Inc.
Travelport Strata Design	1125163	1125163	Registered	Australia	20-Jul-2006	24-Sep-2007	Travelport Inc.
TRAVELPORT	2006 0930	2007 1105	Registered	Azerbaijan	07-Jul-2006	30-Dec-2007	Travelport Inc.
Travelport Strata Design	20060939	2008 0491	Registered	Azerbaijan	11-Jul-2006	05-May-2008	Travelport Inc.
TRAVELPORT WORD & STRATA DESIGN	52228	52228	Registered	Bahrain	20-Dec-2006	09-Jun-2009	Travelport Americas, Inc.*
TRAVELPORT WORD & STRATA DESIGN	52230	52230	Registered	Bahrain	20-Dec-2006	09-Jun-2009	Travelport Americas, Inc.*
TRAVELPORT WORD & STRATA DESIGN	52231	52231	Registered	Bahrain	20-Dec-2006	09-Jun-2009	Travelport Americas, Inc.*

13

					App.	Reg.	Record
Trademark	App. No.	Reg. No.	Status	Country	Date	Date	Owner
TRAVELPORT WORD & STRATA DESIGN	52233	52233	Registered	Bahrain	20-Dec-2006	09-Jun-2009	Travelport Americas, Inc.*
TRAVELPORT WORD & STRATA DESIGN	52232	52232	Registered	Bahrain	20-Dec-2006	09-Jun-2009	Travelport Americas, Inc.*
TRAVELPORT WORD & STRATA DESIGN	52234	52234	Registered	Bahrain	20-Dec-2006	09-Jun-2009	Travelport Americas, Inc.*
TRAVELPORT WORD & STRATA DESIGN	52229	52229	Registered	Bahrain	20-Dec-2006	09-Jun-2009	Travelport Americas, Inc.*
TRAVELPORT	119811		Pending	Bangladesh	30-Nov-2008		Travelport Inc.
TRAVELPORT	119812		Pending	Bangladesh	30-Nov-2008		Travelport Inc.
TRAVELPORT	119813		Pending	Bangladesh	30-Nov-2008		Travelport Inc.
TRAVELPORT	45985	45985	Registered	Bermuda	01-Sep-2006	05-Sep-2007	Travelport Inc.
TRAVELPORT	45986	45986	Registered	Bermuda	01-Sep-2006	05-Sep-2007	Travelport Inc.
TRAVELPORT	45988	45988	Registered	Bermuda	01-Sep-2006	05-Sep-2007	Travelport Inc.
TRAVELPORT	45987	45987	Registered	Bermuda	01-Sep-2006	05-Sep-2007	Travelport Inc.
TRAVELPORT	45989	45989	Registered	Bermuda	01-Sep-2006	05-Sep-2007	Travelport Inc.
TRAVELPORT	45990	45990	Registered	Bermuda	01-Sep-2006	05-Sep-2007	Travelport Inc.
TRAVELPORT	45991	45991	Registered	Bermuda	01-Sep-2006	05-Sep-2007	Travelport Inc.
Travelport Strata Design	45992	45992	Registered	Bermuda	01-Sep-2006	05-Sep-2007	Travelport Inc.
Travelport Strata Design	45993	45993	Registered	Bermuda	01-Sep-2006	05-Sep-2007	Travelport Inc.
Travelport Strata Design	45994	45994	Registered	Bermuda	01-Sep-2006	05-Sep-2007	Travelport Inc.
Travelport Strata Design	45995	45995	Registered	Bermuda	01-Sep-2006	05-Sep-2007	Travelport Inc.
Travelport Strata Design	45996	45996	Registered	Bermuda	01-Sep-2006	05-Sep-2007	Travelport Inc.
Travelport Strata Design	45997	45997	Registered	Bermuda	01-Sep-2006	05-Sep-2007	Travelport Inc.
Travelport Strata Design	45998	45998	Registered	Bermuda	01-Sep-2006	05-Sep-2007	Travelport Inc.
Travelport Strata Design			Pending	BES Islands	10-Oct-2011		Travelport Inc.
TRAVELPORT	BW/M/09/00011	BW/M/2009/00011	Registered	Botswana	12-Jan-2009	12-Jan-2009	Travelport Inc.
TRAVELPORT	828.572.429		Registered	Brazil	21-Jul-2006	09-Aug-2011	Travelport Inc.
TRAVELPORT	828.572.755	828.572.755	Registered	Brazil	21-Jul-2006	18-Aug-2009	Travelport Inc.
TRAVELPORT	828.572.798	828.572.798	Registered	Brazil	21-Jul-2006	18-Aug-2009	Travelport Inc.
TRAVELPORT	828.572.453	828.572.453	Registered	Brazil	21-Jul-2006	18-Aug-2009	Travelport Inc.
TRAVELPORT	828.572.771	828.572.771	Registered	Brazil	21-Jul-2006	18-Aug-2009	Travelport Inc.

14

					App.	Reg.	Record
Trademark	App. No.	Reg. No.	Status	Country	Date	Date	Owner
TRAVELPORT	828.572.780	828.572.780	Registered	Brazil	21-Jul-2006	18-Aug-2009	Travelport Inc.
Travelport Strata Design	828.572.690	828.572.690	Registered	Brazil	21-Jul-2006	25-May-2010	Travelport Inc.
Travelport Strata Design	828.572.720	828.572.720	Registered	Brazil	21-Jul-2006	23-Feb-2010	Travelport Inc.
Travelport Strata Design	828.572.607	828.572.607	Registered	Brazil	21-Jul-2006	23-Feb-2010	Travelport Inc.
Travelport Strata Design	828.572.542	828.572.542	Registered	Brazil	21-Jul-2006	23-Feb-2010	Travelport Inc.
Travelport Strata Design	828.572.518	828.572.518	Registered	Brazil	21-Jul-2006	23-Feb-2010	Travelport Inc.
Travelport Strata Design	828.572.577	828.572.577	Registered	Brazil	21-Jul-2006	23-Feb-2010	Travelport Inc.
Travelport Strata Design	828.572.623	828.572.623	Registered	Brazil	21-Jul-2006	23-Feb-2010	Travelport Inc.
TRAVELPORT	32620	KH/31535/09	Registered	Cambodia	28-Nov-2008	28-May-2009	Travelport Inc.
TRAVELPORT	32621	KH/31536/09	Registered	Cambodia	28-Nov-2008	28-May-2009	Travelport Inc.
TRAVELPORT	32622	KH/31537/09	Registered	Cambodia	28-Nov-2008	28-May-2009	Travelport Inc.
TRAVELPORT	1254462	714523	Registered	Canada	18-Apr-2005	15-May-2008	Travelport Inc.
Travelport Strata Design	1308727	TMA773,659	Registered	Canada	13-Jul-2006	04-Aug-2010	Travelport Inc.
TRAVELPORT TRAVERSA	1504567		Pending	Canada	19-Nov-2010		Travelport Inc.
TRAVELPORT			Pending	Cape Verde	18-Mar-2009		Travelport Inc.
TRAVELPORT			Pending	Cayman Islands			Travelport Inc.
TRAVELPORT	737848	786813	Registered	Chile	25-Jul-2006	10-May-2007	Travelport Inc.
TRAVELPORT	737477	859049	Registered	Chile	25-Jul-2006	01-Sep-2009	Travelport Inc.
Travelport Strata Design	737849	786814	Registered	Chile	25-Jul-2006	10-May-2007	Travelport Inc.
Travelport Strata Design	737478	783544	Pending	Chile	25-Jul-2006	3-Apr-2007	Travelport Inc.
TRAVELPORT	5527192	5527192	Registered	China (People’s Republic)	07-Aug-2006	28-Nov-2009	Travelport Inc.
TRAVELPORT	5527208	5527208	Registered	China (People’s Republic)	07-Aug-2006	28-Dec-2009	Travelport Inc.
TRAVELPORT	5527209		Pending	China (People’s Republic)	07-Aug-2006		Travelport Inc.
TRAVELPORT	5527193		Pending	China (People’s Republic)	07-Aug-2006		Travelport Inc.

15

					App.	Reg.	Record
Trademark	App. No.	Reg. No.	Status	Country	Date	Date	Owner
TRAVELPORT	5527207	5527207	Registered	China (People’s Republic)	07-Aug-2006	28-Nov-2009	Travelport Inc.
TRAVELPORT	5527210	5527210	Registered	China (People’s Republic)	07-Aug-2006	28-Nov-2009	Travelport Inc.
TRAVELPORT	5527194	5527194	Registered	China (People’s Republic)	07-Aug-2006	21-Jul-2009	Travelport Inc.
TRAVELPORT IN CHINESE CHARACTERS	5557562	5557562	Registered	China (People’s Republic)	22-Aug-2006	28-Jul-2009	Travelport Inc.
TRAVELPORT IN CHINESE CHARACTERS	5557557	5557557	Registered	China (People’s Republic)	22-Aug-2006	7-Oct-2009	Travelport Inc.
TRAVELPORT IN CHINESE CHARACTERS	5557556	5557556	Pending	China (People’s Republic)	22-Aug-2006	7-Dec-2009	Travelport Inc.
TRAVELPORT IN CHINESE CHARACTERS	5557561	5557561	Pending	China (People’s Republic)	22-Aug-2006	7-Sep-2007	Travelport Inc.
TRAVELPORT IN CHINESE CHARACTERS	5557558	5557558	Pending	China (People’s Republic)	22-Aug-2006	7-Oct-2009	Travelport Inc.
TRAVELPORT IN CHINESE CHARACTERS	5557560	5557560	Pending	China (People’s Republic)	22-Aug-2006	7-Oct-2009	Travelport Inc.
TRAVELPORT IN CHINESE CHARACTERS	5557559	5557559	Pending	China (People’s Republic)	22-Aug-2006	7-Dec-2009	Travelport Inc.
Travelport Strata Design	5527196	5527196	Registered	China (People’s Republic)	07-Aug-2006	28-Sep-2009	Travelport Inc.
Travelport Strata Design	5527197	5527197	Registered	China (People’s Republic)	07-Aug-2006	28-Sep-2009	Travelport Inc.
Travelport Strata Design	5527198	5527198	Registered	China (People’s Republic)	07-Aug-2006	28-Nov-2009	Travelport Inc.
Travelport Strata Design	5527201	5527201	Registered	China (People’s Republic)	07-Aug-2006	21-Feb-2010	Travelport Inc.
Travelport Strata Design	5527200	5527200	Registered	China (People’s Republic)	07-Aug-2006	28-Aug-2009	Travelport Inc.
Travelport Strata Design	5527199	5527199	Registered	China (People’s Republic)	07-Aug-2006	28-Sep-2009	Travelport Inc.
Travelport Strata Design	5527195	5527195	Registered	China (People’s Republic)	07-Aug-2006	28-May-2010	Travelport Inc.
TRAVELPORT	6103998	333090	Registered	Colombia	13-Oct-2006	28-May-2007	Travelport Americas, Inc.*
TRAVELPORT	6104003	333092	Registered	Colombia	13-Oct-2006	28-May-2007	Travelport Americas, Inc.*
TRAVELPORT	6104007	333094	Registered	Colombia	13-Oct-2006	28-May-2007	Travelport Americas, Inc.*

16

					App.	Reg.	Record
Trademark	App. No.	Reg. No.	Status	Country	Date	Date	Owner
TRAVELPORT	6104009	333095	Registered	Colombia	13-Oct-2006	28-May-2007	Travelport Americas, Inc.*
TRAVELPORT	6104010	333096	Registered	Colombia	13-Oct-2006	28-May-2007	Travelport Americas, Inc.*
TRAVELPORT	6103996	333088	Registered	Colombia	13-Oct-2006	28-May-2007	Travelport Americas, Inc.*
TRAVELPORT	6104012	333097	Registered	Colombia	13-Oct-2006	28-May-2007	Travelport Americas, Inc.*
Travelport Strata Design		333087	Registered	Colombia		22-May-2007	Travelport Americas, Inc.*
Travelport Strata Design	6103997	333089	Registered	Colombia	13-Oct-2006	28-May-2007	Travelport Americas, Inc.*
Travelport Strata Design	6104014	333098	Registered	Colombia	13-Oct-2006	28-May-2007	Travelport Americas, Inc.*
Travelport Strata Design	6104005	333093	Registered	Colombia	13-Oct-2006	28-May-2007	Travelport Americas, Inc.*
Travelport Strata Design	6104018	333100	Registered	Colombia	13-Oct-2006	28-May-2007	Travelport Americas, Inc.*
Travelport Strata Design	6104002	333091	Registered	Colombia	13-Oct-2006	28-May-2007	Travelport Americas, Inc.*
Travelport Strata Design	6103995	333087	Registered	Colombia	13-Oct-2006	28-May-2007	Travelport Americas, Inc.*
Travelport Strata Design	6104016	333099	Registered	Colombia	13-Oct-2006	28-May-2007	Travelport Americas, Inc.*
TRAVELPORT	D-600549	12332	Registered	Curacao	31-Aug-2006	20-Sep-2006	Travelport Inc.*
Travelport Strata Design	D-600505	12420	Registered	Curacao	15-Aug-2006	20-Oct-2006	Travelport Inc.*
TRAVELPORT	493/08/RADM	493/08/RADM	Registered	Djibouti	17-Dec-2008	17-Dec-2008	Travelport Inc.*
TRAVELPORT	207447	207447	Registered	Egypt	30-Sep-2007	13-Jun-2010	Travelport Americas, Inc.*
TRAVELPORT	207442	207442	Registered	Egypt	30-Sep-2007	16-Jun-2010	Travelport Americas, Inc.*
TRAVELPORT	207444	207444	Registered	Egypt	30-Sep-2007	13-Jun-2010	Travelport Americas, Inc.*
TRAVELPORT	207445	207445	Registered	Egypt	30-Sep-2007	10-Jun-2010	Travelport Americas, Inc.*
TRAVELPORT	207448	207448	Registered	Egypt	30-Sep-2007	16-Aug-2010	Travelport Americas, Inc.*
TRAVELPORT	207443	207443	Registered	Egypt	30-Sep-2007	13-Jun-2010	Travelport Americas, Inc.*

17

					App.	Reg.	Record
Trademark	App. No.	Reg. No.	Status	Country	Date	Date	Owner
TRAVELPORT	207446		Pending	Egypt	30-Sep-2007		Travelport Americas, Inc.*
Travelport Strata Design	207449	207449	Registered	Egypt	30-Sep-2007	16-Aug-2010	Travelport Americas, Inc.*
Travelport Strata Design	207452		Pending	Egypt	30-Sep-2007		Travelport Americas, Inc.*
Travelport Strata Design	207453		Pending	Egypt	30-Sep-2007		Travelport Americas, Inc.*
Travelport Strata Design	207454		Pending	Egypt	30-Sep-2007		Travelport Americas, Inc.*
Travelport Strata Design	207451		Pending	Egypt	30-Sep-2007		Travelport Americas, Inc.*
Travelport Strata Design	207455		Pending	Egypt	30-Sep-2007		Travelport Americas, Inc.*
Travelport Strata Design	207450		Pending	Egypt	30-Sep-2007		Travelport Americas, Inc.*
TRAVELPORT			Pending	Ethiopia			Travelport Inc.
ASK TRAVELPORT	7015019	7015019	Registered	European Community	25-Jun-2008	10-Jun-2009	Travelport Inc.
CARBO2N TRACKER BY TRAVELPORT	6892004	6892004	Registered	European Community	06-May-2008	22-Nov-2009	Travelport Inc.
CARBO2N TRACKER BY TRAVELPORT (stylized in color)	6892079	6892079	Registered	European Community	06-May-2008	22-Nov-2009	Travelport Inc.
CARBON TRACKER BY TRAVELPORT	6891238	6891238	Registered	European Community	06-May-2008	31-Jan-2010	Travelport Inc.
GALILEO BY TRAVELPORT	6833991		Pending	European Community	15-Apr-2008		Travelport Inc.
GALILEO BY TRAVELPORT AND DESIGN in color	6778931		Pending	European Community	25-Mar-2008		Travelport Inc.
HOTELPORT		4586591	Registered	European Community		04-Dec-2006	HotelPort, Inc.**
INTELLITRIP	1640424		Pending	European Community	04-May-2008		Trip.com, Inc.***
IT SERVICES AND SOFTWARE BY TRAVELPORT	6778682	6778682	Registered	European Community	25-Mar-2008	10-Jul-2009	Travelport Inc.
THETRIPCOM		984641	Registered	European Community		17-Jun-2000	Trip.com, Inc.***
TRAVELPORT	3321643		Pending	European Community	20-Aug-2003		Travelport Inc.
TRAVELPORT	9702580		Pending	European Community	20-Aug-2003		Travelport Inc.
TRAVELPORT (subway logo in color)	3321676	3321676	Registered	European Community	20-Aug-2003	03-Jul-2005	Travelport Inc.
TRAVELPORT BUSINESS INTELLIGENCE	7370381	7370381	Registered	European Community	05-Nov-2008	29-Jul-2009	Travelport Inc.

18

					App.	Reg.	Record
Trademark	App. No.	Reg. No.	Status	Country	Date	Date	Owner
TRAVELPORT CACHE CONTROL	6586895	6586895	Registered	European Community	16-Jan-2008	25-Sep-2010	Travelport Inc.
TRAVELPORT CRUISE & TOUR	6586937	6586937	Registered	European Community	16-Jan-2008	25-Sep-2009	Travelport Inc.
TRAVELPORT FARE VERIFIED	6586821	6586821	Registered	European Community	16-Jan-2008	25-Sep-2009	Travelport Inc.
TRAVELPORT LEISURE	6587414	6587414	Registered	European Community	16-Jan-2008	25-Sep-2009	Travelport Inc.
TRAVELPORT RAPID REPRICE	6587364	6587364	Registered	European Community	16-Jan-2008	25-Sep-2010	Travelport Inc.
TRAVELPORT ROOMS AND MORE	129211		Pending	European Community	18-Jul-2011		Travelport Inc.
Travelport Strata Design	5190293	5190293	Registered	European Community	11-Jul-2006	19-Feb-2008	Travelport Inc.
TRAVELPORT TRAVERSA	6734297	6734297	Registered	European Community	10-Mar-2008	23-Feb-2010	Travelport Inc.
TRAVELPORT UK RAIL	7102379	7102379	Registered	European Community	28-Jul-2008	22-Feb-2010	Travelport Inc.
TRAVELPORT VIEWTRIP	6594675	6594675	Registered	European Community	18-Jan-2008	10-Jul-2009	Travelport Inc.
WORLDSPAN BY TRAVELPORT	6833651	6833651	Registered	European Community	15-Apr-2008	10-Jan-2011	Travelport Inc.
WORLDSPAN BY TRAVELPORT & DESIGN	6778872	6778872	Registered	European Community	25-Mar-2008	04-Aug-2009	Travelport Inc.
TRAVELPORT	39130/03-2006	17683	Registered	Georgia	10-Jul-2006	25-Jul-2007	Travelport Inc.
Travelport Strata Design	39129/03-2006	17682	Registered	Georgia	10-Jul-2006	25-Jul-2007	Travelport Inc.
TRAVELPORT	21763	38825	Registered	Ghana	11-Dec-2008	11-Dec-2008	Travelport Inc.
TRAVELPORT	22129	38826	Registered	Ghana	11-Dec-2008	11-Dec-2008	Travelport Inc.
TRAVELPORT	22494		Pending	Ghana	11-Dec-2008		Travelport Inc.
TRAVELPORT	300675991	300675991	Registered	Hong Kong	07-Jul-2006	07-Jul-2006	Travelport Inc.
Travelport Strata Design	300677719	300677719	Registered	Hong Kong	10-Jul-2006	30-Apr-2007	Travelport Inc.
TRAVELPORT	1470774		Pending	India	18-Jul-2006		Travelport Inc.
TRAVELPORT	1470775	773575	Registered	India	18-Jul-2006	25-Feb-2009	Travelport Inc.
TRAVELPORT	1470778		Pending	India	18-Jul-2006		Travelport Inc.
TRAVELPORT	1470777		Pending	India	18-Jul-2006		Travelport Inc.
TRAVELPORT	1470776		Pending	India	18-Jul-2006		Travelport Inc.
TRAVELPORT	1470773		Pending	India	18-Jul-2006		Travelport Inc.
Travelport Strata Design	1474012	763638	Registered	India	28-Jul-2006	13-Nov-2008	Travelport Inc.
Travelport Strata Design	1474013	748590	Registered	India	28-Jul-2006	25-Aug-2008	Travelport Inc.
Travelport Strata Design	1474011	747707	Registered	India	28-Jul-2006	23-Aug-2008	Travelport Inc.

19

					App.	Reg.	Record
Trademark	App. No.	Reg. No.	Status	Country	Date	Date	Owner
Travelport Strata Design	1474015	742345	Registered	India	28-Jul-2006	08-Apr-2008	Travelport Inc.
Travelport Strata Design	1474010	749689	Registered	India	28-Jul-2006	29-Aug-2008	Travelport Inc.
Travelport Strata Design	1474014	759843	Registered	India	28-Jul-2006	20-Oct-2008	Travelport Inc.
TRAVELPORT	D00.2006.023170	IDM000155091	Registered	Indonesia	21-Jul-2006	19-Feb-2008	Travelport Inc.
TRAVELPORT	D00.2006.023171	IDM000155092	Registered	Indonesia	21-Jul-2006	19-Feb-2008	Travelport Inc.
TRAVELPORT	J00.2006.023156	IDM000155082	Registered	Indonesia	21-Jul-2006	19-Feb-2008	Travelport Inc.
TRAVELPORT	J00.2006.023157	IDM000155083	Registered	Indonesia	21-Jul-2006	19-Feb-2008	Travelport Inc.
TRAVELPORT	J00.2006.023173	IDM000155093	Registered	Indonesia	21-Jul-2006	19-Feb-2008	Travelport Inc.
TRAVELPORT	J00.2006.023155	IDM000155081	Registered	Indonesia	21-Jul-2006	19-Feb-2008	Travelport Inc.
TRAVELPORT	J00.2006.023154	IDM000155080	Registered	Indonesia	21-Jul-2006	19-Feb-2008	Travelport Inc.
Travelport Strata Design	D00.2006.023158	IDM000155084	Registered	Indonesia	21-Jul-2006	19-Feb-2008	Travelport Inc.
Travelport Strata Design	J00.2006.023165	IDM000155089	Registered	Indonesia	21-Jul-2006	19-Feb-2008	Travelport Inc.
Travelport Strata Design	J00.2006.023164	IDM000155088	Registered	Indonesia	21-Jul-2006	19-Feb-2008	Travelport Inc.
Travelport Strata Design	J00.2006.023163	IDM000155087	Registered	Indonesia	21-Jul-2006	19-Feb-2008	Travelport Inc.
Travelport Strata Design	J00.2006.023160	IDM000155086	Registered	Indonesia	21-Jul-2006	19-Feb-2008	Travelport Inc.
Travelport Strata Design	D00.2006.023159	IDM000155085	Registered	Indonesia	21-Jul-2006	19-Feb-2008	Travelport Inc.
Travelport Strata Design	J00.2006.023166	IDM000155090	Registered	Indonesia	21-Jul-2006	19-Feb-2008	Travelport Inc.
TRAVELPORT	191657	191657	Registered	Israel	09-Jul-2006	3-Sep-2008	Travelport Inc.
TRAVELPORT	191659	191659	Registered	Israel	09-Jul-2006	14-Feb-2008	Travelport Inc.
TRAVELPORT	191656	191656	Registered	Israel	09-Jul-2006	14-Feb-2008	Travelport Inc.
TRAVELPORT	191653	191653	Registered	Israel	09-Jul-2006	14-Feb-2008	Travelport Inc.
TRAVELPORT	191655	191655	Registered	Israel	09-Jul-2006	06-Aug-2008	Travelport Inc.
TRAVELPORT	191658	191658	Registered	Israel	09-Jul-2006	1-May-2008	Travelport Inc.
TRAVELPORT	191654	191654	Registered	Israel	09-Jul-2006	14-Feb-2008	Travelport Inc.
Travelport Strata Design	191662	191662	Registered	Israel	09-Jul-2006	06-Aug-2008	Travelport Inc.
Travelport Strata Design	191663	191663	Registered	Israel	09-Jul-2006	1-May-2008	Travelport Inc.
Travelport Strata Design	191661	191661	Registered	Israel	09-Jul-2006	14-Feb-2008	Travelport Inc.
Travelport Strata Design	191664	191664	Registered	Israel	09-Jul-2006	3-Sep-2008	Travelport Inc.
Travelport Strata Design	191660	191660	Registered	Israel	09-Jul-2006	14-Feb-2008	Travelport Inc.
Travelport Strata Design	191665	191665	Registered	Israel	09-Jul-2006	1-May-2008	Travelport Inc.

20

					App.	Reg.	Record
Trademark	App. No.	Reg. No.	Status	Country	Date	Date	Owner
Travelport Strata Design	191666	191666	Registered	Israel	09-Jul-2006	14-Feb-2008	Travelport Inc.
TRAVELPORT	2006-074431	5078887	Registered	Japan	09-Aug-2006	21-Sep-2007	Travelport Inc.
Travelport Strata Design	2006-074432	5078888	Registered	Japan	09-Aug-2006	21-Sep-2007	Travelport Inc.
TRAVELPORT & Strata design	104719	104719	Registered	Jordan	21-Dec-2008	21-Dec-2008	Travelport Inc.
TRAVELPORT and Strata design	103935	103935	Registered	Jordan	28-Sep-2008	28-Sep-2008	Travelport Inc.
TRAVELPORT and Strata design	104487	104487	Registered	Jordan	28-Sep-2008	28-Sep-2008	Travelport Inc.
TRAVELPORT and Strata design	103937	103937	Registered	Jordan	28-Sep-2008	28-Sep-2008	Travelport Inc.
TRAVELPORT and Strata design	104539	104539	Registered	Jordan	28-Sep-2008	28-Sep-2008	Travelport Inc.
TRAVELPORT and Strata design	103936	103936	Registered	Jordan	28-Sep-2008	28-Sep-2008	Travelport Inc.
TRAVELPORT and Strata design	105362	105362	Registered	Jordan	28-Sep-2008	28-Sep-2008	Travelport Inc.
TRAVELPORT	45618	32238	Registered	Kazakhstan	25-Dec-2008	15-Jun-2010	Travelport Inc.
TRAVELPORT	64668	64668	Registered	Kenya	17-Dec-2008	19-Dec-2008	Travelport Inc.
TRAVELPORT	45/2006/2526		Pending	Korea, Republic of	12-Jul-2006		Travelport Inc.
Travelport Strata Design	45/2006/2486		Registered	Korea, Republic of	11-Jul-2006		Travelport Inc.
TRAVELPORT	98204	98204	Registered	Kuwait	28-Sep-2008	29-Sep-2008	Travelport Inc.
TRAVELPORT	98205		Pending	Kuwait	29-Sep-2008		Travelport Inc.
TRAVELPORT	98206		Pending	Kuwait	29-Sep-2008		Travelport Inc.
TRAVELPORT			Pending	Kyrgyz Republic	24-Jun-2010		Travelport Inc.
TRAVELPORT	15173	14757	Registered	Laos	17-Oct-2006	15-Jun-2007	Travelport Americas, Inc.*
TRAVELPORT	15174	14758	Registered	Laos	17-Oct-2006	15-Jun-2007	Travelport Americas, Inc.*
TRAVELPORT	15175	14759	Registered	Laos	17-Oct-2006	15-Jun-2007	Travelport Americas, Inc.*
TRAVELPORT	15176	14760	Registered	Laos	17-Oct-2006	15-Jun-2007	Travelport Americas, Inc.*
TRAVELPORT	15178	14762	Registered	Laos	17-Oct-2006	15-Jun-2007	Travelport Americas, Inc.*
TRAVELPORT	15177	14761	Registered	Laos	17-Oct-2006	15-Jun-2007	Travelport Americas, Inc.*
TRAVELPORT	15179	14763	Registered	Laos	17-Oct-2006	15-Jun-2007	Travelport Americas, Inc.*

21

					App.	Reg.	Record
Trademark	App. No.	Reg. No.	Status	Country	Date	Date	Owner
Travelport Strata Design	15201	14785	Registered	Laos	18-Oct-2006	21-Jun-2007	Travelport Americas, Inc.*
Travelport Strata Design	15202	14786	Registered	Laos	18-Oct-2006	21-Jun-2007	Travelport Americas, Inc.*
Travelport Strata Design	15203	14787	Registered	Laos	18-Oct-2006	21-Jun-2007	Travelport Americas, Inc.*
Travelport Strata Design	15204	14788	Registered	Laos	18-Oct-2006	21-Jun-2007	Travelport Americas, Inc.*
Travelport Strata Design	15205	14789	Registered	Laos	18-Oct-2006	21-Jun-2007	Travelport Americas, Inc.*
Travelport Strata Design	15206	14790	Registered	Laos	18-Oct-2006	21-Jun-2007	Travelport Americas, Inc.*
Travelport Strata Design	15207	14791	Registered	Laos	18-Oct-2006	21-Jun-2007	Travelport Americas, Inc.*
TRAVELPORT	8746	119857	Registered	Lebanon	18-Dec-2008	22-Dec-2008	Travelport Inc.
TRAVELPORT	MW/TM/2008/00711	MW/TM/2008/00711	Registered	Malawi	11-Dec-2008	15-Sep-2009	Travelport Inc.
TRAVELPORT	MW/TM/2008/00712	MW/TM/2008/00712	Registered	Malawi	11-Dec-2008	11-Dec-2008	Travelport Inc.
TRAVELPORT	6014580		Pending	Malaysia	16-Aug-2006		Travelport Inc.
TRAVELPORT	6014581	6014581	Registered	Malaysia	16-Aug-2006	14-Apr-2006	Travelport Inc.
TRAVELPORT	6014582		Pending	Malaysia	16-Aug-2006		Travelport Inc.
TRAVELPORT	6014583		Pending	Malaysia	16-Aug-2006		Travelport Inc.
TRAVELPORT	6014584		Pending	Malaysia	16-Aug-2006		Travelport Inc.
TRAVELPORT	6014585	6014585	Registered	Malaysia	16-Aug-2006	10-Dec-2010	Travelport Inc.
TRAVELPORT	6014586		Pending	Malaysia	16-Aug-2006		Travelport Inc.
Travelport Strata Design	6014577		Pending	Malaysia	16-Aug-2006		Travelport Inc.
Travelport Strata Design	6014578	6014578	Registered	Malaysia	16-Aug-2006		Travelport Inc.
Travelport Strata Design	6014573	6014573	Registered	Malaysia	16-Aug-2006	25-May-2009	Travelport Inc.
Travelport Strata Design	6014579	6014579	Registered	Malaysia	16-Aug-2006	16-Aug-2006	Travelport Inc.
Travelport Strata Design	6014574		Pending	Malaysia	16-Aug-2006		Travelport Inc.
Travelport Strata Design	6014575	6014575	Registered	Malaysia	16-Aug-2006	16-Aug-2006	Travelport Inc.
Travelport Strata Design	6014576		Pending	Malaysia	16-Aug-2006		Travelport Inc.
TRAVELPORT	MU/M/06/04731	3613/2007	Registered	Mauritius	14-Apr-2006	08-Aug-2007	Travelport Inc.
Travelport Strata Design	MU/M/06/04753	3617/2007	Registered	Mauritius	12-Jul-2006	08-Aug-2007	Travelport Inc.

22

					App.	Reg.	Record
Trademark	App. No.	Reg. No.	Status	Country	Date	Date	Owner
TRAVELPORT	793897	1108784	Registered	Mexico	12-Jul-2006	03-Jul-2009	Travelport Inc.
TRAVELPORT	793899	1131782	Registered	Mexico	12-Jul-2006	25-Nov-2009	Travelport Inc.
TRAVELPORT	793894	978466	Registered	Mexico	12-Jul-2006	26-Mar-2007	Travelport Inc.
TRAVELPORT	793898	961716	Registered	Mexico	12-Jul-2006	17-Nov-2006	Travelport Inc.
TRAVELPORT	793895	974887	Registered	Mexico	12-Jul-2006	27-Feb-2007	Travelport Inc.
TRAVELPORT	793893	961714	Registered	Mexico	12-Jul-2006	17-Nov-2006	Travelport Inc.
TRAVELPORT	793896		Pending	Mexico	12-Jul-2006		Travelport Inc.
Travelport Strata Design	793904	956000	Registered	Mexico	12-Jul-2006	28-Sep-2006	Travelport Inc.
Travelport Strata Design	793908	963006	Registered	Mexico	12-Jul-2006	23-Nov-2006	Travelport Inc.
Travelport Strata Design	793906	963005	Registered	Mexico	12-Jul-2006	23-Nov-2006	Travelport Inc.
Travelport Strata Design	793905	963004	Registered	Mexico	12-Jul-2006	23-Nov-2006	Travelport Inc.
Travelport Strata Design	793901	963003	Registered	Mexico	12-Jul-2006	23-Nov-2006	Travelport Inc.
Travelport Strata Design	793902	1009751	Registered	Mexico	12-Jul-2006	31-Oct- 2007	Travelport Inc.
Travelport Strata Design	793900	963002	Registered	Mexico	12-Jul-2006	23-Nov-2006	Travelport Inc.
TRAVELPORT	8238	7492	Registered	Mongolia	01-Dec-2008	01-Dec-2008	Travelport Inc.
TRAVELPORT	14399/2008		Pending	Mozambique	29-Dec-2008		Travelport Inc.
TRAVELPORT	14400/2008		Pending	Mozambique	29-Dec-2008		Travelport Inc.
TRAVELPORT	14401/2008		Pending	Mozambique	29-Dec-2008		Travelport Inc.
TRAVELPORT	33102		Pending	Nepal	03-Feb-2009		Travelport Inc.
TRAVELPORT	33103		Pending	Nepal	03-Feb-2009		Travelport Inc.
TRAVELPORT	33104		Pending	Nepal	03-Feb-2009		Travelport Inc.
TRAVELPORT	D-600549	12332	Registered	Netherlands Antilles	31-Aug-2006	20-Sep-2006	Travelport Inc.
Travelport Strata Design	D-600505	12420	Registered	Netherlands Antilles	15-Aug-2006	20-Oct-2006	Travelport Inc.
TRAVELPORT	750931	750931	Registered	New Zealand	10-Jul-2006	08-Feb-2008	Travelport Inc.
Travelport Strata Design	751011	751011	Registered	New Zealand	10-Jul-2006	08-Feb-2008	Travelport Inc.
TRAVELPORT	F/TM/2008/15387	82792	Registered	Nigeria	16-Dec-2008	16-Dec-2008	Travelport Inc.
TRAVELPORT	F/TM/2008/15388	82793	Registered	Nigeria	16-Dec-2008	16-Dec-2008	Travelport Inc.
TRAVELPORT	F/TM/2008/15389	82791	Registered	Nigeria	16-Dec-2008	16-Dec-2008	Travelport Inc.
TRAVELPORT	200607103	238434	Registered	Norway	10-Jul-2006	21-Mar-2007	Travelport Inc.
Travelport Strata Design	200607526	238678	Pending	Norway	19-Jul-2006	10-Apr-2007	Travelport Inc.

23

					App.	Reg.	Record
Trademark	App. No.	Reg. No.	Status	Country	Date	Date	Owner
TRAVELPORT	42018	42018	Registered	Oman	28-Oct-2006	08-Mar-2009	Travelport Americas, Inc.*
TRAVELPORT	42019	42019	Registered	Oman	28-Oct-2006	08-Mar-2009	Travelport Americas, Inc.*
TRAVELPORT	42022	42022	Registered	Oman	28-Oct-2006	08-Mar-2009	Travelport Americas, Inc.*
TRAVELPORT	42020	42020	Registered	Oman	28-Oct-2006	08-Mar-2009	Travelport Americas, Inc.*
TRAVELPORT	42023	42023	Registered	Oman	28-Oct-2006	10-May-2009	Travelport Americas, Inc.*
TRAVELPORT	42021	42021	Registered	Oman	28-Oct-2006	08-Mar-2009	Travelport Americas, Inc.*
TRAVELPORT	42024	42024	Registered	Oman	28-Oct-2006	08-Mar-2009	Travelport Americas, Inc.*
Travelport Strata Design	42028	42028	Registered	Oman	28-Oct-2006	08-Mar-2009	Travelport Americas, Inc.*
Travelport Strata Design	42025	42025	Registered	Oman	28-Oct-2006	10-May-2009	Travelport Americas, Inc.*
Travelport Strata Design	42027	42027	Registered	Oman	28-Oct-2006	08-Mar-2009	Travelport Americas, Inc.*
Travelport Strata Design	42030	42030	Registered	Oman	28-Oct-2006	07-Aug-2007	Travelport Americas, Inc.*
Travelport Strata Design	42031	42031	Registered	Oman	28-Oct-2006	07-Aug-2007	Travelport Americas, Inc.*
Travelport Strata Design	42026	42026	Registered	Oman	28-Oct-2006	08-Mar-2009	Travelport Americas, Inc.*
Travelport Strata Design	42029	42029	Registered	Oman	28-Oct-2006	08-Mar-2009	Travelport Americas, Inc.*
GALILEO BY TRAVELPORT	264180		Pending	Pakistan	03-Apr-2009		Travelport Inc.
GALILEO BY TRAVELPORT	264181		Pending	Pakistan	03-Apr-2009		Travelport Inc.
TRAVELPORT	A68084	A68084	Registered	Papua New Guinea	04-Dec-2008	04-Dec-2008	Travelport Inc.
TRAVELPORT	A68085	A68085	Registered	Papua New Guinea	04-Dec-2008	04-Dec-2008	Travelport Inc.
TRAVELPORT	A68086	A68086	Registered	Papua New Guinea	04-Dec-2008	04-Dec-2008	Travelport Inc.
TRAVELPORT	285277	125860	Registered	Peru	18-Jul-2006	30-Mar-2007	Travelport Inc.
TRAVELPORT	285278	125136	Registered	Peru	18-Jul-2006	28-Feb-2007	Travelport Inc.
TRAVELPORT	285279	45333	Registered	Peru	18-Jul-2006	22-Feb-2007	Travelport Inc.
TRAVELPORT	285280	45291	Registered	Peru	18-Jul-2006	19-Feb-2007	Travelport Inc.

24

					App.	Reg.	Record
Trademark	App. No.	Reg. No.	Status	Country	Date	Date	Owner
TRAVELPORT	285281	45775	Registered	Peru	18-Jul-2006	09-Apr-2007	Travelport Inc.
TRAVELPORT	285282	45334	Registered	Peru	18-Jul-2006	22-Feb-2007	Travelport Inc.
TRAVELPORT	285283	45867	Registered	Peru	18-Jul-2006	16-Apr-2007	Travelport Inc.
Travelport Strata Design	285270	127599	Registered	Peru	18-Jul-2006	28-May-2007	Travelport Inc.
Travelport Strata Design	285271	127135	Registered	Peru	18-Jul-2006	28-Feb-2007	Travelport Inc.
Travelport Strata Design	285272	45394	Registered	Peru	18-Jul-2006	28-Feb-2007	Travelport Inc.
Travelport Strata Design	285273	45395	Registered	Peru	18-Jul-2006	28-Feb-2007	Travelport Inc.
Travelport Strata Design	285274	46320	Registered	Peru	18-Jul-2006	28-May-2007	Travelport Inc.
Travelport Strata Design	285275	45396	Registered	Peru	18-Jul-2006	28-Feb-2007	Travelport Inc.
Travelport Strata Design	285276	46321	Registered	Peru	18-Jul-2006	28-May-2007	Travelport Inc.
TRAVELPORT	4-2006-009296		Pending	Philippines	23-Aug-2006		Travelport Inc.
Travelport Strata Design	4-2006-009297	4-2006-009297	Registered	Philippines	23-Aug-2006	29-Oct-2007	Travelport Inc.
TRAVELPORT	44732	44732	Registered	Qatar	16-May-2007	30-Jul-2009	Travelport Americas, Inc.*
TRAVELPORT	44731	44731	Registered	Qatar	16-May-2007	30-Jul-2009	Travelport Americas, Inc.*
TRAVELPORT	44734	44734	Registered	Qatar	16-May-2007	30-Jul-2009	Travelport Americas, Inc.*
TRAVELPORT	44735	44734	Registered	Qatar	16-May-2007	30-Jul-2009	Travelport Americas, Inc.*
TRAVELPORT	44736	44736	Registered	Qatar	16-May-2007	30-Jul-2009	Travelport Americas, Inc.*
TRAVELPORT	44733	44733	Registered	Qatar	16-May-2007	30-Jul-2009	Travelport Americas, Inc.*
Travelport Strata Design	44737	44737	Registered	Qatar	16-May-2007	30-Jul-2009	Travelport Americas, Inc.*
Travelport Strata Design	44741	44741	Registered	Qatar	16-May-2007	30-Jul-2009	Travelport Americas, Inc.*
Travelport Strata Design	44742	44742	Registered	Qatar	16-May-2007	30-Jul-2009	Travelport Americas, Inc.*
Travelport Strata Design	44738	44738	Registered	Qatar	16-May-2007	30-Jul-2009	Travelport Americas, Inc.*
Travelport Strata Design	44739	44739	Registered	Qatar	16-May-2007	30-Sep-2009	Travelport Americas, Inc.*

25

					App.	Reg.	Record
Trademark	App. No.	Reg. No.	Status	Country	Date	Date	Owner
Travelport Strata Design	44740	44740	Registered	Qatar	16-May-2007	30-Sep-2009	Travelport Americas, Inc.*
TRAVELPORT	2006719462	370294	Registered	Russian Federation	13-Jul-2006	22-Jan-2009	Travelport Inc.
TRAVELPORT	2008709393	390555	Registered	Russian Federation	28-Mar-2008	05-Oct-2009	Travelport Inc.
Travelport Strata Design	2006719463	342000	Registered	Russian Federation	13-Jul- 2007	23-Jan-2008	Travelport Inc.
TRAVELPORT	6541/JRK		Pending	Rwanda	11-Dec-2008		Travelport Inc.
TRAVELPORT	109646	1120/25	Registered	Saudi Arabia	26-Sep-2006	27-Dec-2009	Travelport Inc.
TRAVELPORT	109647	1120/26	Registered	Saudi Arabia	26-Sep-2006	27-Dec-2009	Travelport Inc.
TRAVELPORT	109648	1120/27	Registered	Saudi Arabia	26-Sep-2006	27-Dec-2009	Travelport Inc.
TRAVELPORT	109649	1120/28	Registered	Saudi Arabia	26-Sep-2006	27-Dec-2009	Travelport Inc.
TRAVELPORT	109650	1120/29	Registered	Saudi Arabia	26-Sep-2006	27-Dec-2009	Travelport Inc.
TRAVELPORT	109651	1123/47	Registered	Saudi Arabia	26-Sep-2006	30-Dec-2009	Travelport Inc.
TRAVELPORT	109652	1123/48	Registered	Saudi Arabia	26-Sep-2006	30-Dec-2009	Travelport Inc.
Travelport Strata Design	109653		Pending	Saudi Arabia	26-Sep-2007		Travelport Inc.
Travelport Strata Design	109654	969-82	Registered	Saudi Arabia	26-Sep-2007	16-Jan-2008	Travelport Inc.
Travelport Strata Design	109655		Pending	Saudi Arabia	26-Sep-2007		Travelport Inc.
Travelport Strata Design	109656	951/3/	Registered	Saudi Arabia	26-Sep-2007	21-Oct- 2007	Travelport Inc.
Travelport Strata Design	109657		Pending	Saudi Arabia	26-Sep-2007		Travelport Inc.
Travelport Strata Design	109658		Pending	Saudi Arabia	26-Sep-2007		Travelport Inc.
Travelport Strata Design	109659	951/57	Registered	Saudi Arabia	26-Sep-2007	21-Oct- 2007	Travelport Inc.
TRAVELPORT	T06/13592A	T06/13592A	Registered	Singapore	11-Jul-2006	11-Jul-2006	Travelport Inc.
TRAVELPORT	T06/13593Z	T06/13593Z	Registered	Singapore	11-Jul-2006	11-Jul-2006	Travelport Inc.
TRAVELPORT	T06/13595F	T06/13595F	Registered	Singapore	11-Jul-2006	11-Jul-2006	Travelport Inc.
TRAVELPORT	T06/13598J	T06/13598J	Registered	Singapore	11-Jul-2006	11-Jul-2006	Travelport Inc.
TRAVELPORT	T06/13597B	T06/13597B	Registered	Singapore	11-Jul-2006	11-Jul-2006	Travelport Inc.
TRAVELPORT	T06/13596D	T06/13596D	Registered	Singapore	11-Jul-2006	11-Jul-2006	Travelport Inc.
TRAVELPORT	T06/13594H	T06/13594H	Registered	Singapore	11-Jul-2006	11-Jul-2006	Travelport Inc.
Travelport Strata Design	T06/13783E	T06/13783E	Registered	Singapore	13-Jul-2006	13-Jul-2006	Travelport Inc.
Travelport Strata Design	T06/13779G	T06/13779G	Registered	Singapore	13-Jul-2006	13-Jul-2006	Travelport Inc.
Travelport Strata Design	T06/13778I	T06/13778I	Registered	Singapore	13-Jul-2006	13-Jul-2006	Travelport Inc.
Travelport Strata Design	T06/13785A	T06/13785A	Registered	Singapore	13-Jul-2006	13-Jul-2006	Travelport Inc.

26

					App.	Reg.	Record
Trademark	App. No.	Reg. No.	Status	Country	Date	Date	Owner
Travelport Strata Design	T06/13784C	T06/13784C	Registered	Singapore	13-Jul-2006	13-Jul-2006	Travelport Inc.
Travelport Strata Design	T06/13782G	T06/13782G	Registered	Singapore	13-Jul-2006	13-Jul-2006	Travelport Inc.
Travelport Strata Design	T06/13780J	T06/13780J	Registered	Singapore	13-Jul-2006	13-Jul-2006	Travelport Inc.
TRAVELPORT	2006/15183	2006/15183	Registered	South Africa	07-Jul-2006	07-Jul-2006	Travelport Inc.
TRAVELPORT	2006/15187	2006/15187	Registered	South Africa	07-Jul-2006	07-Jul-2006	Travelport Inc.
TRAVELPORT	2006/15184	2006/15184	Registered	South Africa	07-Jul-2006	07-Jul-2006	Travelport Inc.
TRAVELPORT	2006/15185		Pending	South Africa	07-Jul-2006		Travelport Inc.
TRAVELPORT	2006/15186	2006/15186	Registered	South Africa	07-Jul-2006	07-Jul-2006	Travelport Inc.
TRAVELPORT	2006/15188	2006/15188	Registered	South Africa	07-Jul-2006	07-Jul-2006	Travelport Inc.
TRAVELPORT	2006/15189	2006/15189	Registered	South Africa	07-Jul-2006	07-Jul-2006	Travelport Inc.
Travelport Strata Design	2006/15302	2006/15302	Registered	South Africa	10-Jul-2006	10-Jul-2006	Travelport Inc.
Travelport Strata Design	2006/15300	2006/15300	Registered	South Africa	10-Jul-2006	10-Jul-2006	Travelport Inc.
Travelport Strata Design	2006/15304	2006/15304	Registered	South Africa	10-Jul-2006	10-Jul-2006	Travelport Inc.
Travelport Strata Design	2006/15299	2006/15299	Registered	South Africa	10-Jul-2006	10-Jul-2006	Travelport Inc.
Travelport Strata Design	2006/15301	2006/15301	Registered	South Africa	10-Jul-2006	10-Jul-2006	Travelport Inc.
Travelport Strata Design	2006/15305	2006/15305	Registered	South Africa	10-Jul-2006	10-Jul-2006	Travelport Inc.
Travelport Strata Design	2006/15303	2006/15303	Registered	South Africa	10-Jul-2006	10-Jul-2006	Travelport Inc.
TRAVELPORT	147268		Pending	Sri Lanka	24-Sep-2008		Travelport Inc.
TRAVELPORT	147272		Pending	Sri Lanka	24-Sep-2008		Travelport Inc.
TRAVELPORT	147273		Pending	Sri Lanka	24-Sep-2008		Travelport Inc.
TRAVELPORT	147271		Pending	Sri Lanka	24-Sep-2008		Travelport Inc.
TRAVELPORT	147270		Pending	Sri Lanka	24-Sep-2008		Travelport Inc.
TRAVELPORT	147269		Pending	Sri Lanka	24-Sep-2008		Travelport Inc.
TRAVELPORT	D-600549	12332	Registered	St. Maarten	31-Aug-2006	20-Sep-2006	Travelport Inc.
Travelport Strata Design	D-600505	12420	Registered	St. Maarten	15-Aug-2006	20-Oct-2006	Travelport Inc.
TRAVELPORT	36264		Pending	Sudan	28-Oct-2006		Travelport Americas, Inc.*
TRAVELPORT	36267		Pending	Sudan	28-Oct-2006		Travelport Americas, Inc.*
TRAVELPORT	36265		Pending	Sudan	28-Oct-2006		Travelport Americas, Inc.*

27

					App.	Reg.	Record
Trademark	App. No.	Reg. No.	Status	Country	Date	Date	Owner
TRAVELPORT	36268		Pending	Sudan	28-Oct-2006		Travelport Americas, Inc.*
TRAVELPORT	36269		Pending	Sudan	28-Oct-2006		Travelport Americas, Inc.*
TRAVELPORT	36270		Pending	Sudan	28-Oct-2006		Travelport Americas, Inc.*
TRAVELPORT	36266		Pending	Sudan	28-Oct-2006		Travelport Americas, Inc.*
Travelport Strata Design	36258		Pending	Sudan	28-Oct-2007		Travelport Americas, Inc.*
Travelport Strata Design	36262		Pending	Sudan	28-Oct-2007		Travelport Americas, Inc.*
Travelport Strata Design	36263		Pending	Sudan	28-Oct-2007		Travelport Americas, Inc.*
Travelport Strata Design	36257		Pending	Sudan	28-Oct-2007		Travelport Americas, Inc.*
Travelport Strata Design	36259		Pending	Sudan	28-Oct-2007		Travelport Americas, Inc.*
Travelport Strata Design	36260		Pending	Sudan	28-Oct-2007		Travelport Americas, Inc.*
Travelport Strata Design	36261		Pending	Sudan	28-Oct-2007		Travelport Americas, Inc.*
TRAVELPORT	21716	21716	Registered	Suriname	24-Dec-2008	24-Dec-2008	Travelport Inc.
TRAVELPORT	56024/2006	553361	Registered	Switzerland	07-Jul-2006	03-Jan-2007	Travelport Inc.
Travelport Strata Design	56069	553377	Registered	Switzerland	10-Jul-2006	03-Jan-2007	Travelport Inc.
TRAVELPORT	151		Pending	Syria	09-Jan-2007		Travelport Americas, Inc.*
TRAVELPORT	153		Pending	Syria	09-Jan-2007		Travelport Americas, Inc.*
TRAVELPORT	154		Pending	Syria	09-Jan-2007		Travelport Americas, Inc.*
TRAVELPORT	150		Pending	Syria	09-Jan-2007		Travelport Americas, Inc.*
TRAVELPORT	152		Pending	Syria	09-Jan-2007		Travelport Americas, Inc.*
TRAVELPORT	155		Pending	Syria	09-Jan-2007		Travelport Americas, Inc.*
TRAVELPORT	156		Pending	Syria	09-Jan-2007		Travelport Americas, Inc.*

28

					App.	Reg.	Record
Trademark	App. No.	Reg. No.	Status	Country	Date	Date	Owner
Travelport Strata Design	160		Pending	Syria	09-Jan-2007		Travelport Americas, Inc.*
Travelport Strata Design	161		Pending	Syria	09-Jan-2007		Travelport Americas, Inc.*
Travelport Strata Design	159		Pending	Syria	09-Jan-2007		Travelport Americas, Inc.*
Travelport Strata Design	163		Pending	Syria	09-Jan-2007		Travelport Americas, Inc.*
Travelport Strata Design	162		Pending	Syria	09-Jan-2007		Travelport Americas, Inc.*
Travelport Strata Design	157		Pending	Syria	09-Jan-2007		Travelport Americas, Inc.*
Travelport Strata Design	158		Pending	Syria	09-Jan-2007		Travelport Americas, Inc.*
TRAVELPORT	95047747	1311785	Registered	Taiwan	19-Sep-2006	16-May-2008	Travelport Inc.
Travelport Strata Design	95047746	1303548	Registered	Taiwan	19-Sep-2006	1-Mar-2008	Travelport Inc.
TRAVELPORT	10010541		Pending	Tajikistan	21-Jun-2010		Travelport Inc.
TRAVELPORT	TZ/S/2008/520		Pending	Tanganyika	10-Dec-2008		Travelport Inc.
TRAVELPORT	TZ/S/2008/521		Pending	Tanganyika	10-Dec-2008		Travelport Inc.
TRAVELPORT	TZ/S/2008/522		Pending	Tanganyika	10-Dec-2008		Travelport Inc.
TRAVELPORT			Pending	Tanzania			Travelport Inc.
TRAVELPORT	638310		Pending	Thailand	08-Sep-2006		Travelport Inc.
TRAVELPORT	638312	BOR36191	Registered	Thailand	08-Sep-2006	08-Sep-2006	Travelport Inc.
TRAVELPORT	638311	269621	Registered	Thailand	08-Sep-2006	08-Sep-2006	Travelport Inc.
TRAVELPORT	638313	BOR36197	Registered	Thailand	08-Sep-2006	08-Sep-2006	Travelport Inc.
TRAVELPORT	638314		Pending	Thailand	08-Sep-2006		Travelport Inc.
TRAVELPORT	638315	BOR36618	Registered	Thailand	08-Sep-2006	08-Sep-2006	Travelport Inc.
TRAVELPORT	638316	BOR36151	Registered	Thailand	08-Sep-2006	08-Sep-2006	Travelport Inc.
Travelport Strata Design	638322	35654	Registered	Thailand	08-Sep-2006	08-Sep-2006	Travelport Inc.
Travelport Strata Design	638323	35653	Registered	Thailand	08-Sep-2006	08-Sep-2006	Travelport Inc.
Travelport Strata Design	638319	269620	Registered	Thailand	08-Sep-2006	08-Sep-2006	Travelport Inc.
Travelport Strata Design	638324	bOR36323	Registered	Thailand	08-Sep-2006	08-Sep-2006	Travelport Inc.
Travelport Strata Design	638318	Kor295821	Registered	Thailand	08-Sep-2006	07-Apr-2009	Travelport Inc.
Travelport Strata Design	638320	BOR36216	Registered	Thailand	08-Sep-2006	07-Sep-2006	Travelport Inc.

29

					App.	Reg.	Record
Trademark	App. No.	Reg. No.	Status	Country	Date	Date	Owner
Travelport Strata Design	638321	BOR35613	Registered	Thailand	08-Sep-2006	08-Sep-2006	Travelport Inc.
TRAVELPORT	EE062750	EE062750	Registered	Tunisia	16-Oct-2006	16-Apr-2008	Travelport Americas, Inc.*
Travelport Strata Design	EE062751	EE062751	Registered	Tunisia	16-Oct-2006	16-Apr-2008	Travelport Americas, Inc.*
TRAVELPORT	2006/50039	2006/50039	Registered	Turkey	16-Aug-2006	16-Oct-2006	Travelport Americas, Inc.*
Travelport Strata Design	2006-50514	2006/50514	Registered	Turkey	18-Oct-2006	18-Oct-2006	Travelport Americas, Inc.*
TRAVELPORT	31833	31833	Registered	Uganda	16-Dec-2008	16-Dec-2008	Travelport Inc.
TRAVELPORT	31834	31834	Registered	Uganda	16-Dec-2008	25-May-2011	Travelport Inc.
TRAVELPORT	2008 22129	127335	Registered	Ukraine	25-Dec-2008	25-Aug-2010	Travelport Inc.
TRAVELPORT	85408	102648	Registered	United Arab Emirates	14-Sep-2006	28-Apr-2010	Travelport Inc.
TRAVELPORT	85407		Pending	United Arab Emirates	14-Sep-2006		Travelport Inc.
TRAVELPORT	85413	102639	Registered	United Arab Emirates	14-Sep-2006	27-Apr-2010	Travelport Inc.
TRAVELPORT	85410		Pending	United Arab Emirates	14-Sep-2006		Travelport Inc.
TRAVELPORT	85411	102641	Registered	United Arab Emirates	14-Sep-2006	28-Apr-2010	Travelport Inc.
TRAVELPORT	85412		Pending	United Arab Emirates	14-Sep-2006		Travelport Inc.
TRAVELPORT	85409	102642	Registered	United Arab Emirates	14-Sep-2006	28-Apr-2010	Travelport Inc.
Travelport Strata Design	85400	87872	Registered	United Arab Emirates	14-Sep-2006	20-Apr-2008	Travelport Inc.
Travelport Strata Design	85401	87966	Registered	United Arab Emirates	14-Sep-2006	22-Apr-2008	Travelport Inc.
Travelport Strata Design	85403	90894	Registered	United Arab Emirates	14-Sep-2006	29-Jul-2008	Travelport Inc.
Travelport Strata Design	85405	87967	Registered	United Arab Emirates	14-Sep-2006	22-Apr-2008	Travelport Inc.
Travelport Strata Design	85402	88765	Registered	United Arab Emirates	14-Sep-2006	25-May-2008	Travelport Inc.
Travelport Strata Design	85404	90896	Registered	United Arab Emirates	14-Sep-2006	29-Jul-2008	Travelport Inc.
Travelport Strata Design	85406	90898	Registered	United Arab Emirates	14-Sep-2006	29-Jul-2008	Travelport Inc.
ASK TRAVELPORT	77/519455	3753654	Registered	United States of America	10-Jul-2008	02-Mar-2010	Travelport Inc.
JUMPSTART	78/513568	3041040	Registered	United States of America	09-Nov-2004	10-Jan-2006	Travelport Inc.
THOR	75/693851	2533290	Registered	United States of America	28-Apr-1999	29-Jan-2002	Travelport Inc.
THOR	75/344802	2252615	Registered	United States of America	21-Aug-1997	15-Jun-1999	Trip.com, Inc.***

30

					App.	Reg.	Record
Trademark	App. No.	Reg. No.	Status	Country	Date	Date	Owner
THOR & Design	76/104845	2613296	Registered	United States of America	08-Aug-2000	27-Aug-2002	Travelport Inc.
THOR DESIGN	76/104844	2479890	Registered	United States of America	08-Aug-2000	21-Aug-2001	Travelport Inc.
TRAVELPORT	76/251034	2679926	Registered	United States of America	04-May-2001	28-Jan-2003	Travelport Inc.
TRAVELPORT	78/861891	3843199	Registered	United States of America	14-Apr-2006	31-Aug-2010	Travelport Inc.
TRAVELPORT EXPRESS	78/282397	2,958,286	Registered	United States of America	04-Aug-2003	31-May-2005	Travelport Inc.
TRAVELPORT FARE VERIFIED	77/373306	3699677	Registered	United States of America	16-Jan-2008	20-Oct-2009	Travelport Inc.
TRAVELPORT RAPID REPRICE	77/375381	3617030	Registered	United States of America	18-Jan-2008	05-May-2009	Travelport Inc.
Travelport Strata Design	78/920241	3720208	Registered	United States of America	29-Jun-2006	01-Dec-2009	Travelport Inc.
TRAVELPORT TRAVERSA	77/415986	3842009	Registered	United States of America	07-Mar-2008	31-Aug-2010	Travelport Inc.
TRAVELPORT VIEWTRIP	77/375692	3617033	Registered	United States of America	18-Jan-2008	05-May-2009	Travelport Inc.
TRAVELPORT	MGU 20260	MGU 20260	Registered	Uzbekistan	26-Feb-2010	15-Nov-2010	Travelport Inc.
TRAVELPORT	2006-15661	293574	Registered	Venezuela	19-Jul-2006	6-May-2009	Travelport Inc.
TRAVELPORT	2006-15660	293573	Registered	Venezuela	19-Jul-2006	6-May-2009	Travelport Inc.
TRAVELPORT	2006-15663	41490	Registered	Venezuela	19-Jul-2006	6-May-2009	Travelport Inc.
TRAVELPORT	2006-15665	41492	Registered	Venezuela	19-Jul-2006	6-May-2009	Travelport Inc.
TRAVELPORT	2006-15664	41491	Registered	Venezuela	19-Jul-2006	6-May-2009	Travelport Inc.
TRAVELPORT	2006-15666	41493	Registered	Venezuela	19-Jul-2006	6-May-2009	Travelport Inc.
TRAVELPORT	2006-15667	41494	Registered	Venezuela	19-Jul-2006	6-May-2009	Travelport Inc.
Travelport Strata Design	2006-15659	293572	Registered	Venezuela	19-Jul-2006	6-May-2009	Travelport Inc.
Travelport Strata Design	2006-015670	41497	Registered	Venezuela	19-Jul-2006	6-May-2009	Travelport Inc.
Travelport Strata Design	2006-15672	41498	Registered	Venezuela	19-Jul-2006	6-May-2009	Travelport Inc.
Travelport Strata Design	2006-15668	41495	Registered	Venezuela	19-Jul-2006	6-May-2009	Travelport Inc.
Travelport Strata Design	2006-15669	41496	Registered	Venezuela	19-Jul-2006	6-May-2009	Travelport Inc.
Travelport Strata Design	2006-15658	293571	Registered	Venezuela	19-Jul-2006	6-May-2009	Travelport Inc.
Travelport Strata Design	2006-15673	41499	Registered	Venezuela	19-Jul-2006	6-May-2009	Travelport Inc.
TRAVELPORT	4-2006-17375	4-0101685-000	Registered	Viet Nam	17-Oct-2006	22-May-2008	Travelport Americas, Inc.*
Travelport Strata Design	4-2006-17429	108393	Registered	Viet Nam	17-Oct-2006	30-Jul-2009	Travelport Americas, Inc.*

31

					App.	Reg.	Record
Trademark	App. No.	Reg. No.	Status	Country	Date	Date	Owner
TRAVELPORT	46833	37962	Registered	Yemen, Republic of	28-Feb-2009	16-Jan-2010	Travelport Inc.
TRAVELPORT	46834	37963	Registered	Yemen, Republic of	28-Feb-2009	16-Jan-2010	Travelport Inc.
TRAVELPORT	46835	37964	Registered	Yemen, Republic of	28-Feb-2009	16-Jan-2010	Travelport Inc.
TRAVELPORT	46836	37965	Registered	Yemen, Republic of	28-Feb-2009	16-Jan-2010	Travelport Inc.
TRAVELPORT	46837	37966	Registered	Yemen, Republic of	28-Feb-2009	16-Jan-2010	Travelport Inc.
TRAVELPORT	46838	38676	Registered	Yemen, Republic of	28-Feb-2009	16-Jan-2010	Travelport Inc.
TRAVELPORT	46839	39767	Registered	Yemen, Republic of	28-Feb-2009	16-Jan-2010	Travelport Inc.
TRAVELPORT	1028/2008	1028/2008	Registered	Zambia	16-Dec-2008	16-Dec-2008	Travelport Inc.
TRAVELPORT	1029/2008	1029/2008	Registered	Zambia	16-Dec-2008	16-Dec-2008	Travelport Inc.
TRAVELPORT	ZN/S/2008/000246		Pending	Zanzibar	16-Dec-2008		Travelport Inc.
TRAVELPORT	ZN/S/2008/000247		Pending	Zanzibar	16-Dec-2008		Travelport Inc.
TRAVELPORT	ZN/S/2008/000248		Pending	Zanzibar	16-Dec-2008		Travelport Inc.
TRAVELPORT	1448/2008		Pending	Zimbabwe	15-Dec-2008		Travelport Inc.
TRAVELPORT	1449/2008		Pending	Zimbabwe	15-Dec-2008		Travelport Inc.
TRAVELPORT	1450/2008		Pending	Zimbabwe	15-Dec-2008		Travelport Inc.

*	- Travelport Americas, Inc. assigned rights to its trademarks to Travelport Inc.

**	- The trademark of HotelPort, Inc, is now owned by Travelport Inc.

***	- Trip.com, Inc. merged into Travelport Inc.
TRADEMARK REGISTRATIONS AND APPLICATIONS OWNED BY
WORLDSPAN TECHNOLOGIES INC.

	App.	Reg.			App.
Trademark	No.	No.	Status	Country	Date	Reg. Date	Record Owner
TRAVELPORTSAVER	78/679732	3345399	Registered	United States of America	27-Jul-2005	27-Nov-2007	Worldspan Technologies Inc.

32

Exhibit I to the
Second Lien Intellectual Property
Security Agreement
           SUPPLEMENT NO. __, dated as of [•] (this “Supplement”), to the Second Lien Intellectual Property Security Agreement, dated as of [•], 2011 (as amended, amended and restated, supplemented or otherwise modified from time to time, the “Intellectual Property Security Agreement”), among TRAVELPORT LIMITED, a company incorporated under the laws of Bermuda (“Holdings”), TRAVELPORT LLC, a Delaware corporation (the “Borrower”), WALTONVILLE LIMITED, a company incorporated under the laws of Gibraltar (“Intermediate Parent”), TDS INVESTOR (LUXEMBOURG) S.A.R.L., a société à responsabilité limitée incorporated under the laws of Luxembourg (“TDS Intermediate Parent”), the other Subsidiaries of Holdings from time to time party thereto and WELLS FARGO BANK, NATIONAL ASSOCIATION, as Collateral Agent (as used herein as defined in the Intellectual Property Security Agreement referred to below).
          A. Reference is made to the Second Lien Credit Agreement, dated as of [•] (as amended, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among the Borrower, Holdings, Intermediate Parent, TDS Intermediate Parent, Wells Fargo Bank, National Association, as the “Administrative Agent” (under and as defined therein), Wells Fargo Bank, National Association, as the “Collateral Agent” (under and as defined therein) and each Lender from time to time party thereto.
          B. Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the Intellectual Property Security Agreement.
          C. The Grantors have entered into the Intellectual Property Security Agreement in order to induce the Lenders to make Loans. Section 5.14 of the Intellectual Property Security Agreement provides that additional Restricted Subsidiaries of the Borrower may become Subsidiary Parties under the Intellectual Property Security Agreement by execution and delivery of an instrument in the form of this Supplement. The undersigned Restricted Subsidiary (the “New Subsidiary”) is executing this Supplement in accordance with the requirements of the Credit Agreement to become a Subsidiary Party under the Intellectual Property Security Agreement and as consideration for Loans previously made.
          Accordingly, the Collateral Agent and the New Subsidiary agree as follows:
          SECTION 1. In accordance with Section 5.14 of the Intellectual Property Security Agreement, the New Subsidiary by its signature below becomes a Subsidiary Party (and accordingly, becomes a Grantor) and Grantor under the Intellectual Property Security Agreement with the same force and effect as if originally named therein as a Subsidiary Party and the New Subsidiary hereby (a) agrees to all the terms and provisions of the Intellectual Property Security Agreement applicable to it as a Subsidiary Party and Grantor thereunder and (b) represents and warrants that the representations and warranties made by it as a Grantor thereunder are true and correct in all material respects on and as of the date hereof. In furtherance of the foregoing, the New Subsidiary, as security for the payment and performance in full of the Obligations, does hereby create and grant to the Collateral Agent, its successors and assigns, for the benefit of the Secured Parties, their successors and assigns, a security interest in and lien on all of the New Subsidiary’s right, title and interest in and to the Collateral (as defined in the Intellectual Property Security Agreement) of the New Subsidiary. Each reference to a “Grantor” in the Intellectual Property Security Agreement shall be deemed to include the New Subsidiary. The Intellectual Property Security Agreement is hereby incorporated herein by reference.
          SECTION 2. The New Subsidiary represents and warrants to the Collateral Agent and the other Secured Parties that this Supplement has been duly authorized, executed and delivered by it and constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms, except as such enforceability may be limited by Debtor Relief Laws, fraudulent transfer, preference or similar laws and by general principles of equity.
          SECTION 3. This Supplement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Supplement shall become effective when the Collateral Agent shall have received a counterpart of this Supplement that bears the signature of the New Subsidiary and the Collateral Agent has executed a counterpart hereof. Delivery of an executed signature page to this Supplement by facsimile transmission or other electronic image transmission (e.g. “PDF” or “TIF” via electronic mail) shall be as effective as delivery of a manually signed counterpart of this Supplement.
          SECTION 4. The New Subsidiary hereby represents and warrants that (a) set forth on Schedule I attached hereto is a true and correct schedule of any and all Collateral of the New Subsidiary consisting of Intellectual Property and (b) set forth under its signature hereto, is the true and correct legal name of the New Subsidiary, its jurisdiction of formation and the location of its chief executive office.
          SECTION 5. Except as expressly supplemented hereby, the Intellectual Property Security Agreement shall remain in full force and effect.
          SECTION 6. THIS SUPPLEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.
          SECTION 7. In case any one or more of the provisions contained in this Supplement should be held invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein and in the Intellectual Property Security Agreement shall not in any way be affected or impaired thereby (it being understood that the invalidity of a particular provision in a particular jurisdiction shall not in and of itself affect the validity of such provision in any other jurisdiction). The parties hereto shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.
          SECTION 8. All communications and notices hereunder shall be in writing and given as provided in Section 5.01 of the Intellectual Property Security Agreement.

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          SECTION 9. The New Subsidiary agrees to reimburse the Collateral Agent for its reasonable out-of-pocket expenses in connection with this Supplement, including the reasonable fees, other charges and disbursements of counsel for the Collateral Agent.
          SECTION 10. Notwithstanding anything herein to the contrary, the lien and security interest granted to Collateral Agent pursuant to this Supplement and the exercise of any right or remedy by Collateral Agent hereunder are subject to the provisions of the Intercreditor Agreement. In the event of any conflict between the terms of the Intercreditor Agreement and this Supplement, the terms of the Intercreditor Agreement shall govern and control.
          IN WITNESS WHEREOF, the New Subsidiary and the Collateral Agent have duly executed this Supplement to the Intellectual Property Security Agreement as of the day and year first above written.

[NAME OF NEW SUBSIDIARY],
By:
Name:
Title: Legal Name: Jurisdiction of Formation: Location of Chief Executive Office:

WELLS FARGO BANK, NATIONAL ASSOCIATION, as Collateral Agent
By:
Name:
Title:

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Schedule I to the
Supplement No. __ to
the Second Lien Intellectual Property
Security Agreement
INTELLECTUAL PROPERTY

EXHIBIT II
GRANT OF
SECURITY INTEREST IN COPYRIGHTS (SECOND LIEN)
     This GRANT OF SECURITY INTEREST IN COPYRIGHTS (SECOND LIEN) (this “Agreement”), effective as of [__________ ___], [_____], is made by [__________], a [__________] with offices located at [__________] (the “Grantor”), in favor of WELLS FARGO BANK, NATIONAL ASSOCIATION, a national banking association with offices located at 625 Marquette Avenue, 11th Floor, Minneapolis, Minnesota 55479, as Collateral Agent (the “Agent”) for Secured Parties under the Second Lien Credit Agreement, dated as of September ____, 2011 (as amended, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among TRAVELPORT LLC, a Delaware limited liability company (the “Borrower”), TRAVELPORT LIMITED, a company incorporated under the laws of Bermuda (“Holdings”), WALTONVILLE LIMITED, a company incorporated under the laws of Gibraltar (“Intermediate Parent”), TDS INVESTOR (LUXEMBOURG) S.A.R.L., a société à responsabilité limitée incorporated under the laws of Luxembourg (“TDS Intermediate Parent”), the Agent and each Lender from time to time party thereto.
W I T N E S S E T H:
     WHEREAS, pursuant to the Credit Agreement, the Lenders have agreed to extend credit to the Borrower subject to the terms and conditions set forth therein;
     WHEREAS, in connection with the Credit Agreement, Holdings, Borrower, Intermediate Parent, TDS Intermediate Parent, the Grantor and certain other related entities of the Borrower have executed and delivered that certain Second Lien Intellectual Property Security Agreement, dated as of September ____, 2011, in favor of the Agent (together with all amendments and modifications, if any, from time to time thereafter made thereto, the “IP Security Agreement”);
     WHEREAS, pursuant to the IP Security Agreement, as security for the payment or performance, as the case may be, in full of the Obligations, including the Guarantees, the Grantor collaterally assigned and pledged, to the Agent, its successors and assigns, for the benefit of the Secured Parties, and granted to the Agent, its successors and assigns, for the benefit of the Secured Parties, a security interest in all right, title or interest in or to any and all of the Collateral, including the Copyrights; and
     WHEREAS, the Grantor has duly authorized the execution, delivery and performance of this Agreement.
     NOW THEREFORE, for good and valuable consideration, the receipt of which is hereby acknowledged, the Grantor agrees, for the benefit of the Agent and the Lenders, as follows:
     SECTION 1. Definitions. Unless otherwise defined herein or the context otherwise requires, terms used in this Agreement, including its preamble and recitals, have the meanings provided or provided by reference in the Credit Agreement and the IP Security Agreement.

     SECTION 2. Grant of Security Interest. As security for the payment or performance, as the case may be, in full of the Obligations, including the Guarantees, the Grantor hereby collaterally assigns and pledges to the Agent, its successors and assigns, for the benefit of the Secured Parties, and hereby grants to the Agent, its successors and assigns, for the benefit of the Secured Parties, a security interest in all of the Grantor’s right, title and interest in, to and under the Copyrights (including, without limitation, those items listed on Schedule A hereto) (collectively, the “Copyright Collateral”).
     SECTION 3. Purpose. This Agreement has been executed and delivered by the Grantor for the purpose of recording the grant of security interest herein with the United States Copyright Office. The security interest granted hereby has been granted to the Agent in connection with the IP Security Agreement and is expressly subject to the terms and conditions thereof. The IP Security Agreement (and all rights and remedies of the Agent thereunder) shall remain in full force and effect in accordance with its terms.
     SECTION 4. Intercreditor Agreement. Notwithstanding anything herein to the contrary, the lien and security interest granted to the Agent pursuant to this Agreement and the exercise of any right or remedy by the Agent hereunder are subject to the provisions of the Intercreditor Agreement. In the event of any conflict between the terms of the Intercreditor Agreement and this Agreement, the terms of the Intercreditor Agreement shall govern and control.
     SECTION 5. Counterparts. This Agreement may be executed in counterparts, each of which shall constitute an original but all of which when taken together shall constitute a single contract. Delivery of an executed signature page to this Agreement by facsimile transmission or other electronic image transmission (e.g. “PDF” or “TIF” via electronic email) shall be as effective as delivery of a manually signed counterpart of this Agreement.
     SECTION 6. Governing Law. This Agreement shall be construed in accordance with and governed by the law of the State of New York.
[Signature Page Follows]

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     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their respective officers as of the date first above written.

[GRANTOR]
By:
Name:
Title:

Accepted and Agreed:
WELLS FARGO BANK,
NATIONAL ASSOCIATION

By:

Name:
Title:

EXHIBIT III
GRANT OF
SECURITY INTEREST IN TRADEMARKS (SECOND LIEN)
     This GRANT OF SECURITY INTEREST IN TRADEMARKS (SECOND LIEN) (this “Agreement”), effective as of [__________ ___], [_____], is made by [__________], a [__________] with offices located at [__________] (the “Grantor”), in favor of WELLS FARGO BANK, NATIONAL ASSOCIATION, a national banking association with offices located at 625 Marquette Avenue, 11th Floor, Minneapolis, Minnesota 55479, as Collateral Agent (the “Agent”) for Secured Parties under the Second Lien Credit Agreement, dated as of September ____, 2011 (as amended, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among TRAVELPORT LLC, a Delaware limited liability company (the “Borrower”), TRAVELPORT LIMITED, a company incorporated under the laws of Bermuda (“Holdings”), WALTONVILLE LIMITED, a company incorporated under the laws of Gibraltar (“Intermediate Parent”), TDS INVESTOR (LUXEMBOURG) S.A.R.L., a société à responsabilité limitée incorporated under the laws of Luxembourg (“TDS Intermediate Parent”), the Agent and each Lender from time to time party thereto.
W I T N E S S E T H:
     WHEREAS, pursuant to the Credit Agreement, the Lenders have agreed to extend credit to the Borrower subject to the terms and conditions set forth therein;
     WHEREAS, in connection with the Credit Agreement, Holdings, Borrower, Intermediate Parent, TDS Intermediate Parent, the Grantor and certain other related entities of the Borrower have executed and delivered that certain Second Lien Intellectual Property Security Agreement, dated as of September ____, 2011, in favor of the Agent (together with all amendments and modifications, if any, from time to time thereafter made thereto, the “IP Security Agreement”);
     WHEREAS, pursuant to the IP Security Agreement, as security for the payment or performance, as the case may be, in full of the Obligations, including the Guarantees, the Grantor collaterally assigned and pledged, to the Agent, its successors and assigns, for the benefit of the Secured Parties, and granted to the Agent, its successors and assigns, for the benefit of the Secured Parties, a security interest in all right, title or interest in or to any and all of the Collateral, including the Trademarks; and
     WHEREAS, the Grantor has duly authorized the execution, delivery and performance of this Agreement.
     NOW THEREFORE, for good and valuable consideration, the receipt of which is hereby acknowledged, the Grantor agrees, for the benefit of the Agent and the Lenders, as follows:
     SECTION 1. Definitions. Unless otherwise defined herein or the context otherwise requires, terms used in this Agreement, including its preamble and recitals, have the meanings provided or provided by reference in the Credit Agreement and the IP Security Agreement.

     SECTION 2. Grant of Security Interest. As security for the payment or performance, as the case may be, in full of the Obligations, including the Guarantees, the Grantor hereby collaterally assigns and pledges to the Agent, its successors and assigns, for the benefit of the Secured Parties, and hereby grants to the Agent, its successors and assigns, for the benefit of the Secured Parties, a security interest in all of the Grantor’s right, title and interest in, to and under the Trademarks (including, without limitation, those items listed on Schedule A hereto) (collectively, the “Trademark Collateral”); provided, however, that the security interest granted by the Grantor hereunder shall not include any intent-to-use application for a Trademark that may be deemed invalidated, cancelled or abandoned due to the grant and/or enforcement of such security interest unless and until such time that the acceptable evidence of use of such Trademark is filed with the United States Patent and Trademark Office and grant and/or enforcement of the security interest will not affect the status or validity of such application for such Trademark of the resulting registration.
     SECTION 3. Purpose. This Agreement has been executed and delivered by the Grantor for the purpose of recording the grant of security interest herein with the United States Patent and Trademark Office. The security interest granted hereby has been granted to the Agent in connection with the IP Security Agreement and is expressly subject to the terms and conditions thereof. The IP Security Agreement (and all rights and remedies of the Agent thereunder) shall remain in full force and effect in accordance with its terms.
     SECTION 4. Intercreditor Agreement. Notwithstanding anything herein to the contrary, the lien and security interest granted to the Agent pursuant to this Agreement and the exercise of any right or remedy by the Agent hereunder are subject to the provisions of the Intercreditor Agreement. In the event of any conflict between the terms of the Intercreditor Agreement and this Agreement, the terms of the Intercreditor Agreement shall govern and control.
     SECTION 5. Counterparts. This Agreement may be executed in counterparts, each of which shall constitute an original but all of which when taken together shall constitute a single contract. Delivery of an executed signature page to this Agreement by facsimile transmission or other electronic image transmission (e.g. “PDF” or “TIF” via electronic email) shall be as effective as delivery of a manually signed counterpart of this Agreement.
     SECTION 6. Governing Law. This Agreement shall be construed in accordance with and governed by the law of the State of New York.
[Signature Page Follows]

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     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their respective officers as of the date first above written.

[GRANTOR]
By:
Name:
Title:

Accepted and Agreed:
WELLS FARGO BANK,
NATIONAL ASSOCIATION

By:

Name:
Title:

EXHIBIT IV
GRANT OF
SECURITY INTEREST IN PATENTS (SECOND LIEN)
     This GRANT OF SECURITY INTEREST IN PATENTS (SECOND LIEN) (this “Agreement”), effective as of [__________ ___], [_____], is made by [__________], a [__________] with offices located at [__________] (the “Grantor”), in favor of WELLS FARGO BANK, NATIONAL ASSOCIATION, a national banking association with offices located at 625 Marquette Avenue, 11th Floor, Minneapolis, Minnesota 55479, as Collateral Agent (the “Agent”) for Secured Parties under the Second Lien Credit Agreement, dated as of September ____, 2011 (as amended, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among TRAVELPORT LLC, a Delaware limited liability company (the “Borrower”), TRAVELPORT LIMITED, a company incorporated under the laws of Bermuda (“Holdings”), WALTONVILLE LIMITED, a company incorporated under the laws of Gibraltar (“Intermediate Parent”), TDS INVESTOR (LUXEMBOURG) S.A.R.L., a société à responsabilité limitée incorporated under the laws of Luxembourg (“TDS Intermediate Parent”), the Agent and each Lender from time to time party thereto.
W I T N E S S E T H:
     WHEREAS, pursuant to the Credit Agreement, the Lenders have agreed to extend credit to the Borrower subject to the terms and conditions set forth therein;
     WHEREAS, in connection with the Credit Agreement, Holdings, Borrower, Intermediate Parent, TDS Intermediate Parent, the Grantor and certain other related entities of the Borrower have executed and delivered that certain Second Lien Intellectual Property Security Agreement, dated as of September ____, 2011, in favor of the Agent (together with all amendments and modifications, if any, from time to time thereafter made thereto, the “IP Security Agreement”);
     WHEREAS, pursuant to the IP Security Agreement, as security for the payment or performance, as the case may be, in full of the Obligations, including the Guarantees, the Grantor collaterally assigned and pledged, to the Agent, its successors and assigns, for the benefit of the Secured Parties, and granted to the Agent, its successors and assigns, for the benefit of the Secured Parties, a security interest in all right, title or interest in or to any and all of the Collateral, including the Patents; and
     WHEREAS, the Grantor has duly authorized the execution, delivery and performance of this Agreement.
     NOW THEREFORE, for good and valuable consideration, the receipt of which is hereby acknowledged, the Grantor agrees, for the benefit of the Agent and the Lenders, as follows:
     SECTION 1. Definitions. Unless otherwise defined herein or the context otherwise requires, terms used in this Agreement, including its preamble and recitals, have the meanings provided or provided by reference in the Credit Agreement and the IP Security Agreement.

     SECTION 2. Grant of Security Interest. As security for the payment or performance, as the case may be, in full of the Obligations, including the Guarantees, the Grantor hereby collaterally assigns and pledges to the Agent, its successors and assigns, for the benefit of the Secured Parties, and hereby grants to the Agent, its successors and assigns, for the benefit of the Secured Parties, a security interest in all of the Grantor’s right, title and interest in, to and under the Patents (including, without limitation, those items listed on Schedule A hereto) (collectively, the “Patent Collateral”).
     SECTION 3. Purpose. This Agreement has been executed and delivered by the Grantor for the purpose of recording the grant of security interest herein with the United States Patent and Trademark Office. The security interest granted hereby has been granted to the Agent in connection with the IP Security Agreement and is expressly subject to the terms and conditions thereof. The IP Security Agreement (and all rights and remedies of the Agent thereunder) shall remain in full force and effect in accordance with its terms.
     SECTION 4. Intercreditor Agreement. Notwithstanding anything herein to the contrary, the lien and security interest granted to the Agent pursuant to this Agreement and the exercise of any right or remedy by the Agent hereunder are subject to the provisions of the Intercreditor Agreement. In the event of any conflict between the terms of the Intercreditor Agreement and this Agreement, the terms of the Intercreditor Agreement shall govern and control.
     SECTION 5. Counterparts. This Agreement may be executed in counterparts, each of which shall constitute an original but all of which when taken together shall constitute a single contract. Delivery of an executed signature page to this Agreement by facsimile transmission or other electronic image transmission (e.g. “PDF” or “TIF” via electronic email) shall be as effective as delivery of a manually signed counterpart of this Agreement.
     SECTION 6. Governing Law. This Agreement shall be construed in accordance with and governed by the law of the State of New York.
[Signature Page Follows]

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     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their respective officers as of the date first above written.

[GRANTOR]
By:
Name:
Title:

Accepted and Agreed:
WELLS FARGO BANK,
NATIONAL ASSOCIATION

By:

Name:
Title:

EXHIBIT H
Intercreditor Agreement
See attached.

INTERCREDITOR AGREEMENT,
Dated as of
September 30, 2011,
among
UBS AG, STAMFORD BRANCH,
as First Priority Collateral Agent,
UBS AG, STAMFORD BRANCH,
as First Priority Administrative Agent,
WELLS FARGO BANK, NATIONAL ASSOCIATION,
as Second Priority Collateral Agent,
WELLS FARGO BANK, NATIONAL ASSOCIATION,
as Second Priority Administrative Agent,
TRAVELPORT LLC,
as the Borrower,
TRAVELPORT LIMITED,
as Holdings,
WALTONVILLE LIMITED,
as Intermediate Parent,
TDS INVESTOR (LUXEMBOURG) S.A.R.L.,
as TDS Intermediate Parent,
and

CERTAIN SUBSIDIARIES OF HOLDINGS
IDENTIFIED HEREIN

ii

i

ii

INTERCREDITOR AGREEMENT
     This INTERCREDITOR AGREEMENT, dated as of September 30, 2011, is among UBS AG, STAMFORD BRANCH, as collateral agent for the First Priority Secured Parties under the First Priority Documents referenced below (in such capacity, the “First Priority Collateral Agent”), UBS AG, STAMFORD BRANCH, as administrative agent under the First Priority Documents referenced below (in such capacity, the “First Priority Administrative Agent”), WELLS FARGO BANK, NATIONAL ASSOCIATION, as collateral agent for the Second Priority Secured Parties under the Second Priority Documents referenced below (in such capacity, the “Second Priority Collateral Agent”), WELLS FARGO BANK, NATIONAL ASSOCIATION, as administrative agent under the Second Priority Documents referenced below (in such capacity, the “Second Priority Administrative Agent”), TRAVELPORT LIMITED, a Bermuda company (“Holdings”), TRAVELPORT LLC, a Delaware corporation (the “Borrower”), and the other undersigned Obligors (as hereinafter defined).
W I T N E S S E T H:
     WHEREAS, the Borrower, the Person or Persons from time to time party thereto as lenders, the First Priority Administrative Agent (as hereinafter defined), the First Priority Collateral Agent, Holdings and the other “Guarantors” specified therein previously entered into a Fourth Amended and Restated Credit Agreement, dated as of August 23, 2006, as amended and restated as of September 30, 2011 (as further amended, supplemented, amended and restated or otherwise modified from time to time, the “First Priority Credit Agreement”);
     WHEREAS, the Obligors have granted to the First Priority Collateral Agent, for the benefit of the First Priority Secured Parties, security interests in the Collateral (as hereinafter defined) as security for payment and performance of the First Priority Claims (as hereinafter defined);
     WHEREAS, the Borrower, the Person or Persons from time to time party thereto as lenders, the Second Priority Administrative Agent (as hereinafter defined), the Second Priority Collateral Agent, Holdings and the other “Guarantors” specified therein are entering into a Second Lien Credit Agreement, dated as of September 30, 2011 (as amended, supplemented, amended and restated or otherwise modified from time to time, the “Second Priority Credit Agreement”); and
     WHEREAS, the Obligors will grant to the Second Priority Collateral Agent, for the benefit of the Second Priority Secured Parties, security interests in the Collateral as security for payment and performance of the Second Priority Claims (as hereinafter defined).

     NOW, THEREFORE, in consideration of the foregoing, the mutual covenants and obligations herein set forth and for other good and valuable consideration, the adequacy and receipt of which are hereby acknowledged, and in reliance upon the representations, warranties and covenants herein contained, the parties hereto, intending to be legally bound, hereby agree as follows:
     Section 1. Definitions.
     1.1 Defined Terms. As used in this Agreement, the following terms shall have the following meanings (such meanings to be equally applicable to both the singular and the plural forms of the terms indicated):
     “Agreement” means this Intercreditor Agreement, as amended, supplemented, amended and restated or otherwise modified from time to time in accordance with the terms hereof.
     “Bankruptcy Code” means Title 11 of the United States Code (11 U.S.C. 101 et seq.).
     “Borrower” is defined in the preamble.
     “Business Day” means any day other than a Saturday, Sunday or other day on which commercial banks are authorized to close under the Laws of, or are in fact closed in, New York, NY or the state where any of the First Priority Collateral Agent’s, the Second Priority Collateral Agent’s, the First Priority Administrative Agent’s or the Second Priority Administrative Agent’s office for notices pursuant to Section 8.9 is located.
     “Collateral” means any property, real, personal or mixed, of any Obligor in which the First Priority Collateral Agent, any First Priority Secured Party, the Second Priority Collateral Agent or any Second Priority Secured Party has a security interest pursuant to any First Priority Collateral Document or Second Priority Collateral Document, as the case may be; provided that “Collateral” shall not include, for all purposes under this Agreement, the Tranche S Collateral Account (as defined in the First Priority Credit Agreement).
     “Collateral Documents” means the First Priority Collateral Documents and the Second Priority Collateral Documents (and including, for sake of clarity, this Agreement).
     “Comparable Collateral Document” means, in relation to any Collateral subject to any Lien created under any First Priority Collateral Document, the Second Priority Collateral Document that creates a Lien in the same Collateral, granted by the same Obligor, as applicable.

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     “Conforming Plan of Reorganization” means any Plan of Reorganization whose provisions are consistent with the provisions of this Agreement.
     “Consummation Date” means “Consummation Date” as defined in the Second Priority Credit Agreement as in effect on the date hereof or as amended or otherwise modified from time to time to the extent permitted by this Agreement.
     “DIP Financing” is defined in Section 6.1.
     “Discharge of First Priority Claims” means, except to the extent otherwise provided in Section 6.4 (a) payment in full in cash of (i) the principal of and interest (including interest accruing on or after the commencement of any Insolvency Proceeding whether or not such interest would be allowed in such Insolvency Proceeding) and premium, if any, on all Indebtedness outstanding under the First Priority Documents and, with respect to letters of credit outstanding thereunder, if any, termination thereof or delivery of cash collateral or backstop letters of credit in respect thereof and for the full amount thereof (or such greater amount as may be required under the First Priority Documents) in compliance with such First Priority Documents, in each case after or concurrently with termination of all commitments to extend credit thereunder and (ii) any other First Priority Claims that are due and payable or otherwise accrued and owing at or prior to the time such principal and interest are paid, in each case other than obligations that constitute Unasserted Contingent Obligations at the time such principal and interest is paid; and (b) delivery by the First Priority Administrative Agent to the First Priority Collateral Agent (with copies to the Second Priority Administrative Agent and Second Priority Collateral Agent) of a written notice that the Discharge of First Priority Claims has occurred.
     “Discharge of Second Priority Claims” means, except to the extent otherwise provided in Section 6.4 or except to the extent the relevant Indebtedness described below is excluded from the definition of Second Priority Claims, (a) payment in full in cash of (i) the principal of and interest (including interest accruing on or after the commencement of any Insolvency Proceeding, whether or not such interest would be allowed in such Insolvency Proceeding) and premium, if any, on all Indebtedness outstanding under the Second Priority Documents, after or concurrently with termination of all commitments to extend credit thereunder and (ii) any other Second Priority Claims that are due and payable or otherwise accrued and owing at or prior to the time such principal and interest are paid, in each case other than obligations that constitute Unasserted Contingent Obligations at the time such principal and interest is paid; and (b) delivery by the Second Priority Administrative Agent to the Second Priority Collateral Agent of a written notice that the Discharge of Second Priority Claims has occurred.
     “First Lien Deficiency Claim” shall mean that portion, if any, of the First Priority Claims that are unsecured claims under Section 506(a)(i) of the Bankruptcy Code with such determination to be made based upon the value of all of the Collateral securing the First Priority Claims irrespective of whether the Obligor that has pledged such Collateral is a debtor in the Insolvency Proceeding.

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     “First Priority Administrative Agent” shall include, in addition to the First Priority Administrative Agent defined in the preamble, any successor thereto appointed by the requisite First Priority Secured Parties exercising substantially the same rights and powers.
     “First Priority Claims” means (a) all First Priority Credit Agreement Obligations and (b) all other Indebtedness or other obligations of the Borrower or any other Obligor under any First Priority Document. First Priority Claims shall include all interest accrued or accruing (or which would, absent the commencement of an Insolvency Proceeding, accrue) after the commencement of an Insolvency Proceeding in accordance with and at the rate specified in the relevant First Priority Document whether or not the claim for such interest is allowed as a claim in such Insolvency Proceeding. For the avoidance of any doubt, First Priority Claims shall include the fees, expenses, disbursements and indemnities of the First Priority Collateral Agent. To the extent any payment with respect to the First Priority Claims (whether by or on behalf of any Obligor, as proceeds of security, enforcement of any right of set-off or otherwise) is declared to be fraudulent or preferential in any respect, set aside or required to be paid to a debtor in possession, trustee, receiver or similar Person, then the obligation or part thereof originally intended to be satisfied shall be deemed to be reinstated and outstanding as if such payment had not occurred. Notwithstanding the foregoing, the Second Priority Claims will not constitute First Priority Claims even if any proceeds thereof are used to repay any First Priority Claims.
     “First Priority Collateral Agent” shall include, in addition to the First Priority Collateral Agent defined in the preamble, any successor thereto appointed by the requisite First Priority Secured Parties exercising substantially the same rights and powers.
     “First Priority Collateral Documents” mean collectively, the First Priority Security Agreement, any other “Collateral Document” (as defined in the First Priority Credit Agreement) and any other agreement, document or instrument pursuant to which a Lien is granted to secure (or perfect, preserve or maintain the security of) any First Priority Claim or under which rights or remedies with respect to such Liens are governed.
     “First Priority Credit Agreement” is defined in the first recital; provided that the term “First Priority Credit Agreement” shall (a) also include any renewal, extension, refunding, restructuring, replacement or refinancing thereof (whether with the original lenders or with an administrative agent or agents or other lenders, whether provided under the original First Priority Credit Agreement or any other credit or other agreement or indenture and whether entered into concurrently with or subsequent to the termination of the prior First Priority Agreement), and (b) exclude the Second Priority Documents.
     “First Priority Credit Agreement Obligations” means all “Obligations” as defined in the First Priority Credit Agreement and all other Obligations under the First Priority Documents.

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     “First Priority Documents” means the First Priority Credit Agreement, the First Priority Collateral Documents, the other “Loan Documents” (as defined in the First Priority Credit Agreement), and each of the other agreements, documents and instruments providing for or evidencing any First Priority Claims, and any other related document or instrument executed or delivered pursuant to any of the foregoing at any time or otherwise evidencing any First Priority Claims thereunder, as any such document or instrument may be amended, supplemented, amended and restated or otherwise modified from time to time.
     “First Priority Liens” means all Liens that secure the First Priority Claims.
     “First Priority Secured Parties” means the “Secured Parties” as defined in the First Priority Credit Agreement.
     “First Priority Security Agreement” means the Security Agreement, dated as of August 23, 2006, among Holdings, the Borrower, certain of their affiliates and the First Priority Collateral Agent, as the same may be amended, supplemented, amended and restated or otherwise modified from time to time.
     “Governmental Authority” means any nation or government, any state or other political subdivision thereof, any agency, authority, instrumentality, regulatory body, court, administrative tribunal, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government.
     “Holdings” is defined in the preamble.
     “Indebtedness” means “Indebtedness” as defined in the First Priority Credit Agreement as in effect on the date hereof or as amended or otherwise modified from time to time to the extent permitted by this Agreement.
     “Insolvency Proceeding” means (a) any voluntary or involuntary case or proceeding under the Bankruptcy Code with respect to any Obligor as a debtor, (b) any other voluntary or involuntary insolvency, reorganization or bankruptcy case or proceeding, or any receivership, liquidation, reorganization or other similar case or proceeding with respect to any Obligor as a debtor or with respect to any substantial part of their respective assets, (c) any liquidation, dissolution, reorganization or winding up of any Obligor, whether voluntary or involuntary and whether or not involving insolvency or bankruptcy, or (d) any assignment for the benefit of creditors or any other marshaling of assets and liabilities of any Obligor.
     “Lien” means any mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or other), charge, or preference, priority or other security interest or preferential arrangement of any kind or nature whatsoever (including any conditional sale or

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other title retention agreement, any easement, right of way or other encumbrance on title to real property).
     “Net Cash Proceeds” means “Net Cash Proceeds” as defined in the First Priority Credit Agreement as in effect on the date hereof or as amended or otherwise modified from time to time to the extent permitted by this Agreement.
     “Non-Conforming Plan of Reorganization” any Plan of Reorganization whose provisions are inconsistent with or in contravention of the provisions of this Agreement, including any plan of reorganization that purports to re-order (whether by subordination, invalidation, or otherwise) or otherwise disregard, in whole or part, the provisions of Section 2 (including the Lien priorities of Section 2.1), the provisions of Section 4 or the provisions of Section 6.
     “Obligations” means any and all obligations with respect to the payment of (a) any principal of or interest (including interest accruing on or after the commencement of any Insolvency Proceeding, whether or not a claim for post-filing interest is allowed in such proceeding) or premium on any Indebtedness, including any reimbursement obligation in respect of any letter of credit, (b) any fees, indemnification obligations, damages, expense reimbursement obligations (including, without limitation, reasonable and documented attorneys’ fees and expenses) or other liabilities payable under the documentation governing any Indebtedness and (c) any obligation to post cash collateral in respect of letters of credit and any other obligations.
     “Obligors” means Holdings, the Borrower and each of their Subsidiaries that is obligated under any First Priority Document or Second Priority Document.
     “Person” means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, Governmental Authority or other entity.
     “Plan of Reorganization” means any plan of reorganization, plan of liquidation, agreement for composition, or other type of plan of arrangement proposed in or in connection with any Insolvency Proceeding.
     “Recovery” is defined in Section 6.4.
     “Relevant Directing Party” means the following Person(s) who are entitled to provide instructions or directions with respect to the Collateral: (a) until the Discharge of First Priority Claims has occurred, the First Priority Collateral Agent and (b) following the Discharge of First Priority Claims and until the Discharge of Second Priority Claims has occurred, the Second Priority Collateral Agent.

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     “Second Lien Deficiency Claim” shall mean that portion, if any, of the Second Priority Claims that are unsecured claims under Section 506(a)(i) of the Bankruptcy Code with such determination to be made based upon the value of all of the Collateral securing the Second Priority Claims irrespective of whether the Obligor that has pledged such Collateral is a debtor in the Insolvency Proceeding.
     “Second Priority Administrative Agent” shall include, in addition to the Second Priority Administrative Agent defined in the preamble, any successor thereto appointed by the requisite Second Priority Secured Parties exercising substantially the same rights and powers, including, without limitation, the trustee under the “Indenture” (as defined in the Second Priority Credit Agreement as in effect on the date hereof or as amended or otherwise modified from time to time to the extent permitted by this Agreement).
     “Second Priority Claims” means (a) all Second Priority Credit Agreement Obligations and (b) all other Indebtedness or other obligations of the Borrower or any other Obligor under any Second Priority Document. Second Priority Claims shall include all interest accrued or accruing (or which would, absent the commencement of an Insolvency Proceeding, accrue) after the commencement of an Insolvency Proceeding in accordance with and at the rate specified in the relevant Second Priority Document whether or not the claim for such interest is allowed as a claim in such Insolvency Proceeding. For the avoidance of any doubt, Second Priority Claims shall include the fees, expenses, disbursements and indemnities of the Second Priority Collateral Agent. To the extent any payment with respect to the Second Priority Claims (whether by or on behalf of any Obligor, as proceeds of security, enforcement of any right of set-off or otherwise) is declared to be fraudulent or preferential in any respect, set aside or required to be paid to a debtor in possession, trustee, receiver or similar Person, then the obligation or part thereof originally intended to be satisfied shall be deemed to be reinstated and outstanding as if such payment had not occurred.
     “Second Priority Collateral Agent” shall include, in addition to the Second Priority Collateral Agent defined in the preamble, any successor thereto appointed by the requisite Second Priority Secured Parties exercising substantially the same rights and powers.
     “Second Priority Collateral Documents” mean collectively, the Second Priority Security Agreement, any other “Collateral Document” (as defined in the Second Priority Credit Agreement) and any other agreement, document or instrument pursuant to which a Lien is granted to secure (or perfect, preserve or maintain the security of) any Second Priority Claim or under which rights or remedies with respect to such Liens are governed.
     “Second Priority Credit Agreement” is defined in the third recital; provided that the term “Second Priority Credit Agreement” shall (a) also include any renewal, extension, refunding, restructuring, replacement or refinancing thereof (whether with the original lenders or with an administrative agent or agents or other lenders, whether provided under the original Second Priority Credit Agreement or any other credit or other agreement or indenture and whether

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entered into concurrently with or subsequent to the termination of the prior Second Priority Agreement, and including, without limitation, the “Indenture” and the “Conversion Bonds” (each such term as defined in the Second Priority Credit Agreement as in effect on the date hereof or as amended or otherwise modified from time to time to the extent permitted by this Agreement) governed thereby), and (b) exclude the First Priority Documents.
     “Second Priority Credit Agreement Obligations” means all “Obligations” as defined in the Second Priority Credit Agreement and all other Obligations under the Second Priority Documents.
     “Second Priority Documents” means the Second Priority Credit Agreement, the Second Priority Collateral Documents, the other “Loan Documents” (as defined in the Second Priority Credit Agreement), and each of the other agreements, documents and instruments providing for or evidencing any Second Priority Claims, and any other related document or instrument executed or delivered pursuant to any of the foregoing at any time or otherwise evidencing any Second Priority Claims thereunder, as any such document or instrument may be amended, supplemented, amended and restated or otherwise modified from time to time.
     “Second Priority Liens” means all Liens that secure the Second Priority Claims.
     “Second Priority Secured Parties” means the “Secured Parties” as defined in the Second Priority Credit Agreement.
     “Second Priority Security Agreement” means the Second Lien Security Agreement, dated as of September 30, 2011 among Holdings, the Borrower, certain of their affiliates and the Second Priority Collateral Agent, as the same may be amended, supplemented, amended and restated, replaced or otherwise modified from time to time.
     “Secured Parties” means collectively, the First Priority Secured Parties and the Second Priority Secured Parties.
     “Senior Note Documents” means the (i) Indenture, dated as of August 23, 2006, by and among Travelport LLC, the guarantors listed herein and the Bank of Nova Scotia Trust Company of New York, as amended by Supplemental Indenture No. 1, dated as of January 11, 2007, between Warpspeed Sub Inc. and The Bank of Nova Scotia Trust Company of New York and Supplemental Indenture No. 2, dated as of March 13, 2007, among Travelport LLC, TDS Investor (Luxembourg) S.à.r.l., Travelport Inc., Orbitz Worldwide, Inc., Travelport Holdings, Inc. and The Bank of Nova Scotia Trust Company of New York and (ii) Indenture, dated as of August 18, 2010, by and among Travelport Limited, Travelport LLC, Travelport Inc., the guarantors named therein, and The Bank of Nova Scotia Trust Company of New York.

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     “Senior Note Obligations” means, in connection with any Insolvency Proceeding, the unpaid principal amount, plus any accrued but unpaid interest thereon, of any of the Senior Dollar Floating Rate Notes due 2014, Senior Euro Floating Rate Notes due 2014, 97/8% Senior Dollar Fixed Rate Notes due 2014 and 9% Senior Notes Due 2016 issued under the applicable Senior Note Document as in effect on the date hereof.
     “Subsidiary” of a Person means a corporation, partnership, joint venture, limited liability company or other business entity of which a majority of the shares of securities or other interests having ordinary voting power for the election of directors or other governing body (other than securities or interests having such power only by reason of the happening of a contingency) are at the time beneficially owned, or the management of which is otherwise controlled, directly, or indirectly through one or more intermediaries, or both, by such Person. Unless otherwise specified, all references herein to a “Subsidiary” or to “Subsidiaries” shall refer to a Subsidiary or Subsidiaries of Holdings.
     “Unasserted Contingent Obligations” shall mean, at any time, Obligations for taxes, costs, indemnifications, reimbursements, damages and other liabilities (except for (a) the principal of and interest and premium (if any) on, and fees relating to, any Indebtedness and (b) contingent reimbursement obligations in respect of amounts that may be drawn under letters of credit) in respect of which no claim or demand for payment has been made (or, in the case of Obligations for indemnification, no notice for indemnification has been issued by the indemnitee) at such time.
     “Uniform Commercial Code” or “UCC” means the Uniform Commercial Code (or any similar or equivalent legislation) as in effect from time to time in any applicable jurisdiction.
     “Use of Cash Collateral” is defined in Section 6.1.
     1.2 Terms Generally. The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include,” “includes” and “including” shall be deemed to be followed by the phrase “without limitation.” The word “will” shall be construed to have the same meaning and effect as the word “shall.” Unless the context requires otherwise (a) any definition of or reference to any agreement, document or other writing herein shall be construed as referring to such agreement, document or other writing as from time to time amended, supplemented or otherwise modified, (b) any reference herein to any Person shall be construed to include such Person’s successors and assigns to the extent that such successors and assigns are permitted pursuant to the applicable agreement, (c) the words “herein,” “hereof” and “hereunder,” and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (d) all references herein to Exhibits or Sections shall be construed to refer to Exhibits or Sections of this Agreement, (e) the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and general intangibles, (f) terms defined in the UCC but not

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otherwise defined herein shall have the same meanings herein as are assigned thereto in the UCC, (g) reference to any law means such law as amended, modified, codified, replaced or re-enacted, in whole or in part, and in effect on the date hereof, including rules, regulations, enforcement procedures and any interpretation promulgated thereunder and (h) underscored references to Sections or clauses shall refer to those portions of this Agreement, and any underscored references to a clause shall, unless otherwise identified, refer to the appropriate clause within the same Section in which such reference occurs.
     Section 2. Lien Priorities.
     2.1 Relative Priorities. Irrespective of the date, time, method, manner or order of grant, attachment or perfection of any Lien granted to the First Priority Collateral Agent, the Second Priority Collateral Agent, any First Priority Secured Party, any Second Priority Secured Party or any other Person on the Collateral (including, in each case, irrespective of whether any such Lien is granted, or secures obligations relating to the period, before or after the commencement of any Insolvency Proceeding) and notwithstanding (i) any provision of the UCC or any other applicable law or the Second Priority Documents, or any defect or deficiency in, or failure to attach or perfect any aspect or portion of any First Priority Lien, to the contrary, (ii) the fact that any First Priority Lien may have been subordinated, voided, avoided, set aside, invalidated or lapsed or (iii) any other circumstance whatsoever, including a circumstance that might be a defense available to, or a discharge of, a Grantor in respect of a First Priority Claim or a Second Priority Claim or any holder of such claims, each of the Second Priority Collateral Agent and the Second Priority Administrative Agent, on behalf of itself and the other Second Priority Secured Parties, hereby agrees that: (A) any Lien on the Collateral securing any First Priority Claim now or hereafter held by the First Priority Secured Parties shall be senior in priority in all respects to any Lien on the Collateral securing the Second Priority Claims; and (B) any Lien on the Collateral now or hereafter securing any Second Priority Claim regardless of how or when acquired, whether by grant, statute, operation of law, subrogation or otherwise, shall be junior and subordinate in priority in all respects to all Liens on the Collateral securing the First Priority Claims. All Liens on the Collateral securing the First Priority Claims shall be and remain first in priority in all respects to all Liens on the Collateral securing the Second Priority Claims for all purposes, whether or not such First Priority Liens are subordinated to any Lien securing any other obligation of any Obligor.
     2.2 Prohibition on Contesting Liens. Each of the First Priority Collateral Agent and the First Priority Administrative Agent, on behalf of itself and the other First Priority Secured Parties, and each of the Second Priority Collateral Agent and the Second Priority Administrative Agent, on behalf of itself and the other Second Priority Secured Parties, agrees that it shall not (and hereby waives any right to) contest or support, directly or indirectly, any other Person in contesting, in any proceeding (including any Insolvency Proceeding), the priority, validity, perfection or enforceability of (a) the First Priority Claims or any Lien held by the First Priority Secured Parties in the Collateral securing the First Priority Claims or (b) the Second Priority Claims or any Liens by the Second Priority Secured Parties in the Collateral securing the Second Priority Claims, as the case may be.

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     2.3 No New Liens. So long as the Discharge of First Priority Claims has not occurred, the parties hereto agree that no Obligor shall (a) grant or permit any Lien on any asset or property to secure any Second Priority Claim unless it has granted Liens on such asset or property to secure the First Priority Claims; or (b) grant or permit any additional Lien on any asset to secure any First Priority Claim unless it has granted a Lien on such asset to secure the Second Priority Claims; provided that no Liens on the Tranche S Collateral Account (as defined in the First Priority Credit Agreement) to secure any Second Priority Claim shall be required or permitted hereunder. To the extent that the foregoing provisions are not complied with for any reason, without limiting any other rights and remedies available to the First Priority Collateral Agent, the First Priority Administrative Agent and/or the First Priority Secured Parties, each of the Second Priority Collateral Agent and the Second Priority Administrative Agent, on behalf of itself and the other Second Priority Secured Parties, agrees that any amount received by or distributed to any of them pursuant to or as a result of Liens granted in contravention of this Section 2.3 shall be subject to Section 4.2.
     2.4 Nature of First Priority Obligations. Each of the Second Priority Collateral Agent and the Second Priority Administrative Agent, on behalf of itself and the other Second Priority Secured Parties, acknowledges that a portion of the First Priority Claims are revolving in nature and that the amount thereof that may be outstanding at any time or from time to time may be increased or reduced and subsequently reborrowed without affecting the lien subordination or other provisions of this Agreement.
     Section 3. Enforcement.
     3.1 Exercise of Remedies.
     (a) (i) So long as the Discharge of First Priority Claims has not occurred, whether or not any Insolvency Proceeding has been commenced by or against any Obligor, none of the Second Priority Administrative Agent, the Second Priority Collateral Agent or any other Second Priority Secured Party will (and each such Person hereby waives any right to) (A) exercise or seek to exercise any rights or remedies (including the exercise of any right of setoff or any right under any lockbox agreement, account control agreement, landlord waiver or bailee’s letter or similar agreement or arrangement to which the Second Priority Administrative Agent, the Second Priority Collateral Agent or any such Second Priority Secured Party is a party and including the exercise of any right to direct or provide direction or orders with respect to the Collateral or to any account bank, securities intermediary or any other custodian as to the disposition of the asset or property on deposit in, carried in or otherwise credited to any deposit accounts or securities accounts) with respect to any Collateral, (B) institute any action or proceeding with respect to such rights or remedies, including any action of foreclosure, any exercise of any right under any control agreement in respect of a deposit account, securities account, security entitlement or other investment property constituting Collateral (including, without limitation, any right to direct or provide direction or orders with respect to the Collateral or to any account bank, securities intermediary or other custodian as to the disposition of the asset or property on deposit in, carried in or otherwise credited to any deposit accounts or securities accounts), or any bailee’s letter or similar agreement or arrangement to which the

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Second Priority Administrative Agent, the Second Priority Collateral Agent or any other Second Priority Secured Party is a party, (C) exercise any other rights or remedies relating to the Collateral under the Second Priority Documents or otherwise, (D) contest, protest or object to any foreclosure proceeding or other action brought by the First Priority Collateral Agent, the First Priority Administrative Agent or any other First Priority Secured Party or (E) object to the forbearance by the First Priority Collateral Agent, the First Priority Administrative Agent or any First Priority Secured Party from bringing or pursuing any foreclosure proceeding or action or any other exercise of any right or remedy relating to the Collateral; and (ii) so long as the Discharge of First Priority Claims has not occurred, whether or not any Insolvency Proceeding has been commenced by or against any Obligor, the First Priority Collateral Agent, the First Priority Administrative Agent and the other First Priority Secured Parties shall have the exclusive right to enforce rights, exercise remedies (including the exercise of any right of setoff, any right to credit bid or any right under any lockbox agreement, account control agreement, landlord waiver or bailee’s letter or similar agreement or arrangement to which the Second Priority Collateral Agent or any other Second Priority Secured Party is a party and including the exercise of any right to direct or provide direction or orders with respect to the Collateral or to any account bank, securities intermediary or any other custodian as to the disposition of the asset or property on deposit in, carried in or otherwise credited to any deposit accounts or securities accounts), refrain from enforcing or exercising remedies, make determinations in connection with any enforcement of rights and remedies regarding release or disposition of, or restrictions with respect to, the Collateral, and otherwise enforce the rights and remedies of a secured creditor under the UCC and the bankruptcy laws of any applicable jurisdiction without the consent of or any consultation with the Second Priority Administrative Agent, the Second Priority Collateral Agent or any other Second Priority Secured Party; provided that with respect to clauses (i) and (ii) above, (1) in any Insolvency Proceeding commenced by or against any Obligor, any Second Priority Secured Party may file a claim or statement of interest with respect to the Second Priority Claims, (2) the Second Priority Collateral Agent may take any action not adverse to the Liens on the Collateral securing the First Priority Claims or the rights of the First Priority Collateral Agent, the First Priority Administrative Agent or any other First Priority Secured Party to exercise remedies in respect thereof in order to establish, preserve, or perfect its rights in the Collateral, (3) any Second Priority Secured Party shall be entitled to (u) file any necessary responsive or defensive pleading in opposition to any motion, claim, adversary proceeding or other pleading made by any Person objecting to or otherwise seeking the disallowance of the Second Priority Claims, including any claim secured by the Collateral, if any, in each case in accordance with the terms of this Agreement, (v) file any pleadings, objections, motions or agreements which assert rights or interests available to unsecured creditors of the Obligors arising under the Bankruptcy Code (including exercising the right, if any, to file an involuntary petition against any Obligor), any similar law or any applicable non-bankruptcy law, in each case to the extent not inconsistent with the other terms of this Agreement (it being understood that no Second Priority Secured Party shall be entitled to assert any right or interest of an unsecured creditor (or otherwise) that they would not be entitled to assert hereunder as a secured creditor, and, specifically, that no Second Priority Secured Party shall be entitled to assert any right or interest of an unsecured creditor (or otherwise), of any kind or nature, in respect of any Use of Cash Collateral, DIP Financing or sale of any assets of an Obligor, in each case to which holders of a majority of First Priority Claims have consented), (w) exercise any rights and remedies as an unsecured creditor against the Borrower or any other Obligor in

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accordance with the Second Priority Documents and applicable law, in each case to the extent not inconsistent with the other terms of this Agreement (it being understood that no Second Priority Secured Party shall be entitled to assert any right or interest of an unsecured creditor (or otherwise) that they would not be entitled to assert hereunder as a secured creditor) and excluding the filing of pleadings, objections, motions or agreements covered by the preceding clause (v) , (x) bid (but only for cash, and not by way of credit bid or otherwise) for or purchase (but only for cash, and not by way of credit bid or otherwise) Collateral at any private or judicial foreclosure upon such Collateral initiated by any secured party in respect thereof, (y) file any notice of or vote any claim in any Insolvency Proceeding of any Obligor but solely in accordance with Section 6.7 of this Agreement and (z) file any proof of claim and other filings, appear and be heard on any matter in connection therewith and make any arguments and motions that are, in each case, not inconsistent with the other terms of this Agreement, with respect to the Second Priority Claims and the Collateral (it being understood that no Second Priority Secured Party shall be entitled to assert any right or interest of an unsecured creditor (or otherwise) that they would not be entitled to assert hereunder as a secured creditor) and excluding the filing of pleadings, objections, motions or agreements covered by the preceding clause (v), and (4) nothing herein shall be construed to limit or impair in any way the right of any Second Priority Secured Party to receive any remaining Collateral and proceeds of Collateral after the Discharge of First Priority Claims has occurred. In exercising rights and remedies with respect to the Collateral, the First Priority Collateral Agent, the First Priority Administrative Agent or any other First Priority Secured Party may enforce the provisions of the First Priority Documents and exercise remedies thereunder, all in such order and in such manner as they may determine in the exercise of their sole discretion except that, following the Discharge of First Priority Claims and until the Discharge of Second Priority Claims has occurred, the Second Priority Collateral Agent, the Second Priority Administrative Agent or the other Second Priority Secured Parties may enforce the provisions of the Second Priority Documents and exercise remedies thereunder, all in such order and in such manner as they may determine in the exercise of their sole discretion. Such exercise and enforcement shall include the rights of an agent appointed by the First Priority Collateral Agent, the First Priority Administrative Agent and the other First Priority Secured Parties (or, following the Discharge of First Priority Claims and until the Discharge of Second Priority Claims has occurred, the Second Priority Collateral Agent, the Second Priority Administrative Agent and the other Second Priority Secured Parties) to sell or otherwise dispose of Collateral upon foreclosure, to incur expenses in connection with such sale or disposition, and to exercise all the rights and remedies of a secured party under the UCC of any applicable jurisdiction and of a secured creditor under bankruptcy or similar laws of any applicable jurisdiction.
     (b) (i) Until the Discharge of First Priority Claims has occurred, each of the Second Priority Collateral Agent and the Second Priority Administrative Agent, on behalf of itself and the other Second Priority Secured Parties, agrees that it will not, in connection with the exercise of any right or remedy (including the exercise of any right of setoff or any right under any lockbox agreement, account control agreement, landlord waiver or bailee’s letter or similar agreement or arrangement to which the Second Priority Administrative Agent, the Second Priority Collateral Agent or any other Second Priority Secured Party is a party) with respect to any Collateral (but instead shall be deemed to have hereby irrevocably, absolutely, and

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unconditionally waived until after the Discharge of First Priority Claims any right to) take or receive any Collateral or any proceeds of Collateral.
     (ii) Without limiting the generality of the foregoing clause (i), unless and until the Discharge of First Priority Claims has occurred, except as expressly provided in the proviso in clause (a) of Section 3.1, the sole right of the Second Priority Administrative Agent, the Second Priority Collateral Agent and the other Second Priority Secured Parties as secured parties with respect to the Collateral is to hold a perfected Lien on the Collateral pursuant to the Second Priority Documents for the period and to the extent granted therein and to receive a share of the proceeds thereof, if any, after the Discharge of First Priority Claims has occurred.
     (c) Each of the Obligors agrees that it will not, and will not permit any of its Subsidiaries to, in connection with the exercise of any right or remedy with respect to any Collateral by the Second Priority Administrative Agent, the Second Priority Collateral Agent or any other Second Priority Secured Party, transfer, deliver or pay, as applicable, to the Second Priority Administrative Agent, the Second Priority Collateral Agent or any other Second Priority Secured Party, any Collateral or any proceeds of Collateral unless and until the Discharge of First Priority Claims has occurred.
     (d) (i) Each of the Second Priority Collateral Agent and the Second Priority Administrative Agent, on behalf of itself and the other Second Priority Secured Parties, agrees that the Second Priority Secured Parties will not (and instead shall be deemed to have hereby irrevocably, absolutely, and unconditionally waived any right to) take any action (other than as provided in Section 3.1(a)) that would hinder or cause to delay any exercise of remedies undertaken by the First Priority Collateral Agent, the First Priority Administrative Agent or any other First Priority Secured Party under the First Priority Documents as secured parties in respect of any Collateral, including any sale, lease, exchange, transfer or other disposition of the Collateral, whether by foreclosure or otherwise.
     (ii) Each of the Second Priority Collateral Agent and the Second Priority Administrative Agent, on behalf of itself and the other Second Priority Secured Parties, hereby irrevocably, absolutely and unconditionally waives any and all rights it or the Second Priority Secured Parties may have as a junior lien creditor or otherwise (whether arising under the UCC or any other law) to object to the manner (including by judicial foreclosure, non-judicial foreclosure, strict foreclosure or otherwise) in which the First Priority Collateral Agent, the First Priority Administrative Agent or the other holders of First Priority Claims seek to enforce the Liens granted in any of the Collateral except that there shall be no waiver of the obligation, if any, of the First Priority Collateral Agent or the First Priority Administrative Agent to dispose of the Collateral in a “commercially reasonable” manner within the meaning of any applicable UCC.

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     (e) Each of the Second Priority Collateral Agent and the Second Priority Administrative Agent, on behalf of itself and the other Second Priority Secured Parties, hereby acknowledges and agrees that no covenant, agreement or restriction contained in the Second Priority Collateral Documents or any other Second Priority Document (other than this Agreement) is intended to restrict in any way the rights and remedies of the First Priority Collateral Agent, the First Priority Administrative Agent or the First Priority Secured Parties with respect to the Collateral as set forth in this Agreement and the First Priority Documents.
     3.2 Cooperation. Subject to the proviso in Section 3.1(a), each of the Second Priority Collateral Agent and the Second Priority Administrative Agent, on behalf of itself and the other Second Priority Secured Parties, agrees that, unless and until the Discharge of First Priority Claims has occurred, it will not, and shall be deemed to have waived any right to, commence, or join with any Person in commencing any enforcement, collection, execution, levy or foreclosure action or proceeding with respect to any Lien held by it under any Second Priority Document.
     3.3 Notices of Default. Each of the First Priority Collateral Agent, the Second Priority Collateral Agent, the First Priority Administrative Agent and the Second Priority Administrative Agent will provide such information as it may have to the others as the others may from time to time reasonably request concerning the status of the exercise of any enforcement action against the Collateral, and each of the First Priority Collateral Agent, the Second Priority Collateral Agent, the First Priority Administrative Agent and the Second Priority Administrative Agent shall be available on a reasonable basis during normal business hours to review with each other alternatives available in exercising such rights; provided that the failure of any of them to do any of the foregoing shall not affect the relative priorities of the First Priority Liens or the Second Priority Liens as provided herein or the validity or effectiveness of any notice or demand as against any Obligor. The Obligors hereby consent and agree to each of the First Priority Collateral Agent, the Second Priority Collateral Agent, the First Priority Administrative Agent and the Second Priority Administrative Agent providing any such information to the other and to such actions by any of them and waives any right or claim against any of them arising as a result of such information or actions.
     Section 4. Payments.
     4.1 Application of Proceeds.
     (a) As long as the Discharge of First Priority Claims has not occurred, whether or not any Insolvency Proceeding has been commenced by or against any Obligor, the cash proceeds of Collateral received in connection with the sale or other disposition of, or collection on, such Collateral upon the exercise of remedies, shall, after payment of all outstanding fees, expenses (including reasonable fees and expenses of counsel), disbursements and indemnities of the First Priority Collateral Agent, be delivered by the First Priority Collateral Agent to the First Priority Administrative Agent for application against the First Priority Claims in such order as the First Priority Administrative Agent may determine in its sole discretion and in accordance with the First Priority Documents until the Discharge of First Priority Claims has occurred. Upon the Discharge of First Priority Claims, (i) the First Priority Administrative Agent shall promptly

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deliver to the First Priority Collateral Agent (with copies to the Second Priority Collateral Agent and the Second Priority Administrative Agent) a written notice stating that the Discharge of First Priority Claims has occurred and (ii) promptly following receipt of such notice in clause (i), the First Priority Collateral Agent or First Priority Administrative Agent, as applicable, shall deliver at the joint and several cost of the Obligors, to the Second Priority Collateral Agent for distribution to the Second Priority Administrative Agent for the benefit of the Second Priority Secured Parties any proceeds of Collateral held by it in the same form as received, with any necessary endorsement or as a court of competent jurisdiction may otherwise direct.
     (b) Following the Discharge of First Priority Claims and until the Discharge of Second Priority Claims has occurred, whether or not any Insolvency Proceeding has been commenced by or against any Obligor, the cash proceeds of Collateral received in connection with the sale or other disposition of, or collection on, such Collateral upon the exercise of remedies, shall, after payment of all outstanding fees, expenses (including reasonable fees and expenses of counsel), disbursements and indemnities of the Second Priority Collateral Agent, be delivered by the Second Priority Collateral Agent to the Second Priority Administrative Agent for application against the Second Priority Claims in such order as is specified in the Second Priority Documents until the Discharge of Second Priority Claims has occurred.
     4.2 Payments Over. Except as expressly provided in Section 6.8, so long as the Discharge of First Priority Claims has not occurred, whether or not any Insolvency Proceeding has been commenced by or against any Obligor, any Collateral or proceeds thereof (including assets or proceeds subject to Liens referred to in the final sentence of Section 2.3(a)) received by the Second Priority Administrative Agent, the Second Priority Collateral Agent or any other Second Priority Secured Party in connection with the exercise of any right or remedy (including set-off) relating to the Collateral in contravention of this Agreement or any distribution received on account of or by virtue of any Lien on the Collateral in any Insolvency Proceeding (including any distribution on account of or otherwise by virtue of any Lien on the Collateral under any Plan of Reorganization) shall, be segregated and held in trust and forthwith paid over to the First Priority Collateral Agent for the benefit of the First Priority Secured Parties in the same form as received, with any necessary endorsement, or as a court of competent jurisdiction may otherwise direct. The First Priority Collateral Agent is hereby authorized to make any such endorsement as agent for the Second Priority Administrative Agent, the Second Priority Collateral Agent or any other Second Priority Secured Party. This authorization is coupled with an interest and is irrevocable until the Discharge of First Priority Claims has occurred. For the avoidance of doubt, the Second Priority Claims shall not be reduced or satisfied by any amounts or distributions required to be paid over to the First Priority Administrative Agent pursuant hereto.
     Section 5. Other Agreements.
     5.1 Releases.
     (a) If, in connection with (i) the exercise of any remedies by the First Priority Collateral Agent or any other First Priority Secured Party in respect of the Collateral provided for in Section 3.1, including any sale, lease, exchange, transfer or other disposition of any such

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Collateral or (ii) any sale, lease, exchange, transfer or other disposition of any Collateral (other than to another Obligor) permitted under the terms of the First Priority Documents and the Second Priority Documents (in each case, as in effect on the date hereof), the First Priority Collateral Agent, on behalf of itself and the other First Priority Secured Parties, releases any of its Liens on any part of the Collateral, the Lien of the Second Priority Collateral Agent for the benefit of the Second Priority Secured Parties on such Collateral (but not on any proceeds of such Collateral not required to be paid to the First Priority Secured Parties for application to the First Priority Claims) shall be automatically and unconditionally released with no further consent or action of any Person, and each of the Second Priority Collateral Agent the Second Priority Administrative Agent, on behalf of itself and the other Second Priority Secured Parties, shall promptly execute and deliver, at the joint and several expense of the Obligors, to the First Priority Collateral Agent and the First Priority Administrative Agent and the Obligors such termination statements, releases and other documents as the First Priority Collateral Agent, the First Priority Administrative Agent and the Obligors (in the case of the Obligors, to the extent permitted by the First Priority Documents) may reasonably request to effectively confirm such release at the joint and several expense of the Obligors.
     (b) Until the Discharge of First Priority Claims occurs, each of the Second Priority Collateral Agent and the Second Priority Administrative Agent, on behalf of itself and the other Second Priority Secured Parties, hereby irrevocably constitutes and appoints the First Priority Collateral Agent and any officer or agent of the First Priority Collateral Agent, with full power of substitution, as its true and lawful attorney-in-fact with full irrevocable power and authority in the place and stead of such Person or in the First Priority Collateral Agent’s own name, from time to time in the First Priority Collateral Agent’s discretion (as directed by the First Priority Administrative Agent in writing), for the purpose of carrying out the terms of this Section 5.1, to take any and all appropriate action and to execute any and all releases, documents and instruments which may be necessary to accomplish the purposes of this Section 5.1, including any financing statements, mortgage releases, intellectual property releases, endorsements or other instruments of transfer or release.
     5.2 Insurance.
     (a) Unless and until the Discharge of First Priority Claims has occurred, the First Priority Collateral Agent, the First Priority Administrative Agent and the other holders of First Priority Claims shall have the sole and exclusive right, subject to the rights of the Obligors under the First Priority Documents, to adjust settlement for any award under any insurance policy relating to an insured loss in respect of Collateral and to approve any award granted in any condemnation or similar proceeding affecting the Collateral. Following the Discharge of First Priority Claims and until such time that the Discharge of Second Priority Claims has occurred, the Second Priority Collateral Agent, the Second Priority Administrative Agent and the other holders of Second Priority Claims shall have the sole and exclusive right, subject to the rights of the Obligors under the Second Priority Documents, to adjust settlement for any award under any insurance policy relating to an insured loss relating to the Collateral and to approve any award granted in any condemnation or similar proceeding affecting the Collateral.

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     (b) Unless and until the Discharge of First Priority Claims has occurred, all proceeds of any such insurance policy and any such award if in respect to the Collateral shall, after payment of all outstanding fees, expenses (including reasonable fees and expenses of counsel), disbursements and indemnities of the First Priority Collateral Agent, be delivered by the First Priority Collateral Agent to the First Priority Administrative Agent for benefit of the First Priority Secured Parties to the extent required under the First Priority Credit Agreement and pursuant to the terms of the First Priority Documents; and thereafter, following the Discharge of First Priority Claims and until the Discharge of Second Priority Claims has occurred, and after payment of all outstanding fees, expenses (including reasonable fees and expenses of counsel), disbursements and indemnities of the Second Priority Collateral Agent, be delivered by the Second Priority Collateral Agent to the Second Priority Administrative Agent for the benefit of the Second Priority Secured Parties to the extent required under the applicable Second Priority Documents; and finally, to the owner of the subject property or as a court of competent jurisdiction may otherwise direct.
     (c) Unless the Discharge of First Priority Claims has occurred, if the Second Priority Administrative Agent, the Second Priority Collateral Agent or any other Second Priority Secured Party shall, at any time, receive any proceeds of any such insurance policy or any such award or payment thereunder in contravention of this Agreement, it shall pay such proceeds, award or payment over to the First Priority Collateral Agent in accordance with Section 4.2.
     5.3 Amendments to Second Priority Documents, etc.
     (a) Unless and until the Discharge of First Priority Claims has occurred, without the prior written consent of the First Priority Administrative Agent (and the First Priority Collateral Agent, to the extent an amendment, supplement or modification would affect its respective rights, protections or obligations), no Second Priority Collateral Document may be amended, supplemented or otherwise modified or entered into to the extent such amendment, supplement or modification, or the terms of any new Second Priority Collateral Document, would be inconsistent with any of the terms of this Agreement or the First Priority Documents.
     (b) Each of the Second Priority Administrative Agent and the Second Priority Collateral Agent agrees that each Second Priority Collateral Document granting a Lien on any Collateral shall include the following language (or similar language satisfactory to the First Priority Administrative Agent):
“Notwithstanding anything herein to the contrary, the lien and security interest granted to the Second Priority Collateral Agent pursuant to this Agreement and the exercise of any right or remedy by the Second Priority Collateral Agent hereunder are subject to the provisions of the Intercreditor Agreement, dated as of September 30, 2011 (as amended, supplemented, amended and restated or otherwise modified from time to time, the “Intercreditor Agreement”), among UBS AG, Stamford Branch, in its capacity as First Priority Collateral Agent, UBS AG, Stamford Branch, in its capacity as First Priority Administrative Agent, Wells Fargo Bank, National Association, in its capacity as Second Priority

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Collateral Agent, Wells Fargo Bank, National Association, in its capacity as Second Priority Administrative Agent, and the other parties thereto. In the event of any conflict between the terms of the Intercreditor Agreement and this Agreement, the terms of the Intercreditor Agreement shall govern and control.”
     (c) Unless and until the Discharge of First Priority Claims has occurred, in the event the First Priority Collateral Agent or the First Priority Administrative Agent enters into any amendment, waiver or consent in respect of any First Priority Collateral Document for the purpose of adding to, or deleting from, or waiving or consenting to any departure from any provision of, any First Priority Collateral Document or changing in any manner the rights of the First Priority Collateral Agent, the First Priority Administrative Agent, the other First Priority Secured Parties or the Obligors thereunder, then such amendment, waiver or consent shall apply automatically to any comparable provision of each Comparable Collateral Document without the consent of the Second Priority Collateral Agent, the Second Priority Administrative Agent or the Second Priority Secured Parties and without any action by any of them or any Obligor; provided that (i) no such amendment, waiver or consent shall have the effect of (A) removing assets subject to the Lien of the Second Priority Collateral Documents, except to the extent that a release of such Lien is permitted by Section 5.1 and provided there is a corresponding release of the Lien securing the First Priority Claims, (B) imposing duties or adding liabilities on the Second Priority Collateral Agent or any other Second Priority Secured Party without its consent or (C) permitting other Liens on the Collateral which are prohibited under the terms of the Second Priority Documents or Section 6, (ii) any such amendment, waiver or consent that materially and adversely affects the rights of the Second Priority Collateral Agent or any other Second Priority Secured Party (and not the First Priority Secured Parties in a like or similar manner) shall not apply to the Second Priority Collateral Documents without the consent of the Second Priority Collateral Agent (acting at the written direction of the Second Priority Administrative Agent (itself acting at the written direction of the requisite Second Priority Secured Parties in accordance with the Second Priority Credit Agreement)), and (iii) notice of such amendment, waiver or consent shall have been given by the First Priority Administrative Agent to the Second Priority Collateral Agent (unless it is the same Person as the First Priority Collateral Agent), within 10 Business Days after the effective date thereof; provided, further, that (x) nothing contained in this clause (c) shall impair the rights of the First Priority Collateral Agent, the First Priority Administrative Agent and the holders of First Priority Claims, or the obligations and agreements of the Second Priority Collateral Agent and the other Second Priority Secured Parties, under Sections 3 and 5.1 and (y) the First Priority Collateral Documents and the Second Priority Collateral Documents may, without the consent of any Second Priority Secured Party, be amended or modified pursuant to this Section 5.3(c) to secure additional extensions of credit and add additional secured creditors as long as such amendments or modifications do not violate the express provisions of any Second Priority Document.
     (d) The First Priority Documents may be amended, supplemented or otherwise modified in accordance with their terms and the First Priority Credit Agreement may be refinanced, in each case, without notice to, or the consent of, the Second Priority Collateral Agent or the other Second Priority Secured Parties, and in each case subject to the terms hereof, all without affecting the lien subordination or other provisions of this Agreement.

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     (e) Without the written consent of the First Priority Administrative Agent, none of the Second Priority Administrative Agent, the Second Priority Collateral Agent or any other Second Priority Secured Party will be entitled to agree (and none of them will agree) to any amendment to, or modification of, or consent to any waiver of departure from, the Second Priority Documents, whether in a refinancing or otherwise, that is prohibited by or in contravention of the First Priority Documents as in effect on the date hereof or this Agreement.
     (f) Unless and until the Discharge of First Priority Claims has occurred, the Second Priority Secured Parties shall not consent to the release of any Second Priority Lien on any Collateral without the written consent of the First Priority Administrative Agent, except for releases in connection with the Discharge of Second Priority Claims (or a refinancing thereof) to the extent permitted under the First Priority Credit Agreement or with respect to such Collateral for which the First Priority Lien is also released.
     5.4 Rights as Unsecured Creditors. Notwithstanding anything to the contrary in this Agreement, the Second Priority Secured Parties may exercise rights and remedies as unsecured creditors against the Obligors in accordance with the terms of the Second Priority Documents and applicable law only to the extent set forth in the proviso of Section 3.1(a) hereof. Nothing in this Agreement shall prohibit the receipt by any Second Priority Secured Party of any payment of interest and principal on the Second Priority Claims, together with any reimbursable fees and expenses and other amounts due in respect thereof, so long as such receipt is not (a) the direct or indirect result of the exercise by any Second Priority Secured Party of rights and remedies as a secured creditor in respect of the Second Priority Claims or enforcement of any Second Priority Lien, in either case in contravention of this Agreement, or (b) a distribution in any Insolvency Proceeding on account of or otherwise by virtue of any Second Priority Lien (including any distribution on account of or otherwise by virtue of any Lien on the Collateral under any Plan of Reorganization), other than as permitted by Section 6.8 hereof. In the event that any Second Priority Secured Party becomes a judgment lien creditor in respect of Collateral as a result of its enforcement of its rights as an unsecured creditor in respect of the Second Priority Claims, such judgment lien shall be subject to the terms of this Agreement (including in relation to the First Priority Liens and the First Priority Claims and including in relation to the Second Priority Liens and Second Priority Claims) to the same extent as the other Liens securing the Second Priority Claims (created pursuant to the Second Priority Collateral Documents) are subject to the terms of this Agreement. Nothing in this Agreement modifies any right or remedy the holders of First Priority Claims or, after the Discharge of First Priority Claims has occurred, the holders of Second Priority Claims may have with respect to the Collateral.
     5.5 Bailee and Agent for Perfection. The First Priority Collateral Agent hereby acknowledges that, to the extent that it holds, or a third party holds on its behalf, physical possession over Collateral pursuant to any of the First Priority Collateral Documents (any such Collateral, as updated from time to time in accordance with the relevant Collateral Document, the “Bailment Collateral”), such possession or control is also held as a bailee and agent for perfection for, on behalf of and for the benefit of, the Second Priority Collateral Agent (as collateral agent for the Second Priority Secured Parties), such bailment and agency for perfection being intended, among other things, to satisfy the requirements of Sections 8-106(d)(3), 8-301(a)(2) and 9-313(c) of the UCC, and in each case solely to the extent required to perfect and

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enforce their security interests in such Bailment Collateral. Nothing in the preceding sentence shall be construed to impose any duty on the First Priority Collateral Agent, the First Priority Administrative Agent or any First Priority Secured Party (or any third party acting on their behalf) with respect to such Bailment Collateral or provide the Second Priority Administrative Agent, the Second Priority Collateral Agent or any other Second Priority Secured Party with any rights with respect to such Bailment Collateral beyond those specified in this Agreement or the Second Priority Collateral Documents (it being understood that the First Priority Collateral Agent’s duty under this Section 5.5 shall be limited solely to holding any such Collateral as bailee and agent for perfection); provided that promptly following the Discharge of First Priority Claims, the First Priority Collateral Agent (upon the written direction of the First Priority Administrative Agent) shall deliver to the Second Priority Collateral Agent, at the Obligors’ joint and several cost and expense, such Bailment Collateral in its possession together with any necessary endorsements or direct and deliver such Collateral as a court of competent jurisdiction may otherwise direct.
     Section 6. Insolvency Proceedings.
     6.1 Finance and Sale Issues.
     (a) Until the Discharge of First Priority Claims has occurred, if any Obligor shall be subject to any Insolvency Proceeding and the First Priority Administrative Agent shall desire to permit the use of cash collateral (as such term is defined in Section 363(a) of the Bankruptcy Code) under Section 363 of the Bankruptcy Code (“Use of Cash Collateral”) or to permit an Obligor to obtain financing, whether from the First Priority Secured Parties, any other Person, or any combination thereof, under Section 364 of the Bankruptcy Code (“DIP Financing”), then each of the Second Priority Collateral Agent and the Second Priority Administrative Agent, on behalf of itself and the other Second Priority Secured Parties, agrees that (i) it shall not be entitled to raise (and will not raise), but instead shall be deemed to have otherwise irrevocably, absolutely, and unconditionally waived any right to raise, any objection to such Use of Cash Collateral or DIP Financing (and instead will be deemed to have consented to such Use of Cash Collateral or DIP Financing), (ii) it shall not be entitled to request (and will not request) adequate protection or any other relief in connection therewith (except as expressly agreed by the First Priority Administrative Agent or to the extent permitted by Section 6.2), and (iii) to the extent the First Priority Liens are junior in priority to or pari passu with Liens granted in connection with such Use of Cash Collateral or such DIP Financing (including adequate protection Liens), the Second Priority Liens in the Collateral shall be maintained as junior in priority to the First Priority Liens as contemplated hereunder and to such Liens granted in connection with such Use of Cash Collateral or such DIP Financing on the same basis as the Second Priority Liens are junior in priority to First Priority Liens under this Agreement. Without limiting the other provisions of this Agreement, nothing in this Section 6.1(a) is intended to limit the ability of the First Priority Secured Parties or the Second Priority Secured Parties to participate in, support, or object to any Use of Cash Collateral or DIP Financing that does not involve the Collateral. Each of the Lenders (as defined in the Second Priority Credit Agreement) agrees that none of them shall offer to provide, administer or syndicate any DIP Financing to any Obligor unless (i) the

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application of the proceeds of such DIP Financing would result in the Discharge of the First Priority Claims or (ii) consented to by the First Priority Administrative Agent.
     (b) Until the Discharge of First Priority Claims has occurred, the Second Priority Secured Parties, in any Insolvency Proceeding, shall not be entitled to oppose (and shall not oppose) (1) any sale or disposition of any assets of any of the Obligors, or (2) any procedure governing sale or disposition of any assets of any of the Obligors, in each case that is supported by the First Priority Administrative Agent, and the Second Priority Secured Parties will be deemed to have consented under Section 363 of the Bankruptcy Code to any sale, and any procedure for sale (and in each case any motion in support hereof), supported by such First Priority Secured Parties and to have released (and to have consented to the release of) their Liens in such assets so long as and to the extent that (i) the First Priority Secured Parties shall have likewise released their Liens and (ii) the First Priority Liens and the Second Priority Liens shall attach to the proceeds of any Collateral sold or disposed of in the priorities set forth herein. For the avoidance of doubt, and without limitation of the generality of the foregoing, in any Insolvency Proceeding, the Second Priority Secured Parties irrevocably waive any right to object to any sale, or any procedure for sale, or any motion for sale or for bid procedures regarding the sale, of any Collateral under Section 363 of the Bankruptcy Code on the grounds of inadequate time for marketing of such asset, inopportune time for sale of such asset (based on market conditions or otherwise), inadequate purchase price/value to be received for such asset, or any expense reimbursement, break-up fee or other condition or covenant contained in any stalking horse bid for such asset.
     6.2 Adequate Protection. If and only if directed to do so by Second Priority Secured Parties holding at least a majority of the principal amount of the Second Priority Claims, the Second Priority Administrative Agent or the Second Priority Collateral Agent, on behalf of itself and the Second Priority Secured Parties, may seek or request adequate protection in the form of a Lien on any additional collateral as to which the First Priority Secured Parties have received adequate protection in the form of a Lien (including by way of objecting to any DIP Financing that does not provide for such Lien), which Lien will be junior in priority to the First Priority Liens (including any adequate protection Lien in favor of the First Priority Secured Parties) and any Lien securing such DIP Financing (and all Obligations relating thereto) on the same basis as the other Liens securing the Second Priority Claims are junior in priority to the First Priority Liens under this Agreement and subject in all respects to the release obligations set forth in this Agreement, including in Section 5.1 and Section 6.1 hereof. If the Second Priority Secured Parties are granted post-petition interest and/or adequate protection payments in an Insolvency Proceeding (“Junior Priority Bankruptcy Payments”), such amounts shall be deemed Collateral, shall be turned over to the First Priority Collateral Agent in accordance with Section 4.2 hereof (or, following the Discharge of First Priority Claims and prior to the Discharge of Second Priority Claims, to the Second Priority Collateral Agent) and shall be applied according to the terms thereof (regardless of whether or not any order of a bankruptcy court authorizing and/or directing any Junior Priority Bankruptcy Payments shall expressly provide for such direct payment to the First Priority Collateral Agent or the Second Priority Collateral Agent, as applicable).

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     6.3 No Waiver. Subject to Section 3.1(a), nothing contained herein shall prohibit or in any way limit the First Priority Collateral Agent, the First Priority Administrative Agent or any other First Priority Secured Party from objecting in any Insolvency Proceeding or otherwise to any action taken by any Second Priority Secured Party, including the seeking by any Second Priority Secured Party of adequate protection or the asserting by any Second Priority Secured Party of any of its rights and remedies under the Second Priority Documents or otherwise. Subject to Section 3.1(a), following the Discharge of First Priority Claims, nothing contained herein shall prohibit or in any way limit the Second Priority Administrative Agent, the Second Priority Collateral Agent or any other Second Priority Secured Party from objecting in any Insolvency Proceeding.
     6.4 Reinstatement. If, in any Insolvency Proceeding or otherwise, all or part of any payment with respect to the First Priority Claims previously made shall be rescinded for any reason whatsoever (including an order or judgment for disgorgement of a preference under the Bankruptcy Code, or any similar law) (a “Recovery”), then the First Priority Claims shall be reinstated to the extent of such Recovery. If this Agreement shall have been terminated prior to such Recovery, this Agreement shall be reinstated in full force and effect, and such prior termination shall not diminish, release, discharge, impair or otherwise affect the obligations of the parties hereto from such date of reinstatement. If any Second Priority Secured Party is required in any Insolvency Proceeding or otherwise to turn over any Recovery, then the Second Priority Claims shall be reinstated to the extent of such Recovery. If this Agreement shall have been terminated prior to such Recovery, this Agreement shall be reinstated in full force and effect, and such prior termination shall not diminish, release, discharge, impair or otherwise affect the obligations of the parties hereto from such date of reinstatement.
     6.5 Post-Petition Interest. No Second Priority Secured Party shall oppose or seek to challenge any claim by the First Priority Collateral Agent, the First Priority Administrative Agent or any other First Priority Secured Party for allowance or payment in any Insolvency Proceeding of the First Priority Claims consisting of post-petition interest, fees or expenses to the extent of the value of any First Priority Lien on the Collateral, without regard to the existence of the Second Priority Liens on the Collateral, such value to be determined without regard to the existence of the Second Priority Liens on the Collateral.
     6.6 Separate Grants of Security and Separate Classification. Each of the First Priority Collateral Agent and the First Priority Administrative Agent, on behalf of itself and the other First Priority Secured Parties, and each of the Second Priority Collateral Agent and the Second Priority Administrative Agent, on behalf of itself and the other Second Priority Secured Parties, acknowledge and agree that:
     (a) the grants of Liens pursuant to the First Priority Collateral Documents and the Second Priority Collateral Documents constitute two separate and distinct grants of Liens; and
     (b) because of, among other things, their differing rights in the Collateral, the First Priority Claims and the Second Priority Claims are fundamentally different from one another and

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must be separately classified in any Plan of Reorganization proposed or confirmed in an Insolvency Proceeding.
To further effectuate the intent of the parties as provided in the immediately preceding sentence, if it is held that, contrary to the intention of the parties, the claims of the First Priority Secured Parties and/or the Second Priority Secured Parties in respect of the Collateral constitute only one secured claim (rather than separate classes of first priority and second priority secured claims), then (i) each of the parties hereto hereby acknowledges and agrees that, subject to Sections 2.1 and 4.1, all distributions shall be made as if there were separate classes of first priority and second priority secured claims against the Obligors in respect of the Collateral and (ii) the First Priority Secured Parties shall be entitled to receive, in addition to amounts distributed to them in respect of principal, pre-petition interest and other claims, all amounts owing in respect of post-petition interest, including any additional interest payable pursuant to the First Priority Documents, arising from or related to a default, which is disallowed as a claim in any Insolvency Proceeding, and reimbursement of all fees and expenses of the First Priority Collateral Agent’s and the First Priority Administrative Agent’s respective attorneys, financial consultants, and other agents) before any distribution is made in respect of or by virtue of the Second Priority Liens, with each of the Second Priority Collateral Agent and the Second Priority Administrative Agent, on behalf of itself and the other Second Priority Secured Parties, hereby acknowledging and agreeing to turn over to the First Priority Collateral Agent amounts otherwise received or receivable by them in respect of or by virtue of the Second Priority Liens to the extent necessary to effectuate the intent of this sentence, even if such turnover has the effect of reducing the claim or recovery of the Second Priority Secured Parties.
     6.7 Voting for Plan of Reorganization. The First Priority Secured Parties and the Second Priority Secured Parties, in each case in such capacity, shall be entitled to vote to accept or reject any Plan of Reorganization in connection with any Insolvency Proceeding so long as such Plan of Reorganization is a Conforming Plan of Reorganization and shall be entitled to vote to reject any such Plan of Reorganization that is a Non-Conforming Plan of Reorganization; provided that each of the Second Priority Collateral Agent and the Second Priority Administrative Agent, on behalf of itself and the other Second Priority Secured Parties, agrees that none of the Second Priority Secured Parties, in such capacity, shall be entitled to take any action or vote in any way that supports any Non-Conforming Plan of Reorganization or to object to a Plan of Reorganization to which the requisite holders of First Priority Claims have consented on the grounds that any sale of Collateral thereunder or pursuant thereto is for inadequate consideration, or that the sale process in respect thereof was inadequate. Without limiting the generality of the foregoing or of the other provisions of this Agreement, any vote to accept, and any other act to support the confirmation or approval of, any Non-Conforming Plan of Reorganization by any Second Priority Secured Party, in such capacity, shall be inconsistent with and accordingly, a violation of the terms of this Agreement, and the First Priority Administrative Agent shall be entitled (and hereby authorized by the Second Priority Secured Parties) to have any such vote to accept a Non-Conforming Plan of Reorganization changed and any such support of any such Non-Conforming Plan of Reorganization withdrawn.
     6.8 X Clause. Notwithstanding Section 4.2 hereof or any other provision of this Agreement, regardless of whether a Discharge of First Priority Claims shall occur in connection

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with a confirmed Plan of Reorganization, the Second Priority Secured Parties shall be permitted to receive or retain any debt or equity securities or other obligations of the Obligors to be distributed to them under any such confirmed Plan of Reorganization on account of or otherwise by virtue of the Second Priority Liens on the Collateral (collectively, a “Plan Distribution”), so long as (i) any lien granted on the Collateral (or any other assets of an Obligor) to secure such Plan Distributions shall be junior in priority to any liens granted to secure any Plan Distribution to the First Priority Secured Parties under any such Plan of Reorganization on account of the First Priority Liens to the same extent as the Second Priority Liens are junior in priority to the First Priority Liens on the Collateral hereunder and such liens shall otherwise be subject to the terms and conditions of this Agreement (or an analogous agreement), and (ii) any Plan Distribution received by a Second Priority Secured Party shall not be entitled to receive cash interest (but may accrue interest or contain pay-in-kind interest), any Plan Distribution may not be subject to amortization, redemption or other principal or preference paydown, in each case prior to the Discharge of First Priority Claims (including by way of full payment of any Plan Distribution received by the First Priority Secured Parties); provided, however, that, absent a Discharge of the First Priority Claims, any Plan Distribution received by a Second Priority Secured Party under a Plan of Reorganization which the class of First Priority Claims has voted to reject (and which was implemented despite such rejection), or which does not satisfy the criteria set forth in clauses (i) and (ii) above, shall be turned over to the First Priority Administrative Agent in accordance with Section 4.2.
     6.9 Determination of Distributions on Account of Lien on Collateral. For the purposes of this Agreement, including for the purposes of Sections 4.2, 5.4, and 6.8 hereof, there shall be a presumption that any distribution to or for the benefit of the Second Priority Secured Parties under any Plan of Reorganization for any Obligor shall be on account of or by virtue of the Second Priority Liens on the Collateral. Each of the Second Priority Collateral Agent and the Second Priority Administrative Agent, on behalf of itself and the other Second Priority Secured Parties, shall have the burden of rebutting that presumption, and of proving the portion (if any) of any distribution under any Plan of Reorganization to, or for the benefit of, the Second Priority Secured Parties that does not consist of proceeds of (or is not otherwise on account of or by virtue of) such Lien on the Collateral, in each case by clear and convincing evidence.
     6.10 Plan of Reorganization. Neither the Second Priority Administrative Agent nor any other Second Priority Secured Party will sponsor, fund or otherwise facilitate, or support or vote in favor of in an Insolvency Proceeding, any Plan of Reorganization that does not contemplate the payment in full, in cash of the First Priority Claims upon the effective date of such Plan of Reorganization unless the First Lien Administrative Agent shall have otherwise consented. Neither the Second Priority Administrative Agent nor any other Second Priority Secured Party will raise or support any objection to any Plan of Reorganization on the basis that the rate of interest payable on any Plan Distribution to the First Priority Secured Parties is excessive or over-compensatory.
     6.11 Turnover Provisions. If, in connection with an Insolvency Proceeding, a First Lien Deficiency Claim exists and any Second Priority Secured Party receives a distribution (whether in cash or in-kind) solely on account of its Second Lien Deficiency Claim out of property not constituting Collateral or otherwise not subject to Section 4.2, Section 6.2 or Section 6.8 of the Intercreditor Agreement (such amount, the “Turnover Proceeds”), then such

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Second Priority Secured Party’s interest in such Turnover Proceeds shall be subject and subordinate to the First Lien Deficiency Claim until such First Lien Deficiency Claim shall have been paid in full, and, subject to the immediately following proviso, such Second Priority Secured Party shall segregate and hold in trust such Turnover Proceeds for the benefit of the First Priority Secured Parties and shall forthwith pay over such Turnover Proceeds in the form received to the First Priority Administrative Agent for application to the First Lien Deficiency Claim until the First Lien Deficiency Claim shall have been paid in full; provided that, to the extent, and only to the extent, required by the last paragraph of Section 4.09 of the Senior Note Documents, each Second Priority Secured Party hereby agrees that (i) its Second Lien Deficiency Claim shall be subject and subordinate to the Senior Note Obligations to the extent and in the same manner as its Second Lien Deficiency Claim is subject and subordinate to the First Lien Deficiency Claim under this paragraph, (ii) it shall, subject to the preceding provisions of this paragraph, segregate and hold in trust Turnover Proceeds for the benefit of the holders of the Senior Note Obligations and (iii) it shall, subject to the preceding provisions of this paragraph, forthwith pay over Turnover Proceeds in the form received to the trustee(s) under the Senior Note Documents. The First Lien Secured Parties and the Second Lien Secured Parties agree that the foregoing shall not be deemed to restrict the Second Priority Secured Parties from acquiring or repaying and discharging in full (other than out of Turnover Proceeds) the First Lien Deficiency Claim. For the avoidance of doubt, nothing in this paragraph shall otherwise impact the rights of the First Priority Secured Parties or the Second Priority Secured Parties to the Collateral, the proceeds of Collateral or any property or distribution contemplated by Section 4.2, Section 6.2 or Section 6.8 above.
     Section 7. Reliance; Waivers; etc.
     7.1 Reliance. Each of the Second Priority Collateral Agent and the Second Priority Administrative Agent, on behalf of itself and the Second Priority Secured Parties, acknowledges that the Second Priority Secured Parties have, independently and without reliance on the First Priority Collateral Agent, the First Priority Administrative Agent or any other First Priority Secured Party, and based on documents and information deemed by them appropriate, made their own credit analysis and decision to enter into the Second Priority Credit Agreement, any other applicable Second Priority Document, this Agreement and the transactions contemplated hereby and thereby and they will continue to make their own credit decisions in taking or not taking any action under the Second Priority Credit Agreement, any such other Second Priority Document or this Agreement.
     7.2 No Warranties or Liability. Each of the Second Priority Collateral Agent and the Second Priority Administrative Agent, on behalf of itself and the Second Priority Secured Parties, acknowledges and agrees that each of the First Priority Collateral Agent, the First Priority Administrative Agent and the other holders of First Priority Claims have made no express or implied representation or warranty, including with respect to the execution, validity, legality, completeness, collectibility or enforceability of any of the First Priority Documents or the ownership of any Collateral or the perfection or priority of any Lien thereon. The holders of First Priority Claims will be entitled to manage and supervise their respective loans and extensions of credit to the Obligors in accordance with applicable law and as they may otherwise, in their sole discretion, deem appropriate, and the holders of First Priority Claims may manage

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their loans and extensions of credit without regard to any right or interest that any Second Priority Secured Party may have in the Collateral or otherwise, except as otherwise provided in this Agreement. None of the First Priority Collateral Agent, the First Priority Administrative Agent or any other First Priority Secured Party shall have any duty to any Second Priority Secured Party to act or refrain from acting in a manner which allows, or results in, the occurrence or continuance of an event of default or default under any agreement with any Obligor (including the Second Priority Documents), regardless of any knowledge thereof which they may have or be charged with.
     7.3 No Waiver of Lien Priorities.
     (a) To the fullest extent permitted under applicable law, no right of the First Priority Collateral Agent, the First Priority Administrative Agent, the other First Priority Secured Parties or any of them to enforce any provision of this Agreement shall at any time in any way be prejudiced or impaired by any act or failure to act on the part of any Obligor or by any act or failure to act by any First Priority Secured Party, or by any noncompliance by any Person with the terms, provisions and covenants of this Agreement or any of the First Priority Documents or the Second Priority Documents, regardless of any knowledge thereof which the First Priority Collateral Agent, the First Priority Administrative Agent or the other First Priority Secured Parties, or any of them, may have or be otherwise charged with. To the fullest extent permitted under applicable law, no right of the Second Priority Collateral Agent, the Second Priority Administrative Agent, the other Second Priority Secured Parties or any of them to enforce any provision of this Agreement shall at any time in any way be prejudiced or impaired by any act or failure to act on the part of any Obligor or by any act or failure to act by any Second Priority Secured Party, or by any noncompliance by any Person with the terms, provisions and covenants of this Agreement or any of the Second Priority Documents, regardless of any knowledge thereof which the Second Priority Collateral Agent, the Second Priority Administrative Agent or the other Second Priority Secured Parties, or any of them, may have or be otherwise charged with.
     (b) Without in any way limiting the generality of the foregoing paragraph (but subject to the rights of the Obligors under the First Priority Documents), the First Priority Secured Parties and any of them may, to the fullest extent permitted under applicable law, at any time and from time to time, without the consent of, or notice to, any Second Priority Secured Party, without incurring any liability to any Second Priority Secured Party and without impairing or releasing the lien priorities and other benefits provided in this Agreement (even if any right of subrogation or other right or remedy of any Second Priority Secured Party is affected, impaired or extinguished thereby), do any one or more of the following:
     (i) make loans and advances to any Obligor or issue, guaranty or obtain letters of credit for account of any Obligor or otherwise extend credit to any Obligor, in any amount and on any terms, whether pursuant to a commitment or as a discretionary advance and whether or not any default or event of default or failure of condition is then continuing;

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     (ii) change the manner, place or terms of payment or change or extend the time of payment of, or renew, exchange, amend, increase or alter, the terms of any of the First Priority Claims or any First Priority Lien or guaranty thereof or any liability of the Obligors, or any liability incurred directly or indirectly in respect thereof (including any increase in or extension of the First Priority Claims), without any restriction as to the amount, tenor or terms of any such increase or extension or otherwise amend, renew, exchange, extend, modify or supplement in any manner any Liens held by the holders of First Priority Claims, the First Priority Claims or any of the First Priority Documents;
     (iii) sell, exchange, release, surrender, realize upon, enforce or otherwise deal with in any manner and in any order any part of the Collateral or any liability of any Obligor to the First Priority Secured Parties, or any liability incurred directly or indirectly in respect thereof;
     (iv) settle or compromise any First Priority Claim or any other liability of any Obligor or any security therefor or any liability incurred directly or indirectly in respect thereof and apply any sum by whomsoever paid and however realized to any liability (including the First Priority Claims) in any manner or order; and
     (v) exercise or delay in or refrain from exercising any right or remedy against any Obligor or any security or any other Person, elect any remedy and otherwise deal freely with the Obligors and the Collateral and any security or any liability of any Obligor to the holders of First Priority Claims or any liability incurred directly or indirectly in respect thereof.
     (c) Each of the Second Priority Collateral Agent and the Second Priority Administrative Agent, on behalf of itself and the other Second Priority Secured Parties, also agrees, to the fullest extent permitted under applicable law, that no First Priority Secured Party shall have any liability to any of them, and each of them, to the fullest extent permitted under applicable law, hereby waives any claim against any First Priority Secured Party, arising out of any action which such holders of First Priority Claims may take or permit or omit to take with respect to the foreclosure upon, or sale, liquidation or other disposition of, the Collateral. Each of the Second Priority Collateral Agent and the Second Priority Administrative Agent, on behalf of itself and the other Second Priority Secured Parties, agrees that none of the First Priority Collateral Agent, the First Priority Administrative Agent or any other First Priority Secured Party shall have any duty to them, express or implied, fiduciary or otherwise, in respect of the maintenance or preservation of the Collateral, the First Priority Claims or otherwise.
     (d) Each of the Second Priority Collateral Agent and the Second Priority Administrative Agent, on behalf of itself and the other Second Priority Secured Parties, agrees not to assert and hereby waives, to the fullest extent permitted by law, any right to demand, request, plead or otherwise assert or otherwise claim the benefit of, any marshaling, appraisal,

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valuation or other similar right that may otherwise be available under applicable law or any other similar right a junior secured creditor may have under applicable law.
     7.4 Obligations Unconditional. All rights, interests, agreements and obligations of the First Priority Secured Parties and the Second Priority Secured Parties hereunder shall remain in full force and effect irrespective of:
     (a) any lack of validity or enforceability of any First Priority Document or Second Priority Document or any setting aside or avoidance of any First Priority Lien or Second Priority Lien;
     (b) any change in the time, manner or place of payment of, or in any other terms of, any First Priority Claim or Second Priority Claim, or any amendment or waiver or other modification, including any increase in the amount thereof, whether by course of conduct or otherwise, of the terms of the First Priority Documents or the Second Priority Documents;
     (c) any exchange of any security interest in any Collateral or any other collateral, or any amendment, waiver or other modification, whether in writing or by course of conduct or otherwise, of any First Priority Claim or Second Priority Claim or any guarantee thereof;
     (d) the commencement of any Insolvency Proceeding in respect of any Obligor; or
     (e) any other circumstance which otherwise might constitute a defense available to, or a discharge of, any Obligor in respect of the First Priority Claims or Second Priority Claims or of any First Priority Secured Party or Second Priority Secured Party in respect of this Agreement.
     Section 8. Miscellaneous.
     8.1 Conflicts. In the event of any conflict between the provisions of this Agreement and the provisions of the First Priority Documents and the Second Priority Documents, the provisions of this Agreement shall govern and control.
     8.2 Continuing Nature of this Agreement. This Agreement shall continue to be effective until the Discharge of First Priority Claims shall have occurred. This is a continuing agreement of lien priority. Each of the Second Priority Collateral Agent and the Second Priority Administrative Agent, on behalf of itself and the other Second Priority Secured Parties, hereby irrevocably, absolutely, and unconditionally waives any right it may have under applicable law to revoke this Agreement or any provisions hereof.
     8.3 Amendments; Waivers. No amendment, modification or waiver of any provision of this Agreement shall be deemed to be made unless the same shall be in writing signed by the First Priority Collateral Agent, the First Priority Administrative Agent, the Second Priority Collateral Agent and the Second Priority Administrative Agent and, subject to the immediately

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following sentence, each Obligor and each waiver, if any, shall be a waiver only with respect to the specific instance involved and shall in no way impair the rights of the parties making such waiver or the obligations of the other parties to such party in any other respect or at any other time. Notwithstanding the foregoing, no Obligor shall have any right to consent to or approve any amendment, modification or waiver of any provision of this Agreement except to the extent its rights are directly affected (which includes any amendment to such Obligor’s ability to cause additional obligations to constitute First Priority Claims or Second Priority Claims as such Obligor may designate).
     8.4 Information Concerning Financial Condition of the Obligors and their Subsidiaries.
     (a) Each of the First Priority Secured Parties and the Second Priority Secured Parties, as separate groups of secured creditors, shall be responsible for keeping themselves informed of (i) the financial condition of the Obligors and their Subsidiaries and all endorsers and/or guarantors of the First Priority Claims or the Second Priority Claims and (ii) all other circumstances bearing upon the risk of nonpayment of the First Priority Claims or the Second Priority Claims.
     (b) None of the First Priority Collateral Agent, the First Priority Administrative Agent or any other First Priority Secured Party shall have any duty to advise the Second Priority Collateral Agent, the Second Priority Administrative Agent or any other Second Priority Secured Party of information known to it or them regarding such condition or any such circumstance or otherwise. In the event the First Priority Collateral Agent or the First Priority Administrative Agent or any other First Priority Secured Party undertakes at any time or from time to time to provide any such information to any Second Priority Secured Party, it or they shall be under no obligation (i) to provide any additional information or to provide any such information on any subsequent occasion, (ii) to undertake any investigation or (iii) to disclose any information which, pursuant to accepted or reasonable commercial finance practices, such party wishes to maintain confidential.
     8.5 Certain Successors. Each successor First Priority Collateral Agent and Second Priority Collateral Agent shall execute and deliver a counterpart of and become a party to this Agreement (but the failure to execute such counterpart shall not diminish such Person’s obligations under this Agreement).
     8.6 Application of Payments. All payments received by the holders of First Priority Claims may be applied, reversed and reapplied, in whole or in part, to such part of the First Priority Claims as the holders of First Priority Claims, in their sole discretion, deem appropriate. Following the Discharge of First Priority Claims and until the Discharge of Second Priority Claims has occurred, all payments received by the holders of Second Priority Claims may be applied, reversed and reapplied, in whole or in part, to such part of the Second Priority Claims as the holders of Second Priority Claims, in their sole discretion, deem appropriate.
     8.7 Marshalling of Assets. Each of the Second Priority Collateral Agent and the Second Priority Administrative Agent, on behalf of itself and the other Second Priority Secured

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Parties, hereby irrevocably, absolutely, and unconditionally waives any and all rights or powers any Second Priority Secured Party may have at any time under applicable law or otherwise to have the Collateral, or any part thereof, marshaled upon any foreclosure or other enforcement of the First Priority Liens or the Second Priority Liens.
     8.8 No Purchase Option in Favor of Second Priority Secured Parties. Without in any manner limiting the other provisions of this Agreement (including as to the enforcement of the rights, powers and/or remedies of the First Priority Collateral Agent, the First Priority Administrative Agent or the other First Priority Secured Parties in and to the Collateral), nothing herein is intended to grant the Second Priority Secured Parties the option to purchase the aggregate amount (or any other portion) of the outstanding First Priority Claims, whether at par or at any other price or under any other terms or conditions.
     8.9 Notices. (a) All notices to the First Priority Secured Parties permitted or required under this Agreement may be sent to the First Priority Administrative Agent (with a copy to the First Priority Collateral Agent). All notices to the Second Priority Secured Parties permitted or required under this Agreement may be sent to the Second Priority Administrative Agent (with a copy to the Second Priority Collateral Agent). All notices to the Obligors permitted or required under this Agreement may be sent to the Borrower. Unless otherwise expressly provided herein, all notices and other communications provided for hereunder shall be in writing (including by facsimile transmission or other electronic means). All such written notices shall be mailed, faxed or delivered to the applicable address, facsimile number or electronic mail address as set forth below each party’s name on the signature pages hereto, or, as to each party, at such other address as may be designated by such party in a written notice to all of the other parties. All such notices and other communications shall be deemed to be given or made upon the earlier to occur of (i) actual receipt by the relevant party hereto and (ii) (A) if delivered by hand or by courier, when signed for by or on behalf of the relevant party hereto; (B) if delivered by mail, four (4) Business Days after deposit in the mails, postage prepaid; (C) if delivered by facsimile, when sent and receipt has been confirmed by telephone; and (D) if delivered by electronic mail, when delivered. In no event shall a voice mail message be effective as a notice, communication or confirmation hereunder.
     8.10 Further Assurances. Each of the First Priority Administrative Agent, on behalf of itself and the other First Priority Secured Parties, the Second Priority Administrative Agent, on behalf of itself and the other Second Priority Secured Parties, and each Obligor, agrees that each of them shall take such further action and shall execute and deliver such additional documents and instruments (in recordable form, if requested) as any other party may reasonably request to effect the terms of this Agreement (including, in the case of the First Priority Administrative Agent and the Second Priority Administrative Agent, to direct the First Priority Collateral Agent and the Second Priority Collateral Agent to do the same). Each of Holdings and the Borrower shall cause each of its Subsidiaries that becomes an Obligor to execute and deliver a counterpart of and become a party to this Agreement.
     8.11 Governing Law. (a) THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

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     8.12 Binding on Successors and Assigns; No Third Party Beneficiaries. This Agreement shall be binding upon and inure to the benefit of the First Priority Collateral Agent, the First Priority Administrative Agent, the other First Priority Secured Parties (including to the benefit of any successors to the First Priority Secured Parties by virtue of any refinancing), the Second Priority Collateral Agent, the Second Priority Administrative Agent, the other Second Priority Secured Parties (including to the benefit of any successors to the Second Priority Secured Parties by virtue of any refinancing), and their respective successors and assigns. No other Person shall have or be entitled to assert rights or benefits hereunder. This Agreement shall be binding upon the Obligors and their successors and assigns; provided that no Obligor or any successor or assign thereof shall be entitled to enforce any provision of this Agreement (other than any provision hereof expressly preserving any right of any Obligor under any First Priority Document or Second Priority Document).
     8.13 Specific Performance. Each of the First Priority Collateral Agent, the First Priority Administrative Agent, the Second Priority Collateral Agent and the Second Priority Administrative Agent may demand specific performance of this Agreement. Each of the Second Priority Collateral Agent and the Second Priority Administrative Agent, on behalf of itself and the other Second Priority Secured Parties, hereby irrevocably waives any defense based on the adequacy of a remedy at law and any other defense which might be asserted to bar the remedy of specific performance in any action which may be brought by the First Priority Collateral Agent, the First Priority Administrative Agent or any other First Priority Secured Party (other than the defense that the obligation for which specific performance is being sought has been performed in accordance with this Agreement). Without limiting the generality of the foregoing or of the other provisions of this Agreement, in seeking specific performance in any Insolvency Proceeding, the First Priority Collateral Agent and the First Priority Administrative Agent may seek such relief as if it were the “holder” of the claims of the Second Priority Secured Parties under Section 1126(a) of the Bankruptcy Code or otherwise had been granted an irrevocable power of attorney by the Second Priority Secured Parties.
     8.14 Section Titles; Time Periods. The section titles contained in this Agreement are and shall be without substantive meaning or content of any kind whatsoever and are not a part of this Agreement.
     8.15 Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Delivery by telecopier of an executed counterpart of a signature page to this Agreement shall be effective as delivery of an original executed counterpart of this Agreement.
     8.16 Authorization. By its signature, each Person executing this Agreement on behalf of a party hereto represents and warrants to the other parties hereto that it is duly authorized to execute this Agreement.
     8.17 Effectiveness. This Agreement shall become effective when executed and delivered by the parties listed below. This Agreement shall be effective both before and after the commencement of any Insolvency Proceeding. Consistent with, but not in limitation of, the preceding sentence, each of the First Priority Collateral Agent and the First Priority Administrative Agent, on behalf of itself and the other First Priority Secured Parties, and each of

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the Second Priority Collateral Agent and the Second Priority Administrative Agent, on behalf of itself and the other Second Priority Secured Parties, irrevocably acknowledges that this Agreement constitutes a “subordination agreement” within the meaning of both New York law and Section 510(a) of the Bankruptcy Code. All references to any Obligor shall include any Obligor as debtor and debtor-in-possession and any receiver or trustee for such Obligor (as the case may be) in any Insolvency Proceeding.
     8.18 Provisions Solely to Define Relative Rights. The provisions of this Agreement are and are intended solely for the purpose of defining the relative rights of the First Priority Secured Parties and the Second Priority Secured Parties as separate groups of secured creditors. Neither the Borrower nor any other Obligor (including any Guarantor) or any other creditor thereof shall have any right hereunder. Nothing in this Agreement is intended to or shall impair the obligations of the Borrower or any other Obligor, which are absolute and unconditional, to pay the First Priority Claims and the Second Priority Claims as and when the same shall become due and payable in accordance with their terms. Each provision hereunder applicable to the First Priority Secured Parties and the Second Priority Secured Parties shall be applicable to, and binding upon them, solely in their respective capacities as such.
     8.19 Exclusive Means of Exercising Rights under this Agreement. The First Priority Secured Parties shall be deemed to have irrevocably appointed the First Priority Administrative Agent as their exclusive agent hereunder. The Second Priority Secured Parties shall be deemed to have irrevocably appointed the Second Priority Administrative Agent as their exclusive agent hereunder. Consistent with such appointment, (a) the First Priority Secured Parties further shall be deemed to have agreed that only the First Priority Administrative Agent (and not any individual claimholder or group of claimholders) as agent for the First Priority Secured Parties, or any of the First Priority Administrative Agent’s agents (including the First Priority Collateral Agent) shall have the right on their behalf to exercise any rights, powers, and/or remedies under or in connection with this Agreement (including bringing any action to interpret or otherwise enforce the provisions of this Agreement); provided that (i) First Priority Secured Parties holding obligations in respect to obligations in respect of hedging agreements may exercise customary netting rights with respect thereto, (ii) cash collateral may be held pursuant to the terms of the First Priority Documents (including any relating to hedging agreements) and any such individual First Priority Secured Party may act against such cash collateral, and (iii) First Priority Secured Parties may exercise customary rights of setoff against depository or other accounts maintained with them; and (b) the Second Priority Secured Parties further shall be deemed to have agreed that only the Second Priority Administrative Agent (and not any individual claimholder or group of claimholders), as the agent of the Second Priority Secured Parties, or any of the Second Priority Administrative Agent’s agents (including the Second Priority Collateral Agent) shall have the right on their behalf to exercise any rights, powers, and/or remedies under or in connection with this Agreement (including bringing any action to interpret or otherwise enforce the provisions of this Agreement). Specifically, but without limiting the generality of the foregoing, each First Priority Secured Party or group of First Priority Secured Parties and each Second Priority Secured Party or group of Second Priority Secured Parties shall not be entitled to take or file, but instead shall be precluded from taking or filing (whether in any Insolvency Proceeding or otherwise), any action, judicial or otherwise, to enforce any right or power or pursue any remedy under this Agreement (including any declaratory judgment or other action to

33

interpret or otherwise enforce the provisions of this Agreement), except solely as provided in the proviso in the immediately preceding sentence.
     8.20 Right of First Priority Collateral Agent to Continue. Any Person serving as First Priority Collateral Agent shall be entitled to continue, including to continue to perform his, her or its rights, obligations and duties, as the First Priority Collateral Agent, notwithstanding whether any such Person has served or is serving as the Second Priority Collateral Agent. Without limiting the generality of the preceding sentence of this Section 8.20, any Person serving as First Priority Collateral Agent shall be entitled to continue to so serve in such capacity (including to continue to perform any of such First Priority Collateral Agent’s rights, obligations, and/or duties) even if any such Person has resigned as the Second Priority Collateral Agent, but such resignation has not become effective for any reason, including because a successor Second Priority Collateral Agent has not been appointed or has accepted such appointment, without any liability to any of the Second Priority Secured Parties by virtue of any such resignation and any of the circumstances relating in any manner whatsoever to such resignation.
     8.21 Interpretation. This Agreement is a product of negotiations among representatives of, and has been reviewed by counsel to, each of the First Priority Collateral Agent, the Second Priority Collateral Agent, the First Priority Administrative Agent, the Second Priority Administrative Agent and each Obligor and is the product of those Persons on behalf of themselves and the First Priority Secured Parties (in the case of the First Priority Administrative Agent) and the Second Priority Secured Parties (in the case of the Second Priority Administrative Agent). Accordingly, this Agreement’s provisions shall not be construed against, or in favor of, any party or other Person merely by virtue of the extent of that party or other Person’s involvement, or lack of involvement, in the preparation of this Agreement and of any of its specific provisions.
     8.22 Forum Selection and Consent to Jurisdiction. ANY LEGAL ACTION OR PROCEEDING ARISING UNDER THIS AGREEMENT OR IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE PARTIES HERETO OR ANY OF THEM WITH RESPECT TO THIS AGREEMENT, OR THE TRANSACTIONS RELATED THERETO, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, MAY BE BROUGHT IN THE COURTS OF THE STATE OF NEW YORK SITTING IN NEW YORK CITY OR OF THE UNITED STATES FOR THE SOUTHERN DISTRICT OF SUCH STATE, AND BY EXECUTION AND DELIVERY OF THIS AGREEMENT, EACH PARTY HERETO CONSENTS, FOR ITSELF AND IN RESPECT OF ITS PROPERTY, TO THE NON-EXCLUSIVE JURISDICTION OF THOSE COURTS. EACH PARTY HERETO IRREVOCABLY WAIVES ANY OBJECTION, INCLUDING ANY OBJECTION TO THE LAYING OF VENUE OR BASED ON THE GROUNDS OF FORUM NON CONVENIENS, WHICH IT MAY NOW OR HEREAFTER HAVE TO THE BRINGING OF ANY ACTION OR PROCEEDING IN SUCH JURISDICTION IN RESPECT OF THIS AGREEMENT OR OTHER DOCUMENT RELATED THERETO.
     8.23 WAIVER OF RIGHT TO TRIAL BY JURY. EACH PARTY TO THIS AGREEMENT HEREBY EXPRESSLY WAIVES ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION OR CAUSE OF ACTION ARISING UNDER THIS AGREEMENT OR IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL

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TO THE DEALINGS OF THE PARTIES HERETO OR ANY OF THEM WITH RESPECT TO THIS AGREEMENT, OR THE TRANSACTIONS RELATED THERETO, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER FOUNDED IN CONTRACT OR TORT OR OTHERWISE; AND EACH PARTY HEREBY AGREES AND CONSENTS THAT ANY SUCH CLAIM, DEMAND, ACTION OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY, AND THAT ANY PARTY TO THIS AGREEMENT MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS SECTION 8.23 WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE SIGNATORIES HERETO TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY.
     8.24 Bond Conversion Offer. Notwithstanding anything to the contrary set forth herein, on and after the Consummation Date, (i) any references to the Second Priority Credit Agreement shall be replaced by the trust indenture entered into by the Borrower on the Consummation Date and (ii) this Agreement shall be automatically amended mutatis mutandis to reflect the continuation or replacement of the second priority liens of the lenders under the Second Priority Credit Agreement with the second priority liens of the trustee on behalf of the bondholders under the trust indenture entered into by the Borrower on the Consummation Date.
     8.25 No Contest. Each of the Second Priority Collateral Agent and the Second Priority Administrative Agent, on behalf of itself and the other Second Priority Secured Parties, agrees that none of them shall contest, in an Insolvency Proceeding or otherwise, the enforceability of any provision of this Agreement.
[Signature Pages Follow]

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     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.

UBS AG, STAMFORD BRANCH, as First Priority Collateral Agent
By:	/s/ Mary E. Evans
	Name:	Mary E. Evans
	Title:	Associate Director Banking Products Services, US

By:	/s/ Irja R. Otsa
	Name:	Irja R. Otsa
	Title:	Associate Director Banking Products Services, US

UBS AG, STAMFORD BRANCH, as First Priority Administrative Agent
By:	/s/ Mary E. Evans
	Name:	Mary E. Evans
	Title:	Associate Director Banking Products Services, US

By:	/s/ Irja R. Otsa
	Name:	Irja R. Otsa
	Title:	Associate Director Banking Products Services, US

[Additional Signature Pages Follow]

WELLS FARGO BANK, NATIONAL ASSOCIATION, as Second Priority Administrative Agent
By:	/s/ Julius R. Zamora
	Name:	Julius R. Zamora
	Title:	Vice President

WELLS FARGO BANK, NATIONAL ASSOCIATION, as Second Priority Collateral Agent
By:	/s/ Julius R. Zamora
	Name:	Julius R. Zamora
	Title:	Vice President

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.

Obligors: TRAVELPORT LLC, as the Borrower
By:	/s/ Rochelle J. Boas
	Name:	Rochelle J. Boas
	Title:	Authorized Person

TRAVELPORT LIMITED, as Holdings
By:	/s/ Rochelle J. Boas
	Name:	Rochelle J. Boas
	Title:	Senior Vice President and Assistant Secretary

WALTONVILLE LIMITED, as Intermediate Parent
By:	/s/ Rochelle J. Boas
	Name:	Rochelle J. Boas
	Title:	Director

TDS INVESTOR (LUXEMBOURG) S.À.R.L., as TDS Intermediate Parent
By:	/s/ John Sutherland
	Name:	John Sutherland
	Title:	Manager

TRAVELPORT INC.
GALILEO TECHNOLOGIES LLC
GTA NORTH AMERICA, INC.
OWW2, LLC
TRAVEL INDUSTRIES, INC.
TRAVELPORT HOLDINGS, INC.
TRAVELPORT HOLDINGS, LLC
TRAVELPORT INTERNATIONAL SERVICES, INC.
TRAVELPORT OPERATIONS, INC.
WORLDSPAN LLC
WORLDSPAN BBN HOLDINGS, LLC
WORLDSPAN DIGITAL HOLDINGS, LLC
WORLDSPAN IJET HOLDINGS, LLC
WORLDSPAN OPENTABLE HOLDINGS, LLC
WORLDSPAN S.A. HOLDINGS II, L.L.C.
WORLDSPAN SOUTH AMERICAN HOLDINGS LLC
WORLDSPAN STOREMAKER HOLDINGS, LLC
WORLDSPAN TECHNOLOGIES INC.
WORLDSPAN VIATOR HOLDINGS, LLC
WORLDSPAN XOL LLC
WS FINANCING CORP.

By:	/s/ Rochelle J. Boas
	Name:	Rochelle J. Boas
	Title:	Senior Vice President and Secretary

TRAVELPORT, LP BY: TRAVELPORT HOLDINGS, LLC, as General Partner

By:	/s/ Rochelle J. Boas
	Name:	Rochelle J. Boas
	Title:	Senior Vice President and Secretary of Travelport Holdings, LLC, as General Partner